Filed pursuant to Rule 424(b)(3)

Registration No. 333-257425

AST SPACEMOBILE, INC.

141,538,066 SHARES OF CLASS A COMMON STOCK

This prospectus relates to the possible issuance of up to 141,538,066 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of AST SpaceMobile, Inc., a Delaware corporation, in exchange for units of ownership interest (“AST Common Units”) in AST & Science, LLC, a Delaware limited liability company (“AST”), tendered for redemption by one or more of the members of AST, including those who become members of AST upon exercise of AST Incentive Equity Options (as defined below), pursuant to their contractual rights, and including the possible resale from time to time of some or all of such shares of common stock by the selling stockholders named in this prospectus (the “Selling Stockholders”). Approximately 90.5% of the shares covered by this prospectus, including shares held by Mr. Avellan, Rakuten USA, Vodafone, American Tower and Cisneros (each as defined below), are subject to a one-year lock-up under the Stockholders’ Agreement described in more detail below. The remaining approximately 9.5% of the shares covered by this prospectus relate to AST Common Units and AST Incentive Equity Options that, subject to limited exceptions, are not redeemable for shares of Class A Common Stock until the one- or two-year anniversaries of the closing of the Business Combination without the prior consent of our board of directors.

We will receive no proceeds from any issuance of the shares of Class A Common Stock covered by this prospectus to the Selling Stockholders or from any sale of the shares covered by this prospectus by the Selling Stockholders, but we have agreed to pay certain registration expenses.

We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A Common Stock.

Our shares of Class A Common Stock are listed on The Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “ASTS.” On July 1, 2021, the closing sale price per share of our Class A Common Stock was $12.95.

Investing in shares of our Class A Common Stock involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2021.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

●	“2019 Registration Rights Agreement” refers to that certain Registration and Stockholder Rights Agreement, dated as of September 13, 2019, by and among the Company, the Sponsor and the other parties thereto.

●	“2021 Registration Rights Agreement” refers to that certain Registration Rights Agreement, dated as of April 6, 2021, by and among the Company, the Sponsor and the Existing Equityholders.

●	“A&R Operating Agreement” refers to that certain Fifth Amended and Restated Limited Liability Company Operating Agreement of AST.

●	“American Tower” refers to ATC TRS II LLC, a Delaware limited liability company.

●	“AST” refers to AST & Science, LLC, a Delaware limited liability corporation.

●	“AST Common Unit” means a unit of ownership interest in AST which entitles the holder thereof to the distributions, allocations, and other rights under the A&R Operating Agreement.

●	“AST Equityholders” refers to Avellan, Invesat, Vodafone, American Tower and Rakuten USA.

●	“AST Incentive Equity Option” refers to each outstanding option to purchase AST Incentive Equity Units pursuant to the A&R Operating Agreement and which were granted pursuant to the AST Incentive Plan.

●	“AST Incentive Equity Unit” means a unit of ownership interest which entitles the holder thereof to the distributions, allocations, and other rights that are accorded holders of Incentive Equity Units under the A&R Operating Agreement.

●	“AST Incentive Plan” refers to the AST 2019 Equity Incentive Plan.

●	“AST Options” refers to each outstanding option to purchase Existing AST Common Units granted pursuant to the AST Incentive Plan and the Prior AST Operating Agreement.

●	“AST Series A Preferred Units” mean the series A preferred units of AST that were issued pursuant to the Prior AST Operating Agreement.

●	“AST Series B Preferred Units” mean the series B preferred units of AST that were issued pursuant to the Prior AST Operating Agreement.

●	“Avellan” refers to Abel Avellan.

●	“Blocker Corporation” refers to a Blocker Corporation as defined in the Tax Receivable Agreement.

●	“Board of Directors” refers to our board of directors.

●	“Business Combination” refers to the transactions contemplated by the Equity Purchase Agreement.

●	“Bylaws” are to our Amended and Restated Bylaws.

●	“Charter” are to our Second Amended and Restated Certificate of Incorporation.

●	“Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share of the Company.

●	“Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share of the Company.

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●	“Class C Common Stock” means the shares of class C common stock, par value $0.0001 per share of the Company.

●	“Class C Share Voting Amount” are to the “Class C Share Voting Amount,” as such term is defined in the A&R Certificate of Incorporation, which is a number of votes per share equal to (i) (x) 88.31%, minus (y) the total voting power of the outstanding stock of SpaceMobile (other than Class C Common Stock) owned or controlled by the Key Holders, divided by (ii) the number of shares of Class C Common Stock then outstanding.

●	“Closing” refers to the completion of the Business Combination.

●	“Closing Class C Percentage” means 88.31%.

●	“Closing Date” means April 6, 2021.

●	“Code” refers to the U.S. Internal Revenue Code of 1986, as amended.

●	“Common Stock” refers collectively to Class A Common Stock, Class B Common Stock and Class C Common Stock.

●	“Equity Purchase Agreement” refers to that certain Equity Purchase Agreement, dated as of December 15, 2020, by and among AST & Science LLC, New Providence Acquisition Corp., New Providence Management LLC, the AST Existing Equityholder Representative and the AST Existing Equityholders.

●	“ESPP” refers to the AST SpaceMobile, Inc. 2020 Employee Stock Purchase Plan.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

●	“Existing AST Common Units” refers to those AST Common Units that were issued pursuant to the Prior AST Operating Agreement.

●	“Existing AST Incentive Units” mean the AST incentive units that were issued pursuant to the Prior AST Operating Agreement.

●	“Existing AST Units” means the Existing AST Incentive Units, the Existing AST Common Units, the AST Series A Preferred Units and the AST Series B Preferred Units, collectively.

●	“Existing Equityholders” refers to the equityholders of AST pursuant to the Prior AST Operating Agreement.

●	“Existing Equityholder Representative” refers to Avellan in his capacity as Existing Equityholder Representative pursuant to the Equity Purchase Agreement.

●	“Invesat” refers to Invesat LLC, a Delaware limited liability company.

●	“Key Holders” refers to Avellan and his permitted transferees.

●	“LEO” refers to low Earth orbit.

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●	“MNO” refers to mobile network operator.

●	“PIPE Investment” refers to the private investment in public equity by the PIPE Investors in the form of Class A Common Stock in an aggregate amount of $230 million.

●	“PIPE Investors” refers to the qualified institutional buyers and accredited investors that made the PIPE Investment pursuant to the PIPE Subscription Agreements.

●	“PIPE Subscription Agreements” refers to the various subscription agreements entered into with the PIPE Investors pursuant to which the PIPE Investors made the PIPE Investment.

●	“Prior AST Operating Agreement” means that certain Fourth Amended and Restated Limited Liability Company Operating Agreement of AST.

●	“public warrants” are to the warrants sold by the Company as part of the units in its initial public offering.

●	“Rakuten” refers to Rakuten Mobile Singapore PTE. LTD, a Singapore private limited company.

●	“Rakuten USA” refers to Rakuten Mobile USA Service Inc., a Delaware corporation.

●	“Registration Rights Agreements” refers collectively to the 2019 Registration Rights Agreement and the 2021 Registration Rights Agreement.

●	“Samsung” refers to Samsung Next Fund LLC, a Delaware limited liability company.

●	“SpaceMobile Service” refers to the global direct mobile broadband network that is expected to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT enabled device from the Company’s LEO satellite network.

●	“Sponsor” refers to New Providence Acquisition Management LLC, a Delaware limited liability company.

●	“Sponsor Voting Agreement” refers to that certain Sponsor Voting Agreement, dated as of April 6, 2021, by and among the Sponsor and the Company.

●	“Stockholder Parties” refers collectively to Sponsor and the AST Equityholders.

●	“Stockholders’ Agreement” refers to that certain Stockholders’ Agreement, dated as of April 6, 2021, by and among the Company and the Stockholder Parties.

●	“Subsidiaries” refers to Subsidiaries as defined in the Tax Receivable Agreement.

●	“Sunset Date” refers to the Sunset Date described in the Stockholders’ Agreement, which is the earliest to occur of (i) Avellan’s retirement or resignation from the Board of Directors, (ii) the date on which the Key Holders beneficially own less than 20% of the Class A Common Stock that Avellan beneficially owns as of immediately after the Closing and (iii) Avellan’s death or permanent incapacitation.

●	“Tax Receivable Agreement” refers to that certain Tax Receivable Agreement dated as of April 6, 2021 by and among the Company, AST, the TRA Holders and Thomas Severson, as the TRA Holder Representative.

●	“TRA Holders” refers to a TRA Holders as defined in the Tax Receivable Agreement.

●	“units” are to the units sold in our initial public offering, each of which consisted of one share of our Class A Common Stock and three-quarters of one public warrant.

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●	“Vodafone” refers to Vodafone Ventures Limited, a private limited company incorporated under the Laws of England and Wales.

●	“Warrant Agreement” are to that certain Warrant Agreement, dated as of September 13, 2019, between Continental Stock Transfer & Trust Company and the Company.

Additionally, unless the context otherwise requires, references in this prospectus to “SpaceMobile,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named New Providence Acquisition Corp., after giving effect to the Business Combination, and as renamed AST SpaceMobile, Inc., and where appropriate, our consolidated subsidiaries, including AST & Science, LLC, and references in this prospectus to “NPA” refer to New Providence Acquisition Corp. before giving effect to the Business Combination.

BASIS OF PRESENTATION

We were incorporated on May 28, 2019 under the laws of the state of Delaware under the name New Providence Acquisition Corp. for the purpose of completing the Business Combination. On April 6, 2021, we completed the Business Combination, following which we were renamed “AST SpaceMobile, Inc.” and we act as the managing member of AST. For the period from inception to March 31, 2021, we had no operations, assets or liabilities. Unless otherwise indicated, the financial information included herein is that of AST, which, following the Business Combination, became our business. Following the Business Combination, we are a holding company, and, accordingly, all of our assets are held directly by, and all of our operations are conducted through, AST, of which we are the managing member, and our only direct asset consists of the AST Common Units. As the managing member of AST, we have the full, exclusive and complete discretion to manage and control the business of AST and to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of AST set forth in the A&R Operating Agreement, and, accordingly, the financial statements of AST for periods following the Business Combination will be prepared on a consolidated basis with ours. We may not be removed as managing member of AST.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our strategies and future financial performance, including our business plans or objectives, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures;

●	expected functionality of the SpaceMobile Service;

●	anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services;

●	prospective performance and commercial opportunities and competitors;

●	our ability to finance our research and development activities;

●	commercial partnership acquisition and retention;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our expansion plans and opportunities;

●	our ability to pay dividends on our Class A Common Stock in the future;

●	our ability to comply with domestic and foreign regulatory regimes and the timing of obtaining regulatory approvals;

●	our ability to ability to invest in growth initiatives and enter into new geographic markets;

●	the impact of the novel coronavirus (“COVID-19”) pandemic;

●	our ability to deal appropriately with conflicts of interest in the ordinary course of our business; and

●	other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section entitled “Where You Can Find Additional Information.”

Unless the context otherwise requires, all references in this prospectus to “SpaceMobile,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named New Providence Acquisition Corp., after giving effect to the Business Combination, and as renamed AST SpaceMobile, Inc., and where appropriate, our consolidated subsidiaries, including AST & Science, LLC, and references in this prospectus to “NPA” refer to New Providence Acquisition Corp. before giving effect to the Business Combination.

Our Company

The SpaceMobile Service is expected to provide cost-effective, high-speed mobile broadband services with global coverage to all end-users, regardless of where they live or work, without the need to purchase special equipment. We believe the SpaceMobile Service would be the first global space-based cellular broadband network using LEO satellites to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT-enabled device. Our innovative satellite designs and components are expected to reduce the communication delay effects which existing geostationary satellite systems experience. The SpaceMobile Service is being designed to provide global coverage for users traveling in and out of areas without terrestrial mobile services on land, at sea or in flight.

We are partnering with MNOs to offer the SpaceMobile Service to the MNOs’ end-user customers. We do not anticipate entering into agreements with mobile phone or other device manufacturers, and, accordingly, users will not need to subscribe to the SpaceMobile Service directly with us, nor will they need to purchase any new or additional equipment. We do not anticipate that mobile device manufacturers could unilaterally prohibit the SpaceMobile Service from being offered on their devices, as the service is designed to be complementary to the existing cellular broadband service offered by MNOs. Users will be able to access the SpaceMobile Service when prompted on their device that they are no longer covered by the terrestrial cellular infrastructure of the MNO with the ability to immediately connect or purchase a subscription plan directly with their existing MNO. Our agreements with MNOs are based on a revenue sharing model. As of March 31, 2021, we have entered into agreements and understandings with MNOs which collectively cover approximately 1.3 billion mobile subscribers of which approximately 890 million mobile subscribers are covered by agreements that provide for revenue-sharing with us. We estimate that the global market opportunity for our services is currently $1.1 trillion, according to GSMA market data, which represents over 5 billion mobile subscribers that are constantly moving in and out of coverage, of which approximately 3.3 billion subscribers are unconnected to cellular broadband. In addition to mobile subscribers, over 700 million people globally have no connectivity or mobile cellular coverage.

The SpaceMobile Service is being designed to enable MNOs, including existing partners and others, to provide full country coverage with no gaps and achieve their ambition to provide nationwide coverage, even in places without terrestrial infrastructure. We believe the SpaceMobile Service will enable MNOs to augment and extend their coverage by using the MNOs’ spectrum resources without building towers or other land-based infrastructure where it is not cost-justified or is difficult due to environmental challenges such as mountainous or rugged terrain, maritime or aeronautical applications.

The SpaceMobile Service is expected to be provided by a network of 168 high-powered, large phased-array satellites in LEO. The worldwide mobile traffic will be directed by the SpaceMobile Service to a terrestrial gateway and then to the in-country MNO’s core cellular network connected to the internet. We anticipate that users will connect to the SpaceMobile Service as if they were using a local cell tower. The SpaceMobile Service has not yet generated revenues and is not expected to generate revenues until 2023, after the first commercial satellite launch phase of the SpaceMobile Service, which is expected to provide satellite coverage in 49 countries along the Equator, representing a total population of approximately 1.6 billion people, with 20 satellites.

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On April 1, 2019, we launched our first test satellite, the BlueWalker 1 (“BW1”), which was used to validate our satellite to cellular architecture and was capable of managing communications delays from LEO orbit and the effects of doppler in a satellite to ground cellular environment using the 4G-LTE protocol. We are currently completing the manufacturing and testing of our BW3 test satellite at our Midland, Texas facility. During 2021, we have been assembling and testing the components of our BW3 satellite at our global facilities. BW3 currently is targeted to launch late in the fourth quarter of 2021. However, the exact timing of such launch is contingent on a number of factors, including satisfactory and timely completion of construction and testing of BW3 and the availability of an appropriate launch window and vehicle from our launch provider. The launch of BW3 was scheduled to coincide with the launch of a primary payload from an unrelated entity. The primary payload from such unrelated entity is delayed, which may in turn delay the launch window for BW3. If we are required to identify another launch vehicle and/or launch provider, we may incur delays in such launch and may incur additional costs. We are planning our first commercial satellite launches for the second half of 2022 or early 2023, which are expected to provide satellite coverage in the 49 Equatorial countries, representing a total population of approximately 1.6 billion people, with 20 satellites. We plan to achieve full global mobile coverage with the launch of 110 satellites by the end of 2023 or early in 2024 and multiple input multiple output (“MIMO”) with the launch of a total of 168 satellites by the end of 2024.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our Class A Common Stock and result in a loss of all or a portion of your investment:

●	Our SpaceMobile Service is in development and may not be completed on time or at all and the costs associated with it may be greater than expected.

●	We will incur significant expenses and capital expenditures in the future to execute its business plan and develop the SpaceMobile Service and it may by unable to adequately control its expenses.

●	We will need to raise additional funds to achieve phase II and subsequent phases of our SpaceMobile Service. These funds may not be available when we need them on favorable terms or at all. If we cannot raise additional funds when needed, our operations and prospects could be negatively affected.

●	We are an early stage company with a history of losses and may never become profitable.

●	Rapid and significant technological changes could render the SpaceMobile Service obsolete and impair our ability to compete.

●	We face substantial risks associated with our international operations.

●	Our products could fail to perform or could perform at reduced levels of service because of technological malfunctions or deficiencies, regulatory compliance issues, or events outside of our control, which would harm our business and reputation.

●	We will rely on MNOs and require regulatory approvals to access the spectrum the SpaceMobile Service needs to operate.

●	We have a limited operating history and operate in a rapidly evolving industry, which makes it difficult to evaluate our business and future prospects and increases the risk of your investment.

●	We may not be able to launch our satellites successfully or in a timely manner. Loss of a satellite during launch could delay or impair our ability to offer services or reduce our expected potential revenues, and launch insurance, even if it is available, will not fully cover this risk.

●	Our customized hardware and software may be difficult and expensive to service, upgrade or replace.

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●	We and suppliers rely on complex systems and components, which involve a significant degree of risk and uncertainty in terms of operational performance and costs.

●	Our management has limited experience in operating a public company.

●	Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

●	Our business is subject to extensive government regulation, which mandates how we operate our business and may increase the cost of providing services and expansion into new markets.

●	We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

●	The multi-class structure of our Common Stock has the effect of concentrating voting power with our Chief Executive Officer, which will limit an investor’s ability to influence the outcome of important transactions, including a change of control.

●	Our only principal asset is our interest in AST, and accordingly we depend on distributions from AST to pay dividends, taxes, other expenses, and make any payments required to be made by us under the Tax Receivable Agreement.

●	Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

●	Our outstanding warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

●	We have identified a material weakness in our internal control over financial reporting as of December 31, 2020, and, as a result, we have determined that our disclosure controls and procedures were not effective as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting and effective disclosure controls and procedures, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Corporate Information

On April 6, 2021, we completed the Business Combination with NPA, under which NPA was renamed “AST SpaceMobile, Inc.” and we were organized as an umbrella partnership-C corporation (“Up-C”) structure. As a result of our Up-C structure, we are a holding company and, accordingly, all the business of AST is held directly by AST, of which we are the managing member, and our only direct asset consists of the AST Common Units. As the managing member of AST, we have full, exclusive and complete discretion to manage and control the business of AST and to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of AST set forth in the A&R Operating Agreement, and, accordingly, we will present our financial statements on a consolidated basis with AST for all periods following the Business Combination. As of the open of trading on April 7, 2021, the Class A Common Stock and warrants of AST SpaceMobile, formerly those of NPA, began trading on Nasdaq as “ASTS” and “ASTSW,” respectively.

Our principal executive offices are located at Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, and our telephone number is (432) 276-3966. Our website address is www.ast-science.com.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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Sources of Industry and Market Data

Where information has been sourced from a third-party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

Emerging Growth Company, Smaller Reporting Company and Controlled Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of NPA’s initial public offering of units, the base offering of which closed on September 13, 2019, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that fiscal year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

As of the date of this prospectus, the Key Holders hold all of the Class C Common Stock, which prior to the Sunset Date will entitle such holders to cast the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is a number of votes per share equal to (1) (x) an amount of votes equal to 88.31% of the total voting power of our outstanding voting stock, minus (y) the total voting power of our outstanding capital stock owned or controlled by the Key Holders, divided by (2) the number of shares of our Class C Common Stock then outstanding. As a result, as of the date of this prospectus, the Key Holders control approximately 88.3% of the combined voting power of our Common Stock, and may control a majority of our voting power so long as the Class C Common Stock represents at least 9.1% of our total Common Stock. The practical effect of the formula used to calculate the Class C Share Voting Amount is that it will cap the aggregate voting power of the Class C Common Stock so that, in most scenarios, the voting power of the Class C Common Stock will not increase, or will increase more slowly than it would otherwise in the event the Class C holders acquire additional voting stock in the Company. As a result, as of the date of this prospectus, the Key Holders control approximately 88.3% of the combined voting power of the Common Stock, and may control a majority of the voting power of the Company so long as the Class C Common Stock represents at least 9.1% of our total Common Stock. As a result of the Key Holders’ holdings, we qualify as a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our Board of Directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors.

We rely on certain of these exemptions. As a result, we do not have a nominating and corporate governance committee consisting entirely of independent directors and our directors will not be nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

In the course of conducting our business operations, we are exposed to a variety of risks. These risks are generally inherent to the alternative asset management industry or otherwise generally impact alternative asset managers like us. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of shares of our Class A Common Stock could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Our SpaceMobile Service is in development and may not be completed on time or at all and the costs associated with it may be greater than expected.

While we estimate the gross costs associated with designing, building and launching the SpaceMobile Service and related infrastructure will be approximately $1.7 billion, there can be no assurance that we will complete the SpaceMobile Service and related infrastructure, products and services on a timely basis, on budget or at all. Design, manufacture and launch of satellite systems are highly complex and historically have been subject to delays and cost over-runs. Development of SpaceMobile Service may suffer from delays, interruptions or increased costs due to many factors, some of which may be beyond our control, including:

●	the failure of the SpaceMobile Service to work as expected as a result of technological or manufacturing difficulties, design issues or other unforeseen matters;

●	lower than anticipated demand and acceptance for the SpaceMobile Service and mobile satellite services in general;

●	the inability to obtain capital to finance the SpaceMobile Service and related infrastructure, products and services on acceptable terms or at all;

●	engineering and/or manufacturing performance failing or falling below expected levels of output or efficiency;

●	denial or delays in receipt of regulatory approvals or non-compliance with conditions imposed by regulatory authorities;

●	the breakdown or failure of equipment or systems;

●	non-performance by third-party contractors or suppliers;

●	the inability to develop or license necessary technology on commercially reasonable terms or at all;

●	launch delays or failures or deployment failures or in-orbit satellite failures once launched;

●	the inability to reach commercially viable cooperative agreements to license spectrum with one or more MNOs;

●	labor disputes or disruptions in labor productivity or the unavailability of skilled labor;

●	increases in the costs of materials or services;

●	changes in project scope;

●	increased competition;

●	additional requirements imposed by changes in laws or regulations; or

●	severe weather or catastrophic events such as fires, earthquakes, storms or explosions.

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If any of the above events occur, they could have a material adverse effect on our ability to continue to develop the SpaceMobile Service and related infrastructure, products and services, which would materially adversely affect our business, financial condition and results of operations.

We will incur significant expenses and capital expenditures in the future to execute our business plan and develop the SpaceMobile Service, and we may by unable to adequately control our expenses.

We will incur significant expenses and capital expenditures in the future to further our business plan and develop the SpaceMobile Service, including expenses to:

●	design, develop, assemble and launch our satellites;

●	design and develop the components of the SpaceMobile Service;

●	conduct research and development;

●	purchase raw materials and components;

●	launch and test our systems;

●	expand our design, development, maintenance and repair capabilities; and

●	increase our general and administrative functions to support our growing operations and the management of a public company.

Because we will incur the costs and expenses from these efforts before we receive any revenues with respect thereto, our losses in future periods will be significant. Also, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses. Our ability to become profitable in the future will not only depend on our ability to successfully launch satellites and build the SpaceMobile Service, but also to control costs. If we are unable to efficiently design, manufacture, launch and service our satellites or experiences significant delays during such development, our potential margins, potential profitability and prospects would be materially and adversely affected.

We will need to raise additional funds to achieve phase II and subsequent phases of our SpaceMobile Service. These funds may not be available to us when we need them on favorable terms or at all. If we cannot raise additional funds when needed, our operations and prospects could be negatively affected.

The design, development, manufacture, integration, testing, assembly and launch of satellites and related components is a capital-intensive venture and we estimate the gross costs associated with designing, building and launching the SpaceMobile Service and related infrastructure to be approximately $1.7 billion. We expect that we will have sufficient capital to fund planned operations and development for the next 12 to 24 months, which includes the launch of BlueWalker 3 (“BW3”) test satellite and the first 20 commercial satellites covering the Equatorial countries. In the event that the gross costs associated with designing, building and launching the SpaceMobile Service are greater than expected, we may exhaust our existing capital more rapidly than expected. We will need to raise additional capital to continue developing and launching the satellites to complete subsequent phases of the SpaceMobile Service. We expect to raise additional funds through the issuance of equity, equity related or debt securities, or through obtaining credit from government or financial institutions. We also may enter into equipment financing arrangements with respect to certain equipment located at our Midland, Texas satellite assembly, integrating and testing facility. This capital may be necessary to fund our ongoing operations, continue research, development and design efforts, improve infrastructure, and launch satellites. We cannot be certain that additional funds will be available to us on favorable terms if required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially adversely affected.

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We are an early stage company with a history of losses and may never become profitable.

We incurred net losses of $12.1 million and $24.4 million for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, and have incurred net losses of approximately $52.1 million from our inception through March 31, 2021. We will continue to incur operating and net losses each quarter until at least the time we begin generating revenue as a result of planned launches of our commercial satellites, which is not expected to begin until 2023, and may occur later. The likelihood of success of our business plan must be considered in light of the substantial challenges, expenses, difficulties, complications and delays frequently encountered in connection with developing and expanding early-stage businesses and the competitive environment in which we operate. The development of a satellite-based global direct wireless broadband network and related intellectual property is a speculative undertaking, involves a substantial degree of risk, is a capital-intensive business and may ultimately fail. If we cannot successfully execute our plan to develop a global direct wireless broadband network from LEO satellites, referred to as SpaceMobile Service, our business will not succeed.

Our potential profitability is dependent upon the successful development and successful commercial introduction and acceptance of SpaceMobile Service, which may not occur. Even if we are able to successfully develop our SpaceMobile Service, there can be no assurance that it will be commercially successful and become profitable on a sustained basis, if at all. We expect to have quarter-to-quarter fluctuations in revenues, expenses and capital expenditures, some of which could be significant, due to research, development, manufacturing expenses and the investments required to manufacture and launch the SpaceMobile Service constellation satellites.

We will rely on MNOs and require regulatory approvals to access the spectrum the SpaceMobile Service needs to operate.

Unlike traditional mobile satellite services, the SpaceMobile Service does not deliver service over spectrum allocated for mobile satellite use. Rather, the SpaceMobile Service is designed to deliver service over spectrum allocated for terrestrial mobile use. To do so, regulators in each country where we will offer the SpaceMobile Service will need to approve the SpaceMobile Service’s use of spectrum in this manner. We cannot be sure that these regulatory approvals will be forthcoming or, if received, that they will be issued at a time and on terms and conditions that will allow us to meet our business plan. We will also need to reach cooperative agreements with MNOs under which they will agree to provide us with access to their licensed spectrum on suitable terms and conditions. We cannot be sure that such agreements can be reached or that the terms of such agreements will allow us to provide the SpaceMobile Service for a sufficient period of time or on terms and conditions that will allow us to meet our business plan.

We have a limited operating history and operate in a rapidly evolving industry, which makes it difficult to evaluate our business and future prospects and increases the risk of your investment.

Formed in May 2017, we have a limited operating history in the satellite communications industry, which is rapidly evolving. As a result, there is limited information on which investors can base an evaluation of our business, strategy, operating plan, results and prospects. We intend to derive substantially all of our revenues from the SpaceMobile Service, which is still in the beginning stages of development. There are also no assurances that we will be able to secure future business with MNOs, who are in turn expected to market and sell the SpaceMobile Service to their existing customers as the end-user.

It is difficult to predict future revenues and appropriately budget for expenses, and we have limited insight into trends that may emerge and affect our business. We are a pre-revenue company facing substantial business and operational risks, including a relatively untested market strategy, all of which makes forecasting future business results particularly difficult and results in a significant level of execution risk.

Our ability to successfully implement our business plan will depend on a number of factors outside of our control.

The success of our business plan is dependent on a number of factors outside of our control, including:

●	the ability to maintain the functionality, capacity and control of the SpaceMobile Service and satellite network once launched;

●	the ability to access MNO spectrum on suitable terms to us;

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●	the level of market acceptance and demand for our products and services from MNOs and their end-user customers;

●	the ability to introduce innovative new products and services that satisfy market demand;

●	the ability to comply with all applicable regulatory requirements in the countries in which we plan to operate;

●	the effectiveness of competitors in developing and offering similar services and products;

●	the ability to find third parties to successfully launch our satellites; and

●	the ability to maintain competitive prices for our products and services and to control our expenses.

Also, if the experience of the SpaceMobile Service’s end-users is not reasonably equivalent to the experience they have using a terrestrial network, we may not achieve widespread customer acceptance.

We are highly dependent on the services of Abel Avellan, our founder, Chairman and Chief Executive Officer, and if we are unable to retain Mr. Avellan, attract and retain key employees and hire qualified management, technical and engineering personnel, our ability to compete could be harmed.

Our success depends, in part, on our ability to retain our key personnel. We our highly dependent on the services of Abel Avellan, our founder, Chairman and Chief Executive Officer. Mr. Avellan is the source of many of the unique technology and development of our business. If Mr. Avellan were to discontinue his employment with the Company due to death, disability or any other reason, we would be significantly disadvantaged. The unexpected loss of or failure to retain one or more of our key employees could adversely affect our business.

Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel, in particular engineers. Experienced and highly skilled employees are in high demand, competition for these employees can be intense and there may be concerns regarding new employees’ unauthorized disclosure of competitors’ trade secrets, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. Because our satellites are based on a different technology platform than traditional LEO satellites, individuals with sufficient training in our technology may not be available to hire, and as a result, we will need to expend significant time and expense training the employees it does hire. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our global business strategy. Any failure by our management team and our employees to perform as expected may have a material adverse effect on our business, prospects, financial condition and operating results.

Rapid and significant technological changes could render the SpaceMobile Service obsolete and impair our ability to compete.

The satellite communications industry is subject to rapid advances and innovations in technology. We may face competition in the future from companies using new technologies and new satellite systems. New technology could render the planned SpaceMobile Service obsolete or less competitive by satisfying customer demand in more attractive ways or through the introduction of incompatible standards. Particular technological developments that could adversely affect the business plan may include the deployment by our competitors of new satellites with greater power, flexibility, efficiency or capabilities than ours, as well as continuing improvements in terrestrial wireless technologies. For us to keep pace with technological changes and remain competitive, we may need to make significant capital expenditures, including capital to design and launch new products and services. Customer acceptance of the products and services that we offer may be affected continually by technology-based differences in product and service offerings compared to those of competitors. New technologies may also be protected by patents or other intellectual property laws and therefore may not be available. Any failure to implement new technology within our SpaceMobile Service may compromise our ability to compete.

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If we fail to manage our future growth effectively, our business, prospects, operating results and financial condition may be materially adversely effected.

We intend to expand our operations significantly as we develop the SpaceMobile Service and commence commercial operations. To properly manage our growth, we will need to hire and retain additional personnel, upgrade our existing operational management and financial and reporting systems, and improve our business processes and controls. our future expansion will include:

●	hiring and training new personnel;

●	assembling and servicing the satellite network;

●	developing new technologies;

●	controlling expenses and investments in anticipation of expanded operations;

●	upgrading the existing operational management and financial reporting systems and team to comply with requirements as a public company; and

●	implementing and enhancing administrative infrastructure, systems and processes.

Failure to manage growth effectively could have a material adverse effect on the quality of the execution of our business plan, our ability to attract and retain professionals, as well as our business, financial condition and results of operations.

Also, as we introduce new services or enters into new markets, we may face new market, technological, operational, compliance and administrative risks and challenges, including risks and challenges unfamiliar to us. We may not be able to mitigate these risks and challenges to achieve our anticipated growth or successfully execute large and complex projects, which could materially adversely affect our business, prospects, financial condition and results of operations.

We could fail to achieve revenue, or experience a decline in revenue, as a result of increasing competition from companies in the wireless communications industry, including wireless and other satellite operators, and from the extension of land-based communications services or new technologies.

We may face increased competition from new competitors, new technologies or new equipment, including new LEO constellations and expansion of existing geostationary satellite systems or new technology that could eliminate the need for a satellite system. Satellite service providers or others that rely on satellites for their business purposes and end markets, including us, face a currently challenging industry as evidenced by the recent bankruptcies of OneWeb and Intelsat. The provision of satellite-based services and products is subject to downward price pressure when capacity exceeds demand. In addition to satellite-based competitors, terrestrial voice and data service providers, both wireline and wireless, could further expand into rural and remote areas and provide the same general types of services and products that we intend to provide. Although satellite communications services and terrestrial communications services are not perfect substitutes, the two compete in some markets and for some services and this competition may increase if the SpaceMobile Service proves successful. Consumers generally perceive terrestrial wireless voice communication products and services as less expensive and more convenient than those that are satellite-based. As a result of competition, we may not be able to successfully launch our SpaceMobile Service or products, retain our customers and attract new customers.

We face competition from existing and potential competitors in the telecommunications industry, including terrestrial and satellite-based network systems.

The mobile satellite services industry at-large is highly competitive, and we currently face substantial general competition from other service providers that offer a range of mobile and fixed communications options. There are also a number of competitors working to develop innovative solutions to compete in this industry. Also, while we view our services as largely complementary to terrestrial wireline and wireless communications networks through our MNO partnerships, we also compete with them indirectly.

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We face competition from other service providers that offer a range of mobile and fixed communications options, such as Inmarsat, Globalstar, ORBCOMM, Thuraya Telecommunications Co. and Iridium Communications. Also, we will face competition from companies seeking to develop new LEO networks such as SpaceX’s Starlink, OneWeb and Amazon’s Kuiper. In addition, a continuing trend toward consolidation and strategic alliances in the telecommunications industry, as well as the potential development of new satellite constellations, could give rise to significant new competitors.

We also compete with regional mobile satellite communications services in several geographic markets. In these cases, the majority of our competitors’ customers require regional, not global, mobile voice and data services so competitors may present a viable alternative to the SpaceMobile Service. These regional competitors operate or plan to operate geostationary satellites. In some markets, we compete directly or indirectly with very small aperture terminal operators that offer communications services through private networks using very small aperture terminals or hybrid systems to target business users. We also compete indirectly with terrestrial wireline and wireless communications networks and to the extent that terrestrial communications companies invest in underdeveloped areas, we may face increased competition in those areas. Furthermore, some foreign competitors may benefit from government subsidies, or other protective measures, afforded by their home countries.

Some of these competitors may provide more efficient products or services than we will be able to provide, which could reduce our market share and adversely affect our revenues and business.

We will be dependent on third parties to market and sell our products and services.

We intend to partner with MNOs, and accordingly will rely on them to market and sell our products and services to end users and to determine the prices end users pay. As a result of these arrangements, we will be dependent on the performance of our commercial partners to generate most of our revenue. Such commercial partners will operate independently of us, and we will have limited control over their operations, which exposes us to significant risks. Commercial partners may not commit the necessary resources to market and sell our products and services and may also market and sell competitive products and services. Also, such commercial partners may not comply with the laws and regulatory requirements in their local jurisdictions, which could limit their ability to market or sell our products and services. If current or future commercial partners do not perform adequately, we may be unable to increase our revenue in these markets or enter new markets, and we may not realize our expected growth, and our brand image and reputation could be damaged.

We rely on third parties for a supply of equipment, satellite components and services.

Our business depends in large part on our ability to execute our plans to assemble, integrate and test our satellites and components at our facility in Midland, Texas. We rely on certain key suppliers to supply and produce certain highly-technical components. Any failure of these suppliers or others to perform could require us to seek alternative suppliers or to expand our production capabilities, which could incur additional costs and have a negative impact on our cost or supply of components. Also, production or logistics in supply or production areas or transit to final destinations can be disrupted for a variety of reasons including, but not limited to, natural and man-made disasters, information technology system failures, commercial disputes, military actions, economic, business, labor, environmental, public health or political issues or international trade disputes. If any of our suppliers terminate their relationships with us, fail to provide equipment or services on a timely basis, or fail to meet performance expectations, we may be unable to provide products or services to customers in a competitive manner, which could in turn negatively affect our financial results and reputation.

Our continued development of our SpaceMobile Service is and will be subject to risks, including with respect to:

●	securing necessary components on acceptable terms and in a timely manner;

●	delays in delivery of final component designs to our suppliers;

●	our ability to attract, recruit, hire and train skilled employees;

●	quality controls;

●	legal or regulatory limitations placed on our launch providers as a result of geopolitical actions or otherwise;

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●	satellite launch or deployment failures;

●	delays or disruptions in supply chain;

●	global chip shortages; and

●	other delays and cost overruns.

We do not know whether we will be able to develop efficient, automated, low-cost production capabilities and processes and reliable sources of component supply that will enable us to successfully operate our SpaceMobile Service. Any failure to develop such production processes and capabilities within our projected costs and timelines could have a material adverse effect on our business, prospects, financial condition and operating results.

We and our suppliers rely on complex systems and components, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We and our suppliers rely on complex systems and components for the operation and assembly of our satellites, which involves a significant degree of uncertainty and risk in terms of operational performance and costs. These components may suffer unexpected malfunctions from time to time and may require repairs and spare parts to resume operations, which may not be readily available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, difficulty or delays in obtaining governmental permit, damages or defects in various components, industrial accidents, fire, seismic activity and natural disasters. Should operational risks materialize, it may result in the monetary losses, delays, unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, prospects, financial condition or operating results.

We face substantial risks associated with our international operations.

We plan to offer our SpaceMobile Service globally and intend to partner with a number of foreign MNOs. Also, we have development offices or teams in Spain, the United Kingdom and Israel and own a controlling interest in a company located in Lithuania. We also source supplies from international suppliers. Operating in foreign countries poses substantial risks, including:

●	difficulties in developing products and services that are tailored to the needs of local customers;

●	unavailability of, or difficulties in establishing, relationships with local MNOs;

●	instability of international economies and governments;

●	changes in laws and policies affecting trade and investment in other jurisdictions, including the United Kingdom’s exit from the European Union;

●	exposure to varying legal standards, including data privacy, security and intellectual property protection in other jurisdictions;

●	difficulties in obtaining required regulatory authorizations;

●	difficulties in enforcing legal rights in other jurisdictions;

●	local domestic ownership requirements;

●	requirements that certain operational activities be performed in-country;

●	changing and conflicting national and local regulatory requirements;

●	foreign currency exchange rates and exchange controls; and

●	ongoing compliance with the U.S. Foreign Corrupt Practices Act, U.S. export controls, anti-money laundering and trade sanction laws, and similar anti-corruption and international trade laws in other countries.

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MNOs will expose us to currency exchange risk, and we cannot predict the effect of future exchange rate fluctuations on our business and operating results.

Upon the launch of the SpaceMobile Service, we anticipate generating a significant portion of revenues from our agreements with international MNOs. As a result, our international operations will be sensitive to currency exchange risks. We anticipate having currency exposure arising from both sales and purchases denominated in foreign currencies, as well as intercompany transactions. Significant changes in exchange rates between foreign currencies in which we anticipate transacting business and the U.S. dollar may adversely affect our results of operations and financial condition.

Pursuing strategic transactions may cause us to incur additional risks.

We may pursue acquisitions, joint ventures or other strategic transactions from time to time. We may face costs and risks arising from any such transactions, including integrating a new business into our business or managing a joint venture. These risks may include adverse legal, organizational and financial consequences, loss of key customers and distributors, and diversion of management’s time.

Also, any major business combination or similar strategic transaction may require significant additional financing. Further, depending on market conditions, investor perceptions of us and other factors, we might not be able to obtain financing on acceptable terms, in acceptable amounts, or at appropriate times to implement any such transaction.

We may be negatively affected by global economic conditions.

Our operations and performance depend significantly on worldwide economic conditions. Uncertainty about global economic conditions poses a risk as individual consumers, businesses and governments may postpone spending in response to tighter credit, negative financial news, declines in income or asset values, or budgetary constraints. Reduced demand could cause a significant delay in the launch of our satellites or the development of the SpaceMobile Service which in turn could cause a decline in our anticipated future revenue and make it more difficult to operate profitably in the future, potentially compromising our ability to pursue our business plan. We expect our future growth rate will be affected by the condition of the global economy, increased competition, maturation of the satellite communications industry, and the difficulty in sustaining high growth rates as we increase in size.

The ongoing COVID-19 pandemic may disrupt our operations and affect our ability to successfully complete the research and development of the SpaceMobile Service on a timely basis.

The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, and created significant volatility and disruption in the financial and capital markets. We are unable to accurately predict the full impact that the ongoing COVID-19 pandemic will have on our planned development of the SpaceMobile Service, our financial condition, and operational activities due to numerous factors that are not within our control, including the duration and severity of the outbreak, stay-at-home orders, business closures, governmental efforts to distribute vaccines and overall vaccination rates, travel restrictions, supply chain disruptions and employee illness or quarantines, which could result in disruptions to our operations and adversely impact our operations and financial condition. Also, the COVID-19 pandemic has resulted in ongoing volatility in the financial and capital markets. If our access to capital is restricted or associated borrowing costs increase as a result of developments in financial markets relating to the COVID-19 pandemic, our operations and financial condition could be adversely impacted. Any future delays as a result of COVID-19 would delay our phased development.

Our management has limited experience in operating a public company.

Certain of our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could result in an increasing amount of their time that may be devoted to these activities which will result in less time being devoted to the management and growth of our business. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of U.S. public companies. We are in the process of upgrading our finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact our ability or prevent us from timely reporting our operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a U.S. public company may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

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Risks Related to Our Satellites and Planned SpaceMobile Service

We may not be able to launch our satellites successfully. Loss of a satellite during launch could delay or impair our ability to offer our services or reduce our expected potential revenues, and launch insurance, even if it is available, will not fully cover this risk.

We will rely on third party parties to launch our satellites. If we fail to find third parties to launch our satellites or if the third parties fail to perform or delay their performance, the SpaceMobile Service may not be made operational in the anticipated timeframe or at all.

We expect to insure the launch, over-time, of all or a portion of 168 satellites to operate the SpaceMobile Service as intended, but do not intend to insure our satellites once they are launched for their remaining in-orbit operational lives. Launch insurance currently costs approximately 5% to 10% of the insured value of the satellite (including launch costs), but may vary depending on market conditions and the safety record of the launch vehicle. We may choose not to insure every launch or to only partially insure some or all launches. Even if a lost satellite is fully insured, acquiring a replacement satellite may be difficult and time consuming. Furthermore, the insurance does not cover lost revenue.

We expect any launch failure insurance policies that we obtain to include specified exclusions, deductibles and material change limitations. Typically, these insurance policies exclude coverage for damage arising from acts of war, lasers, and other similar potential risks for which exclusions are customary in the industry at the time the policy is written.

If launch insurance rates were to rise substantially, all of the launch costs would increase. Also, in light of increasing costs, the scope of insurance exclusions and limitations on the nature of the losses for which we can obtain insurance, or other business reasons, we may conclude that it does not make business sense to obtain third-party insurance and may decide to pursue other strategies for mitigating the risk of a satellite launch failure, such as obtaining relaunch guaranties from the launch provider. It is also possible that insurance could become unavailable, either generally or for a specific launch vehicle, or that new insurance could be subject to broader exclusions on coverage, in which event we would bear the risk of launch failures.

Our satellites may experience operational problems, which could affect our ability to provide an acceptable level of service to the end-user customers.

Once the SpaceMobile Service is developed and operational, we may experience temporary intermittent signal disruptions, dropped connections, call initiation failures or data transmission disruptions. If the magnitude or frequency of such problems occur repeatedly, we may no longer able to provide a commercially acceptable level of service, our business and financial results and reputation would be harmed and our ability to pursue our business plan would be compromised. Also, failure to provide an acceptable level of service could cause MNOs to seek other solutions for their customers.

From time to time, we may reposition our satellites within the constellation to optimize service, which could result in degraded service during the repositioning period. Although we will have some ability to remedy some types of problems affecting the performance of satellites remotely from the ground, the physical repair of our satellites in space is not feasible.

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Our products could fail to perform or could perform at reduced levels of service because of technological malfunctions or deficiencies, regulatory compliance issues, or events outside of our control, which would harm our business and reputation.

Our products and services are subject to the risks inherent in a global, complex telecommunications system employing advanced technology and heavily regulated by, among others, the FCC and similar authorities internationally. Any disruption to our satellites, services, information systems or telecommunications infrastructure, or regulatory compliance issues, could result in the inability or reduced ability of end-user customers to receive services for an indeterminate period of time. These customers may include government agencies conducting mission-critical work throughout the world, as well as consumers and businesses located in remote areas of the world and operating under harsh environmental conditions where traditional telecommunications services may not be readily available. Any disruption to the SpaceMobile Service or extended periods of reduced levels of service could cause us to lose customers or revenue, result in delays or cancellations of future implementations of our products and services, result in failure to attract customers, or result in litigation, customer service or repair work that would involve substantial costs and distract management from operating our business. The failure of any of the diverse elements of the planned SpaceMobile Service, including our satellites, to function as required could render the SpaceMobile Service unable to perform at the quality and capacity levels required for success. Any system failures, repeated product failures or shortened product life, or extended reduced levels of service could reduce our expected sales, increase costs, or result in warranty or liability claims or litigation, and harm our business.

Our satellites have a limited life and may fail prematurely, which would cause our network to be compromised and materially and adversely affect our business, prospects and potential profitability.

We may experience in-orbit malfunctions of our satellites once launched, which could adversely affect the reliability of their service or result in total failure of the satellite. In-orbit failure of a satellite may result from various causes, including component failure, loss of power or fuel, inability to control positioning of the satellite, solar or other astronomical events, including solar radiation, wind and flares, and space debris. Other factors that could affect the useful lives of our satellites include the quality of construction, gradual degradation of solar panels and the durability of components. Radiation-induced failure of satellite components may result in damage to, or loss of, a satellite before the end of its expected life. Although we would not incur any direct cash costs related to the failure of a satellite, if a satellite fails, we would expect to record an impairment charge in our statement of operations to reduce the remaining net book value of that satellite to zero, and any such impairment charges could depress our net income for the period in which the failure occurs.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

Failure to adequately protect our intellectual property rights could result in our competitors offering similar services and products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property and to keep our use of exclusive licenses. To accomplish this, we will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology.

The protection of our intellectual property rights will be important to our future business opportunities. However, the measures we take to protect our intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

●	any patent applications we submit may not result in the issuance of patents;

●	the scope of our issued patents, including our patent claims, may not be broad enough to protect our proprietary rights;

●	our issued patents may be challenged or invalidated by our competitors;

●	our employees or business partners may breach their confidentiality, non-disclosure and non-use obligations to us;

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●	third-parties may independently develop technologies that are the same or similar to ours;

●	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable; and

●	current and future competitors may circumvent our intellectual property.

Patent, trademark, copyright and trade secret laws vary throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the U.S. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be difficult. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the U.S. Also, we may have difficulty enforcing our rights against a competitor where an infringement occurs in outer space.

Our intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. We also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology. Also, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition and operating results.

We may in the future become subject to claims that our devices or services violate the patent or intellectual property rights of others, which could be costly and disruptive to us.

We operate in an industry that is susceptible to significant intellectual property litigation. Although we maintain insurance to cover the cost of intellectual property litigation ($2.0 million for defending infringement claims and $10.0 million to bring offensive infringement claims), the defense of intellectual property suit is both costly and time-consuming, even if ultimately successful, and may divert management’s attention from other business concerns. An adverse determination in litigation to which we may become a party could, among other things:

●	subject us to significant liabilities to third parties, including lost profit and treble damages that are not covered by insurance;

●	require disputed rights to be licensed from a third party for royalties that may be substantial;

●	require us to cease using technology that is important to our business; or

●	prohibit us from using some or all of our devices or offering some or all of our services.

Our customized hardware and software may be difficult and expensive to service, upgrade or replace.

Some of the hardware and software we use in operating our SpaceMobile Service is significantly customized and tailored to meet our requirements and specifications and could be difficult and expensive to service, upgrade or replace. Although we expect to maintain inventories of some spare parts, it nonetheless may be difficult, expensive or impossible to obtain replacement parts for the hardware due to a limited number of those parts being manufactured to our requirements and specifications. Also, our business plan contemplates updating or replacing some of the hardware and software in our network as technology advances, but the complexity of our requirements and specifications may present us with technical and operational challenges that complicate or otherwise make it expensive or infeasible to carry out such upgrades and replacements. If we are not able to suitably service, upgrade or replace our equipment, our ability to provide our services and therefore to generate revenue could be harmed.

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Our networks and those of our third-party service providers and MNOs may be vulnerable to security risks.

We expect the secure transmission of confidential information over public networks to continue to be a critical element of our ability to compete for business, manage our risks, and protect our customers and our reputation. Our network and those of our third-party service providers, MNOs and our customers may be vulnerable to unauthorized access, computer attacks, viruses and other security problems. Persons who circumvent security measures could wrongfully access and obtain or use information on our network or cause service interruptions, delays or malfunctions in our devices, services or operations, any of which could harm our reputation, cause demand for our products and services to fall, and compromise our ability to pursue our business plan. Recently, there have been reported a number of significant, widespread security attacks and breaches that have compromised network integrity for many companies and governmental agencies, in some cases reportedly originating from outside the United States. Also, there are reportedly private products available in the market today which may attempt to unlawfully intercept communications made using our network. We may be required to expend significant resources to respond to, contain, remediate, and protect against these attacks and threats, including compliance with applicable data breach and security laws and regulations, and to alleviate problems, including reputational harm and litigation, caused by these security incidents. In the event of such a security incident, our customer contracts may not adequately protect us against liability to third parties with whom our customers conduct business. Although we have implemented and intends to continue to implement security measures, these measures may prove to be inadequate. These security incidents could have a significant effect on our systems, devices and services, including system failures and delays that could limit network availability, which could harm our business and our reputation and result in substantial liability.

Our satellites may collide with space debris or another spacecraft, which could adversely affect the performance of our SpaceMobile Service.

Although we expect to comply with best practices and international orbital debris mitigation requirements to actively maneuver our satellites to avoid potential collisions with space debris or other spacecraft, including an onboard propulsion system and altitude and orbit control system, these abilities are limited by, among other factors, uncertainties and inaccuracies in the projected orbit location of, and predicted collisions with, debris objects tracked and cataloged by governments or other entities. Additionally, some space debris is too small to be tracked and therefore its orbital location is unknown; nevertheless, this debris is still large enough to potentially cause severe damage or a failure of our satellites should a collision occur. If our satellites collide with space debris or other spacecraft, our SpaceMobile Service could be impaired. Also, a failure of one or more of our satellites or the occurrence of equipment failures, collision damage, or other related problems that may result during the de-orbiting process could constitute an uninsured loss and could materially harm our financial condition.

Risks Related to Our Legal and Regulatory Matters

Our business is subject to extensive government regulation, which mandates how we may operate our business and may increase the cost of providing services and expansion into new markets.

Our ownership and operation of a satellite communications system and the sale of services from such system are subject to significant regulation in the United States, including by the FCC, the U.S. Department of Commerce and others, and in foreign jurisdictions by similar local authorities. The rules and regulations of these U.S. and foreign authorities may change, and such authorities may adopt regulations that limit or restrict our operations as presently conducted or currently contemplated. Such authorities may also make changes in the licenses of our partners or competitors that affect their spectrum, and may significantly affect our business. Further, because regulations in each country are different, we may not be aware if some of our partners or persons with whom we do business do not hold the requisite licenses and approvals. Our failure to provide services in accordance with the terms of our licenses or our failure to operate our satellites or ground stations as required by our licenses and applicable laws and government regulations could result in the imposition of government sanctions and/or monetary fines, including the suspension or cancellation of our licenses.

Our ability to provide service to our customers and generate revenues could be harmed by adverse governmental regulatory actions.

Our business is subject to extensive government regulation. Our ability to secure all requisite governmental approvals is not assured, and the process of obtaining governmental authorizations and permit can be very time consuming, time sensitive and require compliance with a wide array of administrative and procedural rules. Our pending application seeking FCC approval to operate feeder links at fixed locations on V band frequencies in the U.S. has been opposed by multiple competitors in the satellite mobile and terrestrial wireless businesses and we have no assurance if, and when, the requested authority will be forthcoming or what terms and conditions the FCC might impose on a grant. Multiple terrestrial wireless carriers also have objected to both the process by which we propose to request authority to use spectrum generally allocated for terrestrial broadband mobile services and to the substance of that request. We have no assurance regarding the outcome of these objections. A failure by us to obtain required approvals could compromise our ability to generate revenue or conduct our business in one or more countries. Our requests for regulatory approvals may be subject to challenges by adverse parties and these challenges may delay or prevent favorable action. Furthermore, regulatory approvals can be issued subject to conditions that have an adverse effect on our ability to implement our business plan.

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The government approvals required for us to operate the SpaceMobile Service need to be periodically renewed and renewal is not guaranteed. The approvals also are subject to revocation, and we may be subject to fines, forfeitures, penalties or other sanctions if any issuing authority were to find that we are not in compliance with the applicable rules, regulations or policies. The regulatory obligations we must meet are complex, vary greatly from country to country, and are subject to interpretation. We cannot give any assurance that the governments will agree with or accept our compliance efforts.

The regulations we and our competitors must adhere to are subject to change by the issuing governmental authorities and there is no guarantee that changes will not be made that are adverse to our business. Regulatory changes, such as those resulting from judicial decisions or the adoption of treaties, legislation or regulations in countries where we operate or intends to operate may also significantly affect our business.

Our ability to offer one or more services in important countries or regions of the world may be limited due to regulatory requirements.

Though anticipated to provide global service, the SpaceMobile Service may be limited in some jurisdictions by local regulations. For example, some countries have local domestic ownership requirements, or requirements for physical facilities or gateways within their jurisdictions, that may be difficult for us to satisfy. In some countries, we may not be able to reach a commercially viable agreement with an MNO that will enable us to access the spectrum needed to deliver the SpaceMobile Service. The inability to offer or provide the SpaceMobile Service in some major international markets could impair us from achieving our revenue and international growth plans.

We expect to provide our SpaceMobile Service in the U.S. and elsewhere on frequencies not regularly allocated for mobile-satellite service, which requires regulatory approval, and there can be no assurance that we will receive or be able to maintain such approval.

The SpaceMobile Service will utilize end-user frequencies that are not allocated to the satellite services. Instead, the SpaceMobile Service will be delivered to end-user customers over frequencies generally allocated for terrestrial broadband mobile services. The SpaceMobile Service’s use of spectrum generally allocated for terrestrial broadband mobile services, and our ability to access the U.S. market, will need approval by the FCC. If the FCC does not provide approval, our business will be significantly, adversely affected, and the provision of the SpaceMobile Service could be delayed or diminished, which could have a material adverse effect on our business, financial condition and results of operations. Because terrestrial mobile frequencies are licensed to carriers throughout the U.S., our use of such spectrum will be pursuant to a cooperative arrangement with one or more MNOs, such as spectrum leasing agreements. our access to this spectrum will be subject to approval or notification by the regulatory licensing authority, and any such approval or notification may be delayed or rejected, which may substantially affect our business. Under such arrangements, we will not be the license holder for the spectrum, and our continued access to and use of the frequencies will be subject to the ongoing consent of the MNO, and to the terms and conditions of the cooperative agreement with such MNO. There can be no assurance that we can reach suitable cooperative agreements with MNOs or that such agreements will continue for the life of the SpaceMobile Service.

The shared use of the terrestrial broadband spectrum by us and the MNO will require the implementation of procedures and safeguards to avoid co-channel interference. While we believe our SpaceMobile Service will be able to avoid such interference through our patented technology, because the SpaceMobile Service is a new and innovative service that has not yet been implemented, the nature, extent and effectiveness of these interference avoidance techniques, and their effect on the service we will deliver, remains to be practically proven. If the SpaceMobile Service causes or receives harmful interference, it could have a material adverse effect on our business, financial condition and results of operations.

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The SpaceMobile Service may qualify as a commercial mobile radio service which will subject us to a variety of ongoing regulatory requirements.

Government regulators have adopted a broad array of regulations governing the terms and conditions of wireless service designed to protect consumers and the public interest. While our arrangements with the MNOs will address some of these requirements, these regulatory obligations may prove burdensome and could have an adverse effect on our business. If we fail to comply in any material respect with any of these regulatory requirements, we could be subject to sanctions and financial penalties, including the loss of authority to provide service.

The collection, storage, transmission, use and disclosure of user data and personal information by us could give rise to liabilities or additional costs.

In the course of providing the SpaceMobile Service, we will transmit, process, and, in some cases store in the normal course of business, end-user data, including personal information. Many jurisdictions around the world have adopted laws and regulations regarding the collection, storage, transmission, use and disclosure of personal information. The legal standards for processing, storing and using this personal information are complex and continue to evolve. For example, the California Consumer Privacy Act became effective in 2020, and other privacy related regulations are pending in several other states such as New York and Nevada. Regulatory enforcement of the EU General Data Protection Regulation has begun resulting in significant fines for non-compliance. Other countries have recently adopted similar laws and regulations, including Brazil, Australia, Canada, and China. As a result, they impose additional obligations and risk on our business, and have the potential to make some of our business processes more costly or less feasible.

Also, the interpretation of privacy and data protection laws and regulations regarding the collection, storage, transmission, use and disclosure of such information in some jurisdictions remains unclear. These laws may be interpreted, applied and enforced in conflicting ways from country to country and in a manner that is not consistent with our current or expected business practices. Complying with these varying privacy and data security legal requirements could cause us to incur additional costs and change our business practices. Because we intend for our SpaceMobile Service to be accessible in many foreign jurisdictions, some of these jurisdictions may claim that we are required to comply with their laws, even where we have no local entity, employees or infrastructure. We could be forced to incur significant expenses if we were required to modify the SpaceMobile Service or our security and privacy procedures to comply with new or expanded regulations. Also, if end users allege that their personal information is not collected, stored, transmitted, used or disclosed appropriately or in accordance with our privacy policies or applicable laws, we could have liability to them, including claims and litigation resulting from such allegations. Any failure on our part to protect end users’ privacy and data could result in a loss of user confidence, hurt our reputation and ultimately result in the loss of users. In the event that we suffer a loss or adverse event to our data storage or it is determined that our policies and procedures have failed to comply with evolving laws and regulations, we may be subject to significant regulatory investigations and fines or penalties.

Radio frequency (rf) emissions from transmitters and handsets operating on wireless mobile frequencies are the subject of regulation and litigation concerning their safety and environmental effects, and as a result we could face litigation, liability or new regulations.

There has been adverse publicity concerning alleged health risks associated with rf transmissions from wireless transmitters and hand-held devices. Lawsuit have been filed against participants in the wireless industry alleging a number of adverse health consequences, including cancer, as a result of wireless phone usage. We have not been party to any such lawsuit, but may be exposed to such litigation in the future. We intend to comply with applicable standards for rf emissions and power and does not believe there is valid scientific evidence that the satellite or handset transmissions associated with our SpaceMobile Service poses a health risk. However, courts or governmental agencies could determine otherwise. Any such finding could reduce our revenue and profitability and expose us and other communications service providers or device sellers to litigation, which, even if frivolous or unsuccessful, could be costly to defend. Also, any actual or perceived risk from rf emissions could reduce the demand for the SpaceMobile Service.

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Risks Related to Our Organizational Structure

We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

As of the date of this prospectus, the Key Holders hold all of the Class C Common Stock, which prior to the Sunset Date will entitle such holders to cast the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is a number of votes per share equal to (1) (x) an amount of votes equal to 88.31% of the total voting power of our outstanding voting stock, minus (y) the total voting power of our outstanding capital stock owned or controlled by the Key Holders, divided by (2) the number of shares of our Class C Common Stock then outstanding. As a result, as of the date of this prospectus, the Key Holders control approximately 88.3% of the combined voting power of our Common Stock, and may control a majority of our voting power so long as the Class C Common Stock represents at least 9.1% of our total Common Stock. As a result of the Key Holders’ holdings, we qualify as a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our Board of Directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors.

We rely on certain of these exemptions. As a result, we do not have a nominating and corporate governance committee consisting entirely of independent directors and our directors were not nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of our Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

The multi-class structure of our Common Stock has the effect of concentrating voting power with our Chief Executive Officer, which will limit an investor’s ability to influence the outcome of important transactions, including a change of control.

Holders of shares of our Class A Common Stock are entitled to cast one vote per share of Class A Common Stock, while holders of shares of our Class C Common Stock are (1) prior to the Sunset Date, entitled to cast the lesser of (x) 10 votes per share and (y) the Class C Share Voting Amount and (2) from and after the Sunset Date, entitled to cast one vote per share. As of the date of this prospectus, the Key Holders controlled approximately 88.3% of the combined voting power of our Common Stock as a result of their ownership of all of our Class C Common Stock. Accordingly, while we do not intend to issue additional Class C Common Stock in the future, Mr. Avellan will be able to exercise control over all matters requiring our stockholders’ approval, including the election of our directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Mr. Avellan may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our company, and might ultimately affect the market price of shares of our Class A Common Stock. For information about our multi-class class structure, see the section titled “Description of Capital Stock.”

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We cannot predict the impact our multi-class structure may have on the stock price of our Class A Common Stock.

We cannot predict whether our multi-class structure will result in a lower or more volatile market price of Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our multi-class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of our Class A Common Stock less attractive to other investors. As a result, the market price of shares of our Class A Common Stock could be adversely affected.

If we were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

An issuer will generally be deemed to be an “investment company” for purposes of the Investment Company Act if:

●	it is an “orthodox” investment company because it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

●	it is an inadvertent investment company because, absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we are engaged primarily in the business of developing and providing access to a space-based cellular broadband network to be accessible by standard smartphones and not primarily in the business of investing, reinvesting or trading in securities. We hold ourselves out as communications company and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we are an “orthodox” investment company as described in the first bullet point above. Furthermore, we treat AST as a majority-owned subsidiary for purposes of the Investment Company Act. Therefore, we believe that less than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis comprise assets that could be considered investment securities. Accordingly, we do not believe that we or AST will be an inadvertent investment company by virtue of the 40% inadvertent investment company test as described in the second bullet point above. Also, we believe we will not be an investment company under section 3(b)(1) of the Investment Company Act because we will be primarily engaged in a non-investment company business.

The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options, and impose certain governance requirements. We intend to continue to conduct our operations so that we will not be deemed to be an investment company under the Investment Company Act. However, if anything were to happen that would cause us to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on our capital structure, ability to transact business with affiliates (including AST) and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among AST, us or our senior management team, or any combination thereof and materially and adversely affect our business, financial condition and results of operations.

Because members of our senior management team hold most or all of their economic interest in AST through other entities, conflicts of interest may arise between them and holders of shares of Class A Common Stock or us.

Because members of our senior management team hold most or all of their economic interest in AST directly through holding companies rather than through ownership of shares of Class A Common Stock, they may have interests that do not align with, or conflict with, those of the holders of Class A Common Stock or with us. For example, members of our senior management team may have different tax positions from those of the Company and/or holders of Class A Common Stock, which could influence their decisions regarding whether and when to enter into certain transactions or dispose of assets, whether and when to incur new or refinance existing indebtedness, and whether and when we should terminate the Tax Receivable Agreement and accelerate the obligations thereunder. Also, the structuring of future transactions and investments may take into consideration the members’ tax considerations even where no similar benefit would accrue to us.

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Risks Related to Tax

Our only principal asset is our interest in AST, and accordingly we depend on distributions from AST to pay dividends, taxes, other expenses, and make any payments required to be made by us under the Tax Receivable Agreement.

We are a holding company and have no material assets other than our ownership of AST Common Units. We do not have independent means of generating revenue or cash flow, and our ability to pay our taxes, operating expenses, and pay any dividends in the future is dependent upon the financial results and cash flows of AST. There can be no assurance that AST will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants under debt instruments will permit such distributions. If AST does not distribute sufficient funds to us to pay our taxes or other liabilities, we may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow additional funds it could adversely affect our liquidity and subject us to additional restrictions imposed by lenders.

AST is treated as partnership for U.S. federal income tax purposes and, as such, generally is not subject to any entity-level U.S. federal income tax. Instead, taxable income is allocated, for U.S. federal income tax purposes, to the holders AST Common Units. Under the terms of the A&R Operating Agreement, AST is obligated to make pro rata tax distributions to holders of AST Common Units calculated at certain assumed rates. In addition to tax expenses, we will also incur expenses related to our operations, including payment obligations under the Tax Receivable Agreement, which could be significant and some of which will be reimbursed by AST (excluding payment obligations under the Tax Receivable Agreement). For so long as we are Managing Member (as defined in the A&R Operating Agreement) of AST, we intend to cause AST to make ordinary distributions and tax distributions to the holders of AST Common Units on a pro rata basis in amounts sufficient to enable us to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, AST’s ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of AST and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in AST’s debt agreements, or any applicable law, or that would have the effect of rendering AST insolvent. To the extent we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.

We anticipate that the distributions received from AST may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. Our Board of Directors, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on our Class A Common Stock. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders.

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The Tax Receivable Agreement requires us to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivable Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.

In connection with the Closing, we entered into the Tax Receivable Agreement. Pursuant to the Tax Receivable Agreement, we are generally required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that we and any applicable consolidated, unitary, or combined Subsidiaries (the “Tax Group”) realize, or are deemed to realize, as a result of certain “Tax Attributes,” which include:

● existing tax basis in certain assets of AST and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to AST Common Units acquired by us from a TRA Holder (including AST Common Units held by a Blocker Corporation acquired by us in a Reorganization Transaction (as defined in the Tax Receivable Agreement)), each as determined at the time of the relevant acquisition;

● tax basis adjustments resulting from taxable exchanges of AST Common Units (including any such adjustments resulting from certain payments made by us under the Tax Receivable Agreement) acquired by us from a TRA Holder pursuant to the terms of the A&R Operating Agreement;

● tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

● certain tax attributes of Blocker Corporations holding AST Common Units that are acquired directly or indirectly by us pursuant to a Reorganization Transaction.

Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that we determine (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that we take, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by us to the applicable TRA Holders under the Tax Receivable Agreement, after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. As a result, there might not be future cash payments against which such excess can be applied and we could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.

Moreover, the Tax Receivable Agreement provides that, in the event (such events collectively, “Early Termination Events”) that (i) we exercise our early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of the Company or AST occur (as described in the A&R Operating Agreement), (iii) we, in certain circumstances, fail to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 60 days following such final payment date or (iv) we materially breach (or are deemed to materially breach) any of our material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii) and, in the case of clauses (iii) and (iv), unless certain liquidity related or restrictive covenant related exceptions apply, our obligations under the Tax Receivable Agreement will accelerate (if the TRA Holder Representative so elects in the case of clauses (ii)-(iv)) and, we will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all AST Common Units (including AST Common Units held by Blocker Corporations) that had not yet been exchanged for Class A Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

Payments under the Tax Receivable Agreement will be our obligations and not obligations of AST. Any actual increase in our allocable share of AST and its relevant subsidiaries’ tax basis in relevant assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of an exchange of AST Common Units by a TRA Holder pursuant to the terms of the A&R Operating Agreement and the amount and timing of the recognition of the Tax Group’s income for applicable tax purposes. While many of the factors that will determine the amount of payments that we will be required to make under the Tax Receivable Agreement are outside of our control, we expect that the aggregate payments we will be required to make under the Tax Receivable Agreement could be substantial and, if those payments substantially exceed the tax benefit we realize in a given year or in the aggregate, could have an adverse effect on our financial condition, which may be material.

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Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the Tax Attributes that may be deemed realized under the Tax Receivable Agreement. Increases in income tax rates, changes in income tax laws or disagreements with tax authorities can adversely affect our, AST’s or its subsidiaries’ business, financial condition or results of operations.

We could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions.

We could also be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions and changes in tax law, including increases in applicable tax rates and limitations on deductions and credits, could reduce our after-tax income and adversely affect our business and financial condition.

Our effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex and often open to interpretation. In the future, the tax authorities could challenge our interpretation of laws, regulations and treaties, resulting in additional tax liability or adjustment to our income tax provision that could increase our effective tax rate. Changes to tax laws may also adversely affect our ability to attract and retain key personnel.

Risks Related to Being a Public Company

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Nasdaq listing requirements and other applicable securities rules and regulations. Compliance with these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. To maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Additionally, once we no longer qualify as an “emerging growth company,” we will be required to have our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting. An adverse report may be issued in the event our independent registered public accounting firm is not satisfied with the level at which our controls are documented, designed or operating.

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A material weakness is a deficiency, or combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented, or detected and corrected on a timely basis. A significant deficiency is a deficiency, or combination of deficiencies, in internal controls that is less severe than a material weakness, yet important enough to merit attention by those charged with governance. When evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. On April 12, 2021, the Acting Chief Accountant and Acting Director of the Division of Corporation Finance of the SEC issued a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Staff Statement”). Following this issuance of the SEC Staff Statement, after consultation with our independent registered public accounting firm, our management and our audit committee concluded that, in light of the SEC Staff Statement, it was appropriate to restate our previously issued audited financial statements as of and for the years ended December 31, 2020 and 2019 (the “Restatement”). See “—Our outstanding warrants are accounted for as liabilities and the changes in value of our Warrants could have a material effect on our financial results.” As part of such process, we identified a material weakness in our internal controls over financial reporting. Also, management, along with our principal executive and financial officers, have concluded that our disclosure controls and procedures were not effective as of December 31, 2020, in light of the material weakness identified in our internal control over financial reporting.

If we fail to remediate existing material weaknesses, fail to identify any additional material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is ineffective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, we could fail to meet our reporting obligations or be required to restate our financial statements for prior periods. Investors may also lose confidence in the accuracy and completeness of our financial reports, the market price of our Class A Common Stock could be negatively affected, and we could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which would require additional financial and management resources.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our Class A Common Stock less attractive to investors.

We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

●	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation or golden parachute payments not previously approved.

Our status as an emerging growth company will end as soon as any of the following takes place:

●	the last day of the fiscal year in which we have more than $1.07 billion in annual revenue;

●	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

●	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

●	the last day of the fiscal year ending after the fifth anniversary of NPA’s initial public offering.

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We cannot predict if investors will find our securities less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our securities stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our securities and the market price of those securities may be more volatile.

Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor a company that has opted out of using the extended transition period difficult because of the potential differences in accounting standards used.

A significant portion of our total outstanding shares of our Class A Common Stock (or shares of our Class A Common Stock that may be issued in the future pursuant to the exchange or redemption of AST Common Units) are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.

Subject to certain exceptions, pursuant to the Stockholders’ Agreement, the Stockholder Parties are contractually restricted from transferring any SpaceMobile common stock held by such party (other than approximately 2,500,000 shares of Class A Common Stock purchased by certain Existing Equityholders in the PIPE Investment) for a period of one year following the Closing (the “Lock-Up Period”); provided that the Sponsor may transfer one-third of its shares of Class A Common Stock if the stock price equals or exceeds $12.00 for any 20 trading days within any 30 trading-day period commencing at least 150 days after the Closing.

Following the expiration of the Lock-up Period, no Stockholder Party will be restricted from selling shares of our Class A Common Stock held by them or that may be received by them in exchange for AST Common Units or warrants, as the case may be, other than by applicable securities laws. As such, sales of a substantial number of shares of our Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock. As of the date of this prospectus, the Stockholder Parties collectively owned approximately 81.2% of our outstanding common stock, representing approximately 96.1% of the voting power of our common stock, and the AST Equityholders, in turn, owned approximately 71.5% of the AST Common Units. As restrictions on resale end and registration statements for the sale of shares of our Class A Common Stock by the parties to the Registration Rights Agreements are available for use, the sale or possibility of sale of these shares of Class A Common could have the effect of increasing the volatility in the market price of our Class A Common Stock, or decreasing the market price itself.

Warrants will become exercisable for our Class A Common Stock, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of June 15, 2021, there are 17,600,000 outstanding warrants to purchase 17,600,000 shares of our Class A Common Stock at an exercise price of $11.50 per share, which warrants will become exercisable 30 days following the Closing. To the extent such warrants are exercised, additional shares of our Class A Common Stock will be issued, which will result in dilution to the holders of our Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Class A Common Stock.

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Provisions in our organizational documents and certain rules imposed by regulatory authorities may delay or prevent our acquisition by a third-party.

Our Bylaws require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Charter or Bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (a) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (c) for which the Court of Chancery does not have subject matter jurisdiction, or (d) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, our Bylaws provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. For more information, see “Description of Capital Stock.”

General Risk Factors

The market price and trading volume of our securities may be volatile.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our Class A Common Stock in spite of our operating performance. We cannot assure you that the market price of our Class A Common Stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in this prospectus;

●	developments involving our competitors;

●	variations in our operating performance and the performance of our competitors in general;

●	difficult global market and economic conditions;

●	loss of investor confidence in the global financial markets and investing in general;

●	inability to attract, retain or motivate our directors, officers or other key personnel;

●	adverse market reaction to indebtedness we may incur, securities we may grant under our 2020 Plan or otherwise, or any other securities we may issue in the future, including shares of Class A Common Stock;

●	failure to meet securities analysts’ earnings estimates;

●	publication of negative or inaccurate research reports about us or our industry or the failure of securities analysts to provide adequate coverage of the Class A Common Stock in the future;

●	speculation in the press or investment community about our business;

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●	additions and departures of key employees and personnel;

●	competition for talent and skill-sets required;

●	commencement of, or involvement in, litigation involving us;

●	the volume of shares of our Class A Common Stock available for public sale;

●	additional or unexpected changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters;

●	increases in compliance or enforcement inquiries and investigations by regulatory authorities, including as a result of regulations mandated by the Dodd-Frank Act and other initiatives of various regulators that have jurisdiction over us; and

●	adverse publicity about our industry.

The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, we are incurring, and will continue to incur, significant legal, accounting and other expenses that we did not incur prior to the business combination. Our management team and many of our other employees devote substantial time to compliance, and may not effectively or efficiently manage our transition into a public company.

These rules and regulations have resulted, and will continue to result, in us incurring substantial legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on our Board of Directors, our board committees or as executive officers.

We may be subject to securities class action litigation, which may harm our business, financial condition and results of operations.

Companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and damages, and divert management’s attention from other business concerns, which could seriously harm our business, financial condition and results of operations.

We may also be called on to defend ourselves against lawsuits relating to our business operations. Some of these claims may seek significant damage amounts due to the nature of our business. Due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of any such proceedings. A future on-payment outcome in a legal proceeding could have an adverse impact on our business, financial condition and results of operations. Also, current and future litigation, regardless of its merits, could result in substantial legal fees, settlement or judgment costs and a diversion of management’s attention and resources that are needed to successfully run our business.

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Our outstanding warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Chief Accountant and Acting Director of the Division of Corporation Finance of the SEC issued a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Staff Statement”). The SEC Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many special purpose acquisition companies require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. As a result of the SEC Staff Statement, we reevaluated the accounting treatment of our warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on our audited consolidated balance sheets as of December 31, 2020 and 2019 and our unaudited balance sheet as of March 31, 2021 contained elsewhere in this prospectus are derivative liabilities related to embedded features contained within our warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our consolidated financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

We have identified a material weakness in our internal control over financial reporting as of December 31, 2020, and, as a result, we have determined that our disclosure controls and procedures were not effective as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting and effective disclosure controls and procedures, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Following this issuance of the SEC Staff Statement, after consultation with our independent registered public accounting firm, our management and our audit committee concluded that, in light of the SEC Staff Statement, it was appropriate to restate our previously issued audited financial statements as of and for the years ended December 31, 2020 and 2019. See “—Our outstanding warrants are accounted for as liabilities and the changes in value of our Warrants could have a material effect on our financial results.” As part of such process, we identified a material weakness in our internal controls over financial reporting. In addition, management, along with our principal executive and financial officers, have concluded that our disclosure controls and procedures were not effective as of December 31, 2020, in light of the material weakness identified in our internal control over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and the prices of our securities may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

We may face litigation and other risks as a result of the material weakness in our internal control over financial reporting.

Following the issuance of the SEC Staff Statement, after consultation with our independent registered public accounting firm, our management and our audit committee concluded that it was appropriate to restate our previously issued audited financial statements as of and for the years ended December 31, 2020 and 2019. See “—Our outstanding warrants are accounted for as liabilities and the changes in value of our Warrants could have a material effect on our financial results.” As part of the Restatement, we identified a material weakness in our internal controls over financial reporting.

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As a result of such material weakness, the Restatement, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements or related public filings. As of the date of this prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.

An active trading market for our securities may not be maintained.

We can provide no assurance that we will be able to maintain an active trading market for our Class A Common Stock on Nasdaq or any other exchange in the future. If an active market for our securities is not maintained, or if we fail to satisfy the Nasdaq continued listing standards for any reason and our securities are delisted, it may be difficult for our security holders to sell their securities without depressing the market price for the securities or at all. An inactive trading market may also impair our ability to both raise capital by selling shares of capital stock and acquire other complementary products, services, technologies or businesses by using our shares of capital stock as consideration.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.

The trading market for our securities is influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts, and the analysts who publish information about our company may have relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or on-payment research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

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USE OF PROCEEDS

We will receive no proceeds from any issuance of the shares of Class A Common Stock covered by this prospectus or from any sale of the shares covered by this prospectus by the selling stockholders named herein (the “Selling Stockholders”), but we have agreed to pay certain registration expenses.

We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock, which we estimate will be approximately $325,000. The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of Class A Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

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MARKET PRICE OF OUR CLASS A COMMON STOCK AND DIVIDENDS

Market Price of our Class A Common Stock

Our Class A Common Stock is listed on Nasdaq under the symbols “ASTS.”

On June 24, 2021, the closing price of our Class A Common Stock was $9.69. As of June 15, 2021, there were 51,729,704 shares of our Class A Common Stock outstanding, held of record by 28 holders. The number of record holders of our Class A Common Stock does not include The Depository Trust Company participants or beneficial owners holding shares through nominee names.

Dividend Policy

We have never paid any cash dividends on the Company’s Common Stock. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition from time to time. The payment of any cash dividends will be within the discretion of our Board of Directors, and our Board of Directors will consider whether or not to institute a dividend policy. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that our Board of Directors will declare any dividends in the foreseeable future.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Under the Equity Purchase Agreement, a series of transactions occurred, including the following: NPA (i) entered into the A&R Certificate of Incorporation to, among other things, (a) change the name of NPA to AST SpaceMobile, Inc., (b) convert all then-outstanding Sponsor Stock into Class A Common Stock and (c) authorize the issuance of Class B Common Stock and Class C Common Stock, (ii) replaced the Existing Bylaws with the SpaceMobile Bylaws, and (iii) entered into the Tax Receivable Agreement with AST and the Existing Equityholders as part of the transaction. Following the Closing Date, NPA is organized in an “Up-C” structure in which substantially all of the operating assets of AST’s business are held by AST, and NPA’s only assets are its equity interests in AST.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The following unaudited pro forma condensed combined financial statements of the Company presents the combination of the financial information of NPA and AST, adjusted to give effect to the Business Combination including:

●	the reverse recapitalization between AST and NPA, whereby no goodwill or other intangible assets are recorded;

●	the completion of the PIPE Investment pursuant to the PIPE Subscription Agreements; and

●	the effectiveness of the Tax Receivable Agreement.

NPA was a blank check company incorporated on May 28, 2019 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On September 13, 2019, the closing date of the IPO, NPA completed its IPO of 20,000,000 units at $10.00 per unit, generating gross proceeds of $200,000,000. Simultaneously with the closing of the IPO, NPA completed the sale of 5,500,000 private placement warrants to the Sponsor at a price of $1.00 per warrant, generating gross proceeds of $5,500,000. The 20,000,000 public warrants issued in the IPO units and the 5,500,000 private placement warrants are each exercisable for one share of Class A Common Stock at an exercise price of $11.50. On September 19, 2019, in connection with the underwriters’ full exercise of their over-allotment option, NPA completed the sale of an additional 3,000,000 units and the sale of an additional 600,000 private placement warrants, generating total gross proceeds of $30,600,000. Following the IPO, the exercise of the over-allotment option and the sale of the private placement warrants, a total of $230,000,000 was placed in the Trust Account. At the close of the transaction, immediately prior to the effect of redemptions, there was approximately $232 million held in the Trust Account.

AST was organized as a limited liability company under the laws of the State of Delaware on May 31, 2017. AST’s SpaceMobile Service is expected to provide cost-effective, high-speed mobile broadband services with global coverage to all end-users, regardless of where they live or work, without the need to purchase special equipment. The SpaceMobile Service would be the first global space-based cellular broadband network using LEO satellites to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT-enabled device. We believe AST’s innovative satellite designs and components will reduce the communication delay effects, which existing geostationary satellite systems experience. The SpaceMobile Service is intended to provide global coverage for users traveling in and out of areas without terrestrial mobile services on land, at sea or in flight.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 present the pro forma effect to the Business Combination as if they had been completed on January 1, 2020.

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The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of NPA was derived from the unaudited and audited financial statements of NPA as of and for the three months ended March 31, 2021 and for the year ended December 31, 2020 included elsewhere in this prospectus. The historical financial information of AST was derived from the unaudited and audited consolidated financial statements of AST as of and for the three months ended March 31, 2021 and for the year ended December 31, 2020 included elsewhere in this prospectus. This information should be read together with NPA’s and AST’s unaudited and audited financial statements and related notes, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AST” and other financial information included elsewhere in this prospectus.

The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with United States generally accepted accounting principles (“GAAP”). The AST members continue to control AST before and after the Business Combination. As there is no change in control, AST was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	AST members have a majority of the voting power of the Company;

●	AST has the ability to nominate and represent a majority of the Company’s Board; and

●	AST’s former management comprises the vast majority of the management and executive positions of the Company.

Under this method of accounting, NPA was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of AST issuing stock for the net assets of NPA, accompanied by a recapitalization. The net assets of NPA were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of AST.

Description of the Business Combination

On December 15, 2020, NPA entered into the Equity Purchase Agreement. The consideration paid in connection with the Business Combination consisted of the Contribution Amount. Following the completion of the Equity Purchase Agreement, a series of transactions occurred including the following: NPA (i) entered into the A&R Certificate of Incorporation to, among other things, (a) changed the name of NPA to AST SpaceMobile, Inc., (b) converted all then-outstanding Sponsor Stock into Class A Common Stock and (c) authorized the issuance of Class B Common Stock and Class C Common Stock, (ii) replaced the Existing Bylaws with the SpaceMobile Bylaws, and (iii) entered into the TRA with AST and the Existing Equityholders as part of the transaction.

Additionally, the Existing Equity holders, the Company and AST entered into the A&R Operating Agreement of AST, which, among other things, (i) restructured the capitalization of AST to (a) authorize the issuance of AST Common Units to NPA, (b) reclassified the Existing AST Units, other than any Existing AST Prior Incentive Equity Units, held by the Existing Equityholders into AST Common Units and (c) reclassified all of the Existing AST Prior Incentive Equity Units into AST Incentive Equity Units, concurrently with and subject to adjustments to the AST Options affecting the number of units and exercise price (as applicable) thereof, (ii) appointed NPA as the managing member of AST. Pursuant to the completion of the Equity Purchase Agreement, each Existing AST Unit held by each Existing Equityholder was automatically reclassified into the number of AST Common Units set forth in Schedule I of the Equity Purchase Agreement. Following this reclassification, any certificates outstanding evidencing ownership of Existing AST Units were of no further force or effect.

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Following the completion of the Equity Purchase Agreement, the Company is organized in an “Up-C” structure whereby the existing members of AST received a class of noneconomic common shares (Class B Common Stock) and Abel Avellan, the prior controlling party of AST, received a class of super-voting, noneconomic common shares (Class C Common Stock) in the Company while retaining economic interests in AST that are exchangeable to Class A Common Stock or redeemable for cash. When a holder of Class B Common Stock exchanges AST Common Units for shares of Class A Common Stock, a number of shares of Class B Common Stock equal to the number of such AST Common Units will be immediately retired and will no longer be outstanding. However, when a holder of Class C Common Stock exchanges AST Common Units for Class A Common Stock, no shares of Class C Common Stock are retired until the shares of Class A Common Stock received in exchange are transferred to a person who is not a Key Holder. By contrast, if AST Common Units are redeemed for cash, whether by holders of Class B Common Stock or Class C Common Stock, a corresponding number of shares of Class B Common Stock or Class C Common Stock will be retired and will no longer be outstanding.

The following table shows the effect on the voting rights and economic interests on each class of stockholders based on the economic interest and voting rights at Closing Date if all of the holders of Class B Common Stock exchanged their AST Common Units for Class A Common Stock following the closing of the Business Combination.

	Economic and Voting Rights at Closing						Class B Holders Exchange All Common Units for Class A Common Stock Post-Closing
	Class A Shares	Class B Shares	Class C Shares	Economic %	Voting Rights	Voting %	Class A Shares	Class B Shares	Class C Shares	Economic %	Voting Rights	Voting %
Class A Holders	51,729,704	—	—	29%	51,729,704	6%	51,729,704	—	—	29%	51,729,704	6%
Class B Holders	—	51,636,922	—	28%	51,636,922	6%	51,636,922	—	—	28%	51,636,922	6%
Class C Holders	—	—	78,163,078	43%	781,630,780	88%	—	—	78,163,078	43%	781,630,780	88%
Totals	51,729,704	51,636,922	78,163,078	100%	884,997,406	100%	103,366,626	—	78,163,078	100%	884,997,406	100%

Because all of the shares of Class B Common Stock are retired immediately upon exchange, and effectively replaced with Class A Common Stock, the economic interest and voting rights of the various classes of stockholders do not change following such exchange.

The effect of the holders of Class C Common Stock collectively exchanging all of their AST Common Units for shares of Class A Common Stock, is reflected in the table below.

	Economic Interests and Voting Rights at Closing						Class C Holders Exchange All Common Units for Class A Common Stock Post-Closing
	Class A Shares	Class B Shares	Class C Shares	Economic %	Voting Rights	Voting %	Class A Shares	Class B Shares	Class C Shares	Economic %	Voting Rights	Voting %
Class A Holders	51,729,704	—	—	29%	51,729,704	6%	51,729,704	—	—	20%	51,729,704	6%
Class B Holders	—	51,636,922	—	28%	51,636,922	6%	—	51,636,922	—	20%	51,636,922	6%
Class C Holders	—	—	78,163,078	43%	781,630,780	88%	78,163,078	—	78,163,078	60%	781,630,780	88%
Totals	51,729,704	51,636,922	78,163,078	100%	884,997,406	100%	129,892,782	51,636,922	78,163,078	100%	884,997,406	100%

Although the shares of Class C Common Stock remain outstanding, they are non-economic, and so the economic percentages for each class of stockholder do not change by virtue of the exchange. Furthermore, the voting percentages do not change either, because the calculation of the Class C Share Voting Amount, reduces the number of shares that each share of Class C Common Stock bears by an amount proportional to the number of shares of other voting stock (other than Class C Common Stock) held by the Class C Common Stockholder. The practical effect of the formula used to calculate the Class C Share Voting Amount is that it will cap the aggregate voting power of the Class C Common Stock so that, in most scenarios, the voting power of the Class C Common Stock will not increase, or will increase more slowly than it would otherwise in the event the Class C holders acquire additional voting stock in the Company. In this example, because the Class C Stockholders received additional voting stock in the form of Class A Common Stock, the Class C Share Voting Amount is reduced from 10 votes per share (at Closing) to approximately 9 votes per share, so the overall voting power of the Class C shares remains constant.

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As such, in these examples, a holder of Class B Common Stock exchanging AST Common Units for Class A Common Stock and forfeiting its voting shares of Class B Common Stock, such holder has the same voting and economic rights in the Company before and after such transaction. Upon a holder of Class C Common Stock exchanging AST Common Units for Class A Common Stock but not also forfeiting its voting shares of Class C Common Stock, such holder retains their same ownership rights in the Company before and after such exchange; however, because the holder retains shares of Class C Common Stock until the corresponding shares of Class A Common Stock are transferred to non-Key Holders, the holder’s voting rights remain the same as before the exchange. Although the holder of Class C Common Stock now has additional voting stock in the Company—the Class A Common Stock received in exchange of AST Common Units—the number of votes each share of Class C Common Stock bears is reduced (through the calculation of the Class C Share Voting Amount) so that the holder’s overall voting power does not increase.

However, there can be situations in the future where, unlike the above example, a holder of Class C Common Stock could exchange AST Common Units for shares of Class A Common Stock and increase their voting power, because the cap in the calculation of “Class C Share Voting Amount” does not come into play. Holders of Class C Common Stock could, in certain situations, increase their voting power by conducting an exchange of AST Common Units, even when their economic position does not change. The following table shows the effect an exchange of AST Common Units by holders of Class C Common Stock could have if undertaken at a time when the total share base of the Company is significantly expanded. The columns on the right reflect that, as the result of subsequent issuances, the number of Class A shares outstanding has increased four-fold, to 207,000,000 shares, with no changes in the holdings of the other classes of stockholder. The columns on the right show the effect on voting and economic interests caused by a Class C Holder exchanging 20% of their total AST Common Units when the Class A share base is so expanded.

	Economic Interests and Voting Rights with Four-Fold Increase in Public Float						Class C Holders Exchange 20% of Aggregate Common Units for Class A Common Stock
	Class A Shares	Class B Shares	Class C Shares	Economic %	Voting Rights	Voting %	Class A Shares	Class B Shares	Class C Shares	Economic %	Voting Rights	Voting %
Class A Holders	206,918,816	—	—	62%	206,918,816	19.9%	206,918,816	—	—	58%	206,918,816	19.6%
Class B Holders	—	51,636,922	—	15%	51,636,922	5.0%	—	51,636,922	—	15%	51,636,922	4.9%
Class C Holders	—	—	78,163,078	23%	781,630,780	75.1%	15,632,616	—	78,163,078	27%	797,263,396	75.5%
Totals	206,918,816	51,636,922	78,163,078	100%	1,040,186,518	100%	222,551,432	51,636,922	78,163,078	100%	1,055,819,134	100%

In this case, although the Class C Holders have not increased their economic stake in the Company — only exchanged their AST Common Units for Class A Common Stock — because they can now vote that Class A Common Stock in addition to the Class C Common Stock that has not been retired, they have increased their number of total votes by approximately 15.6 million and their percentage of voting power by 0.4% relative to the holders of Class A and Class B Common Stock.

Following the completion of the transactions contemplated by the Equity Purchase Agreement, Avellan holds all the outstanding shares of Class C Common Stock and as a percentage of the sum of Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding that is approximately 43% of the total. In addition to voting together with Class A Common Stock and Class B Common Stock (with one vote per share) on all matters, as a holder of Class C Common Stock, Avellan is, prior to the Sunset Date, entitled to a number of votes on all matters on which stockholders are entitled to vote equal to the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is a number of votes per share equal to (i) the Closing Class C Percentage (which is approximately 88%) of the total voting power of the outstanding voting stock of the Company, minus (ii) the total voting power of the outstanding stock of the Company owned or controlled by the Key Holders (other than of Class C Common Stock), divided by (iii) the number of shares of Class C Common Stock outstanding.

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All the Company’s assets are held directly by, and all of the Company’s operations are conducted through, AST, and the Company’s only direct asset consists of the AST Common Units. The existing AST equity holders control own approximately 71% of AST Common Units, respectively; the Company is the sole manager of AST in accordance with the terms of the A&R Operating Agreement entered into in connection with the closing of the Business Combination. After the Closing Date, current NPA stockholders, together with the PIPE Investors, own approximately 29% of the combined Class A Common Stock. The public and private placement warrants remained outstanding following the Business Combination.

In connection with the Business Combination, NPA entered into the Subscription Agreements with the PIPE Investors, under which NPA issued 23 million shares of NPA Class A Common Stock at $10.00 per share, for gross proceeds to NPA of approximately $230 million.

Also, at the closing of the Business Combination, the Company, AST, the Existing Equity holders and the TRA Holder Representative entered into the Tax Receivable Agreement. Under the Tax Receivable Agreement, the Company is generally required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group realizes, or is deemed to realize, as a result of certain Tax Attributes, which include:

●	existing tax basis in certain assets of AST and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to AST Common Units acquired by the Company from a TRA Holder (including AST Common Units held by a Blocker Corporation acquired by the Company in a Reorganization Transaction (as defined in the Tax Receivable Agreement)), each as determined at the time of the relevant acquisition;

●	tax basis adjustments resulting from taxable exchanges of AST Common Units (including any such adjustments resulting from certain payments made by the Company under the Tax Receivable Agreement) acquired by the Company from a TRA Holder pursuant to the terms of the A&R Operating Agreement;

●	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

●	certain tax attributes of Blocker Corporations holding AST Common Units that are acquired directly or indirectly by the Company pursuant to a Reorganization Transaction.

The following summarizes the consideration for the Business Combination:

in thousands(a)
Cash held in the Trust Account prior to redemptions	$232,033
Less: Redemptions prior to March 31, 2021	(119)
Less: Redemptions post March 31, 2021	(86)
Proceeds of PIPE Investment	230,000
Less: Deferred underwriting commissions	(4,830)
Contribution Amount	$456,998

(a)	The Contribution Amount that was contributed to AST is calculated based on the $232.0 million of NPA cash and $230.0 million raised from the PIPE Investment less $4.8 million for deferred underwriting commissions payable to BTIG and $0.2 million in redemptions. The Contribution Amount does not reflect a reduction of $0.6 million related to the repayment of a 2021 loan between the Sponsor and NPA upon closing of the Business Combination.

The following summarizes the pro forma shares of Common Stock economic ownership and voting rights associated with such shares:

Ownership and Voting

in actuals	Shares	Ownership %	Voting Rights	Voting %
Class A Common Stock(a)	51,729,704	29%	51,729,704	6%
Class B Common Stock(b)	51,636,922	28%	51,636,922	6%
Class C Common Stock(c)	78,163,078	43%	781,630,780	88%
Total Shares at Closing	181,529,704	100%	884,997,406	100%

(a)	Excludes (i) 129,800,000 AST Common Units held by parties other than the Company outstanding immediately following the completion of the Business Combination, (ii) 6,100,000 private placement warrants outstanding and (iii) 11,500,000 public warrants outstanding. AST Common Units are redeemable for, at the Company’s election (subject to certain exceptions), either cash (based on the market price for a share of Class A Common Stock at the time of the redemption) or an equal number of shares of Class A Common Stock.
(b)	Class B Common Stock are non-economic and carry one vote per share whereas Class A Common Stock are economic shares and will have one vote per share.
(c)	Class C Common Stock are non-economic and, until the Sunset Date, will entitle the holder thereof to cast a number of votes on all matters on which stockholders are entitled to vote equal to the lesser of (x) 10 votes and (y) the Class C Share Voting Amount, whereas Class A Common Stock are economic shares and will have one vote per share. From and after the Sunset Date, Class C Common Stock will entitle the holder thereof to case one vote per share.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021, the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are based on the historical financial statements of NPA and AST. The unaudited pro forma adjustments are based on information currently available, assumptions and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	NPA (Historical) (US GAAP)	AST (Historical) (US GAAP)	Combined	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$50,053	$22,213	$72,266	231,914	(A)	$439,109
				230,000	(B)
				(5,295)	(B)(D)
				(8,050)	(D)
				(30,363)	(D)
				(50,927)	(E)
				(350)	(F)
				(86)	(G)

Accounts receivable, net	-	1,070	1,070	-		1,070
Inventory	-	2,922	2,922	-		2,922
Prepaid expenses	48	1,023	1,071	-		1,071
Other current assets	54	6,820	6,874	(5,609)	(D)	1,265
Property and Equipment
BlueWalker 3 satellite - construction in progress	-	37,186	37,186	-		37,186
Property and equipment, net	-	11,772	11,772	-		11,772
Other Long-Term Assets
Operating lease right-of-use assets	-	6,782	6,782	-		6,782
Intangible assets, net	-	451	451	-		451
Goodwill, net	-	3,759	3,759	-		3,759
Investment and cash held in trust account	231,914	-	231,914	(231,914)	(A)	-

Other assets and deposits	-	172	172	-		172
Total Assets	$282,069	$94,170	$376,239	129,320		$505,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,258	$5,750	$7,008	$(796)	(C)	$5,353
				(623)	(D)
				(236)	(E)
Promissory note – related party	600	-	600	(600)	(E)	-

Accrued expenses	-	9,499	9,499	796	(C)	5,065
				(4,789)	(D)
				(91)	(E)
				(350)	(F)
Deferred revenue	-	3,988	3,988	-		3,988
Current operating lease liability	-	488	488	-		488
Long-Term Liabilities
Deposit from investors	50,000	-	50,000	(50,000)	(E)	-
Deferred tax liabilities	-	-	-	-	(H)	-

Deferred underwriting fees payable	8,050	-	8,050	(8,050)	(D)	-
Warrants liability	66,086	-	66,086	-		66,086
Non-current operating lease liability	-	6,439	6,439	-		6,439
Total Liabilities	125,994	26,164	152,158	(64,739)		87,419
Redeemable Equity						-
Common stock subject to possible redemption	151,075	-	151,075	(151,075)	(I)	-
Equity
Class A Common Stock	1	-	1	2	(B)	6
				-	(G)
				2	(I)
				1	(K)
Class B Common Stock	1	-	1	(1)	(K)	5
				5	(L)
Class C Common Stock	-	-	-	8	(L)	8
Series A convertible preferred units, net	-	9,394	9,394	(9,394)	(L)	-
Series B convertible preferred units, net	-	102,717	102,717	(102,717)	(L)	-
Founder’s common equity	-	5,832	5,832	(5,832)	(L)	-
Accumulated other comprehensive income (loss)	-	(365)	(365)	365	(J)	-
Additional paid in capital	59,243	-	59,243	229,998	(B)	170,005
				(5,295)	(B) (D)
				(30,560)	(D)
				151,073	(I)
				(297,688)	(M)
				(365)	(J)
				(54,245)	(J)
				117,930	(L)
				(86)	(G)
Accumulated deficit	(54,245)	(51,488)	(105,733)	54,245	(J)	(51,488)

Total equity attributable to stockholders	5,000	66,090	71,090	47,446		118,536
Noncontrolling interests	-	1,916	1,916	297,688	(M)	299,604
Total equity	5,000	68,006	73,006	345,134		418,140
Total liabilities and equity	$282,069	$94,170	$376,239	$129,320		$505,559

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	NPA (Historical) (US GAAP)	AST (Historical) (US GAAP)	Combined	Pro Forma Adjustments(1)		Pro Forma Combined(1)

Revenues	$-	$951	$951	$-		$951
Cost of Sales	-	(896)	(896)	-		(896)
Gross Profit	-	55	55	-		55

Operating Expenses
Engineering services	-	(5,659)	(5,659)	-		(5,659)
General and administrative cost	-	(5,537)	(5,537)	-		(5,537)
Research and development cost	-	(304)	(304)	-		(304)
Formation and operating cost	(1,435)	-	(1,435)	30	AA	(1,405)
Depreciation and amortization	-	(614)	(614)	-		(614)
Total Operating Expense	(1,435)	(12,114)	(13,549)	30		(13,519)

Other Income and Expense
Interest and dividend Income	21	2	23	(21)	BB	2
Changes in fair value of warrant liabilities	2,028	-	2,028	-		2,028
Interest expense	-	-	-	-		-
Other income and (expense), net	-	(30)	(30)	-		(30)
Total other income /(expense)	2,049	(28)	2,021	(21)		2,000

Loss before income taxes	614	(12,087)	(11,473)	9		(11,464)

Provision for income taxes	(17)	(1)	(18)	-		(18)
Net Loss	597	(12,088)	(11,491)	9		(11,482)

Less: Net loss attribute to non-controlling interest	-	508	508	7,171	CC	7,679
Loss attributable to stockholders	597	(11,580)	(10,983)	7,180		(3,803)

Net loss per common share	$0.04	$(2.50)				$(0.07)
Weighted average shares outstanding
Basic and diluted	13,827,085	5,500,840				51,729,704

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	NPA (Historical) (US GAAP)	AST (Historical) (US GAAP)	Combined	Pro Forma Adjustments(1)		Pro Forma Combined(1)

Revenues	$-	$5,967	$5,967	$-		$5,967
Cost of Sales	-	(3,025)	(3,025)	-		(3,025)
Gross Profit	-	2,942	2,942	-		2,942

Operating Expenses
Engineering services	-	(13,081)	(13,081)	-		(13,081)
General and administrative cost	-	(12,320)	(12,320)	(350)	DD	(12,670)
Research and development cost	-	(1,011)	(1,011)	-		(1,011)
Formation and operating cost	(1,125)	-	(1,125)	120	AA	(1,005)
Depreciation and amortization	-	(887)	(887)	-		(887)
Total Operating Expense	(1,125)	(27,299)	(28,424)	(230)		(28,654)

Other Income and Expense
Interest and dividend Income	1,480	71	1,551	(1,480)	BB	71
Changes in fair value of warrant liabilities	(52,152)	-	(52,152)	-		(52,152)
Interest expense	-	(10)	(10)	-		(10)
Other income and (expense), net	2	22	24	-		24
Total other income /(expense)	(50,670)	83	(50,587)	(1,480)		(52,067)

Loss before income taxes	(51,795)	(24,274)	(76,069)	(1,710)		(77,779)

Provision for income taxes	(166)	(131)	(297)	-		(297)
Net Loss	(51,961)	(24,405)	(76,366)	(1,710)		(78,076)

Less: Net loss attribute to non-controlling interest	-	344	344	54,812	CC	55,156
Loss attributable to stockholders	(51,961)	(24,061)	(76,022)	53,102		(22,920)

Net loss per common share	$(6.13)					$(0.44)
Weighted average shares outstanding
Basic and diluted	8,598,542					51,729,704

(1)	Net loss per common share is based on the weighted average shares of Class A Common Stock and does not include Class B Common Stock and Class C Common Stock as these shares are non-economic.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as AST has been determined to be the accounting acquirer, primarily due to the fact that AST shareholders continue to control the Company. Under this method of accounting, while NPA is the legal acquirer, it is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of AST issuing stock for the net assets of NPA, accompanied by a recapitalization. The net assets of NPA are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of AST.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 present pro forma effect to the Business Combination as if they have been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	NPA’s unaudited condensed balance sheet as of March 31, 2021 and the related notes, included elsewhere in this prospectus; and

●	AST’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes, included elsewhere in this prospectus.

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The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

●	NPA’s unaudited condensed statement of operations for the three months ended March 31, 2021 and the related notes, included elsewhere in this prospectus and

●	AST’s unaudited condensed consolidated statement of operation for the three months ended March 31, 2021 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	NPA’s audited statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in this prospectus and

●	AST’s audited consolidated statement of operation for the year ended December 31, 2020 and the related notes, included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, cost savings or anticipated costs of operating a public company that may be associated with the Business Combination.

The pro forma adjustments reflecting the completion of the Business Combination are based on certain currently available information and certain assumptions and methodologies that we believe are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of the Company and AST.

2. Accounting Policies

Upon completion of the Business Combination, the Company’s management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

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3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). We have elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the amount of Class A Common Stock outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Reflects the reclassification of $231.9 million of investments and cash held in the Trust Account at the balance sheet date that became available to fund the Business Combination.

(B)	Represents the gross proceeds of $230.0 million from the issuance of 23 million shares of Class A Common Stock at $0.0001 par value, in the PIPE Investment offset by the PIPE Investment fee of $5.3 million.

(C)	Reflects the reclassification of NPA’s historical accrued expenses to align with the balance sheet presentation of AST.

(D)

Reflects the settlement of $45.7 million of transaction costs in connection with the Business Combination, of which $1.9 million has been paid as of March 31, 2021. $5.3 million relates to the PIPE Investment fee as noted above and is reflected as a reduction of additional paid-in capital as those are directly related to the equity raise. $8.1 million is the settlement of NPA’s deferred underwriting compensation fees incurred during the IPO due upon completion of the Business Combination of which $4.8 million is payable to BTIG. $5.4 million relates to the settlement of the accrued transaction expenses within accrued expenses and accounts payable. $5.6 million of deferred transaction costs which is directly related to the equity raise is reflected within additional paid in capital. The remaining settlement amount of $30.4 million relates to advisory, legal, and other fees incurred and is reflected within additional paid-in capital.

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(E)	Reflects the settlement of NPA’s historical liabilities after payment of liabilities related to transaction costs in connection with the Business Combination that was settled upon the close of the Business Combination.

(F)	Reflects the reduction in cash and accrued expenses for the one-time discretionary transaction bonus approved by the AST board of directors to Mr. Severson for efforts towards the completion of the Business Combination.

(G)	Reflects the actual redemption of 8,460 shares of NPA Common Stock for aggregate redemption payments of $0.09 million at a redemption price of approximately $10.09 per share and allocated to Class A Common Stock and additional paid-in capital using par value $0.0001 per share as of the close of the transaction. Total redemption payments were $0.2 million which includes $0.12 million of payments incurred prior to March 31, 2021.

(H)	Pursuant to the Tax Receivable Agreement, the Company is generally required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group realizes, or is deemed to realize, as a result of certain Tax Attributes, which include existing tax basis in certain assets of AST and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to AST Common Units acquired by the Company from a TRA Holder (including AST Common Units held by a Blocker Corporation acquired in a Reorganization Transaction (as defined in the Tax Receivable Agreement)), each as determined at the time of the relevant acquisitions; tax basis adjustments resulting from taxable exchanges of AST Common Units (including any such adjustments resulting from certain payments made by the Company under the Tax Receivable Agreement) acquired by the Company from a TRA Holder pursuant to the terms of the A&R Operating Agreement; tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and certain tax attributes of Blocker Corporations holding AST Common Units that are acquired directly or indirectly by the Company pursuant to a Reorganization Transaction.

Upon the completion of the Business Combination, the Tax Group did not acquire any AST Common Units in an Exchange or Reorganization Transaction, as defined in the Tax Receivable Agreement. As a result, no Tax Receivable Agreement liability has been recorded. As part of the Business Combination, the Company obtains an increased tax basis in its AST Common Units. The gross (pre-tax) deferred tax asset relating to SpaceMobile’s investment in AST is approximately $299 million. The Company has assessed the realizability of their deferred tax assets and in that analysis has considered the relevant positive and negative evidence available to determine whether it is more likely than not that some portion or all of the deferred tax assets will be realized. As a result, the Company has recorded a full valuation allowance against its deferred tax assets. A full valuation allowance on deferred tax assets will be maintained until there is sufficient evidence to support the reversal of all or some portion of these allowances.

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(I)	Reflects the reclassification of the NPA Class A Common Stock subject to possible redemption to permanent equity at $0.0001 par value.

(J)	Reflects the reclassification of NPA’s historical accumulated deficit and AST’s accumulated other comprehensive loss to additional paid in capital as part of the recapitalization.

(K)	Reflects the conversion of Founder Shares to Class A Common Stock at the closing of the Business Combination. In connection with the closing of the Business Combination, all Founder Shares converted into shares of Class A Common Stock.

(L)	Reflects conversion of redeemable preferred units and AST Series A Preferred Units and AST Series B Preferred Units into AST Common Units, and the recapitalization of AST as the issuance of Class B Common Stock and Class C Common Stock as consideration for the reverse recapitalization.

(M)	Reflects the recognition of 71% noncontrolling interests as a result of the Up-C structure. The noncontrolling interest is determined based on the noncontrolling interest percentage of NPA’s pro forma equity less certain adjustments.

Our A&R Operating Agreement provides that the AST Common Units not held by us provide each member with the right to cause us to redeem its AST Common Units in whole or in part at any time and from time to time following the waiver or expiration of the lock-up period pursuant to the Stockholders’ Agreement. NPA, as the Managing Member of AST, shall have the option to elect to have the AST Common Units redeemed for either shares of Class A Common Stock or cash as set forth in the A&R Operating Agreement (the “Cash Settlement”). We established a committee to exercise full control over all decisions on settlement for noncontrolling interest redemptions. The committee, named the Redemption Election Committee, has the fiduciary duties to act in the best interests of all of our stockholders, was delegated the full power of our board in respect of redemption settlement decisions, and consists solely of directors that are neither nominated by, or affiliated with, any noncontrolling interest holders.

Further, the settlement decisions made by the Redemption Election Committee will be solely in the Company’s control and cannot be overridden or vetoed by other board members, including Mr. Avellan. Under the Stockholders’ Agreement, the Stockholder Parties agreed that, until such date as the Stockholder Parties collectively control less than 50% of the total voting power of the Company, (i) the Stockholder Parties will take all necessary action to cause the Company and the Company’s Board to maintain the Redemption Election Committee of the Company’s Board and its delegated powers and (ii) the provisions of the Stockholders’ Agreement relating to the Redemption Election Committee cannot be amended without the express approval of the Redemption Election Committee.

The noncontrolling interest was classified as permanent equity within the pro forma balance sheet as the Company, acting through the Special Redemption Committee, may only elect to settle a redemption request in cash if the cash delivered in the exchange is limited to the cash proceeds to be received from a new permanent equity offering through issuance of Class A Common Stock in accordance with Section 11.1.2 of the Operating Agreement.

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Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 are as follows:

(AA)	Reflects the elimination of NPA’s administrative service fee paid to the Sponsor that ceased upon the close of the Business Combination.

(BB)	Reflects elimination of interest income and dividends earned on the Trust Account.

(CC)	Reflects the recognition of net income attributable to the 71% noncontrolling interests as a result of the Up-C structure.

(DD)	Reflects the one-time payment of a discretionary transaction bonus approved by the AST board of directors to Mr. Severson for efforts towards the completion of the Business Combination.

4. Earnings per Share

Represents net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

(in thousands, except share and per share data)	Three months ended March 31, 2021	Twelve months ended December 31, 2020
Pro forma net loss attributable to stockholders	$(3,803)	$(22,920)
Pro forma weighted average Class A Common Stock – basic and diluted	51,729,704	51,729,704
Pro forma Class A net loss per ordinary share	$(0.07)	$(0.44)
Pro forma weighted average Class A shares outstanding – basic and diluted
Class A – Public Stockholders	22,979,704	22,979,704
Class A – Sponsors	5,750,000	5,750,000
Total New Providence Acquisition Corp.	28,729,704	28,729,704
Class A – Private Placement Investors (PIPE)	23,000,000	23,000,000
Pro forma weighted average Class A shares outstanding – basic and diluted(1)	51,729,704	51,729,704

(1)	The Class B Common Stock and Class C Common Stock issued for consideration are non-economic and as such are excluded from the earnings per share calculation. For the purposes of applying the treasury stock method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and warrants sold in the private placement are exchanged for 17.6 million underlying Class A Common Stock. However, this results in anti-dilution, and the effect of such exchange was not included in calculation of diluted earnings per share.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are an innovative satellite designer and manufacturer. We operate from six locations that include our corporate headquarters and 85,000 square foot satellite assembly, integrating and testing facility in Midland, Texas, as well as operations in Maryland, Spain, the United Kingdom, and Israel. In addition, our 51% owned and controlled subsidiary, Nano, is located in Lithuania.

We and our global partners are building the first and only space-based cellular broadband network to be accessible by standard smartphones. Our SpaceMobile Service is expected to provide cost-effective, high-speed mobile broadband services with global coverage to all end-users, regardless of where they live or work, without the need to purchase special equipment. We believe the SpaceMobile Service would be the first global direct mobile broadband network using LEO satellites to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT-enabled device. We intend to partner with MNOs to offer the SpaceMobile Service to the MNOs’ end-user customers. Users will not need to subscribe to the SpaceMobile Service directly with us, nor will they need to purchase any new or additional equipment. Users will be able to access the SpaceMobile Service when prompted on their device that they are no longer within range of the land-based facilities of the MNO operator or will be able to purchase a plan directly with their existing mobile provider.

The SpaceMobile Service is planned to be provided through a network of 168 high-powered, large phased-array satellites in LEO. The worldwide mobile traffic will be directed by the SpaceMobile Service to a terrestrial gateway and then to the in-country MNO’s core cellular network connected to the internet. Users will connect to the SpaceMobile Service as if they were using a local cell tower, with less communication delay effects than existing geostationary satellite communication systems experience.

On April 1, 2019, we launched our first test satellite, the BW1, which was used to validate our satellite to cellular architecture and was capable of managing communications delays from LEO orbit and the effects of doppler in a satellite to ground cellular environment using the 4G-LTE protocol. We are currently completing the manufacturing and testing of our BW3 test satellite at our Midland, Texas facility. As of March 31, 2021, we have incurred approximately $37.2 million on our BW3 efforts (primarily consisting of non-recurring engineering costs), and we intend to incur an additional $23 to $26 million of capital investments (primarily consisting of non-recurring engineering costs) to bring this project to completion. During 2021, we have been assembling and testing the components of our BW3 satellite at our global facilities. BW3 is currently targeted to launch late in the fourth quarter of 2021. However, the exact timing of such launch is contingent on a number of factors, including satisfactory and timely completion of construction and testing of BW3 and the availability of an appropriate launch window and vehicle from our launch provider. The launch of BW3 was scheduled to coincide with the launch of a primary payload from an unrelated entity. The primary payload from such unrelated entity is delayed, which may in turn delay the launch window for BW3. If we are required to identify another launch vehicle and/or launch provider, we may incur delays in such launch and may incur additional costs. We are planning our first commercial satellite launches for the second half of 2022 or early 2023, which are expected to provide satellite coverage in the 49 Equatorial countries, representing a total population of approximately 1.6 billion people, with 20 satellites. We plan to achieve full global mobile coverage with the launch of 110 satellites by the end of 2023 or early in 2024 and multiple input multiple output (“MIMO”) with the launch of a total of 168 satellites by the end of 2024.

Revenue is currently generated from Nano, which consists of satellite development and manufacturing, procuring and arranging launch services, as well as in-orbit operations. Additionally, on a smaller scale, Nano offers hosted payload services, sale of individual satellite parts and subsystems, and software licenses.

For additional information regarding our relationships with industrial and wireless infrastructure providers, see the section entitled “Business — Key Industrial and Wireless Infrastructure Provider Relationships.”

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Impact of COVID-19 Pandemic

With the on-going global spread of the COVID-19 pandemic, we have implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on our business. The extent to which the COVID-19 pandemic impacts our business, research and development efforts and the value of our equity, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements, and the effectiveness of actions taken globally to contain and treat the disease. The global economic slowdown, the overall disruption of global healthcare systems and the other risks and uncertainties associated with the pandemic could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In addition, to the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties specific to the industry. To date, the pandemic has not had a material impact to our technology development efforts or results of our operations. However, given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the future effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity.

The Business Combination

On April 6, 2021 the Closing Date, AST completed the Business Combination pursuant to the Equity Purchase Agreement. As contemplated by the Equity Purchase Agreement (a) NPA was appointed as the managing member of AST and AST became a subsidiary of NPA; (b) NPA changed its name to “AST SpaceMobile, Inc.”; (c) immediately prior to the closing of the Business Combination, all then-outstanding shares of Class B common stock, par value $0.0001 per share, of NPA (“NPA Class B Common Stock”) held by Sponsor (the “Sponsor Stock”) converted into shares of Class A common stock, par value $0.0001 per share, of NPA (“NPA Class A Common Stock”) immediately prior to the Business Combination; (d) each share of NPA Class A Common Stock, including those converted as described in (c) above, was converted into one share of Class A Common Stock, and each warrant of was converted into one warrant of the Company (a “warrant”); (e) AST restructured its capitalization, appointed the Company as its managing member and issued to the Company 51,729,704 AST Common Units, in exchange for which AST received approximately $227.0 million remaining in NPA’s trust account following (i) the $4.8 million payment of deferred underwriting commissions (ii) $0.2 million of redemptions made in connection with NPA’s special meeting of stockholders relating to the transactions contemplated by the Equity Purchase Agreement and NPA’s annual meeting of stockholders to approve, among other things, a charter amendment to extend the date by which it had to complete an initial business combination and (iii) the repayment of a $0.6 million related party loan between the Sponsor and NPA; (f) AST issued to the Company warrants to purchase up to 17,600,000 AST Common Units; (g); the PIPE Investors purchased 23,000,000 shares of Class A Common Stock; (h) the Company issued 51,636,922 shares of Class B Common Stock to the Existing AST Equityholders (other than Avellan); and (i) the Company issued 78,163,078 shares of Class Common Stock to Avellan.

In connection with the closing of the Business Combination, the Company incurred an additional $31.2 million of contingent transaction costs, which were paid at closing.

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Components of Results of Operations

Revenues

To date, we have not generated significant revenues and do not expect to begin generating revenues from our SpaceMobile Service until 2023. Our 51% owned subsidiary, Nano, generates revenue from ancillary sales and services in Europe and the United States, but is primarily engaged in the development and manufacture of satellite technology. Nano also sells individual satellite parts, subsystems, and software to be configured to customers’ satellites, and enters into “rideshare” type agreements whereby Nano provides hosted payload services using customers’ payloads integrated with Nano-owned Satellite Buses for scheduled launches. Given the above information, any revenue recognition presented herein primarily relates to Nano’s commercially available goods and services.

Cost of Sales

Cost of sales includes the purchase price of various products and services that are used in performing under Nano’s revenue arrangements. Cost of sales also includes operational costs to fulfill Nano customer orders, including costs for Nano employees and overhead.

Engineering Services

Engineering services are charged to expense as incurred. Engineering services consist primarily of the expenses associated with our ongoing engineering efforts to establish technical feasibility of our products, as well as the cost of internal staff (such as engineers and consultants) to support these efforts. Currently, major engineering activities include procuring and manufacturing the satellite components required for the BW3 satellite. During 2021, we have been assembling and testing the components of our BW3 satellite at our global facilities. The BW3 satellite is targeted to launch late in the fourth quarter of 2021. Additionally, we have established alternative uses (separate economic value) for BW3 and therefore, the hard costs (i.e., test equipment, antennas, sensors, cables, launch vehicles) and other nonrecurring costs solely associated with our BW3 developments are capitalized to our construction in progress (“CIP”) account, and presented on our Consolidated Balance Sheets.

Research and Development Costs

Our research and development (“R&D”) costs consist principally of non-recurring engineering developments in which we typically engage third party vendors. Currently, major R&D activities include engaging with vendors to help develop the electronic componentry and software to be used in the first commercial satellite launch phase of the SpaceMobile Service, which is expected to provide satellite coverage in certain countries along the Equator with 20 satellites.

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General and Administrative Costs

Our general and administrative costs include the costs of insurance, personnel, and outside professional services, including accounting and legal fees. We expect our general and administrative costs to increase following the Business Combination on April 6, 2021, including expenses necessary to comply with the rules and regulations applicable to U.S. public companies and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as higher expenses for general and director and officer insurance, investor relations, and professional services.

Depreciation and Amortization

Depreciation and amortization expense includes amounts related to property and equipment as well as finite-lived intangible assets. Once BW3 is completed and successfully launched, we expect a significant portion of our depreciation expense to relate to the depreciation of this asset, given its assigned useful life is two years.

Interest Income

Our interest income consists primarily of interest earned on cash and cash equivalents held by us in interest bearing demand deposit accounts.

Interest Expense

Our interest expense consisted of interest on the borrowings from our founder and Chief Executive Officer, Abel Avellan. We repaid all amounts due under this borrowing as of March 3, 2020.

Other Income and (Expense), Net

Our other income or expense consists of miscellaneous non-operating items, such as foreign exchange gains or losses.

Income Taxes

Our income tax expense is driven by our foreign subsidiaries, primarily Israel and Nano.

Results of Operations

The following tables set forth summaries of our consolidated results of operations for the periods indicated below and the changes between the periods. The results of operations data for the three months ended March 31, 2021 and 2020 have been derived from the unaudited condensed consolidated financial statements and the fiscal years ended December 31, 2020 and 2019 have been derived from the audited consolidated financial statements, in each case included elsewhere in this prospectus.

Three Months Ended March 31, 2021 Compared to the Three Months Ended March 31, 2020

	Three Months Ended March 31, (unaudited)
	2021	2020	$ Change
	(dollars in thousands)
Revenues	$951	$773	$178

Cost of sales	(896)	(1,030)	134

Gross profit	55	(257)	312

Operating expenses:
Engineering services	5,659	2,148	3,511
General and administrative costs	5,537	2,178	3,359
Research and development costs	304	43	261
Depreciation and amortization	614	120	494
Total operating expenses	12,114	4,489	7,625

Other income and expense:
Interest income	2	36	(34)
Interest expense	-	(23)	23
Other income and (expense), net	(30)	(3)	(27)
Total other income (expense)	(28)	10	(38)

Net loss before income taxes	(12,087)	(4,736)	(7,351)
Income taxes	(1)	-	(1)
Net loss	$(12,088)	$(4,736)	$(7,352)

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Revenues

Total revenues increased by $0.2 million to $1.0 million for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020. The increase was primarily due to an increase in sales to new third-party customers.

Cost of Sales

Total cost of sales decreased by $0.1 million to $0.9 million for the three months March 31, 2021 as compared to the three months ended March 31, 2020. The decrease was primarily due to decreased costs to deliver new and existing revenue contracts to Nano customers during the three months ended March 31, 2021. In 2020, we incurred significant costs of sales on specific contracts while the related revenue was not recognized during the three months ended March 31, 2020.

Engineering Services

Total engineering services increased by $3.5 million to $5.7 million for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020. The increase was primarily due to a $2 million increase in internal engineer headcount and a $0.7 million increase in internal consultant costs. The costs related to recurrent engineers and consultants that are not solely associated with the development of BW3 are expensed as engineering services. The remaining $0.8 million increase relates to other operating expenses, such as consumables, components and facility expenses. We expect engineering expenses to continue to increase over the upcoming years as the SpaceMobile Service is developed.

We are also in the process of manufacturing and launching the first space-based global broadband cellular network distributed through a constellation of Low Earth Orbit Satellites (the “AST Satellite Constellation”). Once deployed and operational, the AST Satellite Constellation will provide connectivity directly to standard/unmodified cellular phones or any 2G/3G/4G LTE and 5G enabled device (the “SpaceMobile Service”). The SpaceMobile Service will be made available to cellular subscribers and others through wholesale commercial roaming agreements with cellular service providers on a global basis.

General and Administrative Costs

Total general and administrative costs increased by $3.4 million to $5.5 million for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020. The increase was primarily due to a $1.9 million increase in employee and consultant-related expenses such as salaries and recruiting fees due to the increase in headcount compared to the prior year period, a $0.7 million increase in professional costs due to the increase in legal and accounting services compared to the prior year period, and a $1 million increase in other miscellaneous expenses such as corporate office expenses, licenses, and insurance costs, offset by a $0.1 million decrease in travel expenses due to reduced travel as a result of the COVID-19 pandemic.

Research and Development Costs

Total research and development costs increased by $0.3 million to $0.3 million for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020. The increase was primarily due a $0.3 million increase in development efforts relating to the SpaceMobile constellation.

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Depreciation and Amortization

Total depreciation and amortization increased by $0.5 million to $0.6 million for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020. The increase was primarily due to the purchase of additional fixed assets and leasehold improvements between periods.

Total Other Income (Expense)

Total other expense decreased by less than $0.1 million to less than $0.1 million for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020. The increase was primarily driven by a less than $0.1 million decrease in interest earned during the current fiscal quarter.

Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

	Year Ended December 31,
	2020	2019	$ Change
	(dollars in thousands)
Revenues	$5,967	$1,414	$4,553

Cost of sales	(3,025)	(954)	(2,071)

Gross profit	2,942	460	2,482

Operating expenses:
Engineering services	13,081	4,668	8,413
General and administrative costs	12,320	5,404	6,916
Research and development costs	1,011	1,062	(51)
Depreciation and amortization	887	388	499
Total operating expenses	27,299	11,522	15,777

Other income and expense:
Interest income	71	2	69
Interest expense	(10)	(22)	12
Other income and (expense), net	22	(15)	37
Total other income (expense)	83	(35)	118

Net loss before income taxes	(24,274)	(11,097)	(13,177)
Income taxes	(131)	(44)	(87)
Net loss	$(24,405)	$(11,141)	$(13,264)

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Revenues

Total revenues increased by $4.6 million to $6.0 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase was primarily due to a $3.9 million increase in sales to new third-party customers, and a $0.7 million increase in revenue recognized on existing Nano customers.

Cost of Sales

Total cost of sales increased by $2.1 million to $3.0 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase was primarily due to increased costs to deliver new and existing revenue contracts to Nano customers, specifically at the newly established Nano US entity during the fiscal year.

Engineering Services

Total engineering services increased by $8.4 million to $13.1 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase was primarily due to a $5.2 million increase in internal engineer headcount and a $1.8 million increase in internal consultant headcount. The costs related to recurrent engineers and consultants that are not solely associated with the development of BW3 are expensed as engineering services. The remaining $1.4 million increase relates to other operating expenses, such as consumables, components and facility expenses, specifically relating to new operations in United Kingdom during the current fiscal year. We expect engineering expenses to continue to increase over the upcoming years as the SpaceMobile Service is developed.

General and Administrative Costs

Total general and administrative costs increased by $6.9 million to $12.3 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase was primarily due to a $4.0 million increase in employee and consultant-related expenses such as salaries and recruiting fees due to the increase in headcount compared to the prior year period, a $1.8 million increase in professional costs due to the increase in legal and accounting services compared to the prior year period, and a $1.5 million increase in other miscellaneous expenses such as corporate office supplies, licenses, and insurance costs, offset by a $0.4 million decrease in travel expenses due to reduced travel as a result of the COVID-19 pandemic.

Research and Development Costs

Total research and development costs decreased by $0.1 million to $1.0 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The decrease was primarily due a $1.1 million decrease in costs relating to the development of BW1 given this project was completed in 2019, offset by a $1.0 million increase in 2020 development efforts relating to the SpaceMobile constellation.

Depreciation and Amortization

Total depreciation and amortization increased by $0.5 million to $0.9 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase was primarily due to the purchase of additional fixed assets and leasehold improvements during the fiscal year.

Total Other Income (Expense)

Total other income increased by $0.1 million to $0.1 million for the year ended December 31, 2020 as compared to the year ended December 31, 2019. The increase was primarily driven by a $0.1 million increase in interest earned during the current fiscal year.

Liquidity and Capital Resources

We require capital to fund our operating expenses and to make capital expenditures. We expect our capital requirements to increase as our operations expand. We had $22.2 million in cash and cash equivalents as of March 31, 2021. As a result of the Business Combination which occurred on April 6, 2021, NPA contributed net proceeds of approximately $417 million. As a result, our cash and cash equivalents increased to $439 million. We believe our operating cash flows, together with our cash on hand and the cash obtained as a result of the Business Combination is sufficient to meet our current working capital and capital expenditure requirements for a period of at least twelve months from the date of this prospectus.

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The design, development, manufacture, integration, testing, assembly and launch of satellites and related components is a capital-intensive venture. We estimate the gross costs associated with designing, building and launching the 20 Equatorial SpaceMobile satellites to be approximately $510 million, which includes $128 million of capital raised to date by us from preferred stock, common stock, and founder loan proceeds, excluding the cash received under the Business Combination with NPA. As part of the Business Combination, NPA contributed approximately $417 million in net proceeds to us in exchange for 28.5% of the outstanding AST Common Units and became the managing member of AST. We estimate the gross costs associated with designing, building and launching all global and MIMO SpaceMobile satellites and related infrastructure to be approximately $1.7 billion. As noted above, as a result of the Closing, we believe we have sufficient capital to fund planned operations and development for the next 12 to 24 months, including the launch of our first 20 Equatorial satellites. We will need to raise additional capital to continue developing and launching satellites to complete subsequent phases of the SpaceMobile Service. We expect to raise additional funds through the issuance of equity, equity related or debt securities, or through obtaining credit from government or financial institutions. This capital may be necessary to fund our ongoing operations, continue research, development and design efforts, improve infrastructure, and launch satellites. We cannot be certain that additional funds will be available to us on favorable terms if required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially adversely affected.

Cash Flows

Cash Flows for the three months ended March 31, 2021 and 2020

The following table summarizes our sources and uses of cash for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020
	(dollars in thousands)
Cash and cash equivalents	$22,213	$88,922

Cash used in operating activities	$(8,513)	$(4,235)
Cash used in investing activities	(11,437)	(3,936)
Cash (used in) provided by financing activities	(595)	70,343

Operating activities

Cash used in operating activities was $8.5 million for the three months ended March 31, 2021, as compared to cash used in operating activities of $4.2 million for the same period in 2020. The $4.3 million increase in cash used in operating activities for the three months ended March 31, 2021 was primarily attributable to the $12.1 million net loss as a result of the expansion of our operations and satellite technology development efforts, an increase in net loss of $7.4 million over the prior period, offset by a $2.4 million change in operating assets and liabilities and $1.1 million change in non-cash adjustments to reconcile net loss to cash used in operating activities.

Investing activities

Cash used in investing activities was $11.4 million for the three months ended March 31, 2021, as compared to cash used in investing activities of $3.9 million for the same period in 2020. The $7.5 million increase in cash used in investing activities for the three months March 31, 2021 was primarily attributable to a $5.5 million increase in BW3 satellite construction costs, as well as a $2 million increase in purchases of property and equipment including satellite antennas, test equipment, and leasehold improvements.

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Financing activities

Cash used in financing activities was $0.6 million for the three months March 31, 2021, as compared to cash provided by financing activities of $70.3 million for the same period in 2020. The $70.9 million decrease in cash provided by financing activities for the three months ended March 31, 2021 was primarily attributable to a decrease in net proceeds from the issuance of AST Series B Preferred Units during the period of $72.1 million and an increase in direct and incremental costs incurred for the merger with NPA of $5.0 million, offset by a $1.8 million decrease in the repayment for a founder bridge loan as compared to the prior period.

Cash Flows for the years ended December 31, 2020 and 2019

The following table summarizes our sources and uses of cash for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
	(dollars in thousands)
Cash and cash equivalents at end of period	$42,777	$26,498

Cash used in operating activities	$(22,800)	$(9,300)
Cash used in investing activities	(30,411)	(3,654)
Cash provided by financing activities	69,663	32,379

Operating activities

Cash used in operating activities was $22.8 million for the year ended December 31, 2020, as compared to cash used in operating activities of $9.3 million for the same period in 2019. The $13.5 million increase in cash used in operating activities for the year ended December 31, 2020 was primarily attributable to the $24.4 million net loss as a result of the expansion of our operations and satellite technology development efforts, an increase in net loss of $13.3 million, as well as a $0.2 million increase driven by a $1.1 million change in operating assets and liabilities, offset by a $0.9 million change in adjustments to reconcile net loss to cash used in operating activities.

Investing activities

Cash used in investing activities was $30.4 million for the year ended December 31, 2020, as compared to cash used in investing activities of $3.7 million for the same period in 2019. The $26.8 million increase in cash used in investing activities for the year ended December 31, 2020 was primarily attributable to a $20.2 million increase in BW3 satellite construction costs that started at the end of year 2019 and are still in progress, as well as a $6.6 million increase in purchases of property and equipment including satellite antennas, test equipment, and leasehold improvements.

Financing activities

Cash provided by financing activities was $69.7 million for the year ended December 31, 2020, as compared to cash provided by financing activities of $32.4 million for the same period in 2019. The $37.3 million increase in cash provided by financing activities for the year ended December 31, 2020 was primarily attributable to $72.9 million of net proceeds from the issuance of AST Series B Preferred Units during the fiscal year, offset by a $31.5 million decrease in net proceeds from AST Series B Preferred Units issued in the prior period.

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Funding Requirements

We believe our existing cash and cash equivalents along with the net proceeds received from the Business Combination with NPA will be sufficient to meet anticipated cash requirements for at least 12 months from the date hereof. However, our forecast of the period of time through which our financial resources will be adequate to support operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially. We have based this estimate on assumptions that may prove to be wrong, and we could expend capital resources sooner than we expect.

Future capital requirements will depend on many factors, including:

●	Seeking and obtaining market access approvals;

●	Establishing and maintaining supply and manufacturing relationships with third parties that can provide adequate, in both amount and quality, products and services to support our satellite development;

●	Addressing any competing technological and market developments; and

●	Attracting, hiring, and retaining qualified personnel.

Further details on the various risks to our operations are provided and discussed in the “Risk Factors” section of this document.

Until such time, if ever, as we can generate substantial revenues to support our cost structure, we expect to finance cash needs through a combination of equity offerings, debt financings, commercial and other similar arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of stockholders will be or could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise funds through commercial agreements, or other similar arrangements with third parties, we may have to relinquish valuable rights to our technologies and/or future revenue streams, or grant licenses on terms that may not be favorable to us and/or may reduce the value of our common stock. In addition, our ability to raise necessary financing could be impacted by the COVID-19 pandemic and its effects on the market conditions. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our commercialization efforts or grant rights to develop and market other services even if we would otherwise prefer to develop and market these services ourself or potentially discontinue operations. See the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included herein for additional information.

Contractual Obligations

The following table reflects our contractual obligations as of December 31, 2020:

	Payments Due by Period
	Total	Less than 1 year	More than 1 year and less than 3	More than 3 years and less than 5	More than 5 years
	(dollars in thousands)
Operating lease obligations(1)	$14,151	$1,432	$2,604	$2,413	$7,701
Purchase obligations(2)	8,337	8,337	—	—	—
Total	$22,488	$9,769	$2,604	$2,413	$7,701

(1)	We primarily lease office space under operating lease agreements, with the most material lease relating to our International Air & Space Port in Midland, Texas. Refer to Note 6 — Commitments and Contingencies in the Notes to Consolidated Financial Statements for additional information on our leases.
(2)	The purchase obligations are associated with contracts with GK Launch Services and Dialog that are enforceable and legally binding, and specify all significant terms, including quantities to be purchased, price provisions, and the approximate timing of the transactions. Refer to Note 13 — Significant Agreements in the Notes to Consolidated Financial Statements for additional information.

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Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our policies and estimates, including but not limited to, those related to our revenue from contracts with customers, goodwill, intangibles and long-lived assets. Our management bases our estimates on historical experience, data available at the time the estimates are made and various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We consider the following accounting policies to be those that require the most subjective judgment or that involve uncertainty that could have a material impact on our financial statements. If actual results differ significantly from management’s estimates and projections, there could be a material effect on the financial statements. This is not a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP, with no need for management’s judgment in its application. For a discussion of our other accounting policies, see Note 2 — Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements.

Revenue from Contracts with Customers

We recognize revenue when or as control is transferred to a customer, which is in accordance with ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). The determination of revenue is dependent upon the following five step process: 1) we account for a contract with a customer when there is written approval, the contract is committed, the rights of the parties are identified, the contract has commercial substance and consideration is probable of collection; 2) we determine performance obligations by assessing whether the products or services are distinct from the other elements of the contract. In order to be distinct, the product or service must perform either on its own or with readily available resources and must be separate within the context of the contract; 3) we consider the amount stated on the face of the purchase order to be the transaction price and does not have variable consideration which could impact the stated purchase price agreed to; 4) transaction price is allocated to each individual performance obligation based on the standalone selling price of that performance obligation and if standalone market transactions are not available, we will estimate the standalone selling price through market assessments; and 5) if the transaction meets the criteria for over time recognition, we recognize revenue as the good or service is delivered. For transactions that do not meet the criteria for over time recognition, we will recognize revenue at a point in time based on an assessment of the five criteria for transfer of control. We have concluded that revenue should be recognized when shipped or delivered based on contractual terms.

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As it relates to government and space agency grants, Nano receives grant funding in exchange for satellite technology development efforts made by Nano to the European Space Agency and other governmental bodies. If Nano fails to maintain required commitments, the funds received may have to be repaid or other adverse consequences may arise, which could affect cash flows and profitability. When Nano has been awarded grant funding, cost reimbursements are recognized when it is probable that Nano will comply with the conditions attached to the grant arrangement and the grant proceeds will be received. Grants are recognized in Nano’s results of operations on a systematic basis over the periods in which it recognizes the related costs for which the grant is intended to compensate. Specifically, when grants are related to reimbursements, the grants are recognized as a reduction of the related expense in our results of operations. For grants related to reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset and recognized in Nano’s results of operations over the estimated useful life of the depreciable asset as reduced depreciation expense.

As it relates to collaborative arrangements, we consider the nature and contractual terms of an arrangement and assess whether the arrangement involves a joint operating activity pursuant to which we are an active participant and exposed to significant risks and rewards with respect to the arrangement. If we are an active participant and exposed to the significant risks and rewards with respect to the arrangement, we account for these arrangement pursuant to ASC Topic 808, Collaborative Arrangements, as amended by ASU 2018-18 (“ASC 808”), and applies a systematic and rational approach to recognize revenue (unless parts of the arrangement are within the scope of other authoritative accounting literature or can be appropriately analogized to other authoritative accounting literature). In connection with the Initial Series B Preferred Stock Issuance, we entered into a commercial agreement on October 26, 2019 with Vodafone, whereby Vodafone is provided exclusivity to operate the SpaceMobile Service in agreed upon markets as defined in the agreement. As part of this agreement, Vodafone will promote the service as an element of its normal business, and we are provided a 50/50 revenue share for all services enabled by our SpaceMobile satellite segment. The term of the agreement is five years starting with the initial launch of commercial service based on the Phase 3 constellation anticipated in 2023. The Vodafone commercial agreement is considered a collaborative arrangement under ASC 808 as both parties are active participants and share in the significant risks and rewards of the activities. We will not assign any value to the Vodafone commercial agreement at inception and will recognize their share of expenses as they are performed up to the time the activities are revenue generating.

Goodwill, Intangibles and Long-Lived Assets

We assess goodwill for impairment at least annually in the fourth quarter, on a reporting unit basis, or more frequently, when events and circumstances occur indicating that the recorded goodwill may be impaired. For the year ended December 31, 2020, our goodwill impairment process included applying a quantitative impairment analysis where the fair value of the reporting unit was compared to its carrying value (including goodwill). We engaged an independent third-party valuation specialist to assist in the determination of the fair value of the reporting unit based upon inputs and assumptions provided by management. The fair value of the reporting unit was based upon an equal weighting of the income and market approaches, utilizing estimated cash flows and a terminal value, discounted at a rate of return that reflects the relative risk of the cash flows, as well as valuation multiples derived from comparable publicly traded companies that are applied to operating performance of the reporting unit. Significant judgments inherent in these analyses include estimating the amount and timing of future cash flows and the selection of appropriate discount rates and long-term growth rate assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value for the reporting unit and could result in an impairment charge, which could be material to our financial position and results of operations. Based on the results of the quantitative impairment analysis, it was determined that there has been no impairment of goodwill related to the reporting unit as of December 31, 2020.

We assesses the impairment of intangible and long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important in the determination of an impairment include significant underperformance relative to historical or projected future operating results, significant changes in the manner that we use the acquired asset and significant negative industry or economic trends.

Recent Accounting Pronouncements

See Note 2 — Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements for a full description of recent accounting pronouncements including the expected dates of adoption and effects on results of operations and financial condition.

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BUSINESS

Our Company

We are an innovative satellite designer and manufacturer. We operate from six locations that include our corporate headquarters and 85,000 square foot satellite assembly, integrating and testing facility in Midland, Texas, as well as operations in Maryland, Spain, the United Kingdom, and Israel. Also, our 51% owned and controlled subsidiary, Nano, is located in Lithuania.

The SpaceMobile Service is expected to provide cost-effective, high-speed mobile broadband services with global coverage to all end-users, regardless of where they live or work, without the need to purchase special equipment. We believe the SpaceMobile Service would be the first global space-based cellular broadband network using LEO satellites to provide connectivity to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT-enabled device. Our innovative satellite designs and components are expected to reduce the communication delay effects which existing geostationary satellite systems experience. The SpaceMobile Service is being designed to provide global coverage for users traveling in and out of areas without terrestrial mobile services on land, at sea or in flight.

We are partnering with MNOs to offer the SpaceMobile Service to the MNOs’ end-user customers. We do not anticipate entering into agreements with mobile phone or other device manufacturers, and, accordingly, users will not need to subscribe to the SpaceMobile Service directly with us, nor will they need to purchase any new or additional equipment. We do not anticipate that mobile device manufacturers could unilaterally prohibit the SpaceMobile Service from being offered on their devices, as the service is designed to be complementary to the existing cellular broadband service offered by MNOs. Users will be able to access the SpaceMobile Service when prompted on their device that they are no longer covered by the terrestrial cellular infrastructure of the MNO with the ability to immediately connect or purchase a subscription plan directly with their existing MNO. Our agreements with MNOs are based on a revenue sharing model. As of March 31, 2021, we have entered into agreements and understandings with MNOs which collectively cover approximately 1.3 billion mobile subscribers of which approximately 890 million mobile subscribers are covered by agreements that provide for revenue-sharing with us. We estimate that the global market opportunity for our services is currently $1.1 trillion, according to GSMA market data, which represents over 5 billion mobile subscribers that are constantly moving in and out of coverage, of which approximately 3.3 billion subscribers are unconnected to cellular broadband. In addition to mobile subscribers, over 700 million people globally have no connectivity or mobile cellular coverage.

The SpaceMobile Service is being designed to enable MNOs, including existing partners and others, to provide full country coverage with no gaps and achieve their ambition to provide nationwide coverage, even in places without terrestrial infrastructure. The SpaceMobile Service will enable MNOs to augment and extend their coverage by using the MNOs’ spectrum resources without building towers or other land-based infrastructure where it is not cost-justified or is difficult due to environmental challenges such as mountainous or rugged terrain, maritime or aeronautical applications.

The SpaceMobile Service is expected to be provided by a network of 168 high-powered, large phased-array satellites in LEO. The worldwide mobile traffic will be directed by the SpaceMobile Service to a terrestrial gateway and then to the in-country MNO’s core cellular network connected to the internet. We anticipate that users will connect to the SpaceMobile Service as if they were using a local cell tower. The SpaceMobile Service has not yet generated revenues and is not expected to generate revenues until 2023, after the first commercial satellite launch phase of the SpaceMobile Service, which is expected to provide satellite coverage in 49 countries along the Equator, representing a total population of approximately 1.6 billion people, with 20 satellites.

On April 1, 2019, we launched our first test satellite, the BW1, which was used to validate our satellite to cellular architecture and was capable of managing communications delays from LEO orbit and the effects of doppler in a satellite to ground cellular environment using the 4G-LTE protocol. We are currently completing the manufacturing and testing of our BW3 test satellite at our Midland, Texas facility. As of March 31, 2021, we have incurred approximately $37.2 million on our BW3 efforts (including non-recurring engineering costs), and we intend to incur an additional $23 to $26 million of capital investments to bring this project to completion. During 2021, we have been assembling and testing the BW3 satellite at our global facilities. BW3 currently is targeted to launch late in the fourth quarter of 2021. We are planning our first commercial satellite launches for the second half of 2022 or early 2023, which are expected to provide satellite coverage in certain Equatorial countries with 20 satellites. We plan to achieve full global mobile coverage with the launch of 110 satellites by the end of 2023 or early in 2024 and MIMO with the launch of a total of 168 satellites by the end of 2024.

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Strategy

Key elements of our strategy include:

●	Maintaining our Focus on Technology and Innovations. We continue to focus on research and development to bring our SpaceMobile Service to the global market. Our continued innovation in the development of our satellite system, components and related technologies and services are supported by a global engineering team of space scientists and consultants and a culture that deeply values and supports innovation. Our global engineering team includes approximately 220 space scientists and consultants, among which are 24 PhDs who we employ or directly engage as consultants or who are engaged either full- or part-time on our matters and are employed by third-party consultants. We protect our focus on development and innovations by owning the majority of the intellectual property we use and protects such intellectual property with U.S. and worldwide registrations and applications.

●	Continue to Partner with MNOs to Sell the SpaceMobile Service to their End-User Customers. We continue to partner with MNOs to use the SpaceMobile Service to supplement and augment their terrestrial networks. As of March 31, 2021, we have entered into agreements and understandings with MNOs which collectively cover approximately 1.3 billion mobile subscribers and of which approximately 890 million mobile subscribers are covered by agreements with MNOs that provide for revenue-sharing with us. We continue to work with existing partners as well as continues to expand with new partners to increase market access in the markets in which we operate.

●	Continuing to Build and Leverage Relationships with Industrial and Wireless Infrastructure Providers. We intend to continue developing our industrial partnerships that produce products used in our satellites and that we source electronic components from to accelerate the development of our SpaceMobile Service as well as to continue developing commercial partnerships that allow us to gain access to mobile subscribers across the globe. Our engineering, production and technology relationships augment our internal resources, which include the ability to integrate and test satellites at our Midland, Texas facility, and we intend to leverage their capabilities and infrastructure.

Competitive Advantages of the SpaceMobile Service

We believe that our SpaceMobile Service will provide us with meaningful competitive advantages over current and developing solutions, including the following:

●	The SpaceMobile Service is expected to have the first-mover advantage and provide a first of its kind service to fill cellular coverage gaps;

●	The SpaceMobile Service will be operating in an industry with high barriers to entry, and we believe these barriers, including our proprietary and innovative satellite technologies and robust patent portfolio, which includes more than 1,200 patent and patent pending claims worldwide as of June 15, 2021, and our agreements and relationships with telecommunications companies, including some which are mutually exclusive, may provide insulation against direct competition;

●	The SpaceMobile Service is being designed to work with any standard cellphone and does not require any dedicated or proprietary terminal or special purpose satellite phones to access the network;

●	The SpaceMobile Service is not expected to experience the noticeable delay which existing geostationary satellite systems experience;

●	The SpaceMobile Service is being designed to be able to adapt our satellite network to terrestrial infrastructure changes and disruptions;

●	The SpaceMobile Service is expected to offer global support of broadband internet connectivity under our wholesale business model of revenue sharing agreements with MNOs;

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●	The SpaceMobile Service is being designed to provide continuous coverage across multiple geographic areas;

●	The SpaceMobile Service will not rely on direct sales to end-users and will utilize the existing customer bases of our partnership MNOs; and

●	The SpaceMobile Service will not require us to enter into agreements with mobile phone or other device manufacturers, and there is little risk that such manufacturers could unilaterally prohibit the SpaceMobile Service from being offered on their devices.

The SpaceMobile Service

The SpaceMobile Service is expected to be provided by a high-powered, large phased-array 168 satellite system in LEO. The worldwide mobile traffic will be directed by the SpaceMobile Service to the gateway via high-throughput Q/V-band links and then directed to the in-country MNO’s core cellular network infrastructure, located at our dedicated gateways. Our technology will not require any grants of new mobile spectrum or any involuntary spectrum sharing. Instead, with the consent of the participating MNO and the national regulator, our technology will expand the utility of already-licensed mobile terrestrial spectrum to the MNOs, without causing harm to other users, in large part because the same licensee engages in satellite-terrestrial coordination. The SpaceMobile Service anticipated architecture is pictured below:

BlueBird 1 Satellites

The first commercial satellite launch phase of the SpaceMobile Service is expected to be comprised of 20 BlueBird 1 (“BB1”) satellites that will provide coverage to 49 Equatorial countries. The development of the BB1 is ongoing and the manufacturing, testing and validation plans for the BB1 satellites have not commenced and will commence following the development and subsequent testing of the BW3 test satellite in development.

The BB1 satellites are being designed to use patented high-throughput modular satellite technology to distribute the functional capabilities of conventional satellites (power, thermal, navigation, communications) across many small, functionally independent and patented modules called Microns. The distribution of functionality across a large area, low volume and in-space structure maximizes the surface area while minimizing the total system mass. Because of the distributed nature of functionality, even if some Microns fail in space, the SpaceMobile Service is still expected to be able to continue operations, though at a slightly degraded capacity compared to the total loss of a conventional satellite. These Micron modules use a unique modular design and mechanically deploy in space to create the solar panel on one side and the beamforming antenna on the other side.

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Development and Commercial Launch Timeline

Development and Testing

On April 1, 2019, we successfully launched BW1, which connected directly to an antenna (“BW2”) at our facility in Midland, Texas, to test its satellite to ground communications technology. During such testing, we were able to validate its cellular architecture and was capable of managing communications delays from LEO orbit and the effects of doppler in a satellite to ground cellular environment using the 4G-LTE protocol. We are currently completing the manufacturing and testing of our BW3 test satellite at our Midland, Texas facility. During 2021, we have been assembling and testing the components of our BW3 satellite at our global facilities. BW3 currently is targeted to launch late in the fourth quarter of 2021. However, the exact timing of such launch is contingent on a number of factors, including satisfactory and timely completion of construction and testing of BW3 and the availability of an appropriate launch window and vehicle from our launch provider. The launch of BW3 was scheduled to coincide with the launch of a primary payload from an unrelated entity. The primary payload from such unrelated entity is delayed, which may in turn delay the launch window for BW3. If we are required to identify another launch vehicle and/or launch provider, we may incur delays in such launch and may incur additional costs. We are planning our first commercial satellite launches for the second half of 2022 or early 2023, which are expected to provide satellite coverage in the 49 Equatorial countries along the Equator, representing a total population of approximately 1.6 billion people, with 20 satellites. We plan to achieve full global mobile coverage with the launch of 110 satellites by the end of 2023 or early in 2024 and MIMO with the launch of a total of 168 satellites by the end of 2024.

The BW3 test satellite is expected to enable live ground, sea, and airborne testing with unmodified LTE and 5G devices such as smartphones, tablets and internet of things (“IoT”) equipment. The satellite is also expected to enable live testing for voice, video and data. Testing will be available for approximately six minutes per satellite pass approximately two times per day in certain areas. For U.S. based testing, we will utilize a gateway installed in Midland, Texas and in Hawaii. We will install at least two additional gateways for the full constellation, one on the East Coast and a second on the West Coast. With the BW3 test satellite, our main objective is to demonstrate the entire technology stack of our constellation satellite design by providing direct broadband communications between one of our patented LEO satellites and standard compliant LTE and 5G devices without any modification using UE standard in select bands in the 698 MHz to 960 MHz range and using gateways located in a number of selected countries, including the U.S. The BW3 test satellite will provide the testing and validation plans for the BB1 satellite design, expected to be used for the first phase of commercial satellites comprising the SpaceMobile Service.

Phased Commercial Launch Timeline

We have developed a phased approach to the commercialization and launch of the SpaceMobile Service. We are currently completing the manufacturing and testing of our BW3 test satellite at our Midland, Texas facility. During 2021, we have been assembling and testing the components of our BW3 satellite at our global facilities. BW3 currently is targeted to launch late in the fourth quarter of 2021. We are planning our first commercial satellite launches for the second half of 2022 or early 2023, which are expected to provide satellite coverage in the 49 Equatorial countries along the Equator, representing a total population of approximately 1.6 billion people, with 20 satellites. We plan to achieve full global mobile coverage with the launch of 110 satellites by the end of 2023 or early in 2024 and MIMO with the launch of a total of 168 satellites by the end of 2024.

Competitive Strengths

We believe the following strengths position us to develop the SpaceMobile Service and capitalize on the presented opportunity:

●	Experienced Management Team. Our management team has significant experience in designing, developing, building, launching, and operating satellites in both geostationary and LEO. We were founded by Abel Avellan, our founder, Chairman and Chief Executive Officer, who has over 25 years of success in the space industry and is a co-inventor of 24 U.S. patents. Most recently, he was the founder and CEO of Emerging Markets Communications. Mr. Avellan was also named Satellite Teleport Executive of the Year in 2017 and was the recipient of the Satellite Transaction of the Year award by Euroconsult in 2015.

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●	Innovative Patented Satellite Technologies. The SpaceMobile Service is positioned to be the first and only global space-based mobile broadband network to be accessible to any standard, unmodified, off-the-shelf mobile phone or 2G/3G/4G LTE/5G and IoT-enabled device without communications delay encumbering other solutions. We believe our management’s history of developing proprietary and innovative satellite technologies, including having more than 1,200 patent and patent pending claims worldwide as of June 15, 2021, demonstrates that we possess the expertise and credibility required to develop such innovative satellite technologies.

●	Attractive and Growing Global Market. We believe that the mobile satellite services industry will continue to experience growth driven by the increasing awareness of the need for reliable mobile voice and data communications services, the lack of coverage of most of the Earth’s surface by terrestrial wireless systems, the continued development of innovative, lower cost technology, applications integrating mobile satellite products and services, and the continued development of the IoT. Only satellite providers can offer global coverage, and the satellite industry is characterized by significant financial, technological and regulatory barriers to entry.

●	Existing Relationships with Wireless Infrastructure Providers. We have developed relationships with companies, such as Vodafone, Rakuten, American Tower, Samsung NEXT and others that have innovative technologies and products, highly skilled personnel or potential end-user customers that complement our strategy. In addition, our partnership model with MNOs allows them to augment and extend their coverage by using their own spectrum resources without having to build towers or other infrastructure where it is not cost-justified or is difficult, which, in turn, provides us with the ability to sell our SpaceMobile Service to the end-user customers of MNOs without any direct contract with us. As of March 31, 2021, we have entered into agreements and understandings with MNOs which collectively cover approximately 1.3 billion mobile subscribers and of which approximately 890 million mobile subscribers are covered by agreements with MNOs that provide for revenue-sharing with us.

Customers, Sales and Marketing

The SpaceMobile Service will offer global broadband internet connectivity under our wholesale business model of revenue sharing agreements with MNOs. Our target commercial customers/partners for our services are the MNOs through commercial agreements and gaining access to their existing customers as the ultimate end-users. The agreements between us and each MNO partner is based on a revenue sharing model. As of March 31, 2021, we have entered into agreements and understandings with MNOs which collectively cover approximately 1.3 billion mobile subscribers and of which approximately 890 million mobile subscribers are covered by agreements with MNOs that provide for revenue-sharing with us. We expect that the MNOs will market and sell the SpaceMobile Service directly to their existing customers.

It is anticipated that the MNOs will market the enhanced coverage of the SpaceMobile Service to their customers and offer the service as a differentiated price to the current terrestrial coverage using the following service offerings through automatic prompts that are made via text message directly to the end-user customer’s mobile phone when they leave the terrestrial coverage area and at the point in time when they likely want to access the SpaceMobile Service or are subscribed for as part of a monthly add-on to the end-user customer’s existing wireless plan:

Service Offering	Service Offering Details
Day Pass (Ad-Hoc)	●	Upon leaving the terrestrial cellular coverage area, mobile subscribers will receive a text on their phone asking if they would like to turn on the SpaceMobile Service.

Monthly Add-on Subscription (Consumer)	●	Subscribers can pay a fixed monthly fee to add the SpaceMobile Service as a supplemental service to their current wireless plan.

	●	Seamless roaming onto the SpaceMobile Service’s network upon entering an area without cell tower coverage.

Monthly Add-on Subscription (Enterprise)	●	Same as monthly ad-on for consumers, but with more data targeting commercial enterprises and governments.

Standalone Get Connected Plan	●	In areas without cellular coverage today, subscribers will use and pay for the SpaceMobile Service as their primary network.

	●	Incumbent wireless companies and other promotional partners are expected to sell and/or subsidize low-cost phones and market the SpaceMobile Service.

We expect that the majority of our revenue will be generated from the SpaceMobile Service offerings described above through revenue sharing arrangements with MNOs.

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Manufacturing, Assembly and Launch

We utilize a range of contract manufacturers to manufacture our satellites hardware and software components included therein, including the arrangements described below in “—Relationships with Industrial Partners”. We will conduct extensive testing and quality control procedures for all products in our assembly, integrating and testing facility in Midland, Texas. Contract manufacturers produce products for many different customers and are able to pass on the benefits of large-scale manufacturing to their customers. These manufacturers are able to produce high quality products at lower costs by: (1) exercising their high-volume purchasing power, (2) employing advanced and efficient production equipment and capital intensive systems whose costs are leveraged across their broad customer base, and (3) using a cost-effective skilled workforce.

Our management team facilitates an efficient contract manufacturing process through the development of strong relationships with a number of different domestic and off-shore contract manufacturers. Our internal manufacturing capability is expected to continue to be very limited and we intend to continue to rely on contract manufacturers for manufacturing. We also rely on outside vendors to manufacture specific components and subassemblies used in the production of a portion of our systems. Some components, subassemblies and services necessary for the manufacture of our products are obtained from a sole source supplier or a limited group of suppliers.

Our satellite systems will be assembled, integrated and tested in our facility in Midland, Texas. We have entered into a satellite launch agreement with a third party to launch our BW3 satellite into orbit and believe multiple sources of satellite launch providers are available to compete for subsequent phased launches. During 2021, we have been assembling and testing the components of our BW3 satellite at our global facilities. BW3 currently is targeted to launch late in the fourth quarter of 2021. However, the exact timing of such launch is contingent on a number of factors, including satisfactory and timely completion of construction and testing of BW3 and the availability of an appropriate launch window and vehicle from our launch provider. The launch of BW3 was scheduled to coincide with the launch of a primary payload from an unrelated entity. The primary payload from such unrelated entity is delayed, which may in turn delay the launch window for BW3. If we are required to identify another launch vehicle and/or launch provider, we may incur delays in such launch and may incur additional costs.

Satellite Technology Development

The industry in which we compete is subject to rapid technological developments, evolving standards, changes in customer requirements and continuing developments in the communications and networking environment. Our ability to adapt to these changes, and to develop the SpaceMobile Service and the related components, is a significant factor in our ability to execute our business plan.

We conduct a majority of our engineering development activities by utilizing our global engineering team of space scientists and consultants, which includes approximately 220 space scientists and consultants, among which are 24 PhDs, who we employ or directly engage as consultants or who are engaged either full- or part-time on our matters and are employed by third-party consultants who work with us on various aspects of our satellite system development efforts. Our engineering development activities primarily take place at development offices or teams located in Maryland, Spain, the United Kingdom and Israel as well as at our assembly and testing facility in Midland, Texas.

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Government Regulation

We are required to comply with the laws and regulations of, and often obtain approvals from, national and local authorities in connection with our services. As we expand service to additional countries and regions, we will become subject to additional governmental approvals and regulations. We will provide a number of services that rely on the use of radio-frequency spectrum, and the provision of such services is highly regulated. Satellites are to be operated in a manner consistent with the regulations and procedures of the International Telecommunication Union (“ITU”), a specialized agency of the United Nations, which require the coordination of the operation of satellite systems in certain circumstances, and more generally are intended to avoid the occurrence of harmful interference among different users of the radio spectrum.

Our business is subject to extensive rules, regulations, statutes, orders and policies imposed by the government in the United States and in foreign jurisdictions. For example, in the U.S. commercial use of radio-frequency spectrum is subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (Communications Act). The FCC is responsible for authorizing the operation of commercial spacecraft, and also authorizes non-U.S. licensed spacecraft to be used to serve the United States. The FCC also licenses the operation of satellite earth stations and regulates the technical and other aspects of the operation of these facilities.

The SpaceMobile Service in the United States is subject to a pending application before the FCC. The application seeks authority to utilize 243 satellites operating in 16 orbital planes in an approximate altitude of 700 kilometers. If we do not operate all 243 satellites as requested, we would need to modify our license with the FCC or risk losing a portion of our surety bond for failure to meet all milestones. The FCC application, and an accompanying Request for Declaratory Ruling, have been accepted for filing and is under consideration by the FCC.

Because the SpaceMobile Service will be using satellites transmitting on spectrum traditionally licensed to MNOs, we also will need the approval of the Wireless Telecommunications Bureau, which handles terrestrial wireless licensing. We intend to seek this approval in connection with a spectrum lease agreement with a terrestrial wireless carrier which we have a cooperative arrangement. Certain wireless carriers have indicated that they intend to oppose this approval on procedural and substantive grounds.

We also will need to secure FCC authority in the future for the ground segment of the SpaceMobile Service namely two or three fixed earth stations located in the United States. Earth station licenses generally are granted for 15 year terms, and typically are renewed in the ordinary course. Material changes in earth station operations would require prior approval by the FCC. The operation of our earth stations is subject to various license conditions, as well as the technical and operational requirements of the FCC’s rules and regulations.

The SpaceMobile Service will also operate under filings made by Papua New Guinea with the ITU and Papua New Guinea has issued a Radiocommunications Apparatus License to us to operate our satellite system. The orbital location and frequencies for our satellites are subject to the ITU’s regulations, including its frequency registration and coordination procedures, and its various provisions on spectrum usage. Those procedures are specified in the ITU Radio Regulations and seek to facilitate shared international use of limited spectrum and orbital resources in a manner that avoids harmful interference. Among other things, the ITU regulations set forth procedures for establishing international priority with respect to the use of such resources, deadlines for bringing satellite networks into use in order to maintain such priority, and coordination rights and obligations with respect to other networks, which vary depending on whether such networks have higher or lower ITU priority. Further licensing by Papua New Guinea may be required if material changes to the SpaceMobile Service are made.

Government regulators, including the FCC, have adopted expansive views of the scope of their regulatory authority over carriers providing broadband mobile service and are increasingly focused on the quality of service, customer disclosures, customer privacy, and the customer support that wireless carriers provide. These include, but are not limited to, common carrier obligations; universal service obligations; rules governing billing and the pass through of third party charges, regulations governing subscriber privacy and customer proprietary network information; access to E911 and location accuracy requirements; roaming obligations; rules that require wireless service providers to configure their networks to facilitate electronic surveillance by law enforcement officials; emergency warning requirements; rules governing spam, telemarketing and truth-in-billing; outage reporting; open Internet and Net neutrality requirements; cybersecurity and rules requiring the offering of equipment and services that are accessible to and usable by persons with disabilities, among others.

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Intellectual Property

Our intellectual property portfolio consists of over 18 patent families, one United States patent (and the exclusive license to use one United States patent) and 16 United States patent applications. We also have patents in 12 countries in Europe and Japan with 7 international patent applications in the following six non-United States countries: Japan, Australia, Korea, Canada, Europe and India. We have more than 1,200 patent and patent pending claims worldwide as of June 15, 2021.

We seek to establish and maintain our proprietary rights in our technology and products through a combination of patents, copyrights, trademarks, trade secrets and contractual rights. We also seek to maintain our trade secrets and confidential information through nondisclosure policies, the use of appropriate confidentiality agreements and other security measures. We have registered a number of patents and trademarks in the United States and in other countries and have a number of patent filings pending determination. There can be no assurance, however, that these rights can be successfully enforced against competitive products in any particular jurisdiction. Although we believe the protection afforded by our patents, copyrights, trademarks, trade secrets and contracts has value, the rapidly changing technology in the satellite and wireless communications industries and uncertainties in the legal process make our future success dependent primarily on the innovative skills, technological expertise and management abilities of our employees rather than on the protections afforded by patent, copyright, trademark and trade secret laws and contractual rights.

Certain of our products include software or other intellectual property licensed from third parties. While it may be necessary in the future to seek or renew licenses relating to various aspects of our products, we believe, based upon past experience and standard industry practice, that such licenses generally could be obtained on commercially reasonable terms. Nonetheless, there can be no assurance that the necessary licenses would be available on acceptable terms, if at all.

The industry in which we compete is characterized by rapidly changing technology, a large number of patents, and frequent claims and related litigation regarding patent and other intellectual property rights. We cannot assure you that our patents and other proprietary rights will not be challenged, invalidated or circumvented, that others will not assert intellectual property rights to technologies that are relevant, or that our rights will give us a competitive advantage. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as the laws of the United States.

Competition

The mobile satellite services industry at-large is highly competitive but has significant barriers to entry, including the cost and difficulty associated with successfully developing, building and launching a satellite network and obtaining various governmental and regulatory approvals. In addition to cost, there is a significant amount of lead time associated with obtaining the required licenses, building and launching the satellite constellation, and developing and deploying the ground network technology. We currently face substantial general competition from other service providers that offer a range of mobile and fixed communications options. There are also a number of competitors working to develop innovative solutions to compete in this industry. In addition, while we view our services as largely complementary to terrestrial wireline and wireless communications networks through our MNO partnerships, we also compete with them indirectly.

We face competition from other service providers that offer a range of mobile and fixed communications options, such as Inmarsat, Globalstar, ORBCOMM, Thuraya Telecommunications Co. and Iridium Communications. In addition, we will face competition from companies seeking to develop new LEO networks such as SpaceX’s Starlink, OneWeb and Amazon’s Kuiper. The key differentiator between the SpaceMobile Service and all other LEO constellations and mobile satellite service providers is that we intend to connect our SpaceMobile Service to standard, unmodified cellular phones without the requirement of special software ground terminals or hardware all while utilizing the spectrum owned and licensed by the MNOs where as other LEO constellations and mobile satellite service providers require a specific dedicated/proprietary terminal to access each network. In the case of the LEO operators, a VSAT end-user terminal is used and with the mobile satellite service providers, a special purpose satellite phone is required.

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We also compete with regional mobile satellite communications services in several geographic markets. In these cases, the majority of our competitors’ customers require regional, not global, mobile voice and data services, so competitors may present a viable alternative to the SpaceMobile Service. These regional competitors operate or plan to operate geostationary satellites. In some markets, we compete directly or indirectly with very small aperture terminal operators that offer communications services through private networks using very small aperture terminals or hybrid systems to target business users. We also compete indirectly with terrestrial wireline and wireless communications networks and to the extent that terrestrial communications companies invest in underdeveloped areas, we may face increased competition in those areas.

Environmental Matters

We are subject to various laws and regulations relating to the protection of the environment and human health and safety, including those governing the management, storage and disposal of hazardous materials, such as fuels and batteries, which may contain hazardous materials. We could incur significant costs, including cleanup costs, fines, sanctions and third-party claims, as a result of violations of or in connection with liabilities under environmental laws and regulations.

Facilities

We currently operate from five leased locations that includes our corporate headquarters and 85,000 square foot satellite assembly, integrating and testing facility in Midland, Texas and development offices or teams located in Maryland, Spain, the United Kingdom and Israel. Also, our majority-controlled subsidiary, Nano, is located in Lithuania.

Employees

As of June 15, 2021, we had 236 full-time employees and 13 part-time employees, none of whom are subject to any collective bargaining agreement. We consider our employee relations to be good. Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel, in particular engineers. Experienced and highly skilled employees are in high demand. Competition for these employees can be intense, and there may be concerns regarding new employees’ unauthorized disclosure of competitors’ trade secrets. Our ability to hire, attract and retain employees depends on our ability to provide competitive compensation. Because our satellites are based on a different technology platform than traditional LEO satellites, individuals with sufficient training in our technology may not be available to hire. As a result, we will need to expend significant time and expense training the employees we do hire. Generally, each employee is required to sign a confidentiality, non-disclosure and non-use agreement with us.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not currently party to any material legal proceedings. Regardless of outcome, such proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors and there can be no assurances that favorable outcomes will be obtained.

Key Industrial and Wireless Infrastructure Provider Relationships

We have relationships with both industrial partners and wireless infrastructure provider. A summary of our industrial and commercial material relationships is below.

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Relationships with Industrial Partners

Inomize Ltd. (“Inomize”)

In June 2020, we entered into a design and manufacturing agreement with Inomize (the “Inomize DMA”) under which Inomize will manufacture application-specific integrated circuit chips in accordance with our specifications for use in our satellite program. The Inomize DMA amends and restates a previous agreement executed by the parties in November 2019. The manufacturing will be conducted in stages, commencing with production readiness review and concluding with mass production; however, we have the sole option to proceed or not proceed with the next stage. Furthermore, each stage has two sets of pricing based on design architecture, which we will select in our sole discretion. We own all intellectual property rights in developed materials created by Inomize under the Inomize DMA, excluding any Inomize background intellectual property and third party materials embedded in such developed materials. However, we receive a perpetual, non-exclusive, irrevocable, royalty-free license to Inomize background intellectual property. Furthermore, Inomize represents, warrants, and covenants to not enter into any new agreements with third parties to provide services related to the “Field of Use” for 12 years from the earlier of the expiration of the Inomize DMA or delivery of each stage. The “Field of Use” is defined as the provision of connectivity to devices for non-terrestrial, high-altitude platform, space-based systems and satellites. Under the Inomize DMA, we provided Inomize with equity compensation in the form of 15,000 AST Options to purchase Existing AST Common Units at an exercise price of $8.71, which AST Options converted into AST Incentive Equity Options to purchase 217,522 AST Incentive Equity Units at a price of $0.6007 per unit at Closing. The vesting of such options will occur on the date of the launch of our BW3 test satellite and subject to the delivery and acceptance of the deliverables under the Inomize DMA. The term of the DMA ends when we have accepted all the deliverables under the last stage that we elect to complete with Inomize.

Dialog Semiconductor Operations Services Limited (“Dialog”)

In September 2020, we entered into a design and manufacturing agreement with Dialog covering the first 20 BB1 satellites (the “Dialog DMA”) under which Dialog will provide design and supply chain services for four radio frequency integrated chips (“RFIC’s”). The services include the specification, design, fabrication, packaging, lab validation, qualification, production test development, and mass production of the RFIC’s. These chips will be used in the front end modules for our equatorial and inclined orbit constellations. The first two stages in the process consist of design non-recurring engineering activities and qualification/testing and the third stage relates to production. Dialog has provided not-to-exceed pricing for the RFIC’s to be manufactured under the Dialog DMA. Dialog owns all intellectual property rights in any circuity design components and process technology furnished or developed by Dialog under the Dialog DMA; however, we receive a perpetual, non-exclusive, royalty-free, irrevocable license to Dialog background intellectual property incorporated into any units produced for us by Dialog. Dialog will not enter into any new agreements with third parties to provide services which Dialog knows are for the Field of Use. “Field of Use” means radio frequency front end semiconductor devices specifically and solely for use in LEO satellite payloads which provide direct radio connectivity using 2G/3G/4G LTE/5G mobile frequencies and standards between the satellites and standard, unmodified, off-the-shelf mobile user equipment (i.e., mobile phone and mobile IoT equipment which is not modified in any way specific to such satellite connectivity). Furthermore, Dialog is restricted from licensing in the Field of Use any Dialog background intellectual property. These Field of Use restrictions can last as long as seven years from the day we accept delivery of the last increment of Midband FEM integrated circuits, but may be shorter. The term of the Dialog DMA is five years.

SAFRAN Electrical & Power USA LLC (“SAFRAN”) Purchase Orders

During 2019 and 2020, we entered into a number of purchase order agreements with SAFRAN (the “SAFRAN Agreements”). The SAFRAN Agreements provide for SAFRAN to provide engineering, design and development services relating to the design, testing and assembly of satellite componentry and other components of the SpaceMobile Service. We retain all rights in all intellectual property developed under the SAFRAN Agreements.

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Relationships with Wireless Infrastructure Providers

Vodafone Agreement

In connection with that certain Amended and Restated Series B Preferred Shares Purchase Agreement dated as of February 4, 2020 (the “Series B Purchase Agreement”), we and Vodafone agreed to enter into one or more definitive agreements for a commercial partnership that is anticipated to use the SpaceMobile Service (the “Vodafone Commercial Agreements”). Under the Series B Purchase Agreement, we agreed that we, our subsidiaries, and affiliates would not enter into any agreement, term sheet, or letter of intent that grants another party the rights related to the provision of mobile services in the Vodafone markets or Vodafone partner markets prior to the execution of the Vodafone Commercial Agreements.

The Vodafone Commercial Agreements are to include mutual exclusivity, conditioned upon Vodafone making the SpaceMobile Service available to all of its customers and certain promotional efforts, within all Vodafone markets for five years commencing on the launch of a commercial service based on Phase 3 of the SpaceMobile Service; preferential commercial terms in Vodafone partner markets; 50/50 revenue share for the SpaceMobile Service in Vodafone exclusivity markets; and the procurement, building and operating of mobile network ground stations at a mutually agreed cost by Vodafone. No payments have been made to date between us and Vodafone pursuant to the anticipated Vodafone Commercial Agreements. Vodafone has the right to designate one individual to our Board of Directors. Currently, Vodafone’s designee is Luke Ibbetson.

Also, we entered into a side letter with Vodafone dated December 15, 2020, under which we have agreed (i) not to enter into any material corporate strategic relationship or material commercial agreement with a party other than Vodafone and its affiliates that would be reasonably expected to materially frustrate our ability to satisfy our obligations under the Vodafone Commercial Agreements with certain exceptions, (ii) to allocate sufficient funds in the capital budget to facilitate compliance with our obligations under the Vodafone Commercial Agreements; and (iii) not to alter our business plan in a manner that is materially detrimental to our ability to satisfy our obligations under the Vodafone Commercial Agreements.

American Tower Agreement

In connection with the Series B Preferred Shares Purchase Agreement (the “Purchase Agreement”), we and American Tower entered into a side letter agreement that was subsequently amended and restated on December 15, 2020 to reflect the transactions and agreements contemplated by the Equity Purchase Agreement between us and NPA (the “Amended and Restated Letter Agreement”). The Amended and Restated Letter Agreement contemplates that we and American Tower will enter into commercial agreements to use American Tower facilities for our terrestrial gateway facilities in certain markets. Our space platform and gateway facilities will provide MNOs with mobile service infrastructure in areas not well served by terrestrial networks. The term of the operational agreement between us and American Tower is five years after the initial launch of commercial mobile services by us.

In markets in which Vodafone operates, we will work with Vodafone and American Tower to evaluate and plan deployments with preferred vendor status. The usage of any American Tower services in a Vodafone market will be memorialized in a commercial agreement among all three parties. In markets where Vodafone does not operate (“Carrier Neutral Markets”), we and American Tower may enter into an agreement for American Tower to manage the operation of our deployed gateway facility in such market. In Carrier Neutral Markets where we require a third party to provide a gateway facility or services, we agree to not accept any bid that is inferior to American Tower’s best and final proposal for such gateway facility or services. We also agree to use commercially reasonable efforts to utilize American Tower facilities in (i) Vodafone markets where Vodafone decides to not use its facilities, (ii) in Carrier Neutral Markets, and (iii) instances where we require a third-party vendor.

Additionally, we will work with American Tower to evaluate and plan gateway facility and radio access network data center deployments with preferred vendor status to offer carrier-neutral hosting facilities in certain equatorial markets. American Tower will serve as the preferred vendor for carrier neutral hosting facilities. We will pay American Tower a monthly connection fee for use of a carrier neutral hosting facility, which will be charged back to each applicable MNO. If we and American Tower agree to construct a new carrier neutral hosting facility or improve an existing one and American Tower elects to fund all such capital expenditures, American Tower will provide ATS with a fair-market, long-term lease to such facility.

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Rakuten Agreement

On February 4, 2020, we entered into a commercial agreement with Rakuten, for our development of exclusive network capabilities in Japan compatible with the mobile network of Rakuten and its affiliates, which agreement was amended and restated as of December 15, 2020 (the “Rakuten Agreement”). Under the terms of the Rakuten Agreement, we agreed to make investments in building network capabilities in Japan that are compatible with the mobile network of Rakuten and its affiliates. Furthermore, we will collaborate with Rakuten to ensure network capability with Rakuten’s licensed frequencies, including full coverage in Japan with 3GPP Band 3 frequencies with MIMO capability. Upon the launch of such coverage, Rakuten will receive unlimited, exclusive rights and usage capacity in Japan in exchange for a $500,000 annual maintenance fee payable to us or our successors. We will make $5 million (or such lesser amount as mutually agreed upon the parties) in capital investments towards the design, construction, acquisition and implementation of ground communication assets. We and Rakuten will receive unlimited rights and usage of the ground assets for their respective operations, including, but not limited to, satellite and other telecommunication communications. The Rakuten Agreement includes a commercial roadmap for our satellite launches with key performance indicators (“KPIs”) that we must meet. If we do not meet the applicable KPIs for the last two phases of our satellite launch program in accordance with such commercial roadmap or if we become subject to any bankruptcy proceeding or becomes insolvent, we shall pay to Rakuten a penalty amount of $10 million.

The term of the Rakuten Agreement shall remain in effect until we or our successor fulfill our obligations under the Rakuten Agreement. No payments have been made to date between us and Rakuten under the Rakuten Agreement.

AT&T Services, Inc. Memorandum of Understanding

In August 2020, we and AT&T Services, Inc. (“AT&T”) entered into a binding memorandum of understanding (the “AT&T Agreement”) to collaborate on the design, implementation, and launch of a space-mobile communications ecosystem (the “Satellite System”). The AT&T Agreement sets forth certain key terms of a prospective subsequent commercial agreement (the “AT&T Commercial Agreement”), including the roles and responsibilities of each party, although any AT&T Commercial Agreement will be contingent upon further agreement between us and AT&T. Under the AT&T Agreement, we will design, develop, manufacture, launch, manage, and maintain a constellation of 168 satellite to enable continuous satellite-based mobile wireless service across the AT&T coverage area comprised of the continental United States, Hawaii, Puerto Rico, Mexico, and adjacent international waters (the “Coverage Area”). AT&T will provide technical and commercial resources to work with us to develop service and commercial offerings for the Coverage Area. AT&T will also give permission to the FCC to authorize us to test the BW3 satellite under an experimental license on certain mobile bands.

Other Memorandum of Understanding

We have also entered into a memorandum of understanding with other MNOs, including Telefonica, S.A., Indosat Ooredoo, Millicom International Cellular, Telecom Argentina, S.A., Telstra, Liberty Latin America Ltd. and others. These memorandums of understanding each generally provide for a non-exclusive arrangement whereby we and the MNO collaborate on technology development and/or implementation with respect to the SpaceMobile Service.

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MANAGEMENT

Executive Officers and Directors

Set forth below are the names, ages and positions of each of the individuals who serve as our directors and executive officers as of May 31, 2021:

Name	Age	Position
Executive Officers
Abel Avellan	50	Chief Executive Officer and Chairman of the Board of Directors
Thomas Severson	57	Chief Financial Officer, Chief Operating Officer and Director
Brian Heller	53	Executive Vice President, General Counsel and Secretary
Rulfo Hernandez	42	Chief Accounting Officer

Non-Employee Directors
Tareq Amin	48	Director
Adriana Cisneros(2)(3)	41	Director
Alexander Coleman(1)(2)(4)	54	Director
Luke Ibbetson	52	Director
Edward Knapp	60	Director
Hiroshi Mikitani	56	Director
Ronald Rubin(1)	55	Director
Richard Sarnoff(3)	62	Director
Julio A. Torres(1)(2)(3)	55	Director

(1)	Member of the audit committee, effective upon the completion of the Business Combination.
(2)	Member of the compensation committee, effective upon the completion of the Business Combination.
(3)	Member of the nominating and corporate governance committee, effective upon the completion of the Business Combination.
(4)	Member of the redemption election committee, effective upon the completion of the Business Combination.

Executive Officers

Abel Avellan. Abel Avellan serves as our Chief Executive Officer and Chairman of our Board of Directors. Mr. Avellan is AST’s Chairman, founder and Chief Executive Officer since its inception in 2017. Prior to founding AST, Mr. Avellan served as the founder and Chief Executive Officer of Emerging Markets Communications (EMC), a satellite-based communications services provider to maritime and other mobility markets, from 2000 until its sale to Global Eagle Entertainment Inc. in July 2016. Following the acquisition of EMC, Mr. Avellan worked as the President and Chief Strategy Officer for Global Eagle Entertainment Inc. until April 2017. Mr. Avellan has over 25 years of success in the space industry and is the co-inventor of 24 U.S. patents. He was the recipient of the Satellite Transaction of the Year award by Euroconsult in 2015 and was named Satellite Teleport Executive of the Year in 2017. Mr. Avellan has a BS in Electrical Engineering from Simón Bolivar University. We believe Mr. Avellan is qualified to serve on our Board of Directors due to his expertise and years of success developing innovative space-based technologies and continually proven engineering and management acumen.

Thomas Severson. Thomas Severson serves as our Chief Financial and Operating Officer and a member of our Board of Directors. Mr. Severson has served as AST’s Chief Financial Officer and Chief Operating Officer since October 2017. Prior to such time, Mr. Severson served as the Executive Vice President and Chief Financial Officer of Emerging Markets Communications (EMC) from 2015 until its sale to Global Eagle Entertainment Inc. in July 2016. Mr. Severson continued in the same position for Global Eagle Entertainment Inc. following the acquisition of EMC until February 2017. Prior to that, Mr. Severson worked as Chief Financial Officer for a number of private and public companies, including Myxer Inc., The Nicklaus Companies, American Media, Inc., Paxson Communications, Inc. and earlier in his career, was Chief Accounting Officer for Sinclair Broadcast Group Inc. and was a certified public accountant in the audit assurance practice of KPMG. Mr. Severson graduated magna cum laude and has a Bachelor of Science Degree in Accounting from the University of Baltimore. We believe Mr. Severson is qualified to serve on our Board of Directors due to 20 years of diverse financial management in expertise in technology, media and telecommunications and years of success involved in the operation of AST and previous companies.

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Brian Heller. Brian Heller serves as our Executive Vice President, General Counsel and Secretary. Mr. Heller has over twenty years of public company experience. Mr. Heller joined AST as its Executive Vice President, General Counsel and Secretary in February 2021. Prior to joining AST, he served as General Counsel of Castle Brands Inc., a publicly-traded spirits company, from October 2008 until its sale to Pernod Ricard in October 2019, and as Senior Vice President - Business and Legal Affairs of Ladenburg Thalmann Financial Services, a publicly-traded financial services company, from April 2007 until its sale to a portfolio company of Reverence Capital Partners in May 2020. He joined Ladenburg from AOL Latin America, where he served as Associate General Counsel. Previously, Mr. Heller was a Partner in the Corporate and Intellectual Property Departments at the Steel Hector & Davis law firm (now Squire Patton Boggs) in Miami, Florida. Earlier in his career, he served as a law clerk to the Honorable James Lawrence King of the United States District Court for the Southern District of Florida. Mr. Heller received his J.D., cum laude, from Georgetown University Law Center, where he was Articles Editor of the Georgetown Law Journal, and his bachelor of science degree from Northwestern University.

Rulfo Hernandez. Rulfo Hernandez serves as our Chief Accounting Officer. Mr. Hernandez joined AST in February 2021 serving as Chief Accounting Officer. Prior to joining AST, Mr. Hernandez worked at Opko Health Inc., serving as its Chief Accounting Officer and Treasurer from July 2020 to February 2021 and as Controller from May 2014 to July 2020. Prior to joining Opko Health Inc. Mr. Hernandez served in various roles at Pricewaterhousecoopers LLP from January 2002 to May 2014. Mr. Hernandez received a Master’s degree from H. Wayne Huizenenga School of Business and Entrepreneurship and his bachelor’s degree from Andrés Bello Catholic University.

Non-Employee Directors

Tareq Amin. Tareq Amin serves as a member of our Board of Directors. Since April 2019, Mr. Amin has served as Group Executive Vice President and Chief Technology Officer of Rakuten, Inc., one of the world’s leading Internet service companies, and has served as Chief Technology Officer of Rakuten Mobile, Inc., a subsidiary or Rakuten, Inc., since June 2018. Prior to joining Rakuten Mobile, Inc., Mr. Amin served as Senior Vice President of Technology Development and Automation for Reliance Jio from April 2013 to June 2018. Prior to that, he served as Vice President of Carrier Solutions for Huawei and as Senior Director of National Planning & Performance at T-Mobile. Mr. Amin currently serves on the board of several private companies. Mr. Amin holds a bachelor’s degree in electrical engineering and physics from Portland State University. We believe Mr. Amin is qualified to serve on our Board of Directors based on his years of experience in the telecommunications industry.

Adriana Cisneros. Adriana Cisneros serves as a member of our Board of Directors. Since September 2013, Ms. Cisneros has served as the Chief Executive Officer of Cisneros, a global enterprise focused on media & entertainment, digital advertising solutions, real estate, and social leadership, and she served as its Vice Chairman and Director of Strategy from September 2005 to August 2013. Since 2018, she has served on the board of directors of Mattel Inc. and also serves on numerous non-profit boards. Ms. Cisneros holds a B.A. in journalism from Columbia University, a M.A. in Journalism from New York University and a degree in leadership development from Harvard University Business School. We believe Ms. Cisneros is qualified to serve on our Board of Directors based on her significant leadership experience in media, real estate, entertainment and digital and consumer products.

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Alexander Coleman. Alexander Coleman serves as a member of our Board of Directors. Alexander Coleman has 20 years of institutional private equity experience, focused predominantly on U.S. based middle market companies. Most recently, Mr. Coleman has served as the Chairman of New Providence Acquisition Corp. II since November 2020 and the Chairman of New Providence Acquisition Corp. III since January 2021. He previously served as Chairman of NPA’s board from September 2019 until the closing of the Business Combination in April 2021. Mr. Coleman is the founder and Managing Partner of Annex Capital Management LLC, a U.S. based private equity group founded in 2004. Annex Capital focuses on making control investments in middle market companies in a broad array of industries, and also acquires distressed debt and direct equity in the secondary market. Concurrently with Annex, Mr. Coleman was a co-Head and Managing Partner of Citicorp Venture Capital, Citi’s New York based leveraged buyout fund. Mr. Coleman was also a Managing Partner of Sea Hunter, a specialized fund focused on the evolving global cannabis market and a predecessor to Tilt Holdings. Prior to these positions, from 1996 through to 2004, Mr. Coleman was a Managing Investment Partner and co-Head of Dresdner Kleinwort Capital LLC, Dresdner Bank’s North American merchant banking group. While at Dresdner, Mr. Coleman oversaw the bank’s U.S. based private equity businesses, which included control and minority equity investing, mezzanine, distressed senior debt and, for a period of time, a fund-of-funds program. From 1989 to 1995, Mr. Coleman worked with several groups while at Citi, including the Media Group, the Restructuring Group and Citicorp Venture Capital. Mr. Coleman has served as a director and chairman of the board for numerous private and public companies, including Remy Inc., StackTeck Systems Ltd., Maxcess International, TeleCorp PCS, Hypercube (f/k/a KMC Telecom), Mrs. Field’s Famous Brands Inc., Gardenburger Inc., NurseFinders Inc., Waddington International, Inc. and JAC Products, Inc. Mr. Coleman received an MBA from the University of Cambridge and a BA in Economics from the University of Vermont. We believe Mr. Coleman is qualified to serve on our Board of Directors based on his experience leading companies across many industries.

Luke Ibbetson. Luke Ibbetson serves as a member of our Board of Directors. Mr. Ibbetson has worked with Vodafone since 1996 and has lead the Vodafone Group Research and Development Organisation since 2013, which is responsible for all aspects of future research, including trials of emerging technologies. Mr. Ibbetson serves on the board of several industry groups and initiatives, including the 5G Automotive Alliance, and serves as Chairman of the Next Generation Mobile Networks Alliance Board Strategy committee, Mr. Ibbetson holds a B.Sc. in electronic engineering and a M.Sc. in telecommunications from the University of Leeds. We believe Mr. Ibbetson is qualified to serve on our Board of Directors based on his years of experience and commitment to innovative thinking in the telecommunications industry.

Edward Knapp. Edward Knapp serves as a member of our Board of Directors. Mr. Knapp currently serves as the corporate Chief Technology Officer for American Tower Corporation. Prior to joining American Tower in 2017, Mr. Knapp served as Senior Vice President of Engineering at Qualcomm, where he was responsible for Qualcomm’s New Jersey Corporate Research Center, from which he managed a global engineering team of researchers and product engineering staff. He currently serves on the board of directors of the Center for Automotive Research. Mr. Knapp holds a B.E. in electrical engineering from Stony Brook University, an M.S. in electrical engineering from Polytechnic University (NYU) in New York, and an M.B.A. from Columbia University. We believe Mr. Knapp is qualified to serve on our Board of Directors based on based on his more than thirty-eight years of communications technology experience and thirty years of experience in the development of the global wireless industry.

Hiroshi Mikitani. Hiroshi Mikitani serves as a member of our Board of Directors. Mr. Mikitani is the founder, Chairman and Chief Executive Officer of Rakuten, Inc. Founded in 1997, Rakuten Inc. is one of the world’s leading Internet service companies. In 2018, Mr. Mikitani was appointed Chief Executive Officer of Rakuten Medical, Inc., a biotechnology company developing the proprietary Illuminox™ platform as a new standard in precision-targeted anti-cancer treatment technology, and he has also served as Chairman and a director of the company since 2016. Mr. Mikitani has served as a member of the Lyft, Inc. board of directors since March 2015 and currently serves on the boards of directors of a number of privately held companies. In 2011, he was appointed Chairman of the Tokyo Philharmonic Orchestra. He also serves as Representative Director of the Japan Association of New Economy (JANE). Mr. Mikitani holds a commerce degree from Hitotsubashi University and an M.B.A. from Harvard Business School. We believe Mr. Mikitani is qualified to serve on our Board of Directors based on his extensive operating and management experience with major technology companies.

Ronald Rubin. Ronald Rubin serves as a member of our Board of Directors. Mr. Rubin is the Co-Founder and Managing Director Tower Alliance, LLC, a leading provider of outsourced services to wireless infrastructure owners. Mr. Rubin is also the Co-Founder and Managing Director of Southcom Holdings I, LLC, which oversees and implements wireless infrastructure investment and management strategies in Latin America. Mr. Rubin served as Chief Financial Officer of Global Tower Partners from 2010 to 2013. Mr. Rubin holds a B.S. in Accounting from American University and a M.S. in Taxation from Florida International University and is a Certified Public Accountant. We believe Mr. Rubin is qualified to serve on our Board of Directors based on his years of experience in the telecommunications industry.

Richard Sarnoff. Richard Sarnoff serves as a member of our Board of Directors. Mr. Sarnoff is Partner at Kohlberg Kravis Roberts & Company and leads its media, entertainment and education investing activities for US private equity. From 2014 through 2017, Mr. Sarnoff served as Managing Director and Head of the Media and Communications industry group of Kohlberg Kravis Roberts & Company, leading investments in the Media, Telecom, Digital Media and Education sectors in the US. Mr. Sarnoff currently serves on the board of directors of Chegg, Inc. and of several private companies, as well as several not-for-profit organizations. Mr. Sarnoff holds a B.A. in Art and Archeology from Princeton University and an M.B.A. from Harvard Business School. We believe Mr. Sarnoff is qualified to serve on our Board of Directors based on his extensive experience serving in senior leadership roles, and on the boards of directors of media and digital technology companies.

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Julio A. Torres. Julio A. Torres serves as a member of our Board of Directors. Mr. Torres has served as the managing partner at Multiple Equilibria Capital, a financial advisory firm since March 2013. Mr. Torres has served as the Chief Executive Officer and member of the board of directors of Andina Acquisition Corp. III since January 2019. From August 2015 to March 2018, Mr. Torres served as Chief Executive Officer and a member of the board of directors of Andina Acquisition Corp. II, a blank check company that consummated an initial business combination with Lazy Days’ R.V. Center, Inc. From October 2011 through January 2013, Mr. Torres served as Co-Chief Executive Officer of Andina Acquisition Corp. He also served as a member of the board of Andina 1 from October 2011 until its merger in December 2013 with Tecnoglass Inc. and has continued to serve on the board of Tecnoglass Inc. since such time. Mr. Torres also serves on the board of several international public companies. Mr. Torres graduated from the Universidad de los Andes and received an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a master in public administration from the J.F. Kennedy School of Government at Harvard University. We believe Mr. Torres is qualified to serve on our Board of Directors based on his extensive operational and company governance experience.

Corporate Governance

Composition of the Board of Directors

The business and affairs of our Company are managed under the direction of our Board of Directors. Our Board of Directors is chaired by Mr. Avellan, and includes Thomas Severson, Adriana Cisneros, Hiroshi Mikitani, Luke Ibbetson, Tareq Amin, Edward Knapp, Richard Sarnoff, Julio A. Torres, Alexander Coleman and Ronald Rubin, four of whom qualify as independent. Subject to the terms of the Stockholders’ Agreement and our Charter and Bylaws, the number of directors will be fixed by the Board of Directors.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of its business and structure, the Board of Directors expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

In connection with the Business Combination, we and the Stockholder Parties entered into the Stockholders’ Agreement. Pursuant to the Stockholders’ Agreement, among other things, the AST Equityholders agreed to vote all securities of the Company that may be voted in the election of our directors held by such AST Equityholders in accordance with the provisions of the Stockholders’ Agreement, and the Stockholder Parties agree to take all necessary action to cause Avellan to be the chairperson of our Board of Directors until the Sunset Date.

Our Board of Directors currently consists of 13 directors, with two director seats currently being vacant. Our equityholders may nominate directors as follows: (a) Avellan may nominate seven members of our Board of Directors, which amount includes the two initial vacancies for which Avellan will have the right, pursuant to the Stockholders’ Agreement, to designate directors for appointment to such vacancies at any time, (b) Invesat, Vodafone Sponsor and American Tower each may nominate one member of our Board of Directors, and (c) Rakuten USA may nominate two members of our Board of Directors. The AST Equityholders will agree to vote for each of the foregoing nominees.

Avellan’s right to nominate directors will decrease in proportion to the Key Holders’ ownership interests in the Company’s aggregate outstanding voting power, such that if the Key Holders, at any point after the Closing Date: (i) own less than 50% of the Company’s aggregate outstanding voting power of the Company, the Key Holders may only nominate five members of our Board of Directors, (ii) own less than 40% of the aggregate outstanding voting power of the Company, the Key Holders may only nominate three members of our Board of Directors, (iii) own less than 30% of the aggregate outstanding voting power of the Company, the Key Holders may only nominate two members of our Board of Directors, (iv) own less than 20% of the aggregate outstanding voting power of the Company, the Key Holders may only nominate one member of our Board of Directors, and (v) own less than 5% of the aggregate outstanding voting power of the Company, the Key Holders will no longer be entitled to nominate any members of our Board of Directors. If the size of our Board of Directors is increased or decreased, the number of members that Avellan may designate will increase or decrease proportionately to the size of our Board of Directors.

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Invesat’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 5% of the outstanding Class A Common Stock of the Company (assuming exchange of all AST Common Units for shares of Class A Common Stock). Vodafone’s nomination right will terminate if it (together with its permitted transferees) ceases to beneficially own either (a) at least 5% of the outstanding Class A Common Stock of the Company or (b) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock). Sponsor’s nomination right will terminate at the second annual meeting of the stockholders of the Company following the Closing. American Tower’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock). Rakuten USA’s nomination right with respect to its first designee will terminate if it (together with its permitted transferees) ceases to hold either (i) at least 5% of the outstanding Class A Common Stock of the Company or (ii) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock), and Rakuten USA’s nomination right with respect to its second designee will terminate if it (together with its permitted transferees) ceases to hold at least 10% of the outstanding Class A Common Stock of the Company (assuming exchange of all AST Common Units for shares Class A Common Stock).

Director Independence

We are required to comply with the applicable rules of Nasdaq in determining whether a director is independent. Prior to the completion of the Business Combination, the parties undertook a review of the independence of the individuals named above and have determined that each of Adriana Cisneros, Alexander Coleman, Ronald Rubin and Julio A. Torres qualifies as “independent” as defined under the applicable Nasdaq rules.

Controlled Company Exception

As of the date of this prospectus, the Key Holders hold all of the Class C Common Stock, which prior to the Sunset Date will entitle such holders to cast the lesser of 10 votes per share and the Class C Share Voting Amount, the latter of which is a number of votes per share equal to (1) (x) an amount of votes equal to 88.31% of the total voting power of our outstanding voting stock, minus (y) the total voting power of our outstanding capital stock owned or controlled by the Key Holders, divided by (2) the number of shares of our Class C Common Stock then outstanding. As a result, as of the date of this prospectus, the Key Holders control approximately 88.3% of the combined voting power of our Common Stock, and may control a majority of our voting power so long as the Class C Common Stock represents at least 9.1% of our total Common Stock. The practical effect of the formula used to calculate the Class C Share Voting Amount is that it will cap the aggregate voting power of the Class C Common Stock so that, in most scenarios, the voting power of the Class C Common Stock will not increase, or will increase more slowly than it would otherwise in the event the Class C holders acquire additional voting stock in the Company. As a result, the Key Holders control approximately 88.3% of the combined voting power of the Common Stock, and may control a majority of the voting power of the Company so long as the Class C Common Stock represents at least 9.1% of our total Common Stock. As a result of the Key Holders’ holdings, we qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our Board of Directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to our Board of Directors by independent directors.

We rely on certain of these exemptions. As a result, we do not have a nominating and corporate committee consisting entirely of independent directors and our directors will not be nominated or selected solely by independent directors. We may also rely on the other exemptions so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

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Audit Committee

Our audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Messrs. Torres, Coleman and Rubin, with Mr. Torres serving as chair. The parties have affirmatively determined that each member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to audit committee members. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, each of Messrs. Rubin and Torres qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has adopted a written charter for the audit committee, which is available on our corporate website at https://investors.ast-science.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of prospectus.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by our Board of Directors, in conjunction with a majority of the independent members of our Board of Directors) the compensation of our Chief Executive Officer, and the Chief Executive Officer may not be present during voting or deliberations on his compensation;

●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;

●	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for our executive officers;

●	making recommendations to our Board of Directors regarding the compensation of our directors; and

●	retaining and overseeing any compensation consultants.

Our compensation committee consists of Ms. Cisneros and Messrs. Coleman and Torres, with Mr. Coleman serving as chair. Our Board of Directors has affirmatively determined that each of Ms. Cisneros and Messrs. Coleman and Torres qualifies as independent under Nasdaq rules and is a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has adopted a written charter for the compensation committee, which is available on our corporate website at https://investors.ast-science.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

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Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

●	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

●	overseeing succession planning for our Chief Executive Officer and other executive officers;

●	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;

●	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees; and

●	developing and recommending to our Board of Directors a set of corporate governance guidelines.

Our nominating and corporate governance committee consists of Ms. Cisneros and Messrs. Sarnoff and Torres, with Mr. Sarnoff serving as chair. The parties have affirmatively determined that each of Ms. Cisneros and Mr. Torres qualifies as independent under Nasdaq rules. Our Board of Directors has adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website at https://investors.ast-science.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Redemption Election Committee

Our redemption election committee is responsible for determining whether, in connection with the redemption of AST Common Units by a holder thereof, we, in our capacity as managing member of AST, should elect to redeem such AST Common Units for cash or shares of Class A Common Stock. Our redemption election committee must be comprised solely of directors who were not nominated under the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, any holder of Class B Common Stock or Class C Common Stock, and currently consists of Mr. Coleman. Under the Stockholders’ Agreement, the Stockholder Parties have agreed that, until such date as the Stockholder Parties collectively control less than 50% of the total voting power of the Company, (i) the Stockholder Parties will take all necessary action to cause the Company and our Board of Directors to maintain the Redemption Election Committee of our Board of Directors and its delegated powers and (ii) the provisions of the Stockholders’ Agreement relating to the Redemption Election Committee cannot be amended without the express approval of the Redemption Election Committee. Our Board of Directors has adopted a written charter for the redemption election committee, which is available on our corporate website at https://investors.ast-science.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Code of Ethics

We have a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our corporate website at https://investors.ast-science.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on its website rather than by filing a Current Report on Form 8-K.

Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board of Directors believes its administration of its risk oversight function has not negatively affected our Board of Directors’ leadership structure.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has, during the last year, participated in deliberations of our Board of Directors concerning executive officer compensation. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

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EXECUTIVE AND DIRECTOR COMPENSATION

AST Officer Compensation

This section discusses the material components of the executive compensation program for AST’s executive officers who are named in the “2020 Summary Compensation Table” below. In fiscal year 2020, AST’s “named executive officers” and their positions were as follows:

●	Abel Avellan, Chairman of the Board and Chief Executive Officer; and

●	Thomas Severson, Chief Financial Officer and Chief Operating Officer.

2020 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total
Abel Avellan	2020	35,838		—	—	—	35,838
Chairman of the Board and Chief Executive Officer	2019	23,770		—	—	—	23,770

Thomas Severson	2020	220,313	(2)	—	—	—	220,313
Chief Financial Officer and Chief Operating Officer	2019	114,869		—	63,732	—	178,601

(1)	Amounts reflect the full grant-date fair value of options covering Existing AST Common Units granted in the applicable year computed in accordance with the FASB’s ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to executive officers in Note 10 to the Consolidated Financial Statements of AST included herein.
(2)	Effective as of January 7, 2020, Mr. Severson’s annual base salary increased from $120,000 to $225,000.

Narrative Disclosure to Summary Compensation Table

2020 Salaries

The AST named executive officers receive their respective base salaries to compensate them for services rendered to AST. The base salary payable to each named executive officer is intended to provide a fixed component of compensation, and for Mr. Severson, reflects the executive’s skill set, experience, role and responsibilities. Mr. Avellan, AST’s Chief Executive Officer, has historically asked not to be paid any base salary in excess of applicable minimum wage requirements under federal law and, as such, has received substantially below-market base salary.

The 2020 annualized base salaries for Messrs. Avellan and Severson were $35,568 and $225,000, respectively. In January 2020, the AST board of directors approved an increase to Mr. Severson’s annual base salary from $120,000 to $225,000, effective as of January 7, 2020, based on Mr. Severson’s increased responsibilities and individual performance. Additionally, the AST board of directors approved an increase to Mr. Severson’s annual base salary from $225,000 to $250,000, effective upon the completion of the Business Combination, to better align Mr. Severson’s base salary to that of other similarly-situated executives in AST’s market. Mr. Avellan has agreed that following the Business Combination, he will not initially draw a salary from SpaceMobile.

Equity Compensation

The goals of AST’s long-term, equity-based incentive awards are to align the interests of AST’s executive’s with the interests of stockholders. Because vesting is based on continued service, equity-based incentives also foster the retention of AST executives during the award vesting period. To reward and retain AST executives in a manner that aligns their interests with stockholders’ interests, AST has historically used stock options as the primary incentive vehicle for long-term compensation. Because employees realize value from stock options only if AST’s stock price increases relative to the stock option’s exercise price, AST believes stock options provide meaningful incentives to achieve increases in the value of AST stock over time, thus further aligning the interests of our executives and other option recipients with the interests of our shareholders.

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Mr. Severson, one of AST’s two named executive officers, currently holds AST Options. AST Options generally vest over five years, with 1/5th of the total number of Existing AST Common Units subject to the AST Option vesting on the one-year anniversary of the employee’s start date or grant date, as applicable, and the remaining Existing AST Common Units subject to the AST Option vesting in equal monthly installments over the ensuing 48 months, subject to the employee’s continued service with AST on the vesting date. AST Options generally expire 10 years from the date of grant.

None of AST’s named executive officers received any stock options or other incentive equity awards during fiscal year 2020.

In April 2019, the AST board of directors approved an option grant to Mr. Severson covering 108,000 Existing AST Common Units at an exercise price of $0.93 per unit which was determined at that time to equal the fair market value of an Existing AST Common Unit on the grant date, and subject to AST’s standard five-year vesting schedule as noted above. Mr. Severson’s AST Option will vest in full immediately prior to the completion of a change in control (as defined in the award agreement), subject to Mr. Severson’s continued service until such event.

In connection with the Business Combination, the Existing AST Common Units subject to the award granted to Mr. Severson were converted into 1,566,161 AST Incentive Equity Units at an exercise price of approximately $0.06 per unit. Each AST Incentive Equity Unit received by Mr. Severson will be redeemable for one share of Class A Common Stock on the later of the (i) 24-month anniversary of the completion of the Business Combination and (ii) six-month anniversary of the vesting date.

Equity Compensation Plans

AST Incentive Plan

AST currently maintains the AST Incentive Plan to provide additional incentives for employees, directors and consultants of AST, and to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to AST’s success. Prior to the completion of the Business Combination, AST offered options covering Existing AST Common Units to AST’s employees, including one of its named executive officers, as the long-term incentive component of the compensation program. In connection with the completion of the Business Combination, no further awards will be granted under the AST Incentive Plan. However, the AST Incentive Plan will continue to govern the terms and conditions of the outstanding awards granted under it.

SpaceMobile 2020 Incentive Award Plan

In connection with the Business Combination, our Board of Directors adopted, and our stockholders approved, the AST SpaceMobile, Inc. 2020 Incentive Award Plan, or the 2020 Plan, to facilitate the grant of cash and equity incentives to qualified directors, employees (including named executive officers) and consultants of ours and certain affiliates, and to enable us and certain affiliates to obtain and retain services of these individuals, which is essential to our long-term success. For additional information about the 2020 Plan, please see the section titled “— SpaceMobile 2020 Incentive Award Plan” below.

Other Elements of Compensation

401(k) Plan

AST currently maintains a 401(k) retirement savings plan for its employees, including named executive officers, who satisfy certain eligibility requirements. Named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, AST does not match contributions made by participants in the 401(k) plan. AST believes that providing a vehicle for tax-deferred retirement savings through AST’s 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes AST’s employees, including named executive officers, in accordance with its compensation policies.

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Employee Benefits and Perquisites

Health/Welfare Plans. All of AST’s full-time employees, including named executive officers, are eligible to participate in AST’s health and welfare plans, including:

●	medical, dental and vision benefits;

●	medical and dependent care flexible spending accounts;

●	short-term and long-term disability insurance; and

●	life insurance.

AST also maintains a key man life insurance policy for Mr. Avellan, which provides for $5 million payable to AST. AST believes the perquisites described above are necessary and appropriate to provide a competitive compensation package to its named executive officers.

No Tax Gross-Ups

AST has no obligations to make gross-up payments to cover named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by AST.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of Existing AST Common Units underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020.

		Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Abel Avellan	—	—	—		—	—
Thomas Severson	04/17/2019	68,400	39,600	(2)	0.93	04/17/2029

(1)	In connection with the Business Combination, and assuming an exchange ratio of one Existing AST Common Unit for 14.50149869 shares of Class A Common Stock, the Existing AST Common Units subject to the award granted to Mr. Severson were converted into 1,566,161 AST Incentive Equity Units at an exercise price of approximately $0.06 per unit.
(2)	The option vests over five years, with 1/5th of the total number of Existing AST Common Units subject to the option vesting on the one-year anniversary of Mr. Severson’s start date of October 1, 2017 and the remaining Existing AST Common Units subject to the option vesting in equal monthly installments over the ensuing 48 months, subject to Mr. Severson’s continued service on the applicable vesting date. The option will vest in full immediately prior to the completion of a change in control (as defined in the award agreement), subject to Mr. Severson’s continued service until such event.

Executive Compensation Arrangements

Offer Letter with Abel Avellan

On July 18, 2018, AST entered into an offer letter with Mr. Avellan, AST’s Chairman and Chief Executive Officer. Pursuant to the offer letter, Mr. Avellan receives an annual base salary of $23,770 and is eligible to participate in AST’s customary health, welfare and fringe benefit plans. In addition, on December 15, 2017, Mr. Avellan entered into AST’s form Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement containing certain restrictive covenants, including non-compete and non-solicitation restrictions for a period of one year following a termination or cessation of employment for any reason. Mr. Avellan has agreed that following the Business Combination, he will not initially draw a salary from SpaceMobile.

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Offer Letter with Thomas Severson

On March 30, 2018, AST entered into an offer letter with Mr. Severson, AST’s Chief Financial Officer and Chief Operating Officer. Under the offer letter, Mr. Severson receives an annual base salary of $120,000, which was increased to $225,000, effective as of January 7, 2020, based on Mr. Severson’s increased responsibilities and his overall performance and which was further increased to $250,000, effective upon the completion of the Business Combination, to better align Mr. Severson’s base salary to that of other similarly-situated executives in AST’s market. Mr. Severson is also eligible to participate in AST’s customary health, welfare and fringe benefit plans. Also, on December 15, 2017, Mr. Severson entered into AST’s form Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement containing certain restrictive covenants, including non-compete and non-solicitation restrictions for a period of one year following a termination or cessation of employment for any reason.

Director Compensation

Historically, AST has not paid cash or stock-based compensation to directors for their service on the board of directors of AST. However, in April 2019, the AST board of directors did approve an option grant to Ms. Cisneros covering 50,000 Existing AST Common Units, as further detailed below.

The following table sets forth information for the fiscal year ended December 31, 2020 regarding the compensation awarded to, earned by or paid to the non-employee directors of AST who served on the AST board of directors during fiscal year 2020.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Adriana Cisneros	—	—	—
Luke Ibbetson	—	—	—
Hiroshi Mikitani(2)	—	—	—
Tareq Amin(2)	—	—	—

(1)	Mr. Avellan, Chairman of the AST board of directors and Chief Executive Officer and Mr. Severson, AST’s Chief Financial Officer and Chief Operating Officer, are not included in this table, as each was an employee of AST in 2020 and did not receive compensation for services as a director. All compensation paid to Messrs. Avellan and Severson for their services provided to AST in 2020 is reflected in the Summary Compensation Table.
(2)	Messrs. Mikitani and Amin were appointed to the AST board on February 4, 2020.

As of December 31, 2020, Ms. Cisneros held a stock option covering 50,000 Existing AST Common Units. None of the other non-employee members of the AST board held outstanding equity awards as of December 31, 2020.

In April 2019, the AST board of directors approved an option grant to Ms. Cisneros covering 50,000 Existing AST Common Units at an exercise price of $0.93 per unit which was determined at that time to equal the fair market value of an Existing AST Common Unit on the grant date. The option vests over five years, with 1/5th of the total number of AST Common Units subject to the option vesting on November 5, 2019 and the remaining Existing AST Common Units subject to the option vesting in equal monthly installments over the ensuing 48 months, subject to Ms. Cisneros’ continued service on the applicable vesting date. In addition, the option will vest in full immediately prior to the completion of a change in control (as defined in the award agreement), subject to Mr. Cisneros’ continued service until such event.

In connection with the Business Combination, and assuming an exchange ratio of one Existing AST Common Unit to 14.50149869 shares of Class A Common Stock, the Existing AST Common Units subject to the award granted to Ms. Cisneros were converted into 725,074 AST Incentive Equity Units at an exercise price of approximately $0.06 per unit. Each AST Incentive Equity Unit received by Ms. Cisneros will be redeemable for one share of Class A Common Stock on the later of the (i) 24-month anniversary of the completion of the Business Combination and (ii) six-month anniversary of the vesting date.

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Post-Business Combination Director Compensation Program

In connection with the completion of the Business Combination, we approved and implemented a compensation program that consists of annual retainer fees and long-term equity awards for the non-employee directors of our Board of Directors who are not affiliated with Invesat LLC, Vodafone Ventures Limited, ATC TRS II LLC and Rakuten, or any of their affiliates (the “Director Compensation Program”). The initial eligible directors will be Messrs. Coleman, Rubin, Sarnoff and Torres. The material terms of the contemplated Director Compensation Program are summarized below.

The Director Compensation Program consists of the following components:

Cash Compensation

●	Annual Retainer: $50,000

●	Annual Committee Chair Retainer:

●	Audit: $20,000

●	Compensation: $15,000

●	Nominating and Corporate Governance: $10,000

●	Annual Committee Member (Non-Chair) Retainer:

●	Audit: $10,000

●	Compensation: $7,500

●	Nominating and Corporate Governance: $5,000

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.

Equity Compensation

●	Initial Grant: Each eligible director who was or is initially elected or appointed to serve on our Board of Directors after the completion of the Business Combination will automatically be granted a restricted stock unit award with a value of approximately $150,000 on or about the later to occur of (x) the date on which such eligible director was or is appointed or elected to serve on our Board of Directors and (y) the date on which the offer and sale of shares underlying the restricted stock units subject to such award have been registered on an effective Form S-8, which will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the annual meeting of the stockholders following the grant date, subject to such eligible director’s continued service through the vesting date; provided, however, that the earliest vesting date will be the 2022 annual meeting of stockholders.

●	Annual Grant: Further, an eligible director who is serving on the SpaceMobile Board as of the date of the annual meeting of the stockholders each calendar year beginning with calendar year 2022 will be automatically granted, on such annual meeting date, a restricted stock unit award with a value of approximately $150,000, which will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to the director’s continued service through the applicable vesting date.

In addition each such award will vest in full upon a change in control of SpaceMobile (as defined in the 2020 Plan).

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2020 Plan.

Equity Incentive Award Plans

The following summarizes the material terms of the AST Incentive Plan, under which AST has previously made periodic grants of equity and equity-based awards to named executive officers and other key employees, and the 2020 Plan.

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AST Incentive Plan

In April 2019, AST’s board of directors adopted, and its shareholders approved, the AST Incentive Plan.

A total of 883,561 Existing AST Common Units are reserved for issuance under the AST Incentive Plan. As of December 31, 2020, 882,273 Existing AST Common Units were subject to outstanding options under the AST Incentive Plan and 1,288 Existing AST Common Units remained available for future issuance under the AST Incentive Plan.

After the effective date of the 2020 Plan no additional awards will be granted under the AST Incentive Plan. However, outstanding awards granted under the AST Incentive Plan will remain outstanding, subject to the terms of the AST Incentive Plan and applicable award agreement.

In connection with the Business Combination, and upon the effectiveness of the A&R Operating Agreement, the AST Incentive Plan was amended such that any Existing AST Common Units reserved for issuance or subject to outstanding AST Options were reclassified into new AST Incentive Equity Options, and the number of AST Incentive Equity Units reserved for issuance or subject to outstanding options was adjusted, such that, based on the exchange ratio of one Existing AST Common Unit to 14.50149869 shares of Class A Common Stock, as of the date of the completion of the Business Combination, an aggregate of approximately 12,812,959 AST Incentive Equity Units was reserved for issuance and approximately 12,794,281 AST Incentive Equity Units were subject to outstanding AST Incentive Equity Options under the AST Incentive Plan. Except as otherwise provided by the AST board of directors, each AST Incentive Equity Unit will be redeemable for one share of Class A Common Stock on the later of the (i) 24-month anniversary of the completion of the Business Combination and (ii) six-month anniversary of the vesting date.

Administration. The AST board of directors administers the AST Incentive Plan. Subject to the terms and conditions of the AST Incentive Plan, the administrator has the authority to determine the participants and the time or times at which awards may be granted, determine the number of shares to be covered by each award, impose such terms, limitations, restrictions and conditions upon any such award, including, but not limited to, those relating to the vesting of awards, if any, modify or amend outstanding awards (provided however that any modification that would materially adversely affect any outstanding award will not be made without the consent of the holder), and to take all other actions necessary or advisable for the administration of the AST Incentive Plan.

Eligibility. Awards may be granted to individuals who are then AST employees, consultants and members of AST’s board of directors.

Awards. The AST Incentive Plan permits the award of AST Options and awards of incentive shares. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award. Each award is also subject to forfeiture or AST’s right to repurchase vested Existing AST Common Units or incentive shares.

●	Options. AST Options provide for the right to purchase Existing AST Common Units or incentive shares at a specified price which may not be less than the fair market value of an Existing AST Common Unit on the date of grant, and usually will become exercisable (at the discretion of AST’s board of directors) in one or more installments after the grant date, subject to the participant’s continued employment or service with AST and/or subject to the satisfaction of performance targets established by AST’s board of directors. AST Options may be granted for any term specified by AST’s board of directors, but the term may not exceed 10 years.

●	Incentive Shares. Incentive share awards are awards of nontransferable incentive shares of AST, which are intended to constitute “profits interests” within the meaning of the relevant IRS Revenue Procedure guidance and that remain forfeitable unless and until specified conditions are met. Awards of incentive shares are subject to the applicable terms and conditions of the AST Incentive Plan and may be subject to any other terms and conditions as determined by AST’s board of directors.

Certain Transactions. In the event certain transactions and events affecting Existing AST Common Units, such as a dividend, split-up or any other recapitalization or any extraordinary cash dividend, reorganization, merger, consolidation, spin-off, exchange of Existing AST Common Units or other similar capital change, affects the Existing AST Common Units such that adjustment is required in order to preserve the benefits or potential benefits of the AST Incentive Plan or any AST Option granted under the AST Incentive Plan, the AST board of directors shall appropriately adjust (i) the number and kind of Existing AST Common Units or securities that may be issued under the AST Incentive Plan, (ii) the number and kind of Existing AST Common Units subject to outstanding awards, and (iii) the exercise price or repurchase price of incentive shares.

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Additionally, in the event of a merger or consolidation, or in the event of a sale of all or substantially all Existing AST Common Units or assets, or in the event of a conversion of AST into a corporation, all Existing AST Common Units acquired under the AST Incentive Plan and all AST Options and other awards outstanding on the effective date of the transaction shall be treated as described in the definitive transaction agreement, which may include one or more of the following: (i) the continuation of outstanding rights (if AST is the surviving entity); (ii) the substitution by the surviving entity or its parent of rights with substantially the same terms for such outstanding rights; (iii) the cancellation of such outstanding rights without payment of any consideration or in exchange for an amount in cash or other property with a value equal to the amount that would have been obtained upon exercise or settlement of the vested portion of such award or realization of the participant’s rights under the vested portion of such award; (iv) the suspension of the right to exercise any AST Options during a limited period of time preceding the closing of the transaction if such suspension is administratively necessary to permit the closing of the transaction; and (v) the termination of any rights to exercise AST Options prior to vesting, such that following the closing of the transaction options may only be exercised to the extent vested. In the event the transaction or event does not entail a definitive agreement to which AST is party, all outstanding rights shall be treated in the manner determined by the AST board of directors.

Amendment or Termination of the AST Incentive Plan. AST’s board of directors may amend or terminate the AST Incentive Plan at any time. However, the AST board of directors will determine whether stockholder approval of any amendment to the AST Incentive Plan must be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule. As described above, after the effective date of the 2020 Plan, no additional awards will be granted under the AST Incentive Plan.

SpaceMobile 2020 Incentive Award Plan

In connection with the Business Combination, NPA’s board of directors adopted, and NPA’s stockholders approved, the 2020 Plan.

SpaceMobile 2020 Employee Stock Purchase Plan (the “ESPP”)

In connection with the Business Combination, NPA’s board of directors adopted, and NPA’s stockholders approved, the ESPP.

Business Combination-Related Compensation

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of AST’s named executive officers that is based on or otherwise relates to the Business Combination. Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur.

Name	Cash ($)	Equity ($)	Other(1) ($)	Total ($)
Abel Avellan	—	—	—	—
Thomas Severson	—	—	350,000	350,000

(1)	Amount in this column reflects a discretionary transaction bonus the AST board of directors awarded to Mr. Severson in connection with the Business Combination in recognition of his efforts towards the completion of the Business Combination.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Charter and Bylaws are included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Charter and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 1,225,000,000 shares, of which 800,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 200,000,000 shares are shares of Class B Common Stock, par value $0.0001 per share, 125,000,000 shares are shares of Class C Common Stock, par value $0.0001 per share, and 100,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of June 15, 2021, we had approximately 51,729,704 shares of Class A Common Stock, 51,636,922 shares of Class B Common Stock, 78,163,078 shares of Class C Common Stock and warrants to purchase 17,600,000 shares of Class A Common Stock, issued and outstanding. As of such date, there were 24 holders of record of Class A Common Stock, seven holders of record of Class B Common Stock, one holder of record of Class C Common Stock and two holders of record of warrants.

Common Stock

Voting

Under our Charter, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Prior to the Sunset Date, the holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share.

The Key Holders control, as a group, approximately 88.3% of the combined voting power of the Common Stock as a result of their ownership of all of the Class C Common Stock. Accordingly, Avellan controls the Company’s business policies and affairs and can control any action requiring the general approval of its stockholders, including the election of our Board of Directors, the adoption of amendments to its certificate of incorporation and bylaws and approval of any merger or sale of substantially all of its assets. Until the Sunset Date, Avellan will continue to control the outcome of matters submitted to the stockholders.

Dividends

The holders of Class A Common Stock are entitled to receive dividends, as and if declared by our Board of Directors out of legally available funds. With respect to stock dividends, holders of Class A Common Stock must receive Class A Common Stock.

The holders of Class B Common Stock and Class C Common Stock will not have any right to receive dividends other than stock dividends consisting of shares of Class B Common Stock or Class C Common Stock, as applicable, in each case paid proportionally with respect to each outstanding share of Class B Common Stock or Class C Common Stock.

Liquidation or Dissolution

Upon our liquidation or dissolution, the holders of all classes of Common Stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class B Common Stock and Class C Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

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Conversion, Transferability and Exchange

Subject to the terms of the A&R LLCA, the members of AST (other than the Company) may from time to time cause AST to redeem any or all of their AST Common Units in exchange for, at the Company’s election (subject to certain exceptions), either cash (based on the market price for a share of the Class A Common Stock) (the “Existing Equityholder Cash Out”) or shares of Class A Common Stock (the “Existing Equityholder Share Settlement”); provided that the Company’s election to effect such redemption as an Existing Equityholder Cash Out or an Existing Equityholder Share Settlement must be approved by a committee of the our Board of Directors comprised solely of directors who were not nominated pursuant to the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, holders of Class B Common Stock or Class C Common Stock. At the Company’s election, such transaction may be effectuated via a direct exchange of Class A Common Stock or cash by the Company for the redeemed AST Common Units (an “Existing Equityholder Direct Exchange”).

Our Charter provides that (a) if a holder of Class B Common Stock exercises either the Existing Equityholder Cash Out, or the Existing Equityholder Share Settlement or Existing Equityholder Direct Exchange, then the number of shares of Class B Common Stock held by such holder equal to the number of AST Common Units so redeemed, cashed out or exchanged will automatically be cancelled by the Company for no consideration and (b) if a holder of Class C Common Stock (i) exercises the Existing Equityholder Cash Out or (ii) exercises the Existing Equityholder Share Settlement or Existing Equityholder Direct Exchange and subsequently transfers the Class A Common Stock issued in connection with such redemption and exchange to a person or entity other than a Key Holder, then the number of Class C Common Stock held by such holder equal to the number of AST Common Units so redeemed and exchanged then transferred or cashed out will automatically be cancelled by the Company for no consideration. If the Key Holders exercise the Existing Equityholder Conversion, then the voting power of the Class C Common Stock is reduced commensurate with the voting power of the newly issued Class A Common Stock. The voting power of the Class C Common Stock will be further adjusted if Avellan or his permitted transferees transfers Class A Common Stock to a person or entity that is not a Key Holder.

We may not issue Class B Common Stock or Class C Common Stock such that after the issuance of Class B Common Stock or Class C Common Stock the holder of such stock does not hold an identical number of AST Common Units.

Other Provisions

None of the Class A Common Stock, Class B Common Stock or Class C Common Stock has any pre-emptive or other subscription rights.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock. Our Board of Directors is authorized, subject to limitations prescribed by Delaware law and our Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. Our Board of Directors also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, which could have a negative impact on the market price of the Class A Common Stock. We have no current plan to issue any shares of preferred stock.

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Redeemable Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are obligated to file and maintain an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the warrants and to use commercially reasonable best efforts to cause such registration statement to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Class A Common Stock is not effective by the 60th day after the completion of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Class A Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

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We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants. If we call our warrants for redemption and our management does not take advantage of this option, the CF Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (i) as described above, (ii) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), (iii) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Closing, or (iv) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend our Charter with respect to any provision relating to stockholders’ rights, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

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If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants are issued in registered form under the Warrant Agreement. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

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Private Placement Warrants

The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with Sponsor) and they are not redeemable by us so long as they are held by Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Exclusive Forum

Our Bylaws provide that, to the fullest extent permitted by law, and unless we provide notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or to our stockholders by any of our directors, officers, employees or agents, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Charter or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Our Bylaws further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Anti-Takeover Effects of Provisions of our Charter and Bylaws

The provisions of our Charter and Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

Our Charter and Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and that may have the effect of delaying, deferring or preventing our future takeover or change in control unless such takeover or change in control is approved by our Board of Directors.

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These provisions include:

Action by Written Consent; Special Meetings of Stockholders. Our Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Charter and Bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by our Board of Directors, the chairman of our Board of Directors, or, until the earlier of (i) the Sunset Date or (ii) the time we are no longer a “controlled company,” by our secretary at the request of holders representing a majority of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting.

Advance Notice Procedures. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to our Board of Directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although our Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Authorized but Unissued Shares. Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of AST Common Units and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock, coupled with the extraordinary voting right of the Class C Common Stock, could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. Our Charter provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of our directors and officers to the fullest extent permitted by the DGCL and provides that we will provide them with customary indemnification and advancement and prepayment of expenses. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Our Bylaws provide that, to the fullest extent permitted by law, and unless we provide notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or to our stockholders by any of our directors, officers, employees or agents, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or our Charter or Bylaws or (iv) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Our Charter further provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

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Registration Rights Agreements

In connection with our IPO, we entered into the 2019 Registration Rights Agreement with the Sponsor and certain other parties (collectively, the “2019 Holders”) pursuant to which we granted the 2019 Holders certain registration rights with respect to, among other things, the private placement warrants and the shares of Class A Common Stock that were issued at the Closing upon conversion of the 2019 Holders’ founder shares. The 2019 Holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the 2019 Holders have certain “piggy-back” registration rights and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

On December 16, 2020, we entered into the PIPE Subscription Agreements with the PIPE Investors, pursuant to which we (i) issued an aggregate of 23,000,000 shares of Class A Common Stock to the PIPE Investors at the Closing and (ii) agreed to register such shares.

At the Closing, we entered into the 2021 Registration Rights Agreement with the Existing Equityholders and the Sponsor (collectively, the “Holders”) pursuant to which we granted the Holders certain registration rights with respect to the registrable securities of the Company. Among other things, the 2021 Registration Rights Agreement requires us to register the shares of Class A Common Stock issued in connection with the Business Combination and any shares of Class A Common Stock issued upon the redemption of any AST Common Units. The Holders are entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of two demands in any 12-month period) and not more than five times in the aggregate and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $50 million, and (ii) “piggy-back” registration rights to registration statements filed following the Business Combination. We will bear all of the expenses incurred in connection with the filing of any such registration statement.

Transfer Agent and Registrar

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. Each person investing in our Class A Common Stock held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of our Class A Common Stock.

For as long as any shares of our Class A Common Stock are listed on Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of our Class A Common Stock (including securities exercisable for or convertible into our Class A Common Stock) reflected in the register administered by our transfer agent.

We have listed shares of our Class A Common Stock in registered form and such shares, through the transfer agent, will not be certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our stockholders’ register on behalf of our Board of Directors and to act as transfer agent and registrar for our Class A Common Stock. Shares of our Class A Common Stock are traded on Nasdaq in book-entry form.

The warrant agent for the warrants is Continental Stock Transfer & Trust Company.

Listing of Class A Common Stock and Warrants

Our Class A Common Stock and warrants are listed on Nasdaq under the symbols “ASTS” and “ASTSW,” respectively.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our voting shares by:

●	each person who is known to be the beneficial owner of more than 5% of our voting shares;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Our authorized Common Stock consists of Class A Common Stock, Class B Common Stock and Class C Common Stock. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Until the Sunset Date, holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share. See “Description of Capital Stock.”

Beneficial ownership of shares of our Common Stock is based on 51,729,704 shares of Class A Common Stock, 51,636,922 shares of Class B Common Stock and 78,163,078 shares of Class C Common Stock issued and outstanding as of June 15, 2021.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them. To our knowledge, none of our shares of Common Stock beneficially owned by any executive officer or director have been pledged as security.

	Class A Common Stock		Class B Common Stock		Class C Common Stock		Combined Voting Power (%)(2)
Name and Address of Beneficial Owner(1)	Number	%	Number	%	Number	%
Five Percent Holders:
New Providence Management LLC(3)	11,810,000	20.4%	—	—	—	—	1.3%
Rakuten Mobile, Inc.(4)	2,500,000	4.8%	28,520,155	55.2%	—	—	3.5%
Invesat LLC (5)	200,000	*	9,932,541	19.2%	—	—	1.1%
Vodafone Ventures Limited (6)	1,000,000	1.9%	9,044,454	17.5%	—	—	1.1%
ATC TRS II LLC (7)	2,500,000	4.8%	2,170,657	4.2%	—	—	*
Directors and Executive Officers:
Abel Avellan	—	—	—	—	78,163,078	100%	88.3%
Thomas Severson	—	—	1,595,165	3.1%	—	—	*
Brian Heller	—	—	—	—	—	—	—
Rulfo Hernandez	—	—	—	—	—	—	—
Tareq Amin	—	—	—	—	—	—	—
Adriana Cisneros(5)	200,000	*	9,932,541	19.2%	—	—	1.1%
Alexander Coleman(3)	11,810,000	20.4%	—	—	—	—	1.3%
Luke Ibbetson	—	—	—	—	—	—	—
Edward Knapp	—	—	—	—	—	—	—
Hiroshi Mikitani(4)	2,500,000	4.8%	28,520,155	55.2%	—	—	3.5%
Ronald Rubin	—	—	—	—	—	—	—
Richard Sarnoff	—	—	—	—	—	—	—
Julio A. Torres	—	—	—	—	—	—	—
All directors and executive officers, as a group (13 individuals)	14,510,000	28.0%	40,047,861	77.6%	78,163,078	100%	94.5%

*	less than 1%

(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o AST SpaceMobile, Inc., Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706.

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(2)	Percentage of combined voting power represents voting power with respect to all shares of Class A common stock, Class B Common Stock and Class C common stock, voting together as a single class. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Until the Sunset Date, holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) (x) (A) 88.31% minus (B) the total voting power of the outstanding stock of the Company (other than Class C Common Stock) owned or controlled by Avellan and his permitted transferees, divided by (y) the number of shares of Class C Common Stock then outstanding on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share.

(3)	Includes 6,100,000 shares of Class A Common Stock underlying the private placement warrants held of record by the Sponsor. The business address of each of Sponsor and Mr. Coleman is 10900 Research Blvd, Ste 160C, PMB 1081, Austin, Texas 78759. Mr. Coleman is a director of the Sponsor and as such has voting and investment discretion with respect to the Class A Common Stock held of record by the Sponsor and may be deemed to have shared beneficial ownership of the Class A Common Stock held directly by the Sponsor.

(4)	Includes 2,500,000 shares of Class A Common Stock held by Rakuten Mobile, Inc. (“Rakuten Mobile”) and 28,520,155 shares of Class B Common Stock held by Rakuten USA. The business address of each of Mr. Mikitani Rakuten Mobile and Rakuten USA is 1-14-1 Tamagawa, Setagaya-ku, Tokyo 158-0094 Japan. Mr. Mikitani is the founder, Chairman and Chief Executive Officer of Rakuten Mobile, which is the parent company of Rakuten USA, and as such has voting and investment discretion with respect to the shares of Common Stock held of record by Rakuten Mobile and Rakuten USA and may be deemed to have shared beneficial ownership of the shares of Common Stock held directly by Rakuten Mobile and Rakuten USA.

(5)	The business address of each of Ms. Cisneros and Invesat LLC (“Invesat”) is c/o Cisneros Group of Companies, 700 NW 1st Avenue, Suite 1700, Miami, Florida 33136. Ms. Cisneros is the president of Invesat and as such has voting and investment discretion with respect to the shares of Common Stock held of record by Invesat and may be deemed to have beneficial ownership of the Common Stock held directly by Invesat.

(6)	The business address of Vodafone Ventures Limited is c/o Vodafone House, The Connection, Newbury, Berkshire, RG14 2FN, United Kingdom.

(7)	The business address of ATC TRS II LLC is 116 Huntington Avenue, 11th floor, Boston, MA 02116.

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SELLING STOCKHOLDERS

The “Selling Stockholders” are the people or entities who may sell shares of Class A Common Stock registered pursuant to this registration statement and their permitted transferees, pledgees, orderees or other successors. Such Selling Stockholders may currently hold shares of our Class A Common Stock registered pursuant to this registration statement or may receive shares of Class A Common Stock registered pursuant to this registration statement upon exchange of AST Common Units, including upon the exchange of AST Common Units issued upon exercise of AST Incentive Equity Units. The following table provides the names of the Selling Stockholders, the number of shares of Class A Common Stock currently held by such Selling Stockholders prior to any exchange by them of AST Common Units, the maximum number of shares of Class A Common Stock currently issuable to such Selling Stockholders in such exchange and the aggregate number of shares of Class A Common Stock that will be owned by such Selling Stockholders after the exchange. Since the Selling Stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the Selling Stockholders will offer pursuant to this prospectus or that the selling stockholders will own upon completion of the offering to which this prospectus relates.

The Selling Stockholders named below may from time to time offer the shares of Class A Common Stock offered by this prospectus:

				Shares of Class A Common Stock Owned Following the Exchange (1)			Shares of Class A Common Stock Owned After Resale (2)
Selling Stockholder	Shares of Class A Common Stock Owned Prior to the Exchange	AST Common Units Owned Prior to the Exchange(3)	Maximum Number of Shares of Class A Common Stock Issuable in the Exchange	Number	%	Maximum Number of Shares to be Resold	Number	%
Abel Avellan	—	78,163,078	78,163,078	78,163,078	60.2	78,163,078	—	—
Thomas Severson(4)	—	3,161,327	3,161,327	3,161,327	5.8	3,161,327	—	—
Adriana Cisneros (5)	—	725,075	725,075	725,075	1.4	725,075	—	—
ATC TRS II LLC	2,500,000	2,170,657	2,170,657	4,670,657	8.7	2,170,657	2,500,000	4.6
Invesat LLC(5)	200,000	10,251,574	10,251,574	11,176,649	17.8	10,251,574	200,000	*
Rakuten Mobile USA Service Inc.(6)	—	28,520,155	28,520,155	28,520,155	35.5	28,520,155	—	—
Samsung Next Fund LLC	—	361,769	361,769	361,769	*	361,769	—	—
Vodafone Ventures Limited	1,000,000	9,044,454	9,044,454	10,044,454	16.5	9,044,454	1,000,000	1.6
Total	3,700,000	132,398,089	132,398,089	136,098,089		132,398,089	3,700,000

*	less than 1%

(1)	Assumes that we exchange the AST Common Units of the Selling Stockholders for shares of Class A Common Stock, regardless of whether such AST Common Units are currently exchangeable. The percentage ownership is determined for each Selling Stockholder by taking into account the issuance and sale of shares of Class A Common Stock of only such Selling Stockholder. Also assumes that no transactions with respect to share of Class A Common Stock or AST Common Units occur other than the exchange. The percentage ownership of shares of Class A Common Stock is based on 51,729,704 shares of Class A Common Stock issued and outstanding as of June 15, 2021.
(2)	Assumes that the Selling Stockholders sell all of their shares of Class A Common Stock offered pursuant to this prospectus. The percentage ownership is determined for each Selling Stockholder by taking into account the issuance and sale of shares of Class A Common Stock of only such Selling Stockholder. The percentage ownership of shares of Class A Common Stock is based on 51,729,704 shares of Class A Common Stock issued and outstanding as of June 15, 2021.
(3)	Includes AST Common Units that may be issuable upon exchange of AST Incentive Equity Units for AST Common Units, regardless of whether such AST Incentive Equity Units are currently exchangeable. Also includes AST Common Units that may be issuable upon exercise of AST Incentive Equity Options for AST Incentive Equity Units and the corresponding exchange of such AST Incentive Equity Units for AST Common Units, regardless of whether such AST Incentive Equity Options are currently exercisable.

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(4)	AST Common Units owned prior to the exchange consist of 1,595,165 AST Common Units and 1,566,162 AST Incentive Equity Units.
(5)	AST Common Units owned by Ms. Cisneros prior to the exchange consist of 725,075 AST Incentive Equity Options, which may be exercised for an equal number of AST Incentive Equity Units. AST Common Units owned by Invesat prior to the exchange consist of 9,932,541 AST Common Units and 319,033 AST Incentive Equity Options, which may be exercised for an equal number of AST Incentive Equity Units. Ms. Cisneros is the president of Invesat and as such has voting and investment discretion with respect to the shares of Common Stock held of record by Invesat and may be deemed to have beneficial ownership of the Common Stock held directly by Invesat.
(6)	Mr. Mikitani is the founder, Chairman and Chief Executive Officer of Rakuten Mobile, and as such has voting and investment discretion with respect to the shares of Common Stock held of record by Rakuten USA and may be deemed to have shared beneficial ownership of the shares of Common Stock held directly by Rakuten USA.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Class A Common Stock.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares of Class A Common Stock registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares of Class A Common Stock in this offering. See “Plan of Distribution.”

For information regarding transactions between us and the Selling Stockholders, see the section entitled “Certain Relationships and Related Person Transactions.”

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Stockholders’ Agreement

Upon completion of the Business Combination, we entered into the Stockholders’ Agreement with the Stockholder Parties, under which, among other things, the Existing Equityholders agreed to vote all the Company’s securities that may be voted in the election of our directors held by such AST Equityholders in accordance with the provisions of the Stockholders’ Agreement, and the Stockholder Parties agree to take all necessary action to cause Avellan to be the chairperson of our Board of Directors until the Sunset Date. In addition, the Stockholder Parties agreed that, until such date as the Stockholder Parties collectively control less than 50% of the total voting power of the Company, (i) the Stockholder Parties will take all necessary action to cause us and our Board of Directors to maintain the Redemption Election Committee of our Board of Directors and its delegated powers and (ii) the provisions of the Stockholders’ Agreement relating to the Redemption Election Committee cannot be amended without the express approval of the Redemption Election Committee. The Stockholders’ Agreement contemplates that our Board of Directors consists of 13 directors, with two director seats initially being vacant. Our equityholders may nominate directors as follows: (i) Avellan may nominate seven members of our Board of Directors, which amount includes the two initial vacancies on our Board of Directors for which Avellan will have the right, pursuant to the Stockholders’ Agreement, to designate directors for appointment to such vacancies at any time, (ii) Invesat, Vodafone Sponsor and American Tower each may nominate one member of our Board of Directors, and (iii) Rakuten USA may nominate two members of our Board of Directors. The Existing Equityholders agree to vote for each of the foregoing nominees.

Avellan’s right to nominate directors will decrease in proportion to the Key Holders’ ownership interests in the Company’s aggregate outstanding voting power, such that if the Key Holders, at any point after the Closing Date: (i) own less than 50% of the Company’s aggregate outstanding voting power, the Key Holders may only nominate five members of our Board of Directors, (ii) own less than 40% of the Company’s aggregate outstanding voting power, the Key Holders may only nominate three members of our Board of Directors, (iii) own less than 30% of the Company’s aggregate outstanding voting power, the Key Holders may only nominate two members of our Board of Directors, (iv) own less than 20% of the Company’s aggregate outstanding voting power, the Key Holders may only nominate one member of our Board of Directors, and (v) own less than 5% of the Company’s aggregate outstanding voting power, the Key Holders will no longer be entitled to nominate any members of our Board of Directors. If the size of our Board of Directors is increased or decreased, the number of members that Avellan may designate will increase or decrease proportionately to the size of our Board of Directors.

Invesat’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 5% of the Company’s outstanding Class A Common Stock (assuming exchange of all AST Common Units for shares of Class A Common Stock). Vodafone’s nomination right will terminate if it (together with its permitted transferees) ceases to beneficially own either (i) at least 5% of the Company’s outstanding Class A Common Stock or (ii) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock). Sponsor’s nomination right will terminate at the second annual meeting of the Company’s stockholders following the Closing. American Tower’s nomination right will terminate if it (together with its permitted transferees) ceases to hold at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock). Rakuten’s nomination right with respect to its first designee will terminate if it (together with its permitted transferees) ceases to hold either (a) at least 5% of the Company’s outstanding Class A Common Stock or (b) at least 50% of the Class A Common Stock held by it immediately after the Closing (assuming exchange of all AST Common Units for shares Class A Common Stock), and Rakuten’s nomination right with respect to its second designee will terminate if it (together with its permitted transferees) ceases to hold at least 10% of the Company’s outstanding Class A Common Stock (assuming exchange of all AST Common Units for shares Class A Common Stock).

In addition to the provisions of the preceding paragraph, the rights of Invesat, Vodafone, Sponsor, American Tower, and Rakuten to nominate any director to our Board of Directors will terminate if, following the Closing, such party becomes a “Competitor” of the Company (as defined below), initiates a legal proceeding against the Company or a member of our Board of Directors or (C) obtains the right to appoint a member or observer to the board (or similar governing body of any Competitor of the Company). For purposes of the Stockholders’ Agreement, a “Competitor” is any person directly or indirectly engaged in the provision of connectivity to standard and nonstandard handsets, sensors, and Internet of things devices using satellites, high-altitude systems or other aerial systems, but a “Competitor” does not include any financial investment firm or investment vehicle that holds (with affiliates) less than 20% of the outstanding equity of any Competitor and does not have the right to designate any member of the board of a Competitor. Vodafone is not deemed to be a Competitor with respect to its current lines of business and UBS O’Connor LLC (and its affiliates) is not deemed to be an affiliate of Sponsor for purposes of the Stockholders’ Agreement.

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Under the Stockholders’ Agreement, each nominee to our Board of Directors who is nominated by Invesat, Vodafone, Sponsor, American Tower or Rakuten must at all times, satisfy all requirements for service as a director under applicable law, Nasdaq Rules, and other qualifications as our Board of Directors may adopt. Additionally, any such members of or nominees to our Board of Directors cannot have been disqualified as a “Bad Actor” under Section 506 of Regulation D of the Securities Act, involved in any event enumerated under Item 2(d) or (e) of Schedule 14D under the Exchange Act or Item 401(f) (other than Item 401(f)(1)), of Regulation S-K of the Securities Act, or be subject to any governmental order prohibiting service as a director as a public company. Further, any such nominee or director must agree to be bound to a confidentiality agreement in a form acceptable to us and must recuse themselves from deliberations and discussions that, in the reasonable determination of our Board of Directors, present and actual or potential conflict of interest with us.

In addition to any vote or consent required by our Board of Directors or our stockholders, we may not change the size of our Board of Directors, establish any committee of our Board of Directors, change the composition or powers of any committees of our Board of Directors (subject to certain exceptions), engage any professional advisers or materially change the nature or scope of our business or enter into or abandon a line of business, in each case without the consent of a majority of the shares held by the Key Holders. This consent right terminates automatically on the first date on which the combined voting power of the Stockholder Parties no longer exceeds 50% of the Company’s total voting power then outstanding.

We covenant that we (i) will take any and all action reasonably necessary to effect the provisions of the Stockholders’ Agreement and the intention of the parties thereto, (ii) will not take any action that would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of the Stockholder Parties thereto without the prior consent of Avellan, (iii) will purchase director and officer liability insurance in an amount determined by our Board of Directors to be reasonable and customary and to maintain such coverage for Avellan’s director designee for so long as such director serves on our Board of Directors and (iv) will cause the Charter and Bylaws to at all times provide for indemnification, exculpation and advancement of expenses of all directors of our Board of Directors. We must extend the director and officer liability insurance for six years from the date that Avellan’s designee to our Board of Directors is removed or resigns from our Board of Directors. We will pay the reasonable out-of-pocket expenses incurred by members of our Board of Directors in connection with the performance of his or her duties.

Each Stockholder Party also agreed to a one-year lock-up period with respect to our Common Stock (other than approximately 2,500,000 shares of Class A Common Stock purchased by certain Existing Equityholders in the PIPE Investment) following the Closing. However, prior to the expiration of the lock-up period, Sponsor is permitted to transfer up to one-third of its shares of Class A Common Stock if the stock price equals or exceeds $12.00 for any 20 trading days within any 30 trading-day period commencing at least 150 days after the closing.

The Stockholder Agreement also contains certain provisions intended to maintain, following the Closing, our qualification as a “controlled company”. Each of the Stockholder Parties also make certain customary representations and warranties on behalf of itself.

Subject to certain exceptions, each Stockholder Party’s obligation to vote its shares of the Company in accordance with the Stockholder Agreement is terminated on the first date on which such Stockholder Party no longer has the right to designate a director to our Board of Directors. Certain other obligations of each Stockholder Party terminate automatically when such Stockholder Party ceases to own shares of the Company

Sponsor Voting Agreement

At the Closing, we and Sponsor entered into the Sponsor Voting Agreement, pursuant to which, among other things, Sponsor agreed to vote all the Company’s securities owned by it eligible to vote in the election of our directors in any election of our directors in such manner as may be necessary to elect and/or maintain in office as members of our Board of Directors those individuals designated by the AST Equityholders and Sponsor pursuant to the Stockholders’ Agreement. Sponsor also agreed not to take, directly or indirectly, any actions (including removing our directors in a manner inconsistent with the Sponsor Voting Agreement) that would knowingly frustrate, obstruct or otherwise affect the provisions of the Sponsor Voting Agreement and the intention of the parties to the Sponsor Voting Agreement with respect to the composition of our Board of Directors as stated in the Sponsor Voting Agreement. The Sponsor Voting Agreement will terminate on the first date in which Sponsor no longer has the right to designate a director to our Board of Directors.

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Registration Rights Agreements

In connection with our IPO, we entered into the 2019 Registration Rights Agreement with the Sponsor and certain other parties (collectively, the “2019 Holders”) pursuant to which we granted the 2019 Holders certain registration rights with respect to, among other things, the private placement warrants and the shares of Class A Common Stock that were issued at the Closing upon conversion of the 2019 Holders’ founder shares. The 2019 Holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the 2019 Holders have certain “piggy-back” registration rights and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

On December 16, 2020, we entered into the PIPE Subscription Agreements with the PIPE Investors, pursuant to which we (i) issued an aggregate of 23,000,000 shares of Class A Common Stock to the PIPE Investors at the Closing and (ii) agreed to register such shares.

At the Closing, we entered into the 2021 Registration Rights Agreement with the Existing Equityholders and the Sponsor (collectively, the “Holders”) pursuant to which we granted the Holders certain registration rights with respect to the registrable securities of the Company. Among other things, the 2021 Registration Rights Agreement requires us to register the shares of Class A Common Stock issued in connection with the Business Combination and any shares of Class A Common Stock issued upon the redemption of any AST Common Units. The Holders are entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of two demands in any 12-month period) and not more than five times in the aggregate and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $50 million, and (ii) “piggy-back” registration rights to registration statements filed following the Business Combination. We will bear all of the expenses incurred in connection with the filing of any such registration statement.

Tax Receivable Agreement

At the Closing of the Business Combination, we entered into the Tax Receivable Agreement with AST, the Existing Equityholders and the TRA Holder Representative.

Under the Tax Receivable Agreement, we are generally required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax realizes, or is deemed to realize, as a result of certain Tax Attributes, which include:

●	existing tax basis in certain assets of AST and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to AST Common Units acquired by the Company from a TRA Holder (including AST Common Units held by a Blocker Corporation acquired by the Company in a Reorganization Transaction (as defined in the Tax Receivable Agreement)), each as determined at the time of the relevant acquisition;

●	tax basis adjustments resulting from taxable exchanges of AST Common Units (including any such adjustments resulting from certain payments made by the Company under the Tax Receivable Agreement) acquired by the Company from a TRA Holder pursuant to the terms of the A&R Operating Agreement;

●	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

●	certain tax attributes of Blocker Corporations holding AST Common Units that are acquired directly or indirectly by the Company pursuant to a Reorganization Transaction.

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Under the Tax Receivable Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions including without limitation: (i) if we enter into any other agreement after the date of the Tax Receivable Agreement that obligates us to make payments to another party in exchange for tax benefits conferred upon us, unless otherwise agreed by the TRA Holder Representative, such tax benefits and such payments are ignored for purposes of the “with and without” calculation under the Tax Receivable Agreement (and otherwise), with the effect that the Tax Attributes are deemed used prior to any such other tax attributes or tax benefits, (ii) carrybacks of tax items arising from other tax attributes are ignored and will not impact a prior year’s “with and without” calculation, (iii) state and local tax savings are calculated using an assumed tax rate, (iv) the determination of any incremental basis adjustment in respect of payments under the TRA is made on an iterative basis continuing until any incremental basis adjustment is immaterial as reasonably determined by the TRA Holder Representative and us in good faith and in consultation with an advisory firm, (v) as described below in the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that may previously have been made, rather any such excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by us under the Tax Receivable Agreement to applicable TRA Holders after the determination of such excess, and (vi) upon the occurrence of certain Early Termination Events or upon the transfer of certain assets of AST or its subsidiaries several assumptions are used in determining the “with and without” calculation as described below.

Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that we determine (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that we take, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by us under the Tax Receivable Agreement after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments against which such excess can be applied. As a result, in certain circumstances we could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes, which could materially impair the financial condition of the Company and the Tax Group.

The Tax Receivable Agreement will provide that, in the event of certain Early Termination Events, we will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all AST Common Units (including AST Common Units held by Blocker Corporations) that had not yet been exchanged for Class A Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment. In addition, if certain assets of AST or its Subsidiaries are transferred this may result in a deemed sale of such assets for purposes of the Tax Receivable Agreement and deemed accelerated utilization of certain associated Tax Attributes.

As a result of the foregoing, in some circumstances (i) we could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that we may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur). In these situations, our obligations under the Tax Receivable Agreement could have a material and adverse impact on our liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement in a manner that does not adversely affect our working capital and growth requirements.

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We are required to notify and keep the TRA Holder Representative reasonably informed regarding tax audits or other proceedings the outcome of which is reasonably expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement and the TRA Holder Representative and any affected TRA Holder has the right to (i) discuss with the us, and provide input and comment to us regarding, any portion of any such tax audit or proceeding and (ii) participate in, at the affected TRA Holders’ and TRA Holder Representative’s expense, any such portion of any such tax audit or other tax proceeding to the extent it relates to issues the resolution of which would reasonably be expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement. We will not be permitted to settle or fail to contest any issue pertaining to income taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under the Tax Receivable Agreement without the consent of the TRA Holder Representative (which is not to be unreasonably withheld or delayed).

Under the Tax Receivable Agreement, we are required to provide the TRA Holder Representative with a schedule showing the calculation of payments that are due under the Tax Receivable Agreement with respect to each taxable year. This calculation will be based upon the advice of our tax advisors and an advisory firm. Payments under the Tax Receivable Agreement will generally be required to be made to the TRA Holders a short period of time after this schedule becomes final pursuant to the procedures set forth in the Tax Receivable Agreement, although interest on such payments will begin to accrue at from the due date (without extensions) of our U.S. federal income tax return. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest (generally at a default rate) until such payments are made.

PIPE Subscription Agreements

In connection with the execution of the Equity Purchase Agreement, we entered into the PIPE Subscription Agreements with the PIPE Investors, under which the PIPE Investors agreed to purchase, in the aggregate, 23,000,000 shares of Class A Common Stock at $10.00 per share for an aggregate commitment amount of $230,000,000. The shares of Class A Common Stock issued under such PIPE Subscription Agreements have not been registered under the Securities Act, in reliance upon an exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The closings under the PIPE Subscription Agreements occurred substantially concurrently with the Closing. Certain Existing Equityholders, including American Tower, Invesat, Rakuten Mobile, Inc. and Vodafone, purchased shares of Class A Common Stock in the PIPE Investment.

AST Relationships

Transactions with Executive Officers

Founder Note

On July 11, 2019, AST entered into a promissory note agreement with its Chief Executive Officer and Chairman of the Board, Abel Avellan (the “Founder Note”). Under the terms of the Founder Note dated September 10, 2019, AST borrowed $1.75 million from Mr. Avellan bearing interest at 2.37% per annum. The balance outstanding under the Founder Note was $1.75 million and interest expense related to the Founder Note was $22,000 for the year ended December 31, 2019. AST repaid all principal and interest outstanding relating to the Founder Note on March 3, 2020.

CFO Note

On December 15, 2017, AST issued 110,000 Existing AST Common Units to its Chief Financial and Operating Officer, Thomas Severson, in exchange for a $100,000 promissory note in favor of AST (the “CFO Note”). The CFO Note accrues interest monthly at a rate of 2.0% and is payable on the earlier of (1) December 15, 2027 and (2) the occurrence of any of the following with respect to AST: (i) a sale, (ii) merger, (iii) other transaction where AST is not the majority, by voting power, of the surviving or resulting company, or (iv) the sale, lease, transfer, exclusive license or other disposition by AST of all or substantially all of its assets. Mr. Severson repaid all principal and interest amounts under the CFO Note in December 2020.

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InMotion Holdings LLC

AST owns 51% of and controls NanoAvionika UAB, a private limited liability company organized and existing under the law of the Republic of Lithuania (“Nano Lithuania”). Pursuant to that certain Investment Agreement dated November 7, 2017 (the “Investment Agreement”) by and among Nano Lithuania, InMotion Holdings, LLC, a Delaware limited liability company wholly-owned by AST’s Chief Executive Officer and Chairman of the Board, Abel Avellan (“InMotion”), and the other parties to the Investment Agreement, InMotion owns one share of Nano Lithuania. Pursuant to the terms of a Service Agreement between Nano Lithuania and InMotion dated March 1, 2018 (the “Services Agreement”), InMotion is to provide consulting services including but not limited to marketing, sale support and general management support to Nano Lithuania. In connection with the Service Agreement, InMotion is entitled to receive an option to acquire 2,919 newly issued shares of Nano Lithuania at EUR 305.64 per share (the “Option”) and a management fee totaling $15,000 per month; however, during the term of the Service Agreement, no management fees have been billed to, or collected from, Nano Lithuania, and InMotion intends to enter into an amendment to the Service Agreement prior to the Closing to provide that its sole compensation under the Service Agreement will be the Option. In addition, AST owns 51% of and controls NanoAvionics US LLC, a Delaware limited liability company (“Nano US”). Pursuant to that certain Limited Liability Company Operating Agreement dated February 21, 2020 (the “Operating Agreement”) by and among Nano US, InMotion, and the other parties to the Operating Agreement, InMotion owns one share of Nano US and an option to acquire 2,919 newly issued shares of Nano US at an equivalent price per share as the option in Nano Lithuania, representing collectively with such one share, a 13% interest on a fully-diluted basis.

Transactions with Directors

Option Grant

On April 17, 2019, AST granted Invesat LLC, of which Ms. Cisneros is president, an option to acquire 22,000 AST Series A Preferred Units. The option is exercisable for a period of 10 years at an exercise price of $0.93 per unit. Upon completion of the Business Combination, this option was converted to an option to acquire 319,033 AST Common Units at a per unit exercise price of $0.0642.

On May 16, 2019, AST granted Richard Sarnoff an option to acquire 24,000 Existing AST Common Units. The option is exercisable for a period of 10 years at an exercise price of $0.93 per unit. Upon completion of the Business Combination, this option was converted to an option to acquire 348,036 AST Common Units at a per unit exercise price of $0.0642.

Support Services Agreement

On January 20, 2020, AST entered into a support services agreement (the “Support Services Agreement”) with Finser Corporation (“Finser”), which is part of the Cisneros Group of Companies, of which Ms. Cisneros is the Chief Executive Officer. Under the terms of the Support Services Agreement, Finser provides AST with certain administrative support services, including back-office functions, accounting, financial planning and analysis and IT consulting. For such services, Finser receives a minimum monthly amount equal to $15,000, which amount covers up to 120 hours of support services, with additional hours billed at $50.00 per hour for financial planning and analysis and $45.00 per hour for all other services. During the year ended December 31, 2020, Finser received fees of approximately $162,000 pursuant to the Support Services Agreement. Either party may terminate the Support Services Agreement on prior written notice to the other party.

Production Services Agreement

On January 28, 2021, AST entered into a production services agreement (the “Production Services Agreement”) with Cisneros Media Distribution LLC (“Cisneros Media”), which is part of the Cisneros Group of Companies, of which Ms. Cisneros is the Chief Executive Officer. Under the terms of the Production Services Agreement, Cisneros Media serves as a producer of a series of 12 videos for AST. For such services, Cisernos Media is entitled to a fee of $180,000, comprised of $36,000, which was payable upon signing of the Production Services Agreement, and installments of $12,000 for each video produced by Cisneros Media and accepted by AST. Either party may terminate the Support Services Agreement.

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Agreements with Stockholders

Rakuten Agreement

In connection with the Series B Purchase Agreement, AST entered into the Rakuten Agreement. Under the terms of the Rakuten Agreement, AST agreed to make investments in building network capabilities in Japan that are compatible with the mobile network of Rakuten and its affiliates. Furthermore, AST will collaborate with Rakuten to ensure network capability with Rakuten’s licensed frequencies, including full coverage in Japan with 3GPP Band 3 frequencies with MIMO capability. Upon the launch of such coverage, Rakuten will receive unlimited, exclusive rights and usage capacity in Japan in exchange for a $500,000 annual maintenance fee payable to AST or its successors. AST will make $5 million (or such lesser amount as mutually agreed upon the parties) in capital investments towards the design, construction, acquisition and implementation of ground communication assets. AST and Rakuten will receive unlimited rights and usage of the ground assets for their respective operations, including, but not limited to, satellite and other telecommunication communications.

The Rakuten Agreement includes a commercial roadmap for AST satellite launches with KPIs that AST must meet. If AST does not meet the applicable KPIs for the last two phases of its satellite launch program in accordance with such commercial roadmap or if AST becomes subject to any bankruptcy proceeding or becomes insolvent, AST shall pay to Rakuten a penalty of $10 million.

The term of the Rakuten Agreement shall continue for so long as Rakuten or its affiliates own a majority of the AST Series B Preferred Units purchased by Rakuten; provided, however, that if Rakuten no longer owns such AST Series B Preferred Units as a result of change of control of AST, all provisions of the Rakuten Agreement remain in effect until AST or its successor fulfill the obligations of AST under the Rakuten Agreement. No payments have been made to date between AST and Rakuten pursuant to the Rakuten Agreement.

Vodafone Agreement

In connection with the Series B Purchase Agreement, AST and Vodafone agreed to enter into one or more Vodafone Commercial Agreements. Under the Series B Purchase Agreement, AST agreed that AST, its subsidiaries, and affiliates would not enter into any agreement, term sheet, or letter of intent that grants another party the rights related to the provision of mobile services in the Vodafone markets or Vodafone partner markets prior to the execution of the Vodafone Commercial Agreements.

The Vodafone Commercial Agreements are to include mutual exclusivity, conditioned upon Vodafone making the SpaceMobile Service available to all of its customers and certain promotional efforts, within all Vodafone markets for five years commencing on the launch of a commercial service based on Phase 3 of the SpaceMobile Service; preferential commercial terms in Vodafone partner markets; equal revenue share for the SpaceMobile Service in Vodafone exclusivity markets; and the procurement, building and operating of mobile network ground stations at a mutually agreed cost by Vodafone.

No payments have been made to date between AST and Vodafone pursuant to the anticipated Vodafone Commercial Agreements. Vodafone has the right to designate one individual to AST’s board of directors. Currently, Vodafone’s designee is Luke Ibbetson. This right will terminate upon completion of the Business Combination and adoption of the A&R Operating Agreement; however, pursuant to the Stockholders’ Agreement, Vodafone will have the right to designate one member to our Board of Directors. Vodafone has designated Luke Ibbetson.

Also, AST has entered into a side letter with Vodafone dated December 15, 2020, under which AST has agreed (i) not to enter into any material corporate strategic relationship or material commercial agreement with a party other than Vodafone and its affiliates that would be reasonably expected to materially frustrate AST’s ability to satisfy its obligations under the Vodafone Commercial Agreements with certain exceptions, (ii) to allocate sufficient funds in the capital budget to facilitate compliance with AST’s obligations under the Vodafone Commercial Agreements; and (iii) not to alter AST’s business plan in a manner that is materially detrimental to AST’s ability to satisfy its obligations under the Vodafone Commercial Agreements.

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American Tower Agreement

In connection with the Series B Preferred Shares Purchase Agreement (the “Purchase Agreement”), AST and American Tower entered into a side letter agreement that was subsequently amended and restated on December 15, 2020 to reflect the transactions and agreements contemplated by the Equity Purchase Agreement between AST and New Providence Acquisition Corp. (the “Amended and Restated Letter Agreement”). Under the Amended and Restated Letter Agreement, provided that American Tower and its affiliates continue to own all the AST Series B Preferred Units purchased by it pursuant to the Purchase Agreement, AST agrees to not issue or sell any equity securities in the PIPE offering contemplated under the Equity Purchase Agreement to a cellular tower company, which is defined as an entity primarily engaged in the neutral host business but excludes wireless mobile network operators or financial sponsors.

The Amended and Restated Letter Agreement also contemplates that AST and American Tower will enter into commercial agreements to use American Tower facilities for AST’s terrestrial gateway facilities in certain markets. AST’s space platform and gateway facilities will provide MNOs with mobile service infrastructure in areas not well served by terrestrial networks. The term of the operational agreement between AST and American Tower is five years after the initial launch of commercial mobile services by AST.

In markets in which Vodafone operates, AST will work with Vodafone and American Tower to evaluate and plan deployments with preferred vendor status. The usage of any American Tower services in a Vodafone market will be memorialized in a commercial agreement among all three parties. In markets where Vodafone does not operate (“Carrier Neutral Markets”), AST and American Tower may enter into an agreement for American Tower to manage the operation of the AST-deployed gateway facility in such market. In Carrier Neutral Markets where AST requires a third party to provide a gateway facility or services, AST agrees to not accept any bid that is inferior to American Tower’s best and final proposal for such gateway facility or services. AST also agrees to use commercially reasonable efforts to utilize American Tower facilities in (i) Vodafone markets where Vodafone decides to not use its facilities, (ii) in Carrier Neutral Markets, and (iii) instances where AST requires a third-party vendor.

Additionally, AST will work with American Tower to evaluate and plan gateway facility and radio access network data center deployments with preferred vendor status to offer carrier-neutral hosting facilities in certain equatorial markets. American Tower will serve as the preferred vendor for carrier neutral hosting facilities. AST will pay American Tower a monthly connection fee for use of a carrier neutral hosting facility, which will be charged back to each applicable MNO. If AST and American Tower agree to construct a new carrier neutral hosting facility or improve an existing one and American Tower elects to fund all such capital expenditures, American Tower will provide ATS with a fair-market, long-term lease to such facility.

Employment Arrangements

AST has entered into offer letters with certain of its executive officers. See “Executive and Director Compensation — Executive Compensation Arrangements.”

NPA Relationships

Founder Shares

On June 2019, we issued an aggregate of 3,593,750 shares of NPA’s Class B common stock, which were convertible into shares of NPA’s Class A common stock (the “Founder Shares”) to our Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.007 per share. In August 2019, we effected a stock split resulting in an increase in the total number of shares of NPA Class B Common Stock outstanding from 3,593,750 to 5,750,000, such that the total number of Founder Shares would represent 20% of the total number of shares of NPA Common Stock outstanding upon completion of our IPO. Subsequent to such stock split, in August 2019, our Sponsor transferred 10,000 Founder Shares to each of Mr. Bradley, our former Chief Financial Officer, and Messrs. Gannon, Ginsberg and Mazer, our former independent directors. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of our IPO. In connection with the Business Combination, the Founder Shares were converted into shares of Class A Common Stock.

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Private Placement Warrants

In addition, our Sponsor purchased an aggregate of 6,100,000 warrants at a price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of our IPO. As such, our Sponsor’s interest in this transaction is valued at $6,100,000. Each private placement warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

The securities underlying the private placement warrants are identical to the respective securities underlying the units sold in our IPO, except that any such warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable, (ii) may not (including the Class A Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the Business Combination, (iii) may be exercised by the holders on a cashless basis, (iv) are entitled to registration rights and (v) for so long as they are held by the Sponsor, will not be exercisable more than five years from the effective date of the registration statement relating to the IPO, in accordance with FINRA Rule 5110(f)(2)(G)(i). Any such securities may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the Business Combination.

Related Party Loans

Prior to the closing of the IPO, the Sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses of our IPO. At September 30, 2019, the outstanding balance under the promissory note in the aggregate amount of $155,093 was repaid.

Also, to finance transaction costs in connection with an initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors agreed, but were not obligated to, loan us funds as may be required.

On January 28, 2021, Sponsor loaned the Company $200,000 under a promissory note to fund its working capital requirements and finance transaction expenses in connection with a business combination. The promissory note was non-interest bearing, non-convertible and payable on the earlier of (i) June 30, 2021 and (ii) the date on which the Company consummates a business combination. Such loan was repaid upon completion of the Business Combination.

On February 18, 2021, Sponsor loaned the Company $500,000 under a promissory note to fund its working capital requirements and finance transaction expenses in connection with a business combination. The promissory note was non-interest bearing, non-convertible and payable on the earlier of (i) June 30, 2021 and (ii) the date on which the Company consummates a business combination. Such loan was repaid upon completion of the Business Combination.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who is known by us to be the beneficial owner of more than 5% of our voting shares;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting shares;

●	any firm, corporation or other entity, including not-for-profit entities, in which any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or in a position of having the possession, direct or indirect, of the power to direct or cause the direction of management and policies of an entity through ownership, by contract, or otherwise, or significant influence or in which such person has a 5% or greater beneficial ownership interest; and

●	any firm, corporation or other entity in which any of the foregoing persons is employed (whether or not as an executive officer).

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee has the responsibility to review related party transactions.

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PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A Common Stock or interests in our Class A Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A Common Stock or interests in our Class A Common Stock on any stock exchange, market or trading facility on which shares of our Class A Common Stock, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of Class A Common Stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the shares of Class A Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners or shareholders;

●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of Class A Common Stock at a stipulated price per share; and

●	a combination of any such methods of sale.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our Class A Common Stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Class A Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer shares of our Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of shares of our Class A Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of shares of our Class A Common Stock offered by them will be the purchase price of such shares of our Class A Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell a portion of our Class A Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of shares of our Class A Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Class A Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock by bidding for or purchasing shares of Class A Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreements and the PIPE Subscription Agreements, we have agreed to indemnify the Selling Stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make with respect thereto. In addition, we and the Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

Selling Stockholders may use this prospectus in connection with resales of shares of our Class A Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of our Class A Common Stock and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of shares of our Class A Common Stock.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of shares of our Class A Common Stock to be offered and sold pursuant to this prospectus, which we expect to be approximately $325,000.

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LEGAL MATTERS

Latham & Watkins LLP has passed upon the validity of the Class A Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of New Providence Acquisition Corp. as of and for the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance on such report given the authority of such firm as experts in accounting and auditing. Such report includes an explanatory paragraph as to New Providence Acquisition Corp.’s ability to continue as a going concern.

The consolidated financial statements of AST & Science, LLC at December 31, 2020 and 2019, and for the years then ended, included in this prospectus, have been so included in reliance on the report of BDO USA LLP, an independent registered public accounting firm, appearing elsewhere herein, given the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Class A Common Stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

107

INDEX TO FINANCIAL STATEMENTS

AST & Science, LLC

Financial Statements As of and for the Years Ended December 31, 2020 and 2019
Independent Registered Public Accounting Firm’s Report	F-2
Consolidated Balance Sheets as of December 31, 2020 and 2019	F-3
Consolidated Statements of Operations for the years ended December 31, 2020 and 2019	F-4
Consolidated Statements of Comprehensive Loss for years ended December 31, 2020 and 2019	F-5
Consolidated Statements of Members’ Equity for years ended December 31, 2020 and 2019	F-6
Consolidated Statements of Cash Flows for years ended December 31, 2020 and 2019	F-7
Notes to the Financial Statements for years ended December 31, 2020 and 2019	F-8

Unaudited Financial Statements As of and for the Three Months Ended March 31, 2021 and 2020
Condensed Consolidated Balance Sheets (Unaudited) as of March 31, 2021 and December 31, 2020	F-29
Condensed Consolidated Statements of Operations (Unaudited) for the three months ended March 31, 2021 and 2020	F-30
Condensed Consolidated Statements of Comprehensive Loss (Unaudited) for the three months ended March 31, 2021 and 2020	F-31
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Members’ Equity (Unaudited) for the three months ended March 31, 2021 and 2020	F-32
Condensed Consolidated Statements of Cash Flows (Unaudited) for the three months ended March 31, 2021 and 2020	F-33
Notes to the Condensed Consolidated Financial Statements	F-34

New Providence Acquisition Corp.
Financial Statements As of and for the year ended December 31, 2020 and as of December 31, 2019 and for the period from May 28, 2019 (inception) through December 31, 2019
Independent Auditors’ Report	F-46
Balance Sheet as of December 31, 2020 and 2019	F-47
Statement of Operations for the year ended December 31, 2020 and the period from May 28, 2019 (inception) through December 31, 2019	F-48
Statement of Changes in Stockholders’ Equity for year ended December 31, 2020 and the period from May 28, 2019 (inception) through December 31, 2019	F-49
Statement of Cash Flows for the year ended December 31, 2020 and the period from May 28, 2019 (inception) through December 31, 2019	F-50
Notes to the Financial Statements for the year ended December 31, 2020 and the period from May 28, 2019 (inception) through December 31, 2019	F-51

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

AST & Science, LLC

Midland, TX

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AST & Science, LLC and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and members’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA LLP

We have served as the Company’s auditor since 2017.

Fort Lauderdale, FL

February 26, 2021

F-2

AST & SCIENCE LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$42,777	$26,498
Accounts receivable, net	2,081	328
Inventory	2,591	182
Prepaid expenses	1,249	445
Other current assets	2,234	286
Total current assets	50,932	27,739

Property and equipment:
BlueWalker 3 Satellite – construction in progress	27,013	2,097
Property and equipment, net	10,057	1,685
Total property and equipment, net	37,070	3,782

Other long-term assets:
Operating lease right-of-use assets	7,045	—
Intangible assets, net	526	672
Goodwill	3,912	3,593
Other assets and deposits	160	162
Total other long-term assets, net	11,643	4,427
TOTAL ASSETS	$99,645	$35,948

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$4,990	$1,552
Accrued expenses and other current liabilities	4,222	1,948
Deferred revenue	3,401	949
Note payable to Founder	—	1,750
Current operating lease liabilities	504	—
Total current liabilities	13,117	6,199

Non-current operating lease liabilities	6,541	—
Total liabilities	19,658	6,199

Commitments and Contingencies (Note 6)

Members’ equity:
Series A convertible preferred stock, $0.01 par value, authorized 684,932 shares, 684,932 shares issued and outstanding as of December 31, 2020 and 2019 (liquidation preference of $20,000 at December 31, 2020 and 2019)	9,394	9,394
Series B convertible preferred stock, $0.01 par value per share - 2,765,027 and 1,995,810 shares authorized as of December 31, 2020 and 2019, respectively; 2,765,027 and 773,376 shares issued and outstanding as of December 31, 2020 and 2019, respectively (liquidation preference of $119,636 and $31,520 at December 31, 2020 and 2019, respectively)	102,717	28,847
Members’ common equity, 10,000,000 shares authorized as of December 31, 2020 and 2019; 5,500,840 and 5,500,000 issued and outstanding as of December 31, 2020 and 2019, respectively	5,462	5,171
Promissory note from common shareholder	—	(100)
Accumulated other comprehensive income (loss)	(168)	(329)
Accumulated Deficit	(39,908)	(15,847)
Noncontrolling interest	2,490	2,613
Total members’ equity	79,987	29,749
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$99,645	$35,948

See accompanying notes to the consolidated financial statements

F-3

AST & SCIENCE LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

(dollars in thousands, except per share data)

	2020	2019
Revenues	$5,967	$1,414
Cost of sales	(3,025)	(954)
Gross profit	2,942	460

Operating expenses:
Engineering services	13,081	4,668
General and administrative costs	12,320	5,404
Research and development costs	1,011	1,062
Depreciation and amortization	887	388
Total operating expenses	27,299	11,522

Other income and expense:
Interest income	71	2
Interest expense	(10)	(22)
Other income and (expense), net	22	(15)
Total other income (expense)	83	(35)
Net loss before income taxes	(24,274)	(11,097)
Income taxes	(131)	(44)
Net loss	(24,405)	(11,141)
Add: Net loss attributable to noncontrolling interests	344	256
Net loss attributable to AST&Science	$(24,061)	$(10,885)
Cumulative convertible preferred stock dividends	$(8,290)	$(523)
Income available to common shareholders	$(32,351)	$(11,408)
Basic and diluted net loss per share	$(5.88)	$(2.07)
Basic and diluted shares used in computing net loss per share	5,500,404	5,500,000

See accompanying notes to the consolidated financial statements

F-4

AST & SCIENCE LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

(dollars in thousands, except per share data)

	2020	2019
Net loss	$(24,405)	$(11,141)
Foreign currency translation adjustments	382	(145)
Comprehensive loss	(24,023)	(11,286)
Comprehensive loss attributable to noncontrolling interest:
Add: Net loss attributable to noncontrolling interests	344	256
Foreign currency translation adjustments	(221)	65
Comprehensive loss attributable to AST&Science	$(23,900)	$(10,965)

See accompanying notes to the consolidated financial statements

F-5

AST & SCIENCE LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND MEMBERS’ EQUITY

(dollars in thousands)

	Series B Redeemable Preferred Stock		Series A Preferred Stock		Series B Preferred Stock		Common Equity		Promissory Note from Common	Accumulated Other Comprehensive	Accumulated	Noncontrolling	Total
	Shares	Values	Shares	Values	Shares	Values	Shares	Values	Shareholder	Loss	Deficit	Interest	Equity
Balance, December 31, 2018	—	$—	684,932	$9,394	—	$—	5,500,000	$5,039	$(100)	$(249)	$(4,962)	$2,934	$12,056
Issuance of Series B Convertible Preferred Stock, net of issuance costs of $2,153	—	—	—	—	773,376	28,847	—	—	—	—	—	—	28,847
Stock-based compensation	—	—	—	—	—	—	—	132	—	—	—	—	132
Unrealized foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	(80)	—	(65)	(145)
Net income (loss)	—	—	—	—	—	—	—	—	—	—	(10,885)	(256)	(11,141)
Balance, December 31, 2019	—	$—	684,932	$9,394	773,376	$28,847	5,500,000	$5,171	$(100)	$(329)	$(15,847)	$2,613	$29,749
Stock options exercised	—	—	—	—	—	—	840	1	—	—	—	—	1
Issuance of Series B Redeemable Convertible Preferred Stock, net of issuance costs of $5,889	1,966,704	72,944	—	—	—	—	—	—	—	—	—	—	—
Issuance of Series B Convertible Preferred Stock, net of issuance costs of $69	—	—	—	—	24,947	926	—	—	—	—	—	—	926
Modification upon amendment of Series B Convertible Preferred Stock	(1,966,704)	(72,944)	—	—	1,966,704	72,944	—	—	—	—	—	—	72,944
Payment of Promissory Note by Common Shareholder	—	—	—	—	—	—	—	—	100	—	—	—	100
Stock-based compensation	—	—	—	—	—	—	—	290	—	—	—	—	290
Unrealized foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	161	—	221	382
Net income (loss)	—	—	—	—	—	—	—	—	—	—	(24,061)	(344)	(24,405)
Balance, December 31, 2020	—	$—	684,932	$9,394	2,765,027	$102,717	5,500,840	$5,462	$—	$(168)	$(39,908)	$2,490	$79,987

See accompanying notes to the consolidated financial statements

F-6

AST & SCIENCE LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

(dollars in thousands)

	2020	2019
Cash flows from operating activities:
Net loss	$(24,405)	$(11,141)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	670	174
Amortization of intangible assets	217	214
Non-cash operating lease expense	219	—
Stock-based compensation	290	132
Changes in operating assets and liabilities:
Accounts receivable	(1,568)	118
Prepaid expenses and other current assets	(1,485)	(159)
Inventory	(2,236)	(148)
Accounts payable and accrued expenses	3,476	881
Operating lease liabilities	(219)	—
Deferred revenue	2,235	595
Other current assets and current liabilities	6	34
Net cash used in operating activities	(22,800)	(9,300)

Cash flows from investing activities:
Purchase of property and equipment	(8,123)	(1,557)
Purchase of intangible asset	(23)	—
BlueWalker 3 Satellite – construction in process	(22,265)	(2,097)
Net cash used in investing activities	(30,411)	(3,654)

Cash flows from financing activities:
Proceeds from Founder bridge loan	—	1,750
Repayment for Founder bridge loan	(1,750)	—
Proceeds from issuance of Series B Redeemable Preferred Stock	78,833	—
Issuance costs from issuance of Series B Redeemable Preferred Stock	(5,889)	—
Proceeds from issuance of Series B Preferred Stock	1,000	31,000
Issuance costs from issuance of Series B Preferred Stock	(1,856)	(371)
Proceeds from promissory note with common shareholder	100	—
Direct and incremental costs incurred for the merger with NPA	(775)	—
Net cash provided by financing activities	69,663	32,379

Effect of exchange rate changes on cash	(173)	(46)

Net increase in cash and cash equivalents	16,279	19,379
Cash and cash equivalents, beginning of period	26,498	7,119
Cash and cash equivalents, end of period	$42,777	$26,498

Supplemental disclosure of cash flow information:
Non-cash investing activities:
Purchase of accrued construction in process	2,615	—
Purchase of accrued property and equipment	794	—
Right-of-use assets obtained in exchange for operating lease liabilities as of January 1, 2020 upon adoption of ASC 842	6,472	—
Right-of-use assets obtained in exchange for operating lease liabilities	734	—
Non-cash financing activities:
Accrued direct and incremental costs incurred for the merger with NPA	376	—
Transaction costs accrued in connection with issuance of Series B Preferred Stock	—	1,782
Cash paid during the fiscal year for:
Interest	25	7
Income taxes	134	6

See accompanying notes to the consolidated financial statements

F-7

AST & Science LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of and for the Years Ended 2020 and 2019

1.	Nature of Business and Basis of Presentation

Nature of Business

AST & Science LLC and its subsidiaries (“AST” or the “Company”) is an innovative satellite designer and manufacturer. AST is currently in the process of testing, developing and building its BlueWalker 3 test satellite in advance of manufacturing and launching the first space based global cellular network distributed through a constellation of Low Earth Orbit Satellites (the “AST Satellite Constellation”). Once deployed and operational, the AST Satellite Constellation will provide connectivity directly to standard/unmodified cellular phones or any 2G/3G/4G LTE/5G and IoT-enabled device (the “SpaceMobile Service”). The SpaceMobile Service will be made available to cellular subscribers and others through wholesale commercial roaming agreements with cellular service providers on a global basis.

The Company operates from six locations that include its corporate headquarters and 85,000 square foot satellite assembly, integrating and testing facility in Midland, Texas, as well as operations in Maryland, Spain, the United Kingdom, and Israel. In addition, its 51% owned and controlled subsidiary, NanoAvionika, is located in Lithuania. The accounts of all entities wholly owned by AST are fully consolidated and all intercompany balances are eliminated. NanoAvionika, AST’s only non-wholly owned subsidiary, is also fully consolidated, with all intercompany balances eliminated. NanoAvionika’s non-controlling equity interest and related losses are presented separately in the accompanying financial statements.

There continues to be uncertainties regarding the pandemic of the novel coronavirus (“COVID-19”), and the Company is closely monitoring the impact of COVID-19 on all aspects of its business, including how it will impact its customers, employees, suppliers, vendors, and business partners. Any estimates made herein may change as new events occur and additional information is obtained, and actual results could differ materially from any estimates made herein under different assumptions or conditions. The Company has evaluated the impact of the COVID-19 pandemic for the year ended December 31, 2020 and has not realized a material impact to the Company’s technology development efforts or operations. The Company is unable to predict the impact that COVID-19 may have on its financial position and operations moving forward due to the numerous uncertainties. The Company will continue to assess the evolving impact of COVID-19.

CARES Act

On March 27, 2020, former President Trump signed into law the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The CARES act was enacted as a response to the COVID-19 outbreak discussed above and is meant to provide companies with economic relief. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property.

The impact of the CARES Act on the Company’s financial position and statement of operations was immaterial as of December 31, 2020. The Company has not incurred any indebtedness with respect to loans available under the CARES Act, and given the Company is not taxable, the tax implications of the CARES Act do not apply. The Company will continue to assess the evolving impact of the CARES Act.

Basis of Presentation

The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and intercompany transactions are eliminated during consolidation.

The Company has incurred recurring losses since its inception, including net losses of $24.4 million and $11.1 million for the years ended December 31, 2020 and 2019, respectively.

F-8

As of December 31, 2020, the Company held cash and cash equivalents of $42.8 million. Management believes that its cash and cash equivalents on hand as of December 31, 2020 will be sufficient to continue funding the Company’s increased operations through at least one year from the date these financial statements are available to be issued. The Company’s success is dependent upon its ability to continue to raise capital in order to fund ongoing research and development, successfully commercialize its products, generate revenue, meet its obligations, and ultimately obtain profitable operations. The Company will seek additional financing to continue to fund its research and development efforts and the capital required to fund the AST Satellite Constellation. The ability of the Company to secure this additional capital cannot be assured.

2.	Summary of Significant Accounting Policies

Goodwill

The Company evaluates goodwill for impairment annually, or more frequently if events or changes in circumstances indicate that the goodwill may be impaired. Goodwill is tested at the reporting unit level, which is considered an operating segment or one level below an operating segment. The Company has two reporting units: AST and Nano. However, given no goodwill has been allocated to the AST reporting unit, the Company identifies Nano as the sole reporting unit for purposes of goodwill impairment testing.

Our annual goodwill impairment test is based on either a qualitative or quantitative assessment. We have the option to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If management determines this is the case, we are required to perform a quantitative assessment. A quantitative assessment is an analysis of the fair value of the reporting unit compared to its carrying value. A goodwill impairment charge is recorded for the amount by which the carrying amount exceeds the reporting unit’s fair value. The Company performs the annual goodwill impairment test during the fourth quarter each year. There were no impairment charges for goodwill recognized for the years ended December 31, 2020 and 2019.

Long-Lived Assets

Long-lived assets, except for goodwill, consist of property and equipment and finite-lived acquired intangible assets, such as developed technology and tradenames. Long-lived assets, except for goodwill, are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. The Company continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of long-lived assets and finite-lived intangible assets may warrant revision or if events or circumstances indicate that the carrying value of these assets may be impaired. To compute whether assets have been impaired, the estimated undiscounted future cash flows for the estimated remaining useful life of the assets are compared to the carrying value. To the extent that the future cash flows are less than the carrying value, the assets are written down to the estimated fair value of the asset. There were no impairment charges for long-lived assets recognized for the years ended December 31, 2020 and 2019.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and the disclosure of contingent assets and liabilities as of and during the reporting period. The Company bases its estimates and assumptions on historical experience when available and on other market-specific or other relevant assumptions that it believes to be reasonable under the circumstances. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, useful lives assigned to property and equipment, the fair values of common stock and preferred stock, valuation and impairment of goodwill and intangible assets, and equity-based compensation expense. The Company assesses estimates on an ongoing basis; however, actual results could materially differ from those estimates.

F-9

Cash and Cash Equivalents

The Company’s cash and cash equivalents consist of cash maintained within standard checking accounts for its operating subsidiaries and an interest bearing Money Market Demand and Deposit account with JPMorgan Chase Bank, N.A. (the “Chase Bank”) (“Chase Bank Investment Account”). The Company considers all highly liquid investments with a maturity date of 90 days or less at the date of purchase to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents, and trade receivables. The Company maintains its cash in accounts at financial institutions that, at times, may exceed federally insured limits. The cash balances in these financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company may deposit cash at institutions that are not insured by the FDIC, which is limited to its foreign subsidiaries. The Company manages credit risk by reviewing the counterparties’ credit at least quarterly.

Our subsidiary, NanoAvionika, typically derives its revenue from a small number of customers. Two customers accounted for approximately 76% of the Company’s trade receivables as of December 31, 2020, and two customers accounted for approximately 24% of the Company’s trade receivables as of December 31, 2019. Three customers accounted for approximately 50% of the Company’s revenue as of December 31, 2020, and two customers accounted for approximately 28% of the Company’s revenue as of December 31, 2019. Credit risk on accounts receivable is minimized given the research and development stage of the Company, and the fact that its primary business focus is to manufacture and launch its test satellites as opposed to entering into revenue transactions with customers in the short term.

Inventory

Inventories are carried at the lower of cost or net realizable value. Cost is determined by the first-in first-out (FIFO) method. The cost of construction in progress comprises raw materials, satellite componentry, direct labor, and other direct engineering costs. No reserve for excess and/or obsolete inventory was recognized in the periods presented.

Inventories consisted of the following at December 31, 2020 and 2019 (in thousands):

	December 31, 2020	December 31, 2019
Raw material	$2,285	$182
Work-in-process	306	—
Total	$2,591	$182

Property and Equipment

The Company records property and equipment at cost. Repairs and maintenance costs that do not extend the useful life or enhance the productive capacity of an asset are expensed as incurred and recorded as part of general and administrative operating expenses on the Consolidated Statement of Operations. Upon retirement or disposal of property and equipment, the Company derecognizes the cost and accumulated depreciation balance associated with the asset, with a resulting gain or loss from disposal included in the determination of net income or loss. Maintenance and repairs are charged to expense as incurred and any additions or improvements which extend the useful life of an asset or increase its productive capacity are capitalized. Depreciation expense is computed using the straight-line method over the estimated useful lives which the Company has assigned to its underlying asset classes, which are as follows:

Estimated Useful Life
Computers, software, and equipment	2 to 5 years
Leasehold improvements	Shorter of estimated useful life or lease term
Satellite antenna	5 years
Test and lab equipment	5 years
Phased array test facility	5 years
Assembly and integration equipment	5 years
Furniture and fixtures	7 years
Vehicles	5 years

F-10

Foreign Currency Translation

The financial statements of the Company’s foreign subsidiaries are translated from local currency into reporting currency, which is U.S. dollars, using the current exchange rate at the balance sheet date for assets and liabilities, and the weighted average exchange rate prevailing during the period for revenues and expenses. The functional currency for AST’s foreign subsidiaries is considered to be the local currency for each entity and, accordingly, translation adjustments for these subsidiaries are included in accumulated other comprehensive loss within members’ capital.

Realized and unrealized gains and losses resulting from foreign currency transactions denominated in currencies other than the functional currency are reflected as other income (expense), net in the consolidated statements of operations. Foreign currency translation gains and losses are recorded to other comprehensive income on the Company’s Consolidated Balance Sheets.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A framework is used for measuring fair value utilizing a three-tier hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1 — defined as observable inputs, such as quoted prices unadjusted in active markets for identical securities;

●	Level 2 — defined as inputs other than quoted prices included in Level 1 that are either directly or indirectly observable; and

●	Level 3 — defined as significant unobservable inputs in which little or no market data exists, therefore, requiring an entity to develop its own assumptions

The Company’s financial assets have been classified as Level 1. The carrying amounts of the Company’s financial assets (which include cash, cash equivalents, and accounts receivable) and liabilities (which include accounts payable) approximate fair value because of the short maturity of these instruments. No financial assets have been classified as Level 2 or Level 3.

Engineering Costs

Engineering costs are charged to expense as incurred. Engineering costs consist primarily of the expenses associated with our ongoing engineering efforts to establish technical feasibility of our products, as well as the cost of internal staff (such as engineers and consultants) to support these efforts. Currently, major engineering activities include procuring and manufacturing the satellite components required for the BW3 satellite. AST intends to assemble and test the BW3 satellite at its Midland, Texas facility during the first half of 2021. The BW3 is scheduled to be launched during the second half of 2021. Additionally, AST has established alternative uses (separate economic value) for BW3 and therefore, the hard costs (i.e., test equipment, antennas, sensors, cables, launch vehicles) and other nonrecurring costs solely associated with AST’s BW3 developments are capitalized to its construction in progress (“CIP”) account, and presented on its Consolidated Balance Sheets.

F-11

Research and Development Costs

Research and development costs are charged to expense as incurred. Research and development costs consist principally of non-recurring engineering developments in which the Company typically engages third party vendors, including materials and supplies, license costs, contract services, and other outside expenses. Costs for certain research and development activities are recognized in line with the completion of specific tasks using information from the Company’s vendors on their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and reflected in the financial statements as prepaid or accrued research and development.

Government and Space Agency Grants

The Company’s subsidiary, NanoAvionika, receives grant funding in exchange for satellite technology development efforts made by the Company to the European Space Agency and other governmental bodies. If the Company fails to maintain required commitments, the funds received may have to be repaid or other adverse consequences may arise, which could affect our cash flows and profitability.

When the Company has been awarded grant funding, cost reimbursements are recognized when it is probable that the Company will comply with the conditions attached to the grant arrangement and the grant proceeds will be received. Grants are recognized in the Company’s results of operations on a systematic basis over the periods in which the Company recognizes the related costs for which the grant is intended to compensate. Specifically, when grants are related to reimbursements, the grants are recognized as a reduction of the related expense in the Company’s results of operations. For grants related to reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset and recognized in the Company’s results of operations over the estimated useful life of the depreciable asset as reduced depreciation expense. The Company recognized a reduction to cost of sales related to grants for a total of $0.3 million and $1.6 million for the years ended December 31, 2020 and 2019, respectively.

Income Taxes

AST & Science LLC and subsidiaries elected to be taxed as Limited Liability Companies which are treated as partnerships for federal and state income tax purposes. Accordingly, for federal and state income tax purposes, all income, losses, and other tax attributes pass through to the members’ income tax returns, and no provision for income taxes has been recorded for these entities in the consolidated financial statements. Notwithstanding its disregarded status, the Company does have controlling ownership interest in a Lithuanian subsidiary that is subject to foreign income taxes. None of the Company’s other subsidiaries were subject to material income tax consequences during the periods presented.

Convertible Preferred Stock

As of December 31, 2020 and 2019, the Company’s outstanding Series A and B Convertible Preferred Stock does not meet any of the criteria requiring presentation in mezzanine equity, and as such, the Preferred Stock will be presented in permanent equity. In February 2020, the Company issued Series B Preferred Stock to Rakuten Mobile Singapore Pte. Ltd. (“Rakuten”), which the Company classified within mezzanine equity as the redemption of the shares was outside of the control of the Company. In December 2020, the Rakuten Series B Preferred Stock was amended to remove the redemption feature, which triggered a reclassification from mezzanine equity to permanent equity. The amendment to the Rakuten Series B Preferred Stock is discussed further in Note 5.

F-12

Stock-Based Compensation

The Company estimates the grant date fair value of share-based awards to employees and to members of the Board of Directors using the Black-Scholes option-pricing model. Use of the Black-Scholes model requires the Company to make assumptions with respect to the expected term of stock options, the expected volatility of the common stock consistent with the expected life of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates and expected dividend yields of the common stock. For awards that vest based solely on achievement of a service condition, the Company recognizes expense on a straight-line basis over the period during which the award holder provides such services. For awards that vest based on both service and performance conditions, the Company recognizes expense using a graded method for such awards only to the extent it believes achievement of the performance conditions are probable. The Company recognizes forfeitures as they occur and reverses any previously recognized compensation cost associated with forfeited awards. The Company accounts for stock-based compensation for awards granted to nonemployees in a similar fashion to the way it accounts for stock-based compensation awards to employees.

Collaboration Arrangements

The Company considers the nature and contractual terms of an arrangement and assess whether the arrangement involves a joint operating activity pursuant to which it is an active participant and exposed to significant risks and rewards with respect to the arrangement. If the Company is an active participant and exposed to the significant risks and rewards with respect to the arrangement, it accounts for these arrangements pursuant to Accounting Standards Codification (“ASC”) Topic 808, Collaborative Arrangements, as amended by ASU 2018-18 (“ASC 808”), and applies a systematic and rational approach to recognize revenue (unless parts of the arrangement are within the scope of other authoritative accounting literature or can be appropriately analogized to other authoritative accounting literature).

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) and its related amendments (collectively known as “ASC 606”). In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods or services. To achieve this core principle, the Company applies the following five steps: (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to performance obligations in the contract, and (5) recognize revenue when or as the Company satisfies a performance obligation.

Costs to obtain the Company’s contracts are capitalized and amortized over the expected customer benefit period, and typically include commissions paid to external parties or distributors. Sales commissions are considered incremental costs in obtaining a new contract and thus are appropriately capitalized. Costs to fulfill the Company’s contracts, such as our overhead costs and third-party costs to manufacturers, do not meet the specified capitalization criteria (i.e., do not generate or enhance resources of the Company) and as such are expensed as incurred. Costs to obtain and fulfill the Company’s contracts were immaterial as of December 31, 2020 and 2019.

Segments

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has determined that it operates in one operating segment, as the CODM reviews financial information presented on a combined basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.

F-13

Recent Accounting Pronouncements

Adopted accounting standards

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset for the lease term and a liability to make lease payments. For leases with a lease term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize a right-of-use asset or lease liability. A lessee making this accounting policy election would recognize lease expense over the term of the lease, generally in a straight-line pattern. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2020. Early adoption is permitted. In transition, a lessee and a lessor will recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients. These practical expedients relate to identifying and classifying leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. ASU 2018-11 was issued in June 2018 that also permits entities to choose to initially apply ASU 2016-02 at the adoption date and recognize a cumulative-effect adjustment to the opening balance of net assets in the period of adoption.

The Company early adopted ASC 842 as of January 1, 2020 using the modified retrospective method which did not require it to restate prior periods and did not have an impact on retained earnings. The Company has elected the “package of 3” practical expedients permitted under the transition guidance which eliminates the requirements to reassess prior conclusions about lease identification, lease classification, and initial direct costs. The Company also adopted an accounting policy which provides that leases with an initial term of 12 months or less and no purchase option that the Company is reasonably certain of exercising will not be included within the lease right-of-use assets and lease liabilities on its Consolidated Balance Sheets. The Company elected an accounting policy to combine the non-lease components (which include common area maintenance, taxes and insurance) with the related lease component. The Company elected to apply this practical expedient to all asset classes upon the adoption of ASC 842.

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the circumstances present. Leases with a term greater than one year are recognized on the Consolidated Balance Sheets as right-of-use assets, lease liabilities, and, if applicable, long-term lease liabilities. The Company includes renewal options to extend the lease in the lease term where it is reasonably certain that it will exercise these options. Lease liabilities and the corresponding right-of-use assets are recorded based on the present values of lease payments over the lease terms. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes the appropriate incremental borrowing rates, which are the rates that would be incurred to borrow on a collateralized basis, over similar terms, amounts equal to the lease payments in a similar economic environment. Variable payments that do not depend on a rate or index are not included in the lease liability and are recognized as incurred. Lease contracts do not include residual value guarantees nor do they include restrictions or other covenants. Certain adjustments to the right-of-use assets may be required for items such as initial direct costs paid, incentives received, or lease prepayments. If significant events, changes in circumstances, or other events indicate that the lease term or other inputs have changed, the Company would reassess lease classification, remeasure the lease liability by using revised inputs as of the reassessment date, and adjust the right-of-use asset.

See the Commitments and Contingencies footnote (Note 6) for the effects of the adoption of this ASU on the Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326). The ASU changes the impairment model for most financial assets that are measured at amortized cost and certain other instruments from an incurred loss model to an expected loss model. Entities will be required to estimate credit losses over the entire contractual term of an instrument. The ASU includes financial assets recorded at amortized cost basis such as loan receivables, trade and certain other receivables as well as certain off-balance sheet credit exposures such as loan commitments and financial guarantees. The ASU does not apply to financial assets measured at fair value, and loans and receivables between entities under common control. The ASU is effective for fiscal years beginning after December 15, 2022. Early adoption may be selected for fiscal years beginning after December 15, 2018. An entity must apply the amendments in the ASU through a cumulative-effect adjustment to net assets as of the beginning of the first reporting period in which the guidance is effective except for certain exclusions.

The Company early adopted ASU 2016-13 as of January 1, 2020. The adoption primarily impacts the Company’s trade receivables and grant receivables in relation to sales made by our subsidiary, NanoAvionika. The Company monitors its credit exposure through active review of customer balances. The Company’s expected loss methodology for accounts receivable is developed using historical collection experience, current and future economic and market conditions and a review of the current status of customers’ account balances. Historical credit losses have not been significant due to the financial stability and creditworthiness of our limited number of customers. The Company considers credit losses immaterial to our business and, therefore, have not provided all of the disclosures otherwise required by the standard.

F-14

Accounting standards to be adopted in future periods

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, to reduce complexity in applying GAAP to certain financial instruments with characteristics of liabilities and equity. The guidance in ASU 2020-06 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to separately present certain conversion features in equity. The amendments in ASU 2020-06 are effective for public entities that meet the definition of an SEC filer, excluding smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The new standard will be effective in the first quarter of 2021. The Company is currently evaluating the impact the standard will have on the consolidated financial statements.

3.	Property and Equipment

Property and equipment, net consisted of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
Computers, software, and equipment	$1,707	$699
Leasehold improvements	3,536	340
Satellite antenna	1,338	293
Test and lab equipment	2,666	—
Phased array test facility	704	234
Assembly and integration equipment	616	—
Furniture and fixtures	338	268
Vehicles	67	67
Property and equipment	10,972	1,901
Accumulated depreciation	(915)	(216)
Property and equipment, net	10,057	1,685

BlueWalker 3 Satellite – construction in progress	27,013	2,097
Total property and equipment, net	$37,070	$3,782

Depreciation expense for the years ended December 31, 2020 and 2019 was $0.7 million and $0.2 million, respectively. In addition, the Company is currently manufacturing, testing and integrating its Blue Walker 3 Test Satellite. As of December 31, 2020, the Company incurred $27 million relating to this effort.

4.	Common Stock

Pursuant to the Fourth Amended and Restated Limited Liability Company Operating Agreement dated February 4, 2020, the Company is authorized to issue a total of 10,000,000 common shares, of which 5,500,840 common shares were issued and outstanding at December 31, 2020 and 4,499,160 common shares were available for future issuance at December 31, 2020.

The holders of common shares are entitled to one vote for each common share held at all meetings of Shareholders. Holders of common shares may receive distributions at the sole discretion of the Board of Directors.

The Company reserved the following shares of common stock for future issuance as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Convertible preferred stock	3,449,959	1,458,308
Options outstanding	815,233	635,730
Options available for future grants	67,488	242,832
Total common shares reserved for future issuance	4,332,680	2,336,870

F-15

5.	Convertible Preferred Stock

On June 26, 2018, the Company entered into a Series A Preferred Stock Purchase Agreement. Under the Agreement, the Company issued an aggregate of 684,932 shares of Series A Preferred Stock (“Series A”) at a purchase price of $14.60 per share for aggregate proceeds of $10 million. The Company incurred issuance costs of approximately $0.6 million in connection with the issuance of the Series A Preferred Shares.

On October 16, 2019, the Company entered into a Series B Preferred Stock Purchase Agreement. Under the Agreement, the Company issued an aggregate of 773,376 shares (the “Initial Series B Issuance”) of Series B Preferred Stock (“Series B”) at a purchase price of $40.08 per share for aggregate proceeds of $31 million. The proceeds are presented net of incurred issuance costs of approximately $2.1 million in connection with the issuance of the Series B Preferred Shares.

In connection with the Initial Series B Issuance, the Company entered into a commercial agreement on October 26, 2019 with Vodafone Ventures Limited (“Vodafone”), whereby Vodafone is provided exclusivity to operate the AST commercial service in agreed upon markets as defined in the agreement. As part of this agreement, Vodafone will promote the service as an element of its normal business and the Company is provided a 50/50 revenue share for all services enabled by the Company’s SpaceMobile satellite segment. The term of the agreement is five (5) years starting with the initial launch of commercial service based on the Phase 3 constellation anticipated in 2023. The Vodafone Agreement is considered a collaborative arrangement under ASC 808 as both parties are active participants and share in the significant risks and rewards of the activities. The Company will not assign any value to the Vodafone Agreement at inception and will recognize their share of expenses as they are performed up to the time the activities are revenue generating. For the years ended December 31, 2020 and 2019, the Company has not recognized any revenue under the Vodafone collaborative arrangement.

On February 14, 2020, the Company entered into a Series B Preferred Stock Purchase Agreement. Under the Agreement, the Company issued an aggregate of 1,966,704 shares (the “Second Series B Issuance”) of Series B Preferred Stock at a purchase price of $40.08 per share for aggregate proceeds of $78.8 million (the “Rakuten Shares”) to Rakuten. In conjunction with the Second Series B Issuance, the Company also entered into a commercial agreement with Rakuten (the “Rakuten Commercial Agreement”) (see Note 13). The Rakuten Commercial Agreement requires that the Company adhere to certain key performance indicators (“KPIs”) beginning on September 30, 2023 (the “First Measurement Date”) and December 31, 2024 (the “Second Measurement Date”). If the Company is unable to meet or exceed these KPIs on the First Measurement Date or the Second Measurement Date, or voluntarily or involuntary becomes subject to bankruptcy proceedings, Rakuten will have the option to require the Company to redeem the Rakuten Shares at the redemption price of $30 per share (the “Rakuten Redemption Clause”). Rakuten’s redemption rights will be extended for a period of no later than 6 months if the Company’s failure to meet the KPIs as required arises from any failure or delays in obtaining any governmental or third party approvals required in connection with the launch of the SpaceMobile Service (see Note 13) or in connection with the delivery of the KPIs. The Rakuten shares carry the same terms as the previously issued shares of Series B Preferred Stock, other than the Rakuten Redemption Clause noted herein. Upon issuance, the Rakuten Shares were classified outside of members’ equity, within mezzanine equity, because the Rakuten Redemption Clause was not solely within the control of the Company.

On December 15, 2020 (the “Amendment Date”), the Company executed the Amended and Restated Commercial Agreement (the “A&R Commercial Agreement”) with Rakuten, which amended the Rakuten Commercial Agreement. The A&R Commercial Agreement removes the Rakuten Redemption Clause from the Rakuten Shares and replaces it with a one-time cash payment penalty (the “Penalty Payment”) of $10 million. The Penalty Payment is payable upon the Company’s failure to meet the KPIs at the measurement dates originally established in the Rakuten Commercial Agreement.

F-16

The amendment to Rakuten Commercial Agreement to replace the Rakuten Redemption Clause with the Penalty Payment was accounted for as a modification of the Rakuten Shares for accounting purposes. In making this determination, the Company considered the significance of the revisions to existing contractual terms. These revisions were not considered qualitatively or quantitatively significant as the redemption clause was not deemed probable to be triggered when the shares were originally issued or as of the amendment date. The Company determined that any incremental difference in the fair value of the shares as a result of the modification was de minimis, and accordingly, the carrying value remained unchanged. Additionally, as the Rakuten Redemption Clause was removed as part of the A&R Commercial Agreement, the Rakuten Shares are no longer redeemable outside of the control of the Company and have been reclassified from temporary to permanent equity. The Penalty Payment, which replaced the Rakuten Redemption Clause, is considered a revenue component of the A&R Commercial Agreement accounted for under ASC 606. The Company considers this a form of variable consideration which is fully constrained as of execution of the A&R Commercial Agreement as well as of December 31, 2020.

On March 1, 2020, the Company entered into another Series B Preferred Stock Purchase Agreement with Samsung Next Fund LLC. Under the Agreement, the Company issued an aggregate of 24,947 shares (the “Third Series B Issuance”) of Series B Preferred Stock for a purchase price of $40.08 per share for aggregate proceeds of $1 million. The Samsung shares carry the same terms as the previously issued shares of Series B Preferred Stock.

As of December 31, 2020, the Company has $8.8 million in aggregate preferred cumulative dividends equal to $3.19 per share.

As of December 31, 2020, the Series A and Series B Preferred Stock have the following rights, preferences and privileges:

Conversion Rights

Each share of Series A and Series B Preferred Stock is convertible at the option of the holder at any time after the date of issuance. The number of shares of common stock to be issued in the event of a conversion is determined by dividing the original issue price of $14.60 for the Series A preferred stock and $40.08 for the Series B preferred stock by the conversion price of then in effect for Series A preferred stock and Series B preferred stock. The conversion price for Series A preferred stock was initially $14.60 and Series B preferred stock was initially $40.08, subject to adjustment under certain circumstances, including but not limited to certain additional issuances of common shares.

The Series A Preferred Stock and Series B Preferred Stock automatically converts at the either (a) the closing of a Qualified IPO, all outstanding Series A Preferred Shares and Series B Preferred Shares shall automatically be converted into Common Shares, at the then effective Series A Conversion Price and Series B Conversion Price or (b) at the election of the Required Series A Holders and Required Series B Holders, all or any portion of the outstanding Series A Preferred Shares and Series B Preferred Shares shall automatically be converted into Common Shares, at the then effective Series A Conversion Price and Series B Conversion Price.

Liquidation Preference

Upon liquidation, dissolution, or winding-up of the Company, or a merger, consolidation, lease or transfer of the Company (a “Deemed Liquidation Event”), shareholders of Series A Preferred stock and Series B Preferred Stock are entitled to receive a liquidation preference, first, to each holder of Series B Preferred Shares on a pari passu basis in proportion to amounts distributable, until each holder of Series B Preferred Shares has received, in the aggregate, the greater of (i) cumulative distributions equal to one (1) times the Series B Original Issue Price paid by such holder in respect of each of such holder’s Series B Preferred Shares, plus any accrued but unpaid dividends or (ii) distributions that would have been made to such holder had its Series B Preferred Shares been converted into Common Shares prior the distribution; and second, to each holder of Series A Preferred Shares on a pari passu basis in proportion to amounts distributable, until each holder of Series A Preferred Shares has received, in the aggregate, the greater of (i) cumulative distributions equal to two (2) times the Series A Original Issue Price paid by such holder in respect of each of such holder’s Series A Preferred Shares; or (ii) distributions that would have been made to such holder had its Series A Preferred Shares been converted into Common Shares prior the distribution; and thereafter, to all holders of Common Shares, pro rata, in proportion to their percentage interests.

F-17

Dividends

Subject to the terms of the Dissolution or Deemed Liquidation Event, the Board of Directors may, in its sole discretion with the consent of the Required Series A Holders, cause the Company to distribute cash or property from time to time to the Shareholders in such amounts as the Board of Directors deems appropriate. Any such distributions shall be made to the Shareholders, pro rata, in proportion to their percentage interests. As of December 31, 2020 and 2019, no dividends have been paid or declared.

The Company shall not declare, pay or set aside any dividends on any class or series of Shares unless the holders of the Series B Preferred Shares then outstanding shall first receive, on a pro rata basis, a dividend on each outstanding share of the Series B Preferred Shares equaling the greater of (i) eight percent (8%) of the Series B Original Issue Price and (ii) the corresponding dividend the holder of the Series B Preferred Shares would receive on an as-converted to Common Share basis. The foregoing dividend shall be cumulative (non-compounding) and will accrue daily and be payable when declared or upon a Deemed Liquidation Event.

Voting Rights

Except as provided by law or by other provisions of the Preferred Stock Agreements, Preferred Stock and common stockholders’ vote together as one class on an “as-converted basis”. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation, each holder of Series A Preferred Stock and Series B Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock and Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. The holders of the shares of Series A Preferred Stock, exclusively and as a separate class, are entitled to elect 1 director of the Corporation. The holders of the shares of Series B Preferred Stock, exclusively and as a separate class, are entitled to elect 1 director of the Corporation. The holders of the shares of Common Stock, exclusively and as a separate class, are entitled to elect 2 directors of the Corporation.

6.	Commitments and Contingencies

On November 13, 2018, the Company entered into both an Economic Development Agreement (the “EDA”) and a sublease agreement with Midland Development Corporation. The premise of the EDA was to create jobs in the Midland Texas area, as well as, to have AST improve the land, office and hangar spaces at the Midland International Air & Space Port in Midland, Texas.

The rentable spaces included office space (44,988 SF), hangar A (28,480 SF), hangar B (11,900 SF), and land (approximately 238,000 SF). The term of the lease commenced on November 21, 2018 and extends through November 20, 2033. Pursuant to the agreement, the base rental payments for the first five years will be abated, provided that the Company prepays the rent in each period and achieves an increasing level of financial commitments, measured annually on March 31st of each of the first five years of the lease. The Company can qualify for an additional five years (years six through ten of the term) of abatements which are contingent upon the Company achieving its commitments through the first five years of the lease and maintaining or exceeding those year five commitment levels in years six through year ten of the term. These commitments include 1) the total number of full-time jobs and the related annual payroll costs and 2) cumulative capital investments in personal property and improvements to the existing land/structures. The Company recognizes the lease reimbursements as an offset to the lease asset, liability and rent expense for the related reimbursable month when the contingency is probable of being resolved.

The Company’s other outstanding operating leasehold obligations include additional office space in Maryland, Illinois, Spain, Israel, United Kingdom and Lithuania. The Company’s leases have established fixed payment terms which are subject to annual rent increases throughout the term of each lease agreement. The Company’s lease agreements have varying non-cancellable rental periods which include options for the Company to extend portions of its lease terms. Management considered that it was not reasonably certain to exercise any extension options present in its lease arrangements that are outstanding as of the adoption date, with the exception of the Texas sublease. In addition, the Company’s leases have similar terms in which they may terminate the lease prior to the end date but must provide advanced notice. The Company is not reasonably certain to exercise the right to terminate their agreements.

F-18

Based on an evaluation of the impact of the adoption of ASC 842, the Company determined that it will apply the modified retrospective approach, in which the Company will not adjust comparative periods. There was no cumulative-effect adjustment to the opening balance of retained earnings. As of the adoption date on January 1, 2020, the Company recognized a right-of-use asset and lease liability of $6.4 million. The Company identified and assessed significant assumptions in recognizing the right-of-use asset and lease liability on January 1, 2020 as follows:

Incremental Borrowing Rate

The Company derives its incremental borrowing rate from information available at the lease commencement date in determining the present value of lease payments. The incremental borrowing rate represents a collateralized rate of interest the Company would have to pay to borrow over a similar term an amount equal to the lease payments in a similar economic environment. The Company’s lease agreements do not provide implicit rates. As the Company did not have any external borrowings at the transition date with comparable terms to its lease agreements, the Company estimated its incremental borrowing rate based on the lowest grade of debt available in the marketplace for the same term as the associated lease(s). The Company elected to use an 11.9% discount rate for its main, shorter-term operating leases (generally two (2) to five (5) year leases). For the Texas sublease, which is greater than 10 years, the Company elected to use a 15% discount rate. The weighted average discount rate at December 31, 2020 is 14%.

Operating Leases

The components of lease expense were as follows (in thousands):

Year Ended December 31, 2020
Short-term operating lease expense	$41
Operating lease expense	301
Total lease expense	$342

Additional lease information is summarized in the following table (in thousands, except lease term and discount rate):

Year Ended December 31, 2020
Cash paid for amounts included in the measurement of operating lease liabilities	$349
Operating right-of-use assets obtained in exchange for lease obligations	$759
Weighted-average remaining lease term – operating leases (years)	11.3
Weighted-average discount rate – operating leases	14%

Maturities of lease liabilities as of December 31, 2020 are as follows (in thousands):

Year ending December 31,	Amount
2021	$1,432
2022	1,294
2023	1,310
2024	1,257
2025	1,156
Thereafter	7,701
Total lease payments	14,151
Less effects of discounting	(7,106)
Present value of lease liabilities	$7,045

F-19

Under the prior lease standard (ASC 840), as of December 31, 2019 future minimum lease payments under operating leases were as follows:

Year ending December 31,	Amount
2020	$1,174
2021	1,174
2022	1,045
2023	1,047
2024	983
Thereafter	8,678
Total minimum lease payments	$14,101

Lease balances as of December 31, 2020 are as follows (in thousands):

Operating lease right-of-use assets	$7,045
Short-term operating lease liabilities	$504
Non-current operating lease liabilities	6,541
Total operating lease liabilities	$7,045

Net rent expense under operating lease arrangements at the Company was $0.3 million for the year ended December 31, 2020. Net rent expense reported under ASC 840 was $0.2 million for the year ended December 31, 2019.

Legal Proceedings

The Company is not a party to any material litigation and does not have contingency reserves established for any litigation liabilities as of December 31, 2020 and 2019.

7.	Goodwill and Intangible Assets

Goodwill

The change in the carrying amount of goodwill for the years ended December 31, 2020 and 2019 is summarized as follows (in thousands):

	2020	2019
Balance at beginning of the year	$3,593	$3,666
Acquisitions	—	—
Translation adjustments	319	(73)
Balance at the end of the year	$3,912	$3,593

Intangible Assets

Identified intangible assets are comprised of the following as of December 31, 2020 and 2019 (in thousands):

	Useful Lives	2020	2019
Intangible assets subject to amortization:
Developed technology	5	$1,161	$1,067
Trademarks and domain name	15	23	—
Total gross intangible assets subject to amortization		$1,184	$1,067
Accumulated amortization		(658)	(395)
Total net intangible assets subject to amortization		$526	$672

F-20

The aggregate amortization expense for the years ended December 31, 2020 and 2019 was $0.2 million. Based on the carrying value of identified intangible assets recorded at December 31, 2020, and assuming no subsequent impairment of the underlying assets, the amortization expense is expected to be as follows (in thousands):

Fiscal Year	Amortization Expense
2021	$234
2022	234
2023	40
2024	2
2025 and Thereafter	16
$526

Impairments

In the fourth quarter of 2020, the Company performed its annual goodwill impairment test and completed a quantitative assessment for the Nano reporting unit. The fair value of the Nano reporting unit was based upon an equal weighting of the income and market approaches, utilizing estimated cash flows and a terminal value, discounted at a rate of return that reflects the relative risk of the cash flows, as well as valuation multiples derived from comparable publicly traded companies that are applied to operating performance of the reporting unit. There was no impairment as a result of the annual test performed in the fourth quarter of 2020.

In the fourth quarter of 2019, the Company performed the annual goodwill impairment test and completed a qualitative assessment for the Nano reporting unit. This qualitative assessment included reviewing factors such as macroeconomic conditions, industry and market considerations, cost factors, entity-specific financial performance and other events, such as changes in the Company’s management or strategy. There was no impairment as a result of the annual test performed in the fourth quarter of 2019.

The Company is required to evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The Company routinely assesses whether impairment indicators are present. As of December 31, 2020 or 2019, no impairment charges were recorded.

8.	Accrued Expenses and Other Current Liabilities

As of December 31, 2020, accrued expenses includes accruals relating to the construction in process of $1.6 million and accrued payroll of $1.0 million. The remaining balance within the account relates to other general accruals.

As of December 31, 2019, accrued expenses includes transaction costs of $1.8 million, incurred in connection with the issuance of Series B Preferred Stock in the Initial Closing and subsequently paid in March 2020.

9.	Revenue

Disaggregation of Revenue

The Company’s subsidiary, NanoAvionika, recognizes revenue related to sales of manufactured small satellites and their components as well as launch related services. In general, the Company recognizes revenue for services provided over time as the Company’s performance does not result in an asset with an alternative use and the Company is entitled to be compensated for performance completed to date. The Company recognizes revenue for services provided over time based on an output method, under which the total value of revenue is recognized based on each contract’s deliverable(s) as they are completed and when value is transferred to a customer. Certain of the Company’s performance obligations do not meet the criteria for over time recognition. In these scenarios, the Company recognizes revenue upon transfer of control of the performance obligation to the customer. Revenue recognized over time versus revenue recognized upon transfer for the periods ending December 31, 2020 and 2019 was as follows (in thousands):

	2020	2019
Revenue from performance obligations recognized over time	$5,037	$1,236
Revenue from performance obligations recognized at point-in-time transfer	930	178
Total	$5,967	$1,414

F-21

Contract Balances

Contract assets relate to our conditional right to consideration for our completed performance under the contract. Contract liabilities relates to payments received in advance of performance under the contract. Contract liabilities (i.e., deferred revenue) are recognized as revenue as (or when) the Company perform under the contract. During the years ended December 31, 2020 and 2019, the Company recognized approximately $0.6 million and $0.4 million, respectively, of revenue related to its deferred revenue balance at January 1, 2020 and 2019, respectively.

As of December 31, 2020 and 2019, the Company had deferred revenue of $3.4 million and $0.9 million, respectively, classified in current liabilities related to performance obligations that have not yet been satisfied. The Company expects to recognize the revenue associated with satisfying these performance obligations within the next 12 months.

Accounts Receivable

The Company receives payments from customers based on a billing schedule as established in our contracts. Accounts receivable includes amounts billed and currently due from customers. Accounts receivable are recorded when the right to consideration becomes unconditional. The Company did not reserve an allowance for doubtful accounts for the years ended December 31, 2020 and 2019 given historical experience and management’s evaluation of outstanding accounts receivable at the end of the fiscal year.

10.	Share-Based Compensation

Share-Based Compensation Expense

Share-based compensation, measured at the grant date based on the fair value of the award, is typically recognized ratably over the requisite services period, using the straight-line method of expense attribution. The Company recorded share-based compensation expense in the following expense categories of its consolidated statements of operations and comprehensive loss (in thousands):

	2020	2019
Engineering services	$211	$68
General and administrative costs	72	64
BlueWalker 3 Satellite – construction in progress	7	—
Total	$290	$132

Equity Incentive Plan

Under the 2019 Equity Incentive Plan (“Option Plan”), the Company is authorized to issue ordinary shares, as well as options exercisable for ordinary shares, as incentives to its employees, consultants, and members of its Board of Directors. The issuance of share options and ordinary shares is administered by the Board of Directors using standardized share option and share subscription agreements.

There are two types of options granted under the Option Plan: (1) service-based options and (2) performance-based options. Service-based options typically vest over a five year service period with 20% of the award vesting on the first anniversary of the employee’s commencement date, and the balance thereafter in 48 equal monthly installments. Certain service-based options also provide for accelerated vesting if there is a change in control or other performance condition as defined by the Option Plan. Performance-based options typically vest on the earliest date that any of the following occurs: (i) the Company effects an initial public offering and becomes a reporting company, (ii) the Company experiences a change of control, or (iii) other specified performance conditions. Both service-based and performance-based options typically expire no later than 10 years from the date of grant.

F-22

As of December 31, 2020, the Company was authorized to issue a total of 883,561 ordinary service-based and performance-based shares under a reserve set aside for equity awards. As of December 31, 2020, there were 67,488 ordinary shares available for future issuance and 815,233 options outstanding.

The following table summarizes the Company’s option activity for the year ended December 31, 2020:

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)
Outstanding at December 31, 2019	635,730	$0.93	—
Granted	263,600	8.71	—
Exercised	(840)	0.93	—
Cancelled or forfeited	(83,257)	6.04	—
Outstanding at December 31, 2020	815,233	$2.92	2.04
Options exercisable as of December 31, 2020	365,174	$1.27	2.03
Vested and expected to vest at December 31, 2020	815,233	$2.92	2.04

On May 20, 2020, the Board approved the issuance of 248,600 non-statutory common share option grants under the 2019 Equity Incentive Plan. On November 14, 2020, the Board approved the issuance of 15,000 performance-based option grants, for which 100% of the shares fully vest on the date of the launch of the Company’s Blue Walker 3 test satellite. The weighted average grant date fair value of share options granted was $4.76 per share, with an aggregate fair value of $1.3 million for the year ended December 31, 2020. The Company recorded share-based compensation expense of $0.3 million for the year ended December 31, 2020, with a portion capitalized to BlueWalker 3 satellite construction-in-progress on the Consolidated Balance Sheets.

During the twelve months ended December 31, 2020, the Company granted 181,600 service-based options for the purchase of an aggregate of 42 service-based awards, and the Company granted 82,000 performance-based options for the purchase of an aggregate of 7 performance-based awards. Performance-based conditions vary by employee contract and may include triggers pertaining to successful completion of Company initiatives, transactions, or change-in-control clauses. The Company concluded that the performance conditions associated with 2 of these performance-based awards were probable as of the grant dates, and therefore began to recognize expense at the time of the grant of the award. The Company recorded expense of less than $0.1 million during the twelve months ended December 31, 2020 related to these 2 performance awards, which includes the acceleration of vesting expense. For the remaining 5 performance-based awards, the Company determined that the achievement of the performance targets was not probable as of the grant dates and as of the reporting date, and therefore has not recognized any expense related to these awards during the year ended December 31, 2020. The total unrecognized compensation expense for these performance awards was $0.4 million for the year ended December 31, 2020.

The following table summarizes the Company’s unvested option activity for the year ended December 31, 2020:

	Number of Shares	Weighted- Average Grant Date Fair Value
Unvested at December 31, 2019	410,044	$0.59
Granted	263,600	4.76
Vested	(153,440)	1.24
Forfeited	(70,146)	3.30
Unvested at December 31, 2020	450,058	$2.37

F-23

For the year ended December 31, 2020, total unrecognized compensation expense related to the unvested employee and director share-based awards was $1.0 million, which is expected to be recognized over a weighted average period of 1.82 years.

The Company estimates the fair value of the stock-based awards to employees and non-employees using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including (i) the expected volatility of our stock, (ii) the expected term of the award, (iii) the risk-free interest rate, and (iv) any expected dividends. Due to the lack of company-specific historical and implied volatility data, the Company based the estimate of expected volatility on the estimated and expected volatilities of a representative group of publicly traded companies. For these analyses, the Company selects companies with comparable characteristics including enterprise value, risk profiles, position within the industry, and with historical share price information sufficient to meet the expected life of the stock-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of the Company’s stock price becomes available. For awards that qualify as “plain-vanilla” options, the Company estimates the expected life of the employee stock options using the “simplified” method, whereby, the expected life equals the average of the vesting term and the original contractual term of the option. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future. The Company elects to account for forfeitures as they occur rather than apply an estimated forfeiture rate to share based payment expense.

The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option pricing model to determine the fair value of share options granted to employees and directors:

	2020	2019
Exercise price	$8.71	$0.93
Fair market value	$4.83	$0.58 – $0.59
Expected dividend yield	0.0%	0.0%
Expected term (in years)	6.32	5.60 – 6.20
Expected volatility	60.00%	70.00%
Weighted-average risk-free rate	0.43%	2.21% – 2.45%

11.	Net Loss Per Share

The Company presents basic net loss per share using the two-class method. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to common stockholders and that determines basic net loss per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings that would have been available to common stockholders. A participating security is defined as a security that may participate in undistributed earnings with common stock. The Company’s capital structure includes securities that participate with common stock on a one-for-one basis for distribution of dividends. These are the Series B Preferred Stock and the Series A Preferred Stock. The Company determines the diluted net income per share by using the more dilutive of the two-class method or the treasury stock method and by including the basic weighted average of the outstanding preferred shares in the calculation of diluted net income per share under the two-class method and including all potential common shares assumed issued in the calculation of diluted net income per share under the treasury stock method.

F-24

The following table sets forth the computation of basic and diluted net loss per share:

	Fiscal Year Ended December 31,
	2020	2019
	(dollars in thousands, except per share amounts)
Numerator – basic and diluted:
Net loss attributable to AST & Science	$(24,061)	$(10,885)
Cumulative convertible preferred stock dividends	(8,290)	(523)
Income available to common shareholders	(32,351)	(11,408)
Denominator – basic and diluted:
Shares used in computing net loss per share attributable to common stockholders	5,500,404	5,500,000
Basic and diluted net loss per share attributable to common stockholders	$(5.88)	$(2.07)

For the year ended December 31, 2020, 3,449,959 shares of preferred stock convertible into common stock and 815,233 shares of underlying stock options were excluded from the calculation of diluted earnings per share as their effect on the calculation would have been anti-dilutive.

12.	Related Parties

On December 15, 2017, the Company exchanged 110,000 common shares for a $0.1 million promissory note receivable due from an executive officer of the Company. The note receivable accrues interest monthly at a rate of two percent and is payable on December 15, 2027 or upon a Deemed Liquidation event. As the executive officer paid fair value for the shares, the Company determined that the transaction would be presented as a reduction to Members’ Equity. The executive officer repaid all amounts outstanding relating to the promissory note receivable in December 2020.

On July 11, 2019, the Company entered into a promissory note agreement with the Founder and Chief Executive Officer of AST (the “Founder Note”). Under the terms of the original and amended agreement dated September 10, 2019, the principal amount borrowed by the Company was $1.75 million bearing interest at 2.37% per annum. The balance outstanding under the Founder Note was $1.75 million and interest expense related to the Founder Note was less than $0.1 million for the year ended December 31, 2020. The Company repaid all amounts outstanding relating to the Founder Note on March 3, 2020.

On March 1, 2018, NanoAvionika entered into the Option Agreement with InMotion Holdings, LLC, a Delaware limited liability company wholly-owned by AST’s Chief Executive Officer and Chairman of the Board, Abel Avellan, whereby Nano granted InMotion 2,919 option shares in connection with a Service Agreement between Nano and InMotion dated March 1, 2018 (the “Services Agreement”) pursuant to which InMotion is to provide consulting services to Nano. The option shares vest over a three-year period and for so long as the Service Agreement is in effect. In addition, the options shares are only exercisable upon a change of control. For this reason, the Company has not recognized any expense related to the grant of these shares. For such consulting services, InMotion is also entitled to receive, but has never billed to or collected from Nano a management fee totaling $15,000 per month.

On January 20, 2020, the Company entered into the Support Services Agreement with Finser Corporation (“Finser”), which is part of the Cisneros Group of Companies, of which a member of the Board of Directors is the Chief Executive Officer, whereby Finser will provide the Company consulting and administrative support services. The Company incurred $0.2 million in consulting services for the year ended December 31, 2020, which were included within the general and administrative expenses on the Consolidated Statement of Operations.

13.	Significant Agreements

Launch Services Agreement with GK Launch Services

On July 17, 2020, the Company entered into an agreement with GK Launch Services (“the Contractor”) as part of the testing and development of the BlueWalker 3 Satellite (the “Launch Services Agreement”). Under the Launch Services Agreement, the Contractor will provide payload and launch services for the BlueWalker 3 Satellite. The Company has agreed to pay the Contractor up to $7.8 million in exchange for its services on a milestone-based schedule, commencing at the inception of the contract and continuing until the Company’s final acceptance of the results of the launch services. In July 2020, the Company paid the Contractor an upfront, nonrefundable amount of $1.6 million. In September 2020, the Company paid the Contractor an additional nonrefundable installment of $1.2 million. Total additional payments of $5.0 million are due to the Contractor beginning in 2021 based on the completion of certain contingent milestones and the completion of services.

F-25

The Company may terminate the Launch Services Agreement at any time, without obligation to pay future milestone payments, unless the Contractor has commenced services in relation to that milestone, in which case the Company must pay a portion of that future milestone payment proportionate to the services provided to-date. In the event of termination, the Contractor is entitled to retain all payments made by the Company for any milestones achieved to-date. As of December 31, 2020, the Company classified $3.6 million of costs incurred made to-date within BlueWalker 3 Satellite – Construction in progress on the Consolidated Balance Sheets.

Rakuten Commercial Agreement and Amended and Restated Commercial Agreement

In connection with the Second Series B Issuance, the Company entered into a commercial agreement on February 14, 2020 (the “Rakuten Commercial Agreement”) with Rakuten, whereby Rakuten will receive unlimited exclusive rights and usage of the AST Satellite Constellation capacity in Japan and AST will receive a fixed $0.5 million annual maintenance fee payable to the Company upon the launch of such coverage. The Company does not expect to launch the AST Satellite Constellation capacity in Japan until 2023.

The terms of the Rakuten Commercial Agreement will continue for so long as Rakuten owns a majority of the Series B Preferred Stock or the equity interest into which those shares convert (see Note 5). The Rakuten Agreement also provides that Rakuten will receive preferential commercial terms in certain Rakuten partner markets where the SpaceMobile Service will be made to cellular subscribers.

The Company has determined that its sole performance obligation in the Rakuten Commercial Agreement is to provide the unlimited exclusive rights and usage of the AST Satellite Constellation capacity in Japan over the contract term, which includes the maintenance of Rakuten’s earth stations in Japan, commencing on the date of coverage launch (the “Coverage Term”). The Company will therefore recognize the annual payments associated with the exclusive rights and maintenance over the Coverage Term using a time-based measure toward complete satisfaction of the performance obligation. During the year ended December 31, 2020, the Company did not receive any payments or recognize any revenue pursuant to the Rakuten Commercial Agreement.

On December 15, 2020, the Company executed the Amended and Restated Commercial Agreement (the “A&R Commercial Agreement”). The A&R Commercial Agreement did not substantively impact the terms of the Rakuten Commercial Agreement except the Rakuten Redemption Clause as described in Note 5.

Dialog Design and Manufacturing Agreement

On September 29, 2020, the Company entered into a Design and Manufacturing Agreement with Dialog Semiconductor Operations Services Ltd (“Dialog”). Dialog will provide the delivery of design and supply chain services for four radio-frequency integrated circuits (“RFICs”), in addition to materials, facilities, and equipment required for the design and validation of these RFICs.

The Company has agreed to pay Dialog up to $7.0 million for its services on a milestone-based schedule, commencing with $0.5 million due to Dialog at project start, with an additional $3.6 million due in the first two stages of the SOW (design and qualification). Additionally, the Company has agreed to pay $2.9 million under an optional third stage (production), including the purchase of production units from Dialog, under the condition that the Company completes an additional financing. The Company incurred $0.8 million in costs related to this during the year ended December 31, 2020, which have been recorded to Research and development costs in the Consolidated Statement of Operations.

Equity Purchase Agreement

On December 15, 2020, the Company entered into an equity purchase agreement (the “Equity Purchase Agreement”) with New Providence Acquisition Corp. (“NPA”), a blank check company formed as a Delaware corporation, whereby AST and NPA will enter into a business combination transaction (the “Business Combination”), subject to approval of NPA’s current shareholders to affect the merger.

14.	Subsequent Events

The Company has evaluated subsequent events for financial statement purposes occurring through February 26, 2021, the date these financial statements were issued, and determined that no additional subsequent events had occurred that would require recognition in these financial statements and that all subsequent events that require disclosure have been disclosed.

F-26

AST & Science LLC and Subsidiaries

Financial Statements As of and for The Three Months Ended March 31, 2021 and 2020 (UNAUDITED)

F-27

AST & Science LLC and Subsidiaries

Index to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

Condensed Consolidated Balance Sheets (Unaudited) as of March 31, 2021 and December 31, 2020	F-29

Condensed Consolidated Statements of Operations (Unaudited) for the three months ended March 31, 2021 and 2020	F-30

Condensed Consolidated Statements of Comprehensive Loss (Unaudited) for the three months ended March 31, 2021 and 2020	F-31

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Members’ Equity (Unaudited) for the three months ended March 31, 2021 and 2020	F-32

Condensed Consolidated Statements of Cash Flows (Unaudited) for the three months ended March 31, 2021 and 2020	F-33

Notes to the Condensed Consolidated Financial Statements	F-34

F-28

AST & SCIENCE LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands, except per share data)

	March 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$22,213	$42,777
Accounts receivable, net	1,070	2,081
Inventory	2,922	2,591
Prepaid expenses	1,023	1,249
Other current assets	6,820	2,234
Total current assets	34,048	50,932

Property and equipment:
BlueWalker 3 Satellite - construction in progress	37,186	27,013
Property and equipment, net	11,772	10,057
Total property and equipment, net	48,958	37,070

Other long-term assets:
Operating lease right-of-use assets	6,782	7,045
Intangible assets, net	451	526
Goodwill	3,759	3,912
Other assets and deposits	172	160
Total other long-term assets, net	11,164	11,643

TOTAL ASSETS	$94,170	$99,645

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$5,750	$4,990
Accrued expenses and other current liabilities	9,499	4,222
Deferred revenue	3,988	3,401
Current operating lease liabilities	488	504
Total current liabilities	19,725	13,117

Non-current operating lease liabilities	6,439	6,541
Total liabilities	26,164	19,658

Commitments and Contingencies (Note 5)

Members’ equity:
Series A convertible preferred stock, $0.01 par value, authorized 684,932 shares, 684,932 shares issued and outstanding as of March 31, 2021 and December 31, 2020 (liquidation preference of $20,000 at March 31, 2021 and December 31, 2020)	9,394	9,394
Series B convertible preferred stock, $0.01 par value per share - 2,765,027 shares authorized and outstanding as of March 31, 2021 and December 31, 2020 (liquidation preference of $121,822 at March 31, 2021 and $119,636 at December 31, 2020)	102,717	102,717
Members’ common equity, 10,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 5,500,840 shares issued and outstanding as of March 31, 2021 and December 31, 2020	5,832	5,462
Accumulated other comprehensive income (loss)	(365)	(168)
Accumulated Deficit	(51,488)	(39,908)
Noncontrolling interest	1,916	2,490
Total members’ equity	68,006	79,987

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$94,170	$99,645

See accompanying notes to the condensed consolidated financial statements

F-29

AST & SCIENCE LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020

Revenues	$951	$773

Cost of sales	(896)	(1,030)

Gross profit	55	(257)

Operating expenses:
Engineering services	5,659	2,148
General and administrative costs	5,537	2,178
Research and development costs	304	43
Depreciation and amortization	614	120
Total operating expenses	12,114	4,489

Other income and expense:
Interest income	2	36
Interest expense	-	(23)
Other income and (expense), net	(30)	(3)
Total other income (expense)	(28)	10

Net loss before income taxes	(12,087)	(4,736)
Income taxes	(1)	-
Net loss	(12,088)	(4,736)

Add: Net loss attributable to noncontrolling interests	508	329
Net loss attributable to AST&Science	$(11,580)	$(4,407)
Cumulative convertible preferred stock dividends	$(2,186)	$(1,611)
Income available to common shareholders	$(13,766)	$(6,018)
Basic and diluted net loss per share	$(2.50)	$(1.09)
Basic and diluted shares used in computing net loss per share	5,500,840	5,500,000

See accompanying notes to the condensed consolidated financial statements

F-30

AST & SCIENCE LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020

Net loss	$(12,088)	$(4,736)
Foreign currency translation adjustments	(263)	173
Comprehensive loss	(12,351)	(4,563)
Comprehensive loss attributable to noncontrolling interest:
Add: Net loss attributable to noncontrolling interests	508	329
Foreign currency translation adjustments	(66)	103
Comprehensive loss attributable to AST&Science	$(11,909)	$(4,131)

See accompanying notes to the consolidated financial statements

F-31

AST & SCIENCE LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND MEMBERS’ EQUITY (UNAUDITED)
(dollars in thousands)

	Series B Redeemable Preferred Stock		Series A Preferred Stock		Series B Preferred Stock		Common Equity		Promissory Note from Common	Accumulated Other Comprehensive	Accumulated	Noncontrolling	Total
	Shares	Values	Shares	Values	Shares	Values	Shares	Values	Shareholder	Loss	Deficit	Interest	Equity

Balance, December 31, 2020	-	$-	684,932	$9,394	2,765,027	$102,717	5,500,840	$5,462	$-	$(168)	$(39,908)	$2,490	$79,987
Stock-based compensation	-	-	-	-	-	-	-	370	-	-	-	-	370
Unrealized foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	(197)	-	(66)	(263)
Net income (loss)	-	-	-	-	-	-	-	-	-	-	(11,580)	(508)	(12,088)
Balance, March 31, 2021	-	$-	684,932	$9,394	2,765,027	$102,717	5,500,840	$5,832	$-	$(365)	$(51,488)	$1,916	$68,006

	Series B Redeemable Preferred Stock		Series A Preferred Stock		Series B Preferred Stock		Common Equity		Promissory Note from Common	Accumulated Other Comprehensive	Accumulated	Noncontrolling	Total
	Shares	Values	Shares	Values	Shares	Values	Shares	Values	Shareholder	Loss	Deficit	Interest	Equity

Balance, December 31, 2019	-	$-	684,932	$9,394	773,376	$28,847	5,500,000	$5,171	$(100)	$(329)	$(15,847)	$2,613	$29,749
Issuance of Series B Redeemable Convertible Preferred Stock, net of issuance costs of $5,889	1,966,704	72,944	-	-	-	-	-	-	-	-	-	-	-
Issuance of Series B Convertible Preferred Stock, net of issuance costs of $69	-	-	-	-	24,947	926	-	-	-	-	-	-	926
Stock-based compensation	-	-	-	-	-	-	-	21	-	-	-	-	21
Unrealized foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	70	-	103	173
Net income (loss)	-	-	-	-	-	-	-	-	-	-	(4,407)	(329)	(4,736)
Balance, March 31, 2020	1,966,704	$72,944	684,932	$9,394	798,323	$29,773	5,500,000	$5,192	$(100)	$(259)	$(20,254)	$2,387	$26,133

See accompanying notes to the condensed consolidated financial statements

F-32

AST & SCIENCE LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(dollars in thousands)

	Three Months Ended March 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(12,088)	$(4,736)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	557	68
Amortization of intangible assets	57	52
Non-cash operating lease expense	100	65
Stock-based compensation	370	21
Changes in operating assets and liabilities:
Accounts receivable	942	(968)
Prepaid expenses and other current assets	100	(14)
Inventory	(443)	(443)
Accounts payable and accrued expenses	1,273	1,114
Operating lease liabilities	(94)	(65)
Deferred revenue	725	727
Other current assets and liabilities	(12)	(56)
Net cash used in operating activities	(8,513)	(4,235)

Cash flows from investing activities:
Purchase of property and equipment	(2,728)	(736)
BlueWalker 3 Satellite - construction in process	(8,709)	(3,200)
Net cash used in investing activities	(11,437)	(3,936)

Cash flows from financing activities:
Repayment for Founder bridge loan	-	(1,750)
Proceeds from issuance of Series B Redeemable Preferred Stock	-	78,833
Issuance costs from issuance of Series B Redeemable Preferred Stock	-	(5,889)
Proceeds from issuance of Series B Preferred Stock	-	1,000
Issuance costs from issuance of Series B Preferred Stock	-	(1,851)
Direct and incremental costs incurred for the merger with NPA	(595)	-
Net cash provided by (used in) financing activities	(595)	70,343

Effect of exchange rate changes on cash	(19)	252

Net increase (decrease) in cash and cash equivalents	(20,564)	62,424
Cash and cash equivalents, beginning of period	42,777	26,498
Cash and cash equivalents, end of period	$22,213	$88,922

Supplemental disclosure of cash flow information:
Non-cash investing activities:
Purchase of accrued construction in process	$3,263	$-
Purchase of accrued property and equipment	362	-
Right-of-use assets obtained in exchange for operating lease liabilities as of January 1, 2020 upon adoption of ASC 842	-	6,472
Non-cash financing activities:
Accrued direct and incremental cost incurred for the merger with NPA	$4,064	$-

See accompanying notes to the condensed consolidated financial statements

F-33

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

1.	Organization and Nature of Operations

AST & Science LLC and its subsidiaries (“AST” or the “Company”) is an innovative satellite designer and manufacturer. AST is currently in the process of testing, developing and building its BlueWalker 3 test satellite in advance of manufacturing and launching the first space-based global cellular broadband network distributed through a constellation of Low Earth Orbit Satellites (the “AST Satellite Constellation”). Once deployed and operational, the AST Satellite Constellation will provide connectivity directly to standard/unmodified cellular phones or any 2G/3G/4G LTE and 5G enabled device (the “SpaceMobile Service”). The SpaceMobile Service will be made available to cellular subscribers and others through wholesale commercial roaming agreements with cellular service providers on a global basis. The Company operates from five locations that include its corporate headquarters and 85,000 square foot satellite assembly, integrating and testing facility in Midland, Texas, and development offices located in Maryland, Spain, United Kingdom, and Israel. In addition, its 51% owned and controlled subsidiary, NanoAvionika, is located in Lithuania.

On April 6, 2021 (the “Closing Date”), AST completed the previously announced business combination (“Business Combination”) pursuant to that certain Equity Purchase Agreement, dated as of December 15, 2020 (the “Equity Purchase Agreement”), by and among AST, New Providence Acquisition Corp. (“NPA”), the existing equityholders of AST, New Providence Acquisition Management LLC, a Delaware limited liability company (“Sponsor”), and Abel Avellan. Immediately, upon the completion of the Business Combination, NPA was renamed AST SpaceMobile, Inc. and AST became a subsidiary of the AST SpaceMobile, Inc. The Business Combination is documented in greater detail at Note 12.

There continues to be uncertainties regarding the pandemic of the novel coronavirus (“COVID-19”), and the Company is closely monitoring the impact of COVID-19 on all aspects of its business, including how it will impact its customers, employees, suppliers, vendors, and business partners. Any estimates made herein may change as new events occur and additional information is obtained, and actual results could differ materially from any estimates made herein under different assumptions or conditions. The Company has evaluated the impact of the COVID-19 pandemic for the period ended March 31, 2021 and has not realized a material impact to the Company’s technology development efforts or operations. The Company is unable to predict the impact that COVID-19 may have on its financial position and operations moving forward due to the numerous uncertainties. The Company will continue to assess the evolving impact of COVID-19.

2.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“US GAAP”). The financial statements include the accounts of AST & Science LLC and its subsidiaries. Inter-company transactions and balances have been eliminated. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to US GAAP relating to interim financial statements. The December 31, 2020 balances reported herein are derived from the audited consolidated financial statements. In the opinion of management, these unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to fairly state the condensed consolidated financial statements.

The accompanying unaudited condensed consolidated financial statements and related notes should be read in conjunction with the Company’s annual financial statements for the year ended December 31, 2020. The results of operations for the three month period ended March 31, 2021 are not indicative of the results to be expected for the year ending December 31, 2021.

F-34

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

Recent Accounting Pronouncements

Adopted accounting standards

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, to reduce complexity in applying GAAP to certain financial instruments with characteristics of liabilities and equity. The guidance in ASU 2020-06 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to separately present certain conversion features in equity. The amendments in ASU 2020-06 are effective for public entities that meet the definition of an SEC filer, excluding smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company adopted the new standard on January 1, 2021. The new standard did not have a material effect on the financial statements as of March 31, 2021.

3.	Property and Equipment

Property and equipment, net consisted of the following at March 31, 2021 and December 31, 2020 (in thousands):

	March 31, 2021	December 31, 2020
Satellite testing and lab equipment	$6,322	$5,324
Computers, software, and equipment	1,959	1,707
Leasehold improvements	4,531	3,537
Other	412	404
Property and equipment	13,224	10,972
Accumulated depreciation	(1,452)	(915)
Property and equipment, net	11,772	10,057

BlueWalker 3 Satellite - construction in progress	37,186	27,013
Total property and equipment, net	$48,958	$37,070

Depreciation expense for the three months ended March 31, 2021 and 2020 was approximately $0.6 million and $0.1 million, respectively.

4.	Convertible Preferred Stock

On June 26, 2018, the Company entered into a Series A Preferred Stock Purchase Agreement. Under the Agreement, the Company issued an aggregate of 684,932 shares of Series A Preferred Stock (“Series A”) at a purchase price of $14.60 per share for aggregate proceeds of $10 million. The proceeds are presented net of incurred issuance costs of approximately $0.6 million in connection with the issuance of the Senior Preferred Shares.

F-35

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

On October 16, 2019, the Company entered into a Series B Preferred Stock Purchase Agreement. Under the Agreement, the Company issued an aggregate of 773,376 shares (the “Initial Series B Issuance”) of Series B Preferred Stock (“Series B”) at a purchase price of $40.08 per share for aggregate proceeds of $31 million. The proceeds are presented net of incurred issuance costs of approximately $2.1 million in connection with the issuance of the Senior Preferred Shares.

On February 14, 2020, the Company entered into a Series B Preferred Stock Purchase Agreement. Under the Agreement, the Company issued an aggregate of 1,966,704 shares (the “Second Series B Issuance”) of Series B Preferred Stock at a purchase price of $40.08 per share for aggregate proceeds of $78.8 million (the “Rakuten Shares”) to Rakuten Mobile Singapore Pte. Ltd. (“Rakuten”). In conjunction with the Second Series B Issuance, the Company also entered into a commercial agreement with Rakuten (the “Rakuten Commercial Agreement”). The Rakuten Commercial Agreement requires that the Company adhere to certain key performance indicators (“KPIs”) beginning on September 30, 2023 (the “First Measurement Date”) and December 31, 2024 (the “Second Measurement Date”). If the Company is unable to meet or exceed these KPIs on the First Measurement Date or the Second Measurement Date, or voluntarily or involuntary becomes subject to bankruptcy proceedings, Rakuten will have the option to require the Company to redeem the Rakuten Shares at the redemption price of $30 per share (the “Rakuten Redemption Clause”). Rakuten’s redemption rights will be extended for a period of no later than 6 months if the Company’s failure to meet the KPIs as required arises from any failure or delays in obtaining any governmental or third party approvals required in connection with the launch of the SpaceMobile Service or in connection with the delivery of the KPIs. The Rakuten shares carry the same terms as the previously issued shares of Series B Preferred Stock, other than the Rakuten Redemption Clause noted herein.

The Company’s convertible preferred stock attributable to the Rakuten Shares was initially classified outside of members’ equity because the Rakuten Redemption Feature is not solely within the control of the Company. The Company’s policy is not to accrete the carrying value and related issuance costs of the convertible preferred stock to its redemption value until it is probable that the security will become redeemable.

On December 15, 2020 (the “Amendment Date”), the Company executed the Amended and Restated Commercial Agreement (the “A&R Commercial Agreement”) with Rakuten, which amended the Rakuten Commercial Agreement. The A&R Commercial Agreement removes the Rakuten Redemption Clause from the Rakuten Shares and replaces it with a one-time cash payment penalty (the “Penalty Payment”) of $10 million. The Penalty Payment is payable upon the Company’s failure to meet the KPIs at the measurement dates originally established in the Rakuten Commercial Agreement.

The amendment to Rakuten Commercial Agreement to replace the Rakuten Redemption Clause with the Penalty Payment was accounted for as a modification of the Rakuten Shares for accounting purposes. In making this determination, the Company considered the significance of the revisions to existing contractual terms. These revisions were not considered qualitatively or quantitatively significant as the redemption clause was not deemed probable to be triggered when the shares were originally issued or as of the amendment date. The Company determined that any incremental difference in the fair value of the shares as a result of the modification was de minimis, and accordingly, the carrying value remained unchanged. Additionally, as the Rakuten Redemption Clause was removed as part of the A&R Commercial Agreement, the Rakuten Shares are no longer redeemable outside of the control of the Company and have been reclassified from temporary to permanent equity. The Penalty Payment, which replaced the Rakuten Redemption Clause, is considered a revenue component of the A&R Commercial Agreement accounted for under ASC 606. The Company considers this a form of variable consideration which is fully constrained as of execution of the A&R Commercial Agreement as well as of March 31, 2021.

F-36

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

On February 26, 2020, the Company entered into another Series B Preferred Stock Purchase Agreement with Samsung Next Fund LLC. Under the Agreement, the Company issued an aggregate of 24,947 shares (the “Third Series B Issuance”) of Series B Preferred Stock for a purchase price of $40.08 per share for aggregate proceeds of $1 million. The Samsung shares carry the same terms as the previously issued shares of Series B Preferred Stock.

As of March 31, 2021, the Company has $11.0 million in aggregate preferred cumulative dividends equal to $3.98 per share.

5.	Commitments and Contingencies

On November 13, 2018, the Company entered into both an Economic Development Agreement (the “EDA”) and a sublease agreement with Midland Development Corporation. The premise of the EDA was to create jobs in the Midland Texas area, as well as, to have AST improve the land, office and hangar spaces at the Midland International Air & Space Port in Midland, Texas.

The rentable spaces included office space (44,988 SF), hangar A (28,480 SF), hangar B (11,900 SF), and land (approximately 238,000 SF). The term of the lease commenced on November 21, 2018 and extends through November 20, 2033. Pursuant to the agreement, the base rental payments for the first five years will be abated, provided that the Company prepays the rent in each period and achieves an increasing level of financial commitments, measured annually on March 31st of each of the first five years of the lease. The Company can qualify for an additional five years (years six through ten of the term) of abatements which are contingent upon the Company achieving its commitments through the first five years of the lease and maintaining or exceeding those year five commitment levels in years six through year ten of the term. These commitments include 1) the total number of full-time jobs and the related annual payroll costs and 2) cumulative capital investments in personal property and improvements to the existing land/structures. The Company recognizes the lease reimbursements as an offset to the lease asset, liability and rent expense for the related reimbursable month when the contingency is probable of being resolved.

The Company’s other outstanding operating leasehold obligations include additional office space in Maryland, Spain, Israel, United Kingdom and Lithuania. The Company’s leases have established fixed payment terms which are subject to annual rent increases throughout the term of each lease agreement. The Company’s lease agreements have varying non-cancellable rental periods which include options for the Company to extend portions of its lease terms. Management considered that it was not reasonably certain to exercise any extension options present in its lease arrangements that are outstanding as of the adoption date, with the exception of the Texas sublease. In addition, the Company’s leases have similar terms in which they may terminate the lease prior to the end date but must provide advanced notice. The Company is not reasonably certain to exercise the right to terminate their agreements.

The Company identified and assessed significant assumptions in recognizing the right-of-use asset and lease liability as follows:

F-37

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

Incremental Borrowing Rate

The Company derives its incremental borrowing rate from information available at the lease commencement date in determining the present value of lease payments. The incremental borrowing rate represents a collateralized rate of interest the Company would have to pay to borrow over a similar term an amount equal to the lease payments in a similar economic environment. The Company’s lease agreements do not provide implicit rates. As the Company did not have any external borrowings at the transition date with comparable terms to its lease agreements, the Company estimated its incremental borrowing rate based on the lowest grade of debt available in the marketplace for the same term as the associated lease(s). The Company elected to use an 11.9% discount rate for its main, shorter-term operating leases (generally two (2) to five (5) year leases). For the Texas sublease, which is greater than 10 years, the Company elected to use a 15% discount rate. The weighted average discount rate at March 31, 2021 is 15%.

Operating Leases

The components of lease expense were as follows (in thousands):

Three Months Ended March 31, 2021
Short-term operating lease expense	$24
Operating lease expense	100
Total lease expense	$124

Additional lease information is summarized in the following table (in thousands, except lease term and discount rate):

Three Months Ended March 31, 2021
Cash paid for amounts included in the measurement of operating lease liabilities	$111
Operating right-of-use assets obtained in exchange for lease obligations	$-
Weighted-average remaining lease term - operating leases (years)	11.4
Weighted-average discount rate - operating leases	15%

As of March 31, 2021, the maturities of the Company’s operating lease liabilities were as follows (in thousands):

Year ending December 31,	Amount
2021 (remaining)	$1,075
2022	1,294
2023	1,312
2024	1,260
2025	1,158
Thereafter	7,701
Total lease payments	13,800
Less effects of discounting	(6,873)
Present value of lease liabilities	$6,927

Net rent expense under operating lease arrangements at the Company was approximately $0.1 million and less than $0.1 million for the three months ended March 31, 2021 and 2020, respectively.

F-38

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

Legal Proceedings

The Company is not a party to any material litigation and does not have contingency reserves established for any litigation liabilities as of March 31, 2021 and December 31, 2020.

6.	Goodwill and Intangible Assets

Goodwill

The change in the carrying amount of goodwill for the three months ended March 31, 2021 and for the year ended December 31, 2020 is summarized as follows (in thousands):

	March 31, 2021	December 31, 2020
Balance at beginning of the period	$3,912	$3,593
Acquisitions		-
Translation adjustments	$(153)	319
Balance at end of the period	$3,759	$3,912

Intangible Assets

Identified intangible assets are comprised of the following as of March 31, 2021 and December 31, 2020 (in thousands):

	Useful Lives	March 31, 2021	December 31, 2020
Intangible assets subject to amortization:
Developed technology	5	$1,116	$1,161
Trademarks and domain name	15	$23	23
Total gross intangible assets subject to amortization		1,139	1,184
Accumulated amortization		(688)	(658)
Total net intangible assets subject to amortization		$451	$526

The aggregate amortization expense for the three months ended March 31, 2021 and 2020 was less than $0.1 million and $0.1 million, respectively. Based on the carrying value of identified intangible assets recorded at December 31, 2020, and assuming no subsequent impairment of the underlying assets, the amortization expense is expected to be as follows (in thousands):

Fiscal Year	Amortization Expense
2021 (remaining)	169
2022	225
2023	39
2024	2
2025 and Thereafter	16
$451

F-39

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

7.	Details of Certain Balance Sheet Accounts

Inventories

Inventories are carried at the lower of cost or net realizable value. Cost is determined by the first-in first-out (FIFO) method. The cost of construction in progress comprises raw materials, satellite componentry, direct labor, and other direct engineering costs. No reserve for excess and/or obsolete inventory was recognized in the periods presented.

Inventories consisted of the following at March 31, 2021 and December 31, 2020 (in thousands):

	March 31, 2021	December 31, 2020
Raw material	$2,577	$2,285
Work-in-process	345	306
Total	$2,922	$2,591

Accrued Expenses

As of December 31, 2020, accrued expenses includes accruals relating to the construction in process of $1.6 million and accrued payroll of $1.0 million. The remaining balance within the account relates to other general accruals.

As of March 31, 2021, accrued expenses amounted to $9.5 million, which include $5.0 million of transaction costs associated with the Business Combination and $2.8 million in billings associated with construction in progress of the BlueWalker 3 Satellite. Accrued expenses also included monthly recurring operating expenses, such as engineering consultant fess, lawyer fees, and electrical and power fees.

Other current assets

The Company capitalized $5.5 million as of March 31, 2021 and $1.1 million as of December 31, 2020 in transaction costs related to the Business Combination with NPA that occurred on April 6, 2021. The transaction costs primarily include legal and underwriting fees.

8.	Revenue

Disaggregation of Revenue

The Company’s subsidiary, NanoAvionika, recognizes revenue related to sales of manufactured small satellites and their components as well as launch related services. In general, the Company recognizes revenue for services provided over time as the Company’s performance does not result in an asset with an alternative use and the Company is entitled to be compensated for performance completed to date. The Company recognizes revenue for services provided over time based on an output method, under which the total value of revenue is recognized based on each contract’s deliverable(s) as they are completed and when value is transferred to a customer. Certain of the Company’s performance obligations do not meet the criteria for over time recognition. In these scenarios, the Company recognizes revenue upon transfer of control of the performance obligation to the customer. Revenue recognized over time versus revenue recognized upon transfer for the periods ending March 31, 2021 and 2020 was as follows (in thousands):

	March 31, 2021	March 31, 2020
Revenue from performance obligations recognized over time	$550	$478
Revenue from performance obligations recognized at point-in-time transfer	401	295
Total	$951	$773

F-40

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

Contract Balances

Contract assets relate to our conditional right to consideration for our completed performance under the contract. Contract liabilities relates to payments received in advance of performance under the contract. Contract liabilities (i.e., deferred revenue) are recognized as revenue as (or when) the Company perform under the contract. During the three months ended March 31, 2021, the Company recognized approximately $0.2 million of revenue related to its deferred revenue balance at January 1, 2021.

As of March 31, 2021, the Company had deferred revenue of $4 million classified in current liabilities related to performance obligations that have not yet been satisfied. The Company expects to recognize the revenue associated with satisfying these performance obligations within the next 12 months.

Accounts Receivable

The Company receives payments from customers based on a billing schedule as established in our contracts. Accounts receivable includes amounts billed and currently due from customers. Accounts receivable are recorded when the right to consideration becomes unconditional. The Company did not reserve an allowance for doubtful accounts as of March 31, 2021 and 2020 given historical experience and management’s evaluation of outstanding accounts receivable at the end of the period.

9.	Share-Based Compensation

Share-Based Compensation Expense

Share-based compensation, measured at the grant date based on the fair value of the award, is typically recognized ratably over the requisite services period, using the straight-line method of expense attribution. The Company recorded share-based compensation expense in the following expense categories of its condensed consolidated statements of operations and comprehensive loss (in thousands):

	Three Months Ended March 31,
	2021	2020
Engineering services	$324	$12
General and administrative costs	32	9
BlueWalker 3 Satellite - construction in progress	14	-
Total	$370	$21

Equity Incentive Plan

Under the 2019 Equity Incentive Plan (“Option Plan”), the Company is authorized to issue ordinary shares, as well as options exercisable for ordinary shares, as incentives to its employees, consultants, and members of its Board of Directors. The issuance of share options and ordinary shares is administered by the Board of Directors using standardized share option and share subscription agreements.

F-41

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

There are two types of options granted under the Option Plan: (1) service-based options and (2) performance-based options. Service-based options typically vest over a five year service period with 20% of the award vesting on the first anniversary of the employee’s commencement date, and the balance thereafter in 48 equal monthly installments. Certain service-based options also provide for accelerated vesting if there is a change in control or other performance condition as defined by the Option Plan. Performance-based options typically vest on the earliest date that any of the following occurs: (i) the Company effects an initial public offering and becomes a reporting company, (ii) the Company experiences a change of control, or (iii) other specified performance conditions. Both service-based and performance-based options typically expire no later than 10 years from the date of grant.

As of March 31, 2020, the Company was authorized to issue a total of 883,562 ordinary service-based and performance-based shares under a reserve set aside for equity awards. As of March 31, 2021, there were 17,683 ordinary shares available for future issuance and 865,039 options outstanding.

The following table summarizes the Company’s option activity for the period ended March 31, 2021:

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (years)
Outstanding at December 31, 2020	815,233	$2.92	-
Granted	55,600	145.01	-
Exercised	-	-	-
Cancelled or forfeited	(11,600)	2.00	-
Outstanding at March 31, 2021	859,233	$12.13	2.01
Options exercisable as of March 31, 2021	407,109	$1.81	1.88
Vested and expected to vest at March 31, 2021	859,233	$12.13	2.01

The Board approved the issuance of 55,600 non-statutory common share option grants under the 2019 Equity Incentive Plan and recognized the related compensation expense over the three months ended March 31, 2021. The weighted average grant date fair value of share options granted was $145.01 per share, with an aggregate fair value of $3.1 million for the year ended December 31, 2020. The Company recorded share-based compensation expense of $0.4 million for the three months ended March 31, 2021, with a portion capitalized to BlueWalker 3 satellite construction-in-progress on the Consolidated Balance Sheets.

The following table summarizes the Company’s unvested option activity for the year ended March 31, 2021:

	Number of Shares	Weighted-Average Grant Date Fair Value
Unvested at December 31, 2020	450,058	$2.37
Granted	55,600	60.15
Vested	(47,249)	2.92
Forfeited	(6,287)	1.35
Unvested at March 31, 2021	452,122	$9.43

For the period ended March 31, 2021, total unrecognized compensation expense related to the unvested employee and director share-based awards was $3.6 million, which is expected to be recognized over a weighted average period of 2.01 years.

F-42

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

The Company estimates the fair value of the stock-based awards to employees and non-employees using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including (i) the expected volatility of our stock, (ii) the expected term of the award, (iii) the risk-free interest rate, and (iv) any expected dividends. Due to the lack of company-specific historical and implied volatility data, the Company based the estimate of expected volatility on the estimated and expected volatilities of a representative group of publicly traded companies. For these analyses, the Company selects companies with comparable characteristics including enterprise value, risk profiles, position within the industry, and with historical share price information sufficient to meet the expected life of the stock-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of the Company’s stock price becomes available. For awards that qualify as “plain-vanilla” options, the Company estimates the expected life of the employee stock options using the “simplified” method, whereby, the expected life equals the average of the vesting term and the original contractual term of the option. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future. The Company elects to account for forfeitures as they occur rather than apply an estimated forfeiture rate to share based payment expense.

The following table presents, on a weighted average basis, the assumptions used in the Black-Scholes option pricing model to determine the fair value of share options granted to employees and directors:

Three Months Ended March 31, 2021
Exercise price	$145.01
Fair market value	$60.15
Expected dividend yield	0.0%
Expected term (in years)	6.32
Expected volatility	42.24%
Weighted-average risk-free rate	0.55%

F-43

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

10.	Net Loss per Share

The Company presents basic net loss per share using the two-class method. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to common stockholders and that determines basic net loss per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings that would have been available to common stockholders. A participating security is defined as a security that may participate in undistributed earnings with common stock. The Company’s capital structure includes securities that participate with common stock on a one-for-one basis for distribution of dividends. These are the Series B Preferred Stock and the Series A Preferred Stock. The Company determines the diluted net income per share by using the more dilutive of the two-class method or the treasury stock method and by including the basic weighted average of the outstanding preferred shares in the calculation of diluted net income per share under the two-class method and including all potential common shares assumed issued in the calculation of diluted net income per share under the treasury stock method.

The following table sets forth the computation of basic and diluted net loss per share:

	Three Months Ended March 31,
	2021	2020
	(dollars in thousands, except per share amounts)
Numerator - basic and diluted:
Net loss attributable to AST & Science	$(11,580)	$(4,407)
Cumulative convertible preferred stock dividends	(2,186)	(1,611)
Income available to common shareholders	$(13,766)	$(6,018)
Denominator - basic and diluted:
Shares used in computing net loss per share attributable to common stockholders	5,500,840	5,500,000
Basic and diluted net loss per share attributable to common stockholders	$(2.50)	$(1.09)

For the three months ended March 31, 2021, 3,449,959 shares of preferred stock convertible into common stock and 859,233 shares of underlying stock options were excluded from the calculation of diluted earnings per share as their effect on the calculation would have been anti-dilutive.

11.	Related Parties

On March 1, 2018, NanoAvionika entered into the Option Agreement with InMotion Holdings, LLC, a Delaware limited liability company wholly-owned by AST’s Chief Executive Officer and Chairman of the Board, Abel Avellan, whereby Nano granted InMotion 2,919 option shares in connection with a Service Agreement between Nano and InMotion dated March 1, 2018 (the “Services Agreement”) pursuant to which InMotion is to provide consulting services to Nano. The option shares vest over a three-year period and for so long as the Service Agreement is in effect. In addition, the options shares are only exercisable upon a change of control. For this reason, the Company has not recognized any expense related to the grant of these shares. For such consulting services, InMotion is also entitled to receive, but has never billed to or collected from Nano a management fee totaling $15,000 per month.

On January 20, 2020, the Company entered into the Support Services Agreement with Finser Corporation (“Finser”), which is part of the Cisneros Group of Companies, of which a member of the Board of Directors is the Chief Executive Officer, whereby Finser will provide the Company consulting and administrative support services. The Company incurred $0.1 million in consulting services for the three-month period ended March 31, 2021, which were included within the general and administrative expenses on the Consolidated Statement of Operations.

F-44

AST & Science LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

As of and for the Three Months Ended March 31, 2021 and 2020

12.	Subsequent Events

On April 6, 2021 the Closing Date, AST completed the previously announced Business Combination pursuant to that certain Equity Purchase Agreement, by and among AST, NPA, the existing equityholders of AST, New Providence Acquisition Management LLC, a Delaware limited liability company (“Sponsor”), and Abel Avellan. As contemplated by the Equity Purchase Agreement (a) NPA was appointed as the managing member of AST and AST became a subsidiary of NPA; (b) NPA changed its name to “AST SpaceMobile, Inc.”; (c) immediately prior to the closing of the Business Combination, all then-outstanding shares of Class B common stock, par value $0.0001 per share, of NPA (“NPA Class B Common Stock”) held by Sponsor (the “Sponsor Stock”) converted into shares of Class A common stock, par value $0.0001 per share, of NPA (“NPA Class A Common Stock”) immediately prior to the Business Combination; (d) each share of NPA Class A Common Stock, including those converted as described in (c) above, was converted into one share of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), and each warrant of NPA (an “NPA Warrant”) was converted into one warrant of the Company (a “Warrant”); (e) AST restructured its capitalization, appointed the Company as its managing member and issued to the Company 51,729,704 units of ownership interest in AST (the “AST Common Units”), which entitle the holder to the distributions, allocations, and other rights under the Fifth Amended and Restated Limited Liability Company Operating Agreement of AST (the “A&R Operating Agreement”), in exchange for which AST received approximately $227.0 million remaining in NPA’s trust account following (i) the $4.8 million payment of deferred underwriting commissions (ii) $0.2 million of redemptions made in connection with NPA’s special meeting of stockholders relating to the transactions contemplated by the Equity Purchase Agreement (the “Special Meeting”) and NPA’s annual meeting of stockholders to approve, among other things, a charter amendment to extend the date by which it had to complete an initial business combination and (iii) the repayment of a $0.6 million related party loan between the Sponsor and NPA; (f) AST issued to the Company warrants to purchase up to 17,600,000 AST Common Units; (g); certain investors (the “PIPE Investors”) purchased 23,000,000 shares of Class A Common Stock; (h) the Company issued 51,636,922 shares of Class B common stock, par value $0.0001 per share, of the Company, which carries one vote per share but no economic rights (“Class B Common Stock”) to the Existing AST Equityholders (other than Avellan); and (i) the Company issued 78,163,078 shares of Class C common stock, par value $0.0001 per share, of the Company, which carries ten votes per share but no economic rights (“Class C Common Stock”) to Avellan (the transactions referred to in clauses (a) through (i), collectively, the “Business Combination”).

In connection with the closing of the Business Combination, the Company incurred an additional $31.2 million of contingent transaction costs, which were paid at closing.

The Company has evaluated subsequent events for financial statement purposes occurring through May 18, 2021, the date these financial statements were issued, and determined that no additional subsequent events had occurred that would require recognition in these financial statements and that all subsequent events that require disclosure have been disclosed.

F-45

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of New Providence Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of New Providence Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for year ended December 31, 2020 and for the period from May 28,2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Restatement of 2020 Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and the period from May 28, 2019 (inception) through December 31, 2019 have been restated.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.

Houston, Texas

February 26, 2021, except for the effects of the restatement discussed in Notes 2, 6 and 10 as to which the date is May 6, 2021

F-46

NEW PROVIDENCE ACQUISITION CORP.

BALANCE SHEETS

	December 31,
	2020	2019
	(Restated)	(Restated)
ASSETS
Current Assets
Cash	$131,151	$493,128
Prepaid expenses	23,278	131,226
Prepaid income tax	54,439	-
Total Current Assets	208,868	624,354
Marketable securities held in Trust Account	232,196,027	231,214,831
TOTAL ASSETS	$232,404,895	$231,839,185
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$634,286	$240,138
Income taxes payable	-	25,684
Total Current Liabilities	634,286	265,822
Deferred tax liability	9,680	3,611
Deferred underwriting fee payable	8,050,000	8,050,000
Warrant liabilities	68,114,000	15,962,000
Total Liabilities	76,807,966	24,281,433
Commitments and Contingencies (Note 8)
Class A common stock subject to possible redemption, 14,922,915 and 20,157,878 shares at redemption value as of December 31, 2020 and 2019, respectively	150,596,928	202,557,751
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 8,077,085 and 2,842,122 shares issued and outstanding (excluding 14,922,915 and 20,157,878 shares subject to possible redemption) as of December 31, 2020 and 2019, respectively	941	409
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding as of December 31, 2020 and 2019	575	575
Additional paid-in capital	59,840,653	7,880,362
Accumulated Deficit	(54,842,168)	(2,881,345)
Total Stockholders’ Deficit	5,000,001	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$232,404,895	$231,839,185

The accompanying notes are an integral part of the financial statements.

F-47

NEW PROVIDENCE ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2020	For the Period from May 28, 2019 (inception) through December 31, 2019
	(Restated)	(Restated)
Operating costs	$1,124,693	$384,857
Loss from operations	(1,124,693)	(384,857)
Other income:
Changes in fair value of warrant liabilities	(52,152,000)	(3,053,000)
Interest income on marketable securities held in Trust Account	1,479,986	1,197,637
Issuance costs allocated to warrant liabilities	-	(484,024)
Unrealized gain on marketable securities held in Trust Account	1,830	17,194
Other (expense), net	(50,670,184)	(2,322,193)
Loss before income taxes	(51,794,877)	(2,707,050)
Provision for income taxes	(165,946)	(174,295)
Net loss	$(51,960,823)	$(2,881,345)
Weighted average common shares subject to possible redemption outstanding, basic and diluted	$20,151,440	$10,207,641
Basic and diluted income per common share subject to possible redemption	$0.04	$0.08
Weighted average shares outstanding, basic and diluted	8,598,542	6,111,484
Basic and diluted net loss per non-redeemable common share	$(6.13)	$(0.61)

The accompanying notes are an integral part of the financial statements.

F-48

NEW PROVIDENCE ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Class A common stock		Class B common stock		Additional Paid	Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	in Capital	Deficit	Equity
Balance – May 28, 2019 (inception) (restated)	-	$-	-	$-	$-	$-	$-
Class B common stock issued to the Sponsor	-	-	5,750,000	575	24,425	-	25,000
Sale of 23,000,000 Units, net of warranty liability, underwriting discounts, and offering expenses	23,000,000	2,300	-	-	208,825,797	-	208,828,097
Payment above fair value upon sale of 6,100,000 Private Placement Warrants	-	-	-	-	1,586,000	-	1,586,000
Class A common stock subject to possible redemption	(20,157,878)	(1,891)	-	-	(202,555,860)	-	(202,557,751)
Net loss	-	-	-	-	-	(2,881,345)	(2,881,345)
Balance - December 31, 2019 (restated)	2,842,122	$409	5,750,000	$575	$7,880,362	$(2,881,345)	$5,000,001
Change in value of Class A common stock subject to possible redemption	5,234,963	532	-	-	51,960,291	-	51,960,823
Net loss	-	-	-	-	-	(51,960,823)	(51,960,823)
Balance – December 31, 2020 (restated)	8,077,085	$941	5,750,000	$575	$59,840,653	$(54,842,168)	$5,000,001

The accompanying notes are an integral part of the financial statements.

F-49

NEW PROVIDENCE ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2020	For the Period from May 28, 2019 (inception) through December 31, 2019
	(Restated)	(Restated)
Cash Flows from Operating Activities:
Net loss	(51,960,823)	(2,881,345)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on securities held in Trust Account	(1,479,986)	(1,197,637)
Unrealized gain on securities held in Trust Account	(1,830)	(17,194)
Deferred income provision	6,069	3,611
Change in fair value of warrant liabilities	52,152,000	3,053,000
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	107,948	(131,226)
Prepaid income taxes	(54,439)	-
Accounts payable and accrued expenses	394,148	240,138
Income tax payable	(25,684)	25,684
Net cash used in operating activities	(862,597)	(904,969)

Cash Flows from Investing Activities:
Investment of cash in trust	-	(230,000,000)
Interest withdrawn for tax payments	500,620	-
Net cash provided by (used in) investing activities	500,620	(230,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	-	225,884,024
Proceeds from sale of Private Placement Warrants	-	6,100,000
Proceeds from promissory note - related party	-	155,093
Repayment of promissory note - related party	-	(155,093)
Payments of offering costs	-	(585,927)
Net cash provided by financing activities	-	231,398,097

Net Change in Cash	(361,977)	493,128
Cash – Beginning	493,128	-
Cash – Ending	$131,151	$493,128

Supplemental cash flow information:
Cash paid for income taxes	$240,000	$-

Non-cash investing and financing activities:
Initial classification of ordinary shares subject to redemption	$-	$204,953,910
Change in value of shares subject to redemption	$(51,960,823)	$(2,396,159)
Deferred offering costs paid directly by Sponsor from proceeds from issuance of ordinary shares	$-	$25,000
Deferred underwriting fee	$-	$8,050,000

The accompanying notes are an integral part of the financial statements.

F-50

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

New Providence Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on May 28, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and, after the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on September 10, 2019. On September 13, 2019, the Company consummated the Initial Public Offering of 20,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $200,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to New Providence Management LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $5,500,000, which is described in Note 5.

Following the closing of the Initial Public Offering on September 13, 2019, an amount of $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below.

On September 19, 2019, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company consummated the sale of an additional 3,000,000 Units at $10.00 per Unit and the sale of an additional 600,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating total gross proceeds of $30,600,000. Following the closing, an additional $30,000,000 of net proceeds was deposited into the Trust Account, resulting in $230,000,000 held in the Trust Account.

Transaction costs incurred in connection with the Initial Public Offering amounted to $13,260,927, consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees and $610,927 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

F-51

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 8). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”) and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased by it during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, regardless of whether they vote for or against a Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares, without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until March 15, 2021 (the “Combination Period”) to consummate a Business Combination or obtain a Charter Extension from Shareholders. If the Company is unable to complete a Business Combination in the Combination Period or obtain a Charter Extension from Shareholders, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

F-52

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased by it during or after the Initial Public Offering if the Company fails to complete its Business Combination. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of trust assets, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavouring to have all vendors, service providers (except the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Going Concern

As of December 31, 2020, the Company had $131,151 in its operating bank accounts, $232,196,027 in marketable securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its Public Shares in connection therewith and an adjusted working capital deficit of $337,484 (excluding franchise taxes payable and prepaid income tax). As of December 31, 2020, $2,196,027 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations, if any.

On January 28, 2021 and on February 18, 2021, the Sponsor agreed to loan the Company $200,000 and $500,000 for an aggregate up to $700,000, respectively. The promissory notes (“Notes”) are provided to cover certain expenses related to the business combination, of which $300,000 was drawn down as of February 26, 2021 (see Note 12).

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating target businesses, performing due diligence on prospective target businesses, traveling to and from the offices, plants or similar location of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses and structuring, negotiating and completing a Business Combination.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, an affiliate of the Sponsor, or its officers or directors. The Company’s officers, directors and Sponsor, or their affiliates, may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

F-53

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through March 31, 2021, which is the date the Company is required cease all operations except for the purpose of winding up if it has not completed a Business Combination. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 — RESTATEMENT OF FINANCIAL STATEMENTS

Restatement Background and Explanation

The Company has restated its financial statements as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, and the interim periods ended September 30, 2020 and 2019, March 31, 2020, and June 30, 2020, as well as the financial statements as of September 13, 2019 (collectively “Affected Periods”), to correct misstatements in those prior periods related to misstatements identified in improperly applying accounting guidance on certain warrants, recognizing them as equity instead of warrant liabilities, under the guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815-40, Contracts in Entity’s Own Equity.

The Company issued Public and Private Warrants in September 2019, collectively, aggregating to 11,500,000 and 6,100,000 warrants, respectively, issued between two closings. Each whole Public and Private Warrant is exercisable to purchase one share of Class A Common Stock at a price of $11.50 per share.

Upon issuance of the warrants, the Company conducted an evaluation pursuant to ASC 815 to determine the appropriate classification within the financial statements. The Company concluded that the warrants should be recorded at their issuance price within stockholders’ equity in the balance sheet. The determination to classify the warrants within stockholders’ equity was primarily based on the understanding that the settlement provisions of the warrants did not allow for net cash settlement in an event that was outside of the Company’s control in which all holders of the underlying shares, into which the warrants are exercisable, also would receive cash.

Upon the release of the SEC Statement on April 12, 2021, the Company re-assessed its classification of its warrants under ASC 815 pursuant to the accounting policy described in Note 3. Pursuant to the terms of the warrants, upon a cash tender offer in which 50% or more of the outstanding shares of common stock participate, the holders of the warrants shall be entitled to redeem the warrants and receive the highest amount of cash, securities, or other property to which such holder would have been entitled as a stockholder if the holder of the warrants had exercised the warrants prior to the expiration of such tender offer and accepted such tender offer. Upon the occurrence of such event, which is outside of the control of the Company, the warrants would be net cash settled and not all holders of the common stock may receive cash (assuming not all outstanding shares accepted the tender offer). The Company recognized that ASC 815 precludes the classification of a freestanding financial instrument within stockholder’s equity when an event that is outside the entity’s control could require net cash settlement in which not all of the holders of the underlying shares also receive cash.

Therefore, based on the results of the Company’s assessment, the Company has concluded that the warrants issued in September 2019 are freestanding instruments which should be accounted for as warrant liabilities rather than as a component of additional paid-in capital on the balance sheet, with any subsequent changes in the estimated fair value of the warrants reported in the statement of operations.

Impact of the Restatement

The impact of the restatement on the balance sheets, statements of operations, and statements of cash flows for the Affected Periods is presented below.

F-54

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Impact of the Restatement – 2020

Balance Sheets

	December 31, 2020
	As Reported	Adjustments	As Revised
Warrant liabilities	$-	$68,114,000	$68,114,000
Total liabilities	8,693,966	68,114,000	76,807,966
Class A common stock subject to possible redemption	218,710,925	(68,113,997)	150,596,928
Class A common stock	133	808	941
Addition paid-in capital	4,152,440	55,688,213	59,840,653
Retained earnings (accumulated deficit)	846,856	(55,689,024)	(54,842,168)
Total stockholders’ equity (deficit)	5,000,004	(3)	5,000,001

Statements of Operations

	For the Year Ended December 31, 2020
	As Reported	Adjustments	As Revised
Changes in fair value of warrant liabilities	$-	$(52,152,000)	$(52,152,000)
Other income (expense), net	1,481,816	(52,152,000)	(50,670,184)
Net income (loss)	191,177	(52,152,000)	(51,960,823)
Weighted average shares outstanding, basic and diluted	7,008,667	1,589,875	8,598,542
Basic and diluted net loss per common share	$(0.12)	$(6.01)	$(6.13)

Statements of Cash Flows

	For the Year Ended December 31, 2020
	As Reported	Adjustments	As Revised
Net income (loss)	$191,177	$(52,152,000)	$(51,960,823)
Change in fair value of warrant liabilities	-	52,152,000	52,152,000
Non-cash investing and financing activities:
Change in value of shares subject to redemption	191,177	(52,152,000)	(51,960,823)

Balance Sheets

	September 30, 2020
	As Reported	Adjustments	As Revised
Warrant liabilities	$-	$21,357,000	$21,357,000
Total liabilities	8,310,507	21,357,000	29,667,507
Class A common stock subject to possible redemption	219,259,970	(21,356,993)	197,902,977
Class A common stock	127	338	465
Additional paid-in capital	3,603,401	8,931,679	12,535,080
Retained earnings (accumulated deficit)	1,395,905	(8,932,024)	(7,536,119)
Total stockholders’ equity (deficit)	5,000,008	(7)	5,000,001

Statements of Operations

	Three Months Ended September 30, 2020
	As Reported	Adjustments	As Revised
Changes in fair value of warrant liabilities	$-	$(3,696,000)	$(3,696,000)
Other income (expense), net	83,140	(3,696,000)	(3,612,860)
Net income (loss)	(55,049)	(3,696,000)	(3,751,049)
Weighted average shares outstanding, basic and diluted	7,007,989	1,750,840	8,758,829
Basic and diluted net loss per common share	$(0.01)	$(0.42)	$(0.43)

F-55

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Statements of Operations

	Nine Months Ended September 30, 2020
	As Reported	Adjustments	As Revised
Changes in fair value of warrant liabilities	$-	$(5,395,000)	$(5,395,000)
Other income (expense), net	1,429,005	(5,395,000)	(3,965,995)
Net income (loss)	740,226	(5,395,000)	(4,654,774)
Weighted average shares outstanding, basic and diluted	5,307,098	3,111,439	8,418,537
Basic and diluted net loss per common share	$(0.02)	$(0.64)	$(0.66)

Statements of Cash Flows

	Nine Months Ended September 30, 2020
	As Reported	Adjustments	As Revised
Net income (loss)	$740,226	$(5,395,000)	$(4,654,774)
Change in fair value of warrant liabilities	-	5,395,000	5,395,000
Non-cash investing and financing activities:
Change in value of shares subject to redemption	740,222	(4,491,271)	(3,751,049)

Balance Sheets

	June 30, 2020
	As Reported	Adjustments	As Revised
Warrant liabilities	$-	$17,661,000	$17,661,000
Total liabilities	8,256,307	17,661,000	25,917,307
Class A common stock subject to possible redemption	219,315,022	(17,660,996)	201,654,026
Class A common stock	126	301	427
Additional paid-in capital	3,548,350	5,235,719	8,784,069
Retained earnings (accumulated deficit)	1,450,954	(5,236,024)	(3,785,070)
Total stockholders’ equity (deficit)	5,000,005	(4)	5,000,001

Statements of Operations

	Three Months Ended June 30, 2020
	As Reported	Adjustments	As Revised
Changes in fair value of warrant liabilities	$-	$(8,624,000)	$(8,624,000)
Other income (expense), net	88,138	(8,624,000)	(8,535,862)
Net income (loss)	(51,977)	(8,624,000)	(8,675,977)
Weighted average shares outstanding, basic and diluted	7,005,122	895,798	7,900,920
Basic and diluted net loss per common share	$(0.01)	$(1.09)	$(1.10)

Statements of Operations

	Six Months Ended June 30, 2020
	As Reported	Adjustments	As Revised
Changes in fair value of warrant liabilities	$-	$(1,699,000)	$(1,699,000)
Other income (expense), net	1,345,865	(1,699,000)	(353,135)
Net income (loss)	795,275	(1,699,000)	(903,725)
Weighted average shares outstanding, basic and diluted	7,004,380	1,242,141	8,246,521
Basic and diluted net loss per common share	$(0.03)	$(0.19)	$(0.22)

F-56

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Statements of Cash Flows

	Six Months Ended June 30, 2020
	As Reported	Adjustments	As Revised
Net income (loss)	$795,275	$(1,699,000)	$(903,725)
Change in fair value of warrant liabilities	-	1,699,000	1,699,000
Non-cash investing and financing activities:
Change in value of shares subject to redemption	795,274	(9,471,251)	(8,675,977)

Balance Sheets

	March 31, 2020
	As Reported	Adjustments	As Revised
Warrant liabilities	$-	$9,037,000	$9,037,000
Total liabilities	8,548,277	9,037,000	17,585,277
Class A common stock subject to possible redemption	219,367,001	(9,036,998)	210,330,003
Class A common stock	126	215	341
Additional paid-in capital	3,496,371	(3,388,193)	108,178
Retained earnings	1,502,931	3,387,976	4,890,907
Total stockholders’ equity (deficit)	5,000,003	(2)	5,000,001

Statements of Operations

	Three Months Ended March 31, 2020
	As Reported	Adjustments	As Revised
Changes in fair value of warrant liabilities	$-	$6,925,000	$6,925,000
Other income, net	1,257,727	6,925,000	8,182,727
Net income	847,252	6,925,000	7,772,252
Weighted average shares outstanding, basic and diluted	7,003,637	1,588,485	8,592,122
Basic and diluted net income (loss) per common share	$(0.01)	$0.81	$0.80

Statements of Cash Flows

	Three Months Ended March 31, 2020
	As Reported	Adjustments	As Revised
Net income	$847,252	$6,925,000	$7,772,252
Change in fair value of warrant liabilities	-	(6,925,000)	(6,925,000)
Non-cash investing and financing activities:
Change in value of shares subject to redemption	847,253	6,924,999	7,772,252

F-57

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Impact of the Restatement – 2019

Balance Sheets

	December 31, 2019
	As Reported	Adjustments	As Revised
Warrant liabilities	$-	$15,962,000	$15,962,000
Total liabilities	8,319,433	15,962,000	24,281,433
Class A common stock subject to possible redemption	218,519,748	(15,961,997)	202,557,751
Class A common stock	125	284	409
Addition paid-in capital	4,343,625	3,536,737	7,880,362
Retained earnings (accumulated deficit)	655,679	(3,537,024)	(2,881,345)
Total stockholders’ equity (deficit)	5,000,004	(3)	5,000,001

Statements of Operations

	For the Period From May 28, 2019 (inception) through December 31, 2019
	As Reported	Adjustments	As Revised
Changes in fair value of warrant liabilities	-	(3,053,000)	(3,053,000)
Issuance costs allocated to warrant liabilities	-	(484,024)	(484,024)
Other income (expense), net	1,214,831	(3,537,024)	(2,322,193)
Net income (loss)	655,679	(3,537,024)	(2,881,345)
Weighted average shares outstanding, basic and diluted	6,075,732	35,752	6,111,484
Basic and diluted net loss per common share	$(0.04)	$(0.57)	$(0.61)

Statements of Cash Flows

	For the Period From May 28, 2019 (inception) through December 31, 2019
	As Reported	Adjustments	As Revised
Operating Activities:
Net income (loss)	$655,679	$(3,537,024)	$(2,881,345)
Change in fair value of warrant liabilities	-	3,053,000	3,053,000
Net cash used in operating activities	(420,945)	(484,024)	(904,969)
Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	225,400,000	484,024	225,884,024
Net cash provided by financing activities	230,914,073	484,024	231,398,097
Non-cash investing and financing activities:
Initial classification of ordinary shares subject to redemption	217,862,910	(12,909,000)	204,953,910
Change in value of shares subject to redemption	656,838	(3,052,997)	(2,396,159)

Balance Sheets

	September 30, 2019
	As Reported	Adjustments	As Revised
Warrant liabilities	$-	$13,085,000	$13,085,000
Total liabilities	8,125,774	13,085,000	21,210,774
Class A common stock subject to possible redemption	217,950,740	(13,085,000)	204,865,740
Class A common stock	122	253	375
Additional paid-in capital	4,912,636	659,771	5,572,407
Retained earnings (accumulated deficit)	86,668	(660,024)	(573,356)

F-58

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Statements of Operations

	Three Months Ended September 30, 2019
	As Reported	Adjustments	As Revised
Changes in fair value of warrant liabilities	-	(176,000)	(176,000)
Issuance costs allocated to warrant liabilities	-	(484,024)	(484,024)
Other income (expense), net	205,420	(660,024)	(454,604)
Net income (loss)	87,761	(660,024)	(572,263)
Weighted average shares outstanding, basic and diluted	5,307,098	228,499	5,535,597
Basic and diluted net income (loss) per common share	$(0.02)	$(0.11)	$(0.13)

Statements of Operations

	For the Period From May 28, 2019 (inception) through September 30, 2019
	As Reported	Adjustments	As Revised
Changes in fair value of warrant liabilities	-	(176,000)	(176,000)
Issuance costs allocated to warrant liabilities	-	(484,024)	(484,024)
Other income (expense), net	205,420	(660,024)	(454,604)
Net income (loss)	86,668	(660,024)	(573,356)
Weighted average shares outstanding, basic and diluted	5,274,301	(760,101)	4,514,200
Basic and diluted net income (loss) per common share	$(0.02)	$(0.14)	$(0.16)

Statements of Cash Flows

	For the Period From May 28, 2019 (inception) through September 30, 2019
	As Reported	Adjustments	As Revised
Operating Activities:
Net income (loss)	$86,668	$(660,024)	$(573,356)
Change in fair value of warrant liabilities	-	176,000	176,000
Net cash used in operating activities	(208,689)	(484,024)	(692,713)
Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	225,400,000	484,024	225,884,024
Net cash provided by financing activities	230,914,073	484,024	231,398,097
Non-cash investing and financing activities:
Initial classification of ordinary shares subject to redemption	217,862,910	(12,908,991)	204,953,919
Change in value of shares subject to redemption	87,830	(176,009)	(88,179)

Balance Sheets

	September 13, 2019
	As Reported	Adjustments	As Revised
Warrant liabilities	$-	$11,370,000	$11,370,000
Total liabilities	8,084,093	11,370,000	19,454,093
Class A common stock subject to possible redemption	188,912,910	(11,369,991)	177,542,919
Class A common stock	111	114	225
Additional paid-in capital	5,000,477	423,676	5,424,153
Retained earnings (accumulated deficit)	(1,153)	(423,799)	(424,952)
Total stockholders’ equity (deficit)	5,000,010	(9)	5,000,001

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

F-59

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and, 2019.

Cash and Marketable Securities Held in Trust Account

At December 31, 2020 and, 2019, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills. During the year ended December 31, 2020, the Company withdrew $500,620 of interest earned on the Trust Account to pay its franchise and income taxes.

Class A common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”). Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

F-60

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in the ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). Management’s assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period-end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, they are recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, they are recorded at their initial fair value on the date of issuance and subject to remeasurement each balance sheet date with changes in the estimated fair value of the warrants to be recognized as a non-cash gain or loss in the statement of operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company does not believe that the CARES Act will have a significant impact on Company’s financial position or statement of operations.

Net Loss Per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at December 31, 2020 and 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 17,600,000 shares of common stock. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.

F-61

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Reconciliation of Net Loss Per Common Share

The Company’s net income (loss) is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted net loss per common share is calculated as follows:

	For the year Ended December 31, 2020	For the Period from May 28, 2019 (inception) through December 31, 2019
Net loss	$(51,960,823)	$(2,881,345)
Less: Income attributable to common stock subject to possible redemption	(723,829)	(848,726)
Adjusted net loss	(52,684,652)	(3,730,070)
Weighted average common shares subject to possible redemption outstanding, basic and diluted	20,151,440	10,207,641
Basic and diluted income per common share subject to possible redemption	0.04	0.08
Weighted average shares outstanding, basic and diluted	8,598,542	6,111,484
Basic and diluted net loss per non-redeemable common share	$(6.13)	$(0.61)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

U.S. GAAP requires disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash, accounts receivable, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 20,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one warrant (“Public Warrant”). On September 19, 2019, in connection with the underwriters’ exercise of the over-allotment option in full, the Company sold an additional 3,000,000 Units at a price of $10.00 per Unit. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).

F-62

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 5 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $5,500,000. On September 19, 2019, in connection with the underwriters’ exercise of the over-allotment option in full, the Company sold an additional 600,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, certain of the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 6 — FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820, Fair Value Measurement, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2020 and 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		December 31,	December 31,
Description	Level	2020	2019
Assets:
Marketable securities held in Trust Account	1	$232,196,027	$231,214,831
Liabilities:
Public warrant liability	1	$43,470,000	$10,350,000
Private placement warrant liability	2	$24,644,000	$5,612,000

F-63

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Initial Measurement

The Company established the initial fair value for the Public Warrants in September 2019 using a Monte Carlo simulation model. The Company established the initial fair value for the Private Warrants in September 2019 using a Black-Scholes-Merton model. The key inputs into the Monte Carlo simulation model for the Public Warrants and Black-Scholes-Merton model for the Private Warrants were as follows at initial measurement:

September 2019 (Initial Measurement)
Exercise price	$11.50
Fair value of Units	$10.04
Contractual term (years)	6
Volatility (annual)	11.00%
Risk-free rate	1.62%

The Company’s use of a Monte Carlo simulation model and Black-Scholes-Merton model required the use of subjective assumptions:

●	The risk-free interest rate assumption was based on the five-year U.S. Treasury rate, which was commensurate with the contractual term of the Warrants, which expire on the earlier of (i) five years after the completion of the initial business combination and (ii) upon redemption or liquidation. An increase in the risk-free interest rate, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

●	The expected term was determined to be one year, as the Warrants become exercisable on the later of (i) 30 days after the completion of a business combination and (ii) 12 months from the Initial Public Offering date. An increase in the expected term, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

●	The expected volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on the size and proximity of other similar business combinations. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

●	The fair value of the Units, which each consist of one Class A ordinary share and one-half of one Public Warrant, represents the closing price on the measurement date.

Subsequent Measurement

The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2020 and 2019 is classified as Level 1 due to the use of an observable market quote in an active market under the ticker ASTSW. As the transfer of Private Warrants to anyone outside of a small group of individuals who are permitted transferees would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the volatility of each Private Warrant is equivalent to that of each Public Warrant. As such, the Private Warrants are classified as Level 2.

The following table presents the changes in the fair value of warrant liabilities:

	Public warrant liability	Private placement warrant liability	Warrant liabilities
Balance at May 28, 2019 (inception)	$-	$-	$-
Initial measurement	8,395,000	4,514,000	12,909,000
Changes in fair value	1,955,000	1,098,000	3,053,000
Balance at December 31, 2019	10,350,000	5,612,000	15,962,000
Changes in fair value	33,120,000	19,032,000	52,152,000
Balance at December 31, 2020	43,470,000	24,644,000	68,114,000

F-64

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Due to the use of quoted prices in an active market (Level 1) and the use of observable inputs for similar assets or liabilities (Level 2) to measure the fair values of the Public Warrants and Private Warrants, respectively, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $13,085,000 during the period from September 2019, through December 31, 2019.

NOTE 7 — RELATED PARTY TRANSACTIONS

Founder Shares

In June 2019, the Sponsor purchased 3,593,750 shares of Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. On August 23, 2019, the Company effected a stock split resulting in an increase on the total number of shares of Class B common stock outstanding from 3,593,750 to 5,750,000 shares. Subsequent to such stock split, in August 2019, the Sponsor transferred 10,000 Founder Shares to each of Mr. Bradley, the Company’s Chief Financial Officer and, and Messrs. Gannon, Ginsberg and Mazer, the Company’s independent directors. The 5,750,000 Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to fully exercise their over-allotment option, 750,000 Founder Shares are no longer subject to forfeiture. The Founder Shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 8.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On June 20, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. At September 30, 2019, the outstanding balance under the Promissory Note in the aggregate amount of $155,093 was repaid.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on September 13, 2019 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support services. For the year ended December 31, 2020 and for the period from May 28, 2019 (inception) through December 31, 2019, the Company incurred $120,000 and $35,000 in fees for these services, respectively. As of December 31, 2020, and 2019, $30,000 and $35,000 is included in accounts payable and accrued expenses in the accompanying balance sheets, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

F-65

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 8 — COMMITMENTS

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration and Stockholder Rights

Pursuant to a registration rights and stockholder agreement entered into on September 13, 2019, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration and stockholder rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Company’s Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters of the Initial Public Offering are entitled to a deferred fee of $0.35 per Unit, or $8,050,000 in the aggregate. Up to 40% of such amount (or $3,220,000) may be paid at the sole discretion of the Company’s management team to the underwriters in the allocations determined by the management team and/or to third parties not participating in the Initial Public Offering (but who are members of FINRA) that assist the Company in consummating a Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Equity Purchase Agreement

On December 15, 2020, the Company entered into an equity purchase agreement (the “Equity Purchase Agreement”) with AST & Science LLC, a Delaware limited liability company (“AST”), the existing equityholders of AST (the “Existing Equityholders”), the Sponsor and Abel Avellan (“Existing Equityholder Representative”) in his capacity as Existing Equityholder Representative. The transactions contemplated by the Equity Purchase Agreement are referred to herein as the “AST Business Combination.”

Following the closing of the AST Business Combination (the “Closing”), the Company will be organized as an umbrella partnership-C corporation structure, in which substantially all of the operating assets of AST’s business will be held by AST, and the Company’s only assets will be its equity interests in AST. The Company will be renamed AST SpaceMobile, Inc. (“SpaceMobile”) at Closing.

At the Closing, the Company will (i) amend and restate its existing Certificate of Incorporation (the “A&R Certificate of Incorporation”) to, among other things, (a) change the name of the Company to AST SpaceMobile, Inc., (b) convert all then-outstanding Founder Shares, excluding any Forfeited Founder Shares into shares of Class A common stock, par value $0.0001 per share, of SpaceMobile (“Class A Common Stock”) and (c) authorize the issuance of Class B common stock, par value $0.0001 per share, of SpaceMobile (“Class B Common Stock”) and Class C common stock, par value $0.0001 per share, of SpaceMobile (“Class C Common Stock”) and (ii) replace the Amended and Restated By-Laws of the Company (the “Existing Bylaws”), by adopting the Bylaws of AST SpaceMobile, Inc. (the “SpaceMobile Bylaws”).

F-66

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Concurrently with the Equity Purchase Agreement, the Company entered into various subscription agreements (the “Subscription Agreements”) with certain third-party investors (the “PIPE Investors”) pursuant to which the PIPE Investors have committed to make private investments in public equity in the form of Class A Common Stock in an aggregate amount of $230 million (the “PIPE Investment”). In exchange for the PIPE Investment, the PIPE Investors will receive an aggregate of 23 million shares of Class A Common Stock.

The Equity Purchase Agreement contains customary representations, warranties and covenants by the parties thereto and the Closing is subject to certain conditions as further described in the Equity Purchase Agreement.

Upon closing the business combination, the Company and AST anticipate incurring transaction costs to investment bankers, attorneys and other service providers.

NOTE 9 — STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 8,077,085 and 2,842,122 shares of Class A common stock issued and outstanding, excluding 14,922,915 and 20,157,878 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 5,750,000 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law; provided that only holders of shares of Class B common stock have the right to vote on the election of the Company’s directors prior to the initial Business Combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as- converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

NOTE 10 — WARRANT LIABILITIES

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

F-67

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that, as soon as practicable, but in no event later than fifteen (15) business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceed, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

F-68

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The warrants contain a settlement alternative which is triggered upon the occurrence of a tender, exchange or redemption offer which has been made to and accepted by more than 50% of the outstanding shares of common stock (other than a tender, exchange, or redemption offer made by the Company in connection with the redemption rights previously discussed). Upon the occurrence of such an event (the “Alternative Issuance”), the holders of the warrants shall be entitled to receive the highest amount of cash, securities, or other property to which such holder would have been entitled as a stockholder if the holder of the warrants had exercised the warrants prior to the expiration of such tender, exchange, or redemption offer and accepted such offer. If an Alternative Issuance were to occur in which a cash tender offer is made by a third party and accepted by 50% or more of outstanding shares of common stock, the warrants would be net cash settled, in an event that is outside of the Company’s control, and for which not all holders of the underlying shares also would receive cash (assuming not all shareholders accepted the tender offer). The presence of this potential settlement alternative precludes the Company from classifying the warrants within stockholders’ equity, regardless of the likelihood of such an event occurring.

As of the issuance of the public warrants in September 2019 in connection with the offering, the Company recorded the public warrants at fair value of $8,395,000 with the remaining consideration received in the offering allocated to stockholders’ equity. The Company incurred $13,260,927 in issuance costs associated with the offering, of which $484,024 was allocated to the public warrants and expensed in the statement of operations in 2019. The remaining issuance costs were allocated to the stockholders’ equity component of the offering and recorded as an offset to additional paid-in capital. As of the issuance of the private placement warrants in September 2019, the Company recorded the warrants at a fair value of $4,514,000, with the difference of $1,586,000 between the issuance price and the fair value, recorded as a capital contribution to additional paid-in capital.

As of December 31, 2020 and 2019, the Company recorded warrant liabilities of $68,114,000 and $15,962,000, respectively, in the balance sheets. For the year ended December 31, 2010 and for the period from May 28, 2019 through December 31, 2019, the Company recognized a loss on the change in the fair value of the warrant liabilities of $52,152,000 and $3,053,000, respectively, in the statements of operations.

NOTE 11 — INCOME TAX

The Company’s net deferred tax liability are as follows:

	Year Ended December 31, 2020	For the Period from May 28, 2019 (inception) through December 31, 2019
Deferred tax liability
Unrealized gain on marketable securities	$(9,680)	$(3,611)
Total deferred tax liability	(9,680)	(3,611)
Valuation Allowance	—	—
Deferred tax liability, net of allowance	$(9,680)	$(3,611)

F-69

NEW PROVIDENCE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The provision for income taxes consists of the following:

	Year Ended December 31, 2020	For the Period from May 28, 2019 (inception) through December 31, 2019
Federal
Current	$159,877	$170,684
Deferred
State and Local	6,069	3,611
Current	—	—
Deferred	—	—
Change in valuation allowance	—	—
Income tax provision	$165,946	$174,295

As of December 31, 2020 and 2019, the Company had did not have any of U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	As of December 31,
	2020	2019
Statutory federal income tax rate	21.0%	21.0%
Change in fair value of warrant liabilities	(21.1%)	(27.4%)
Business Combination expenses	(0.2%)	0.0%
Income tax provision	(0.3%)	(6.4%)

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns for the year ended December 31, 2020 and 2019 remain open and subject to examination. The Company considers Texas to be a significant state tax jurisdiction.

NOTE 12 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 28, 2021 and on February 18, 2021, the Sponsor agreed to loan the Company $200,000 and $500,000, respectively, for an aggregate of $700,000. The promissory notes (“Notes”) are provided to cover certain expenses related to the business combination. The Notes are non- interest bearing and payable on the earlier of June 30, 2021 or the completion of the Business Combination. As of February 26, 2021, the Company borrowed $300,000 under the Notes.

F-70

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

CONDENSED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2021	2020
ASSETS
Current Assets
Cash	$50,052,736	$131,151
Prepaid expenses	47,667	23,278
Prepaid income tax	54,439	54,439
Total Current Assets	50,154,842	208,868
Marketable securities held in Trust Account	231,913,996	232,196,027
TOTAL ASSETS	$282,068,838	$232,404,895
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,258,263	$634,286
Promissory note - related party	600,000	-
Total Current Liabilities	1,858,263	634,286
Deferred tax liability	-	9,680
Deposit from investors	50,000,000	-
Deferred underwriting fee payable	8,050,000	8,050,000
Warrant liabilities	66,086,000	68,114,000
Total Liabilities	125,994,263	76,807,966
Commitments and Contingencies (Note 7)
Class A common stock subject to possible redemption, 14,982,488 and 14,922,915 shares at redemption value as of March 31, 2021 and December 31, 2020, respectively	151,074,574	150,596,928
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 8,017,512 and 8,077,085 shares issued and outstanding (excluding 14,982,488 and 14,922,915 shares subject to possible redemption) as of March 31, 2021 and December 31, 2020, respectively	948	941
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020.	575	575
Additional paid-in capital	59,243,594	59,840,653
Accumulated Deficit	(54,245,116)	(54,842,168)
Total Stockholders’ Equity	5,000,001	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$282,068,838	$232,404,895

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-71

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020
Operating costs	$1,434,836	$185,257
Loss from operations	(1,434,836)	(185,257)
Other income:
Changes in fair value of warrant liabilities	2,028,000	6,925,000
Interest income on marketable securities held in Trust Account	21,197	886,099
Unrealized gain on marketable securities held in Trust Account	-	371,628
Other income	2,049,197	8,182,727
Profit before income taxes	614,361	7,997,470
Provision for income taxes	(17,309)	(225,218)
Net Income	$597,052	$7,772,252
Weighted average common shares subject to possible redemption outstanding, basic and diluted	14,922,915	20,157,878
Basic and diluted income per common share subject to possible redemption	$0.00	$0.04
Weighted average shares outstanding, basic and diluted	13,827,085	8,592,122
Basic and diluted net income per non-redeemable common share	$0.04	$0.80

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-72

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2021

	Class A common stock		Class B common stock		Additional Paid	Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	in Capital	Deficit	Equity
Balance - December 31, 2020	8,077,085	$941	5,750,000	$575	$59,840,653	$(54,842,168)	$5,000,001
Change in value of Class A common stock subject to possible redemption	(59,573)	7	-	-	(597,059)	-	(597,052)
Net income	-	-	-	-	-	597,052	597,052
Balance – March 31, 2021	8,017,512	$948	5,750,000	$575	$59,243,594	$(54,245,116)	$5,000,001

THREE MONTHS ENDED MARCH 31, 2020

	Class A common stock		Class B common stock		Additional Paid	(Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	in Capital	Deficit) Retained Earnings	Equity
Balance - December 31, 2019	2,842,122	$409	5,750,000	$575	$7,880,362	$(2,881,345)	$5,000,001
Change in value of Class A common stock subject to possible redemption	(691,202)	(68)	-	-	(7,772,184)	-	(7,772,252)
Net income	-	-	-	-	-	7,772,252	7,772,252
Balance – March 31, 2020	2,150,920	$341	5,750,000	$575	$108,178	$4,890,907	$5,000,001

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-73

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020

Cash Flows from Operating Activities:
Net income	597,052	7,772,252
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on securities held in Trust Account	(21,197)	(886,099)
Unrealized loss on securities held in Trust Account	-	(371,628)
Deferred income provision (benefit)	(9,680)	74,431
Change in fair value of warrant liabilities	(2,028,000)	(6,925,000)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(24,389)	(9,016)
Accounts payable and accrued expenses	623,977	3,626
Income tax payable	-	150,787
Net cash used in operating activities	(862,237)	(190,647)

Cash Flows from Investing Activities:
Interest withdrawn for tax payments	303,228	217,146
Net cash used in investing activities	303,228	217,146

Cash Flows from Financing Activities:
Proceeds from Investors due to PIPE Financing	50,000,000	-
Proceeds from promissory note - related party	600,000	-
Redemption of Common Shares	(119,406)	-
Net cash provided by financing activities	50,480,594	-

Net Change in Cash	49,921,585	26,499
Cash – Beginning	131,151	493,128
Cash – Ending	$50,052,736	$519,627

Supplemental cash flow information:
Cash paid for income taxes	$26,989	$-

Non-cash investing and financing activities:
Change in value of shares subject to redemption	$477,646	$7,772,252

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-74

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Note 1 — Description of Organization and Business Operations

As of March 31, 2021, New Providence Acquisition Corp., a Delaware corporation (“NPA”, or the “the Company”), our predecessor, was a blank check company incorporated in Delaware on May 28, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On April 6, 2021 (the “Closing Date”), NPA completed the previously announced business combination (the “Business Combination”) pursuant to that certain Equity Purchase Agreement, dated as of December 15, 2020 (the “Equity Purchase Agreement”), by and among NPA, AST & Science LLC, a Delaware limited liability company (“AST”), the existing equityholders of AST, New Providence Acquisition Management LLC, a Delaware limited liability company (“Sponsor”), and Abel Avellan. Immediately, upon the completion of the Business Combination, NPA was renamed AST SpaceMobile, Inc. and AST became a subsidiary of the AST SpaceMobile, Inc. The Business Combination is documented in greater detail at Note 10.

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2021, the Company had not commenced any operations. All activity through March 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and, after the Initial Public Offering, the Business Combination. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on September 10, 2019. On September 13, 2019, the Company completed the Initial Public Offering of 20,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $200,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company completed the sale of 5,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to New Providence Management LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $5,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on September 13, 2019, an amount of $200,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below.

On September 19, 2019, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company completed the sale of an additional 3,000,000 Units at $10.00 per Unit and the sale of an additional 600,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating total gross proceeds of $30,600,000. Following the closing, an additional $30,000,000 of net proceeds was deposited into the Trust Account, resulting in $230,000,000 held in the Trust Account.

Transaction costs incurred in connection with the Initial Public Offering amounted to $13,260,927, consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees and $610,927 of other offering costs.

F-75

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

The Company’s Certificate of Incorporation provides for the Company to have until March 15, 2021 (the “Combination Period”) to complete a Business Combination or obtain a Charter Extension from Shareholders. A Charter Extension was proposed and adopted at the Annual Meeting on March 12, 2021, amending the Existing Certificate of Incorporation to extend the March 15, 2021 deadline for completing a business combination to June 15, 2021. On April 6, 2021, the Company completed the previously announced Business Combination, which is discussed in greater detail at Note 10.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of trust assets, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

F-76

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on May 6, 2021, which contains the audited financial statements and notes thereto. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

F-77

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020.

Cash and Marketable Securities Held in Trust Account

At March 31, 2021 and December 31, 2020, substantially all of the assets held in the Trust Account were held in U.S. Treasury Bills. During the three months ended March 31, 2021, the Company withdrew $303,228 of interest earned on the Trust Account to pay its franchise and income taxes.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in the ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). Management’s assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period-end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, they are recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, they are recorded at their initial fair value on the date of issuance and subject to remeasurement each balance sheet date with changes in the estimated fair value of the warrants to be recognized as a non-cash gain or loss in the statement of operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

F-78

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Net Income Per Common Share

Net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at March 31, 2021 and 2020, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic income per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 17,600,000 shares of common stock. As a result, diluted income per common share is the same as basic income per common share for the periods presented.

Reconciliation of Net Income Per Common Share

The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted income per common share is calculated as follows:

	For the Three Months Ended
	March 31 2021	March 31 2020
Net income	597,052	7,772,252
Less: Income attributable to common stock subject to possible redemption	27,616	890,626
Adjusted net income	569,436	6,881,626
Weighted average common shares subject to possible redemption outstanding, basic and diluted	14,922,915	20,157,878
Basic and diluted income per common share subject to possible redemption	0.00	0.04
Weighted average non-redeemable common shares outstanding, basic and diluted	13,827,085	8,592,122
Basic and diluted net loss per non-redeemable common share	0.04	0.80

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

U.S. GAAP requires disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash, accounts receivable, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

F-79

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 20,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one warrant (“Public Warrant”). On September 19, 2019, in connection with the underwriters’ exercise of the over-allotment option in full, the Company sold an additional 3,000,000 Units at a price of $10.00 per Unit. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 8).

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $5,500,000. On September 19, 2019, in connection with the underwriters’ exercise of the over-allotment option in full, the Company sold an additional 600,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account.

Note 5 — Fair Value Measurement

The Company follows the guidance in ASC 820, Fair Value Measurement, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2020 and 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		March 31,	December 31,
Description	Level	2021	2020
Assets:
Marketable securities held in Trust Account	1	$231,913,996	$232,196,027
Liabilities:
Public warrant liability	1	$40,710,000	$43,470,000
Private placement warrant liability	2	$25,376,000	$24,644,000

The Public Warrants as of March 31, 2021 and December 31, 2020 are classified as Level 1 due to the use of an observable market quote in an active market under the ticker ASTSW.

The Private Warrants are valued using a Black-Scholes-Merton Model. As of March 31, 2021 and December 31, 2020 the Private Warrants are classified as Level 2 as the transfer of Private Warrants to anyone outside of a small group of individuals who are permitted transferees would result in the Private Placement Warrants having substantially the same terms as the Public Warrants. For this reason, the Company determined that the volatility of each Private Warrant is equivalent to that of each Public Warrant.

The Company’s Black-Scholes-Merton model to value Private Warrants required the use of the following subjective assumptions inputs:

●	The risk-free interest rate assumption was based on the five-year U.S. Treasury rate, which was commensurate with the contractual term of the Warrants, which expire on the earlier of (i) five years after the completion of the initial business combination and (ii) upon redemption or liquidation. An increase in the risk-free interest rate, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

●	The expected term was determined to be one year, as the Warrants become exercisable on the later of (i) 30 days after the completion of a business combination and (ii) 12 months from the Initial Public Offering date. An increase in the expected term, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

●	The expected volatility assumption was based on the implied volatility of the Company’s publicly-traded warrants.

Note 6 — Related Party Transactions

Founder Shares

In June 2019, the Sponsor purchased 3,593,750 shares of Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. On August 23, 2019, the Company effected a stock split resulting in an increase on the total number of shares of Class B common stock outstanding from 3,593,750 to 5,750,000 shares. Subsequent to such stock split, in August 2019, the Sponsor transferred 10,000 Founder Shares to each of Mr. Bradley, the Company’s Chief Financial Officer and, and Messrs. Gannon, Ginsberg and Mazer, the Company’s independent directors.

The 5,750,000 Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to fully exercise their over-allotment option, 750,000 Founder Shares are no longer subject to forfeiture. The Founder Shares will automatically convert into shares of Class A common stock upon completion of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 8.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note – Related Party

On June 20, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. At September 30, 2019, the outstanding balance under the Promissory Note in the aggregate amount of $155,093 was repaid.

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on September 13, 2019 through the earlier of the Company’s completion of a Business Combination and its liquidation, the Company will pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support services. For the three months ended March 31, 2021 and 2020, the Company incurred $30,000 and $30,000, respectively, in fees for these services. As of March 31, 2021 and December 31, 2020, $10,000 and $30,000 is included in accounts payable and accrued expenses in the accompanying condensed balance sheets, respectively.

F-80

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On January 28, 2021 and on February 18, 2021, the Sponsor agreed to loan the Company $200,000 and $500,000 for an aggregate of $700,000, respectively. The promissory notes (“Notes”) are provided to cover certain expenses related to the business combination. The Notes are non-interest bearing and payable on the earlier of June 30, 2021 or the completion of the Business Combination. As of March 31, 2021, the Company borrowed $600,000 under the Notes.

Note 7 — Commitments

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration and Stockholder Rights

Pursuant to a registration rights and stockholder agreement entered into on September 13, 2019, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration and stockholder rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Company’s Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters of the Initial Public Offering are entitled to a deferred fee of $0.35 per Unit, or $8,050,000 in the aggregate. Up to 40% of such amount (or $3,220,000) may be paid at the sole discretion of the Company’s management team to the underwriters in the allocations determined by the management team and/or to third parties not participating in the Initial Public Offering (but who are members of FINRA) that assist the Company in completing a Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Equity Purchase Agreement

On December 15, 2020, the Company entered into an equity purchase agreement (the “Equity Purchase Agreement”) with AST & Science LLC, a Delaware limited liability company (“AST”), the existing equityholders of AST (the “Existing Equityholders”), the Sponsor and Abel Avellan (“Existing Equityholder Representative”) in his capacity as Existing Equityholder Representative. The transactions contemplated by the Equity Purchase Agreement are referred to herein as the “AST Business Combination.”

Following the closing of the AST Business Combination (the “Closing”), the Company will be organized as an umbrella partnership-C corporation structure, in which substantially all of the operating assets of AST’s business will be held by AST, and the Company’s only assets will be its equity interests in AST. The Company will be renamed AST SpaceMobile, Inc. (“SpaceMobile”) at Closing.

At the Closing, the Company will (i) amend and restate its existing Certificate of Incorporation (the “A&R Certificate of Incorporation”) to, among other things, (a) change the name of the Company to AST SpaceMobile, Inc., (b) convert all then-outstanding Founder Shares, excluding any Forfeited Founder Shares into shares of Class A common stock, par value $0.0001 per share, of SpaceMobile (“Class A Common Stock”) and (c) authorize the issuance of Class B common stock, par value $0.0001 per share, of SpaceMobile (“Class B Common Stock”) and Class C common stock, par value $0.0001 per share, of SpaceMobile (“Class C Common Stock”) and (ii) replace the Amended and Restated By-Laws of the Company (the “Existing Bylaws”), by adopting the Bylaws of AST SpaceMobile, Inc. (the “SpaceMobile Bylaws”).

F-81

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Concurrently with the Equity Purchase Agreement, the Company entered into various subscription agreements (the “Subscription Agreements”) with certain third-party investors wherein the investors have committed to make private investments in public equity (“PIPE”) in the form of Class A Common Stock in an aggregate amount of $230 million (the “PIPE Investment”). In exchange for the PIPE Investment, these “PIPE Investors” will receive an aggregate of 23 million shares of Class A Common Stock.

The Equity Purchase Agreement contains customary representations, warranties and covenants by the parties thereto and the Closing is subject to certain conditions as further described in the Equity Purchase Agreement.

Upon closing the business combination, the Company and AST anticipate incurring transaction costs to investment bankers, attorneys and other service providers.

In anticipation of a proxy vote to approve the AST Business Combination, certain PIPE Investors deposited $50,000,000 into the Company’s operating account. As such, these funds are presented as a liability (Deposit from investors) within the balance sheet as an offset to the increase in cash.

Note 8 — Stockholders’ Equity

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 8,017,512 and 8,077,085 shares of Class A common stock issued and outstanding, excluding 14,982,488 and 14,922,915 shares of Class A common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 5,750,000 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law; provided that only holders of shares of Class B common stock have the right to vote on the election of the Company’s directors prior to the initial Business Combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Note 9 — Warrant Liabilities

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that, as soon as practicable, but in no event later than fifteen (15) business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

F-82

AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	In whole and not in part;
●	At a price of $0.01 per warrant;
●	Upon a minimum of 30 days’ prior written notice of redemption; and
●	If, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceed, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The warrants contain a settlement alternative which is triggered upon the occurrence of a tender, exchange or redemption offer which has been made to and accepted by more than 50% of the outstanding shares of common stock (other than a tender, exchange, or redemption offer made by the Company in connection with the redemption rights previously discussed). Upon the occurrence of such an event (the “Alternative Issuance”), the holders of the warrants shall be entitled to receive the highest amount of cash, securities, or other property to which such holder would have been entitled as a stockholder if the holder of the warrants had exercised the warrants prior to the expiration of such tender, exchange, or redemption offer and accepted such offer. If an Alternative Issuance were to occur in which a cash tender offer is made by a third party and accepted by 50% or more of outstanding shares of common stock, the warrants would be net cash settled, in an event that is outside of the Company’s control, and for which not all holders of the underlying shares also would receive cash (assuming not all shareholders accepted the tender offer). The presence of this potential settlement alternative precludes the Company from classifying the warrants within stockholders’ equity, regardless of the likelihood of such an event occurring.

As of March 31, 2021 and December 31, 2020, the Company recorded warrant liabilities of $66,086,000 and $68,114,000, respectively, in the balance sheets. For the three months ended March 31, 2021 and 2020, the Company recognized a gain on the change in the fair value of the warrant liabilities of $2,028,000 and $6,925,000, respectively, in the statements of operations.

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AST SPACEMOBILE, INC.

(FORMERLY KNOWN AS NEW PROVIDENCE ACQUISITION CORP.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2021

(Unaudited)

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On April 6, 2021, the Closing Date, NPA completed the previously announced business combination pursuant to that certain Equity Purchase Agreement, by and among NPA, AST, the existing equityholders of AST, New Providence Acquisition Management LLC, a Delaware limited liability company (“Sponsor”), and Abel Avellan. As contemplated by the Equity Purchase Agreement (a) NPA was appointed as the managing member of AST and AST became a subsidiary of NPA; (b) NPA changed its name to “AST SpaceMobile, Inc.”; (c) immediately prior to the closing of the Business Combination, all then-outstanding shares of Class B common stock, par value $0.0001 per share, of NPA (“NPA Class B Common Stock”) held by Sponsor (the “Sponsor Stock”) converted into shares of Class A common stock, par value $0.0001 per share, of NPA (“NPA Class A Common Stock”) immediately prior to the Business Combination; (d) each share of NPA Class A Common Stock, including those converted as described in (c) above, was converted into one share of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), and each warrant of NPA (an “NPA Warrant”) was converted into one warrant of the Company (a “Warrant”); (e) AST restructured its capitalization, appointed the Company as its managing member and issued to the Company 51,729,704 units of ownership interest in AST (the “AST Common Units”), which entitle the holder to the distributions, allocations, and other rights under the Fifth Amended and Restated Limited Liability Company Operating Agreement of AST (the “A&R Operating Agreement”), in exchange for which AST received approximately $227.0 million remaining in NPA’s trust account following (i) the $4.8 million payment of deferred underwriting commissions (ii) $0.2 million of redemptions made in connection with NPA’s special meeting of stockholders relating to the transactions contemplated by the Equity Purchase Agreement (the “Special Meeting”) and NPA’s annual meeting of stockholders to approve, among other things, a charter amendment to extend the date by which it had to complete an initial business combination and (iii) the repayment of a $0.6 million related party loan between the Sponsor and NPA; (f) AST issued to the Company warrants to purchase up to 17,600,000 AST Common Units; (g); certain investors (the “PIPE Investors”) purchased 23,000,000 shares of Class A Common Stock; (h) the Company issued 51,636,922 shares of Class B common stock, par value $0.0001 per share, of the Company, which carries one vote per share but no economic rights (“Class B Common Stock”) to the Existing AST Equityholders (other than Avellan); and (i) the Company issued 78,163,078 shares of Class C common stock, par value $0.0001 per share, of the Company, which carries ten votes per share but no economic rights (“Class C Common Stock”) to Avellan (the transactions referred to in clauses (a) through (i), collectively, the “Business Combination”).

As a result of the Business Combination, the Company is organized in an “Up-C” structure in which substantially all of the operating assets of AST’s business are held by AST, and the Company’s only assets are its equity interests in AST.

As of the open of trading on April 7, 2021, the Class A Common Stock and Warrants of AST SpaceMobile, Inc., formerly those of NPA, began trading on The Nasdaq Capital Market (“Nasdaq”) as “ASTS” and “ASTSW,” respectively.

In connection with the Business Combination, holders of 8,460 shares of NPA Class A Common Stock exercised their rights to redeem those shares for cash at an approximate price of $10.09 per share, for an aggregate of approximately $85,348, which was paid to such holders on the Closing Date.

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